PRELIMINARY PROXY STATEMENT. INTENDED RELEASE DATE OF DEFINITIVE PROXY STATEMENT JULY 28, 2001.

                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant[X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

      [X] Preliminary Proxy Statement

      [ ] Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))

      [ ] Definitive Proxy Statement

      [ ] Definitive Additional Materials

      [ ] Soliciting Material Pursuant to (Para).240.14a-12

                               West Coast Bancorp
  _____________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [ ] No fee required.

      [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:

                                  Common Stock

          2)   Aggregate number of securities to which transaction applies:

                                    329,253

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $14,947,925. West Coast Bancorp is a bank holding company for Sunwest Bank. There is currently no market for Sunwest Bank stock. This amount was calculated based on West Coast's ownership of Sunwest Bank (56.5%) and the value of the Sunwest Bank securities to be issued to West Coast Bancorp shareholders following the merger using (i) the exchange ratio of 0.03304 shares of Sunwest Bank stock for each share of West Coast Bancorp common stock outstanding and
(ii) the market price of $1.50 for West Coast  common stock

          4)   Proposed maximum aggregate value of transaction:

                                  $14,947,925

          5)   Total fee paid:

                                     $2,990

    [ ]Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                               PROXY STATEMENT OF

                               WEST COAST BANCORP

                        17542 East 17th Street, Suite 200
                            Tustin, California 92780

                   ------------------------------------------

                           PROSPECTUS OF SUNWEST BANK

                        17542 East 17th Street, Suite 200
                            Tustin, California 92780

                   ------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                August ___, 2001


     The Board of Directors of West Coast Bancorp is furnishing this proxy statement/prospectus to you for use at our annual meeting of shareholders which will be held at the new principal executive offices of West Coast Bancorp, 17542 East 17th Street, Suite 200, Tustin, California on August ___, 2001 at 5:30 p.m.

     This document gives you detailed information about the annual meeting, including the proposal to merge West Coast Bancorp into Sunwest Bank. As you know, West Coast Bancorp currently owns 56.5% of Sunwest Bank. The other 43.5% of Sunwest Bank is owned by Western Acquisition Partners, L.P. If we complete the reorganization, you will receive 0.03304 shares of Sunwest Bank for each share of West Coast Bancorp you own plus cash in lieu of any fractional shares of Sunwest Bank you would otherwise be entitled to. After the reorganization, West Coast Bancorp shareholders will directly own substantially the same percentage of Sunwest Bank that West Coast Bancorp itself owned prior to the reorganization.

     This document gives you detailed information about the annual meeting, including the reorganization, and includes a copy of the reorganization agreement. You should read this document carefully. It is a proxy statement for West Coast Bancorp for use at our annual meeting. It is also a prospectus relating to Sunwest Bank's issuance of shares of Sunwest Bank in connection with the reorganization.

     Neither the Securities and Exchange Commission, the California Department of Financial Institutions, the Federal Deposit Insurance Corporation nor any state securities commissioner has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities are not deposits, accounts or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     The date of this proxy statement/ prospectus is _____, 2001, and we are first mailing it to our shareholders on or about _____, 2001.

                               WEST COAST BANCORP
                        17542 East 17th Street, Suite 200
                            Tustin, California 92780

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST __, 2001

To Our Shareholders:

     An annual meeting of shareholders of West Coast Bancorp will be held at the main office of West Coast Bancorp, 17542 East 17th Street, Suite 200, Tustin, California on August ___, 2001, at 5:30 p.m.

     At our meeting, we will ask you to vote on the following matters:

               o Approval of the Reorganization. You will be asked to vote on a proposal to approve a reorganization resulting in the elimination of West Coast Bancorp as a holding company for Sunwest Bank and the issuance of 0.03304 shares of Sunwest Bank common stock for each share of West Coast Bancorp common stock you own.

               o Election of Directors. You will be asked to elect six persons to the Board of Directors to serve for a term of one year, or until the completion of the reorganization, if that occurs first. The following six persons are the nominees:

                           Michael A. Cohen             James G. LeSieur, III
                           Robert W. Hodgson            John H. Norberg
                           Eric D. Hovde                Richard L. Shepley

               o Other Business. If other business is properly raised at the meeting or if we need to adjourn the meeting, you will also vote on these matters.


     This proxy statement is also a prospectus of Sunwest Bank for shares of its common stock, no par value, which it will issue if the reorganization is completed.

     If you were a shareholder as of the close of business on _______, 2001 you are entitled to vote at this meeting. If the reorganization is consummated, holders of West Coast common stock who comply with the requirements of Chapter 13 of the California General Corporation Law may have the right to receive from Sunwest Bank a cash payment of the fair value of their shares determined in accordance with Chapter 13. See "Dissenters' Rights of Appraisal" in the attached proxy statement/prospectus for a discussion of the availability of dissenters' rights and a description of the procedures which must be followed to perfect such rights under Chapter 13, a copy of which is included as Annex B to this proxy statement/prospectus.

     We cordially invite all shareholders to attend the meeting in person. Whether or not you expect to attend this special meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke this proxy at any time prior to the special meeting, and, if you attend the special meeting, you may vote your shares in person.

                            BY ORDER OF THE BOARD OF DIRECTORS,
                            Frank E. Smith, Secretary


Dated:  ____________, 2001

                                TABLE OF CONTENTS

                                                                                                                    Page

SUMMARY  ........................................................................................................     3

   COMPARATIVE PER SHARE DATA ....................................................................................    7

         Share Prices ............................................................................................    7

   RISK FACTORS ..................................................................................................    9

   A WARNING ABOUT FORWARD-LOOKING STATEMENTS ....................................................................   10

   INFORMATION ABOUT THE WEST COAST ANNUAL MEETING ...............................................................   12

         Why Did You Send Me This Proxy Statement? ...............................................................   12

         What Am I Voting On? ....................................................................................   12

         What Are the Recommendations of the Board of Directors? .................................................   12

         Who Is Entitled to Vote? ................................................................................   12

         What Constitutes A Quorum? ..............................................................................   12

         What Vote Is Required for Each Proposal? ................................................................   12

         What Is A "Broker Non-Vote"? ............................................................................   12

         How Do I Vote By Proxy? .................................................................................   13

         How Many Votes Do I Have? ...............................................................................   13

         Can I Change My Vote After I Return My Proxy Card? ......................................................   13

         How Do I Vote In Person? ................................................................................   13

         What Happens if I Don't Vote? ...........................................................................   13

         How Will West Coast Bancorp Executive Officers and Directors Vote? ......................................   14

         Who Will Cover the Costs of This Proxy Solicitation? ....................................................   14

         Who Can I Call if I Have Questions? .....................................................................   14

   PROPOSAL NO. 1 THE REORGANIZATION .............................................................................   15

         Overview ..............................................................................................     15

         Parties to the Reorganization ...........................................................................   15

         Structure of the Reorganization .........................................................................   15

         Recommendation of the Board of Directors ................................................................   16

         Background of and Reasons for the Reorganization ........................................................   16

         Approval Required .......................................................................................   17

         Over-The-Counter Bulletin Board .........................................................................   17

         Periodic Reports ........................................................................................   17

         Material Federal Income Tax Consequences ................................................................   18

         Accounting Treatment of the Reorganization ..............................................................   18

         Exchange of West Coast Common Stock for Sunwest Common Stock ............................................   19

         Opinion of West Coast Bancorp's Financial Advisor .......................................................   19

   The Reorganization Agreement ..................................................................................   24

         Conditions to the Reorganization ........................................................................   24

         Treatment of Options ....................................................................................   24

         Termination .............................................................................................   25

         Covenants; Conduct of Business Prior to Completion of the Reorganization ................................   25

         Amendment and Waiver of the Reorganization Agreement ....................................................   26

         Regulatory Approvals for the Reorganization .............................................................   26

         Directors and Officers of Sunwest Bank Following the Reorganization .....................................   27

         Resales of Sunwest Bank Common Stock by West Coast Shareholders .........................................   27

   Description Of West Coast Common Stock And Sunwest Common Stock ...............................................   27

         Stock Description .......................................................................................   28

         Material Differences Between Holders of Sunwest Bank Stock and West Coast Stock .........................   29

   Dissenters' Right Of Appraisal ................................................................................   30

         Unaudited Pro Forma Condensed Combined Financial Information ............................................   33

         Description of Pro Forma Adjustments ....................................................................   33

   INFORMATION ABOUT SUNWEST BANK ................................................................................   40

         Business ..............................................................................................     40

         Competition .............................................................................................   40

         Economic Conditions, Government Policies, Legislation, and Regulation ...................................   41

         Supervision and Regulation ..............................................................................   41

         Property ..............................................................................................     60

         Legal Proceedings .......................................................................................   60

         Management's Discussion and Analysis of Financial Condition and Results of Operations ...................   60

   PROPOSAL 2: ELECTION OF DIRECTORS .............................................................................   77

         Security Ownership Of Certain Beneficial Owners And Management ..........................................   77

         Directors And Executive Officers ........................................................................   78

         Executive Officers ......................................................................................   80

         Executive And Director Compensation .....................................................................   80

         Committees of the Board .................................................................................   82

         Submission Of Matters To A Vote Of Security Holders .....................................................   85

         Proposals Of Shareholders ...............................................................................   85

         Annual Report To Shareholders ...........................................................................   85

   WHERE YOU CAN FIND MORE INFORMATION ...........................................................................   86

   OTHER MATTERS .................................................................................................   86

ANNEX A  ........................................................................................................     1

         AGREEMENT AND PLAN OF REORGANIZATION  BY AND BETWEEN  WEST COAST BANCORP AND SUNWEST BANK ..............     1

ANNEX B  ........................................................................................................     1

         CHAPTER 13 OF CALIFORNIA GENERAL CORPORATION LAW  DISSENTERS' RIGHTS ....................................    1

ANNEX C  ........................................................................................................     1

         FAIRNESS OPINION OF COLUMBIA FINANCIAL ADVISORS, INC ....................................................    1

ANNEX D  ........................................................................................................     1

         QUARTERLY REPORT ON FORM 10-QSB FOR WEST COAST BANCORP FOR THE QUARTER ENDED MARCH 31, 2001 .............    1

ANNEX E  ........................................................................................................     1

         ANNUAL REPORT ON FORM 10-KSB FOR WEST COAST BANCORP FOR THE YEAR ENDED DECEMBER 31, 2000, AS AMENDED ....    1

ANNEX F  ........................................................................................................     1

         AUDIT COMMITTEE CHARTER FOR WEST COAST BANCORP ..........................................................    1


                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:       What will I receive in the reorganization?

A:      For each  outstanding  share of West Coast Bancorp you own before the reorganization, you will receive 0.03304 shares of Sunwest Bank common stock. Sunwest Bank will not issue fractional shares in the reorganization. Instead, you will receive a check equal to the amount of any fractional share of Sunwest Bank common stock that you would otherwise be entitled to receive based upon the fair market value of a share of West Coast common stock before the reorganization.

Q:       What risks should I consider before I vote on the merger?

A:       You should review "Risk Factors" beginning on page __.

Q:       When is the reorganization expected to be completed?

A:       We are  working to  complete  the  reorganization  by the end of the fourth quarter of 2001. We must first obtain the necessary regulatory approvals and the approval of West Coast shareholders at the annual meeting. We cannot assure you as to when or if all the conditions to the reorganization will be met, and it is possible we will not complete the reorganization.

Q:       How do the directors plan to vote:

A:       All of your directors have indicated that they will vote their shares in favor of the reorganization. The West Coast directors currently collectively beneficially own approximately 28.1% of the outstanding West Coast common stock.

Q:       What will I get if I dissent?

A:       If you vote against the  reorganization and follow the specific steps to perfect your dissenters' rights, you will have the right to receive a cash amount as determined under California law. For West Coast shareholders, the amount of cash may be less than the value of Sunwest Bank common stock offered in the reorganization.

Q:       What else is being voted upon?

A: Because this is an annual meeting, you are also being asked to vote on the election of directors.

Q:       What should I do now?

A:       Just  indicate on your proxy card how you want to vote,  and sign and mail your proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting. If you sign and send your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve and adopt the reorganization agreement. If you do not sign and send in your proxy or you abstain, it will have the effect of a vote against the reorganization.

You may attend the annual meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of the meeting by following the directions on page ____ and either change your vote or attend the meeting and vote in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:       Not on the reorganization.  Your broker will vote your shares of West
Coast Bancorp common stock on the reorganization only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your broker will not be able to vote your shares on the reorganization and this will have the effect of voting against the reorganization. Your broker can vote your shares without instruction on the election of directors.

Q: If I'm a West Coast shareholder, should I send in my stock certificates now?

A: No. After the reorganization is completed America Stock Transfer Company will send West Coast shareholders written instructions for exchanging their stock for Sunwest Bank stock.

Q:       Who can help answer your questions?

A: If you want additional copies of this document, or if you want to ask any questions about the reorganization, you should contact:

        Frank E. Smith
        Chief Financial Officer
        West Coast Bancorp
        17542 East 17th Street, Suite 200
        Tustin, California 92780
        phone:   (714) 730-4499.


     Please see "WHERE YOU CAN FIND MORE INFORMATION" on page ___ for where you can find more important information about West Coast.

                                     SUMMARY

     This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the reorganization and for a more complete description of the legal terms of the reorganization, you should read this entire document carefully, as well as the additional documents we refer you to, including the reorganization agreement which we have attached as Annex A. See "Where You Can Find More Information" (page ___).

General (Page __)

     We are proposing a reorganization involving West Coast Bancorp and Sunwest Bank. The reorganization will merge West Coast Bancorp into its subsidiary, Sunwest Bank. Following the reorganization shareholders of West Coast Bancorp will own directly substantially the same percentage of Sunwest Bank that they currently own indirectly through West Coast Bancorp. The reorganization should permit Sunwest to: utilize net operating losses which have no value to Sunwest without this reorganization, eliminate redundant costs which occur with a holding company structure, reduce the filing and other obligations associated with having a separate regulated entity, and create opportunities for the combined company to realize enhanced revenues through asset growth and a combination of operating efficiencies.

The Companies (Page __)

West Coast Bancorp
17542 East 17th Street, Suite 200
Tustin, California 92780
(714) 730-4499

     West Coast Bancorp is a bank holding company which owns 56.5% of Sunwest Bank. Sunwest Bank constitutes substantially all of West Coast's assets. West Coast Bancorp also owns WCV, Inc. which conducts no business. WCV's assets are now substantially liquidated and its operations are limited to the restoration and sale of one property. At March 31, 2001 West Coast Bancorp had on a consolidated basis $208.1 million in total assets, $176.5 million in total deposits, $136.2 million in total loans and shareholders' equity of $13.1 million.

Sunwest Bank
17542 East 17th Street, Suite 200
Tustin, California 92780
(714) 730-4300

     Sunwest Bank, which commenced operations in 1970, serves primarily clients located throughout Orange County in Southern California through its three banking offices. Sunwest Bank provides a wide range of commercial banking and financial services to small and medium-sized businesses, business executives, professionals and other individuals. At March 31 , 2001, Sunwest Bank had $208.1 million in total assets, $176.5 million in total deposits, $136.2 million in total loans and shareholders' equity of $23 million.

The West Coast Annual Meeting (page ___)

     The West Coast annual shareholders' meeting will be held at _______________, at _____ a.m., local time, on _______, 2001. At the meeting,
West Coast shareholders will vote upon a proposal to approve the reorganization and to elect directors.

Record Date; Voting Power (page ___)

     You are entitled to vote at the West Coast annual meeting if you owned shares of West Coast on _______, 2001, the West Coast record date. As of that date, there were 9,965,283 shares of West Coast common stock issued and outstanding held by approximately 2,500 holders of record. Each holder of West Coast common stock will be entitled to one vote per share on any matter that may properly come before the meeting except that in the election of directors, shareholders may cumulate their votes. Cumulative voting allows you to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares you own, or to distribute your votes in the same fashion among two or more nominees.

Vote Required (page 21)

     Approval of the reorganization agreement requires the affirmative vote of a majority of the outstanding shares of West Coast common stock. Directors of West Coast receiving a plurality of votes cast at the annual meeting will be elected.

Share Ownership of West Coast Management (page __)

     On the West Coast record date, the executive officers and directors of West Coast, including their affiliates, had voting power with respect to an aggregate of 2,875,381 shares of West Coast common stock, or approximately 29% of the shares of the common stock then outstanding. Accordingly, we expect that all such shares will be voted in favor of the reorganization and the election of directors.

Recommendation of Board of Directors (page ___)

     The West Coast Board has unanimously approved and adopted the reorganization agreement, and recommends a vote FOR approval of the reorganization agreement and the transactions contemplated thereby and FOR the election of directors. You also should refer to the reasons that the West Coast Board considered in determining whether to approve and adopt the reorganization agreement beginning on page ____.

Opinion of Columbia Financial Advisors, Inc., Financial Advisor to West Coast (page ___)

     Columbia Financial Advisors, Inc., a financial advisor to West Coast, rendered a fairness opinion dated as of April 26, 2001 to the West Coast Board that as of such date, the reorganization was fair to the West Coast shareholders from a financial point of view. Columbia Financial Advisors subsequently confirmed its opinion on ________, 2001. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered by Columbia Financial Advisors, is attached to this document as Annex C. West Coast shareholders should read the fairness opinion in its entirety.

Terms of the Reorganization Agreement (page __)

     The reorganization agreement is attached to this document as Annex A. We encourage you to read the reorganization agreement in its entirety. It is the legal document that governs the reorganization. We also encourage you to read the Risk Factors beginning on page ___.

     General. The reorganization agreement provides that West Coast will merge with and into Sunwest Bank.

     Reorganization Consideration. For each outstanding share of West Coast common stock, West Coast shareholders will receive 0.03304 shares of Sunwest Bank common stock. West Coast shareholders will own slightly more of an interest in Sunwest after the reorganization than they own now indirectly through West Coast. The reason that West Coast shareholders will own slightly more of an interest in Sunwest following the reorganization is that the shareholders of West Coast are receiving a premium on the shares of West Coast that they currently own because, following the reorganization, the current shareholders of West Coast will not have voting control of Sunwest Bank. Voting control will be with West Coast Acquisition Partners, L.P. which currently owns 43.5% of the outstanding shares of Sunwest and 14.4% of the outstanding shares of West Coast.

     Sunwest will not issue fractional shares. Instead, West Coast shareholders will receive a check equal to the amount of any fractional share based on the average closing price of West Coast common stock on the last trading day immediately preceding the closing date.

     Completion of the Reorganization. The reorganization will become effective when we file an agreement of merger with the Secretary of State of California. The reorganization agreement provides that we will file an agreement of merger as soon as practicable following the satisfaction or waiver of the conditions to the reorganization.

     Conditions to the Reorganization. The completion of the reorganization depends upon the satisfaction of a number of conditions, including:

               o approval of the reorganization agreement by both the West Coast and Sunwest shareholders;

               o receipt of all necessary authorizations, orders and consents of governmental authorities, including the approval of the FDIC, and the expiration of any regulatory waiting periods; and

               o receipt of a stock permit from the Department of Financial Institutions relating to the issuance of shares of Sunwest common stock to be issued to West Coast shareholders in the reorganization, of which this document forms a part.

     Unless prohibited by law, either Sunwest Bank or West Coast could elect to waive a condition that has not been satisfied and complete the reorganization anyway.

     Fees and Expenses. Sunwest Bank and West Coast will pay their own fees, costs and expenses incurred in connection with the reorganization.

     Termination. Either West Coast or Sunwest may call off the reorganization under certain circumstances, including if:

               o    West Coast and Sunwest both consent in writing;

               o    the reorganization is not completed before March 31, 2002;

               o either West Coast or Sunwest is not able to obtain required governmental approvals;

               o    the   West   Coast   shareholders   do   not   approve   the
                    reorganization agreement;

               o the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has made under the merger agreement; or

               o    any  condition  to  such  party's   obligations   under  the
                    reorganization agreement has not been met or waived.

Directors of Sunwest Bank Following the Reorganization (page ___)

     Upon completion of the reorganization, the current directors of Sunwest Bank will remain directors of Sunwest Bank.

Material Federal Income Tax Consequences (page ___)

     Sunwest's legal counsel will deliver to Sunwest and West Coast a legal opinion stating that neither Sunwest nor West Coast will recognize a gain or loss for federal income tax purposes as a result of the reorganization. The opinion also concludes that shareholders of West Coast will not recognize gain or loss upon the exchange of their West Coast common stock for Sunwest common stock in the reorganization. If, however, shareholders receive cash instead of fractional shares or as a result of their exercise of dissenters' rights, that cash would be taxable.

Resales of Sunwest Common Stock (page ___)

     Shares of Sunwest common stock which West Coast shareholders receive in the reorganization will be freely transferable by the holders, subject to any insider trading restrictions which may exist on directors, officers or affiliates of Sunwest.

Regulatory Approvals (page ___)

     We  must  make  certain  filings  with or  obtain  approvals  from  certain regulatory authorities to effect the reorganization. These include, without limitation, the approval of or notice to the Federal Deposit Insurance Corporation, and the California Department of Financial Institutions in connection with the reorganization. Prior to the mailing of this definitive proxy statement, the Department of Financial Institutions has issued a Sunwest Bank stock permit in connection with the issuance of Sunwest common stock to the West Coast shareholders.

     We cannot predict whether or when we will obtain all required regulatory approvals.

West Coast Dissenters' Rights (page ___)

     Shareholders of West Coast will have dissenters' rights under California law. This means that West Coast shareholders who do not vote in favor of the reorganization may make a written demand to West Coast for payment in cash of the "fair market value" of their shares. West Coast must receive the demand no later than ten days following the mailing by West Coast of a notice to shareholders that the shareholders have approved the reorganization. The West Coast Board of Directors has determined that the "fair market value" of one share of West Coast for this purpose is $______. That amount represents the final bid price for West Coast common stock on June 22, 2001, the day before the public announcement of the reorganization. You may disagree with the Board of Directors' determination of the fair market value. The procedure for exercising your dissenters' rights is summarized under the heading "Dissenting Shareholders' Rights." The provisions of California Law on dissenters' rights are attached to this document as Annex B.

Differences in the Rights of Shareholders (page ___)

     There will be no significant differences in the rights of shareholders of West Coast once they become shareholders of Sunwest Bank, except that, as a California state-charetered bank, Sunwest Bank must comply with different rules before it is able to pay a dividend or distribution on its common stock. Both West Coast and Sunwest Bank are California corporations. West Coast shareholders, upon completion of the reorganization, will become Sunwest shareholders, and their rights will continue to be governed by California law as well as Sunwest's articles of incorporation, bylaws and the rules of the California Department of Financial Institutions applicable to Sunwest Bank.

                           COMPARATIVE PER SHARE DATA

     The table below shows the earnings, book value and dividends per share for West Coast Bancorp and Sunwest Bank both on a historical and pro forma basis. We derived the Sunwest Bank pro forma data by combining historical consolidated financial information of West Coast and Sunwest using the purchase method of accounting for business combinations all on the basis we describe under "Unaudited Pro Forma Condensed Combined Financial Information" on page ____. We derived the West Coast equivalent pro forma data by multiplying the Sunwest pro forma data by 0.03304, which is the number of shares of Sunwest common stock to be issued for each share of West Coast common stock.

     You  should  read  the   respective   audited  and   unaudited   historical
consolidated financial statements and related notes of Sunwest and West Coast included with this proxy statement/prospectus.

                               (Unaudited)
                             At or For the Period   At or For Fiscal Year
                               ended March 31,        Ended December 31,
                                    2001                 2000
                             --------------------   ----------------------
Sunwest Historical

Earnings per share:
   Basic ......................   $     5,830        $    23,696
   Diluted ....................         5,830             23,696
Book value per share ..........       200,390            190,974
Dividends per share ...........            --                 --

West Coast Historical
Earnings per share:
   Basic ......................   $       .04        $       .15
   Diluted ....................           .04                .15
Book value per share ..........          1.32               1.26
Dividends per share ...........            --                 --

Sunwest Unaudited Pro Forma
Earnings per share:
   Basic ......................   $      1.11         $     4.37
   Diluted ....................          1.11               4.37
Book value per share ..........         42.30              38.58
Dividends per share ...........            --                 --

West Coast Equivalent Pro Forma
Earnings per share:
   Basic ......................   $      0.04         $     0.14
   Diluted ....................          0.04               0.14
Book value per share ..........          1.40               1.27
Dividends per share ...........            --                 --


Share Prices

     On __________, 2001 there were approximately 2500 shareholders of record of West Coast Bancorp common stock and one holder of record of Sunwest Bank common stock, other than West Coast Bancorp. The following table sets forth, for the calendar quarters indicated, the range of high and low closing prices for West Coast's common stock as received from the over-the-counter market quotations. These quotations reflect inter-dealer prices, without retail markup, mark-down or commission and may not represent actual transactions.


QUARTER ENDED .......................   HIGH      LOW
1999:
First quarter .......................   $   1.41  $   0.88
Second quarter ......................   $   1.63  $   1.20
Third quarter .......................   $   1.59  $   1.25
Fourth quarter ......................   $   1.53  $   1.38
(through December 27, 1999)

2000:
First quarter .......................   $   1.48  $   1.13
Second quarter ......................   $   1.38  $   1.13
Third quarter .......................   $   1.60  $   1.31
Fourth quarter ......................   $   1.59  $   1.25

2001:
First Quarter .......................   $   1.59  $   1.25
Second Quarter (through May 31, 2001)   $   1.80  $   1.26


     Sunwest Bank common stock is currently held by two shareholders, West Coast Bancorp and Western Acquisition Partners, L.P. Following the reorganization, Sunwest Bank intends to have its common stock traded on the Over-the Counter Bulletin Board.

     Dividends

     Holders of common stock of West Coast Bancorp and Sunwest Bank are entitled to receive dividends when, as and if declared by the Board of Directors out of available legal funds. West Coast Bancorp has not paid any dividends in the last two years on its common stock.

     Sunwest Bank has also not paid any dividends in the last two years on its common stock. Payment of cash dividends by Sunwest Bank in the future will depend upon Sunwest Bank's earnings and financial condition and other relevant factors. There can be no assurance that Sunwest Bank will declare any stock or cash dividends in the future. Sunwest Bank is subject to dividend restrictions of the California Financial Code. If the Commissioner of Financial Institutions finds that the shareholders' equity of Sunwest Bank is not adequate or that the payment of a dividend would be unsafe or unsound for Sunwest Bank, the Commissioner may order Sunwest Bank not to pay a dividend. In addition, the FDIC also has the authority to prohibit Sunwest Bank from engaging in business practices which the FDIC considers to be unsafe or unsound. It is possible, depending on the financial condition of Sunwest Bank, that the FDIC could assert that the payment of dividends or other payments might under some circumstances be such an unsafe or unsound practice and thereby prohibit such payment.

     For a discussion of further differences between West Coast's ability to pay dividends and Sunwest's ability to pay dividends, see "Material Differences Between Holders of Sunwest Bank Stock and West Coast Stock" on page __.

                                  RISK FACTORS

     In addition to the other information included in this document, including the matters addressed in "A warning about forward looking statements", you should consider carefully the matters described below in determining whether to approve the reorganization and the transactions contemplated by the reorganization agreement.

     After the reorganization the ownership of Sunwest Bank will be more concentrated than the ownership of West Coast currently is and the current shareholders of West Coast will not having voting control of Sunwest Bank.

     Directors and officers of West Coast Bancorp currently beneficially own approximately 29% of West Coast Bancorp. This includes 24% of West Coast Bancorp beneficially owned by Mr. Eric Hovde, the President and Chief Executive Officer of West Coast, and his affiliates. Mr. Hovde and his affiliates also beneficially own 43.5% of Sunwest Bank common stock directly. Nonaffiliates of West Coast Bancorp own the other 71% of West Coast Bancorp. Accordingly, nonaffiliates of West Coast Bancorp control West Coast Bancorp. Following the reorganization, Mr. Hovde, who is also the Chairman of the Board of Sunwest Bank, and his affiliates will beneficially own approximately 57.1% of Sunwest Bank. Collectively, all of the directors and officers of West Coast Bancorp will beneficially own approximately 59.9% of Sunwest Bank following the reorganization. Accordingly, following the reorganization the affiliates of West Coast Bancorp will have voting control over Sunwest Bank.

     The liquidity in your shares of Sunwest Bank will be diminished following the reorganization.

     Based on the conversion ratio we have established, as well as increased concentration of ownership in Sunwest Bank's affiliates, there will be fewer shares of Sunwest Bank outstanding as compared to the number of shares of West Coast Bancorp currently outstanding. Accordingly, there may not be as active a trading market in Sunwest Bank common stock as there is in West Coast Bancorp common stock. Your liquidity in Sunwest Bank stock could therefore be diminished following the reorganization and you may not be able to sell your Sunwest Bank stock at the times or in the amounts you would otherwise like to.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Certain statements contained in this proxy statement/prospectus, including statements containing the words "believes," "anticipates," "intends," "should," "will," "expects," and words of similar import, constitute "forward-looking statements." These statements involve known and unknown risks, uncertainties and other facts that may cause actual results, performance or achievements of Sunwest Bank and/or West Coast Bancorp to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations of Sunwest set forth under "Questions and Answers About the Reorganization," "Summary," "The ____ Reorganization--Background ____ of and Reasons for the Reorganization," "The Reorganization--Effects of the Reorganization and Recommendation of the Board of Directors" "Managements' Discussion and Financial Condition and Results of Operations", and "Unaudited Pro Forma Condensed, Combined Financial Statements. For each of these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     In particular, we have made statements in this document regarding expected cost savings and efficiencies from the reorganization, and the anticipated effect of the reorganization on Sunwest Bank's anticipated performance in future periods. With respect to estimated benefits, Sunwest Bank has made certain assumptions regarding, among other things, the ability to use net operating losses, the amount of general and administrative expense consolidation, and the costs related to the reorganization. The realization of these benefits are subject to the risk that the foregoing assumptions are not accurate.

     Moreover, any statements in this document regarding the anticipated effect of the reorganization and Sunwest Bank's anticipated performance in future periods are subject to risks relating to, among other things, the following:

               o Sunwest Bank may not realize expected cost savings from the reorganization at all or within the expected time frame;

               o Sunwest Bank may not be able to use the net operating loss carry forwards it will inherit following the reorganization;

               o Sunwest Bank's revenues following the reorganization may be lower than expected;

               o competitive pressures among depository and other financial institutions may increase significantly;

               o    changes in the interest rate environment may reduce profits;

               o there may be less than favorable general economic or business conditions, either nationally or in California, including higher costs and adverse conditions associated with shortages in California's electrical generation capacity.

               o competitors of Sunwest Bank may have greater financial resources and develop products that enable such competitors to compete more successfully than Sunwest Bank.

     Management of Sunwest Bank and West Coast Bancorp believe these forward-looking statements are reasonable; however, you should not place undue reliance on such forward-looking statements, which are based on current expectations.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Sunwest Bank following completion of the reorganization may differ from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Sunwest Bank and West Coast Bancorp's ability to control or predict. For those statements, Sunwest Bank and West Coast Bancorp claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                 INFORMATION ABOUT THE WEST COAST ANNUAL MEETING

Why Did You Send Me This Proxy Statement?

     We sent you this proxy statement/prospectus and the enclosed proxy card because the board of directors is soliciting your vote at its annual meeting of shareholders. This proxy statement/prospectus summarizes the information you need to know to cast an informed vote at the meeting.

What Am I Voting On?

     At the annual meeting you will be asked to vote on:

               o the reorganization, which eliminates West Coast Bancorp as the holding company for Sunwest Bank and by which you will receive shares of Sunwest Bank in exchange for your shares of West Coast Bancorp;

               o the election of six directors of West Coast who will hold office until the next annual meeting of shareholders or until the reorganization is complete, whichever occurs first; and

               o    any other business properly raised at the meeting.

What Are the Recommendations of the Board of Directors?

     Your Board of Directors believes that approval of the reorganization is in the best interests of West Coast Bancorp and our shareholders. Therefore, we unanimously recommend that you vote FOR the reorganization. In addition, your Board of Directors unanimously recommends that you vote FOR the election of six directors we have recommended.

Who Is Entitled to Vote?

     If you were a shareholder of record as of the close of business on ________, 2001, you are entitled to vote at the annual meeting. There were 9,965,283 shares of West Coast common stock outstanding and entitled to be voted on the record date.

What Constitutes A Quorum?

     To establish a quorum at the annual meeting, a majority of the shares of our common stock outstanding on the record date must be present either in person or by proxy. Abstentions and "broker non-votes" (see below) will be counted for purposes of establishing the presence of a quorum at the meeting.

What Vote Is Required for Each Proposal?

     Approval of the reorganization requires the approval of a majority of the outstanding shares of West Coast Bancorp common stock outstanding on the record date. The six nominees for directors who receive the most votes will be elected.

What Is A "Broker Non-Vote"?

     A "broker non-vote" is when a broker submits a proxy that does not indicate a vote because the broker has not received instructions from the shareholder on how to vote. In this case, the broker does not have discretionary authority to vote on the reorganization in the absence of instructions. If you do not provide your broker with instructions, your broker will not know how to vote on the reorganization and this will have the effect of voting against the reorganization. Your broker may, however, vote for the election of directors without your instruction.

How Do I Vote By Proxy?

     Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy", one of the individuals named on your proxy card, will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

               o    "FOR" the reorganization;

               o    "FOR" the election of all six (6) directors; and

               o in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

How Many Votes Do I Have?

     Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. However, in the election of directors, you are entitled to cumulate your votes if you are present at the meeting, the nominee(s) name(s) have properly been placed in nomination, and a shareholder has given notice at the meeting prior to the actual voting of his intention to vote your shares cumulatively. Cumulative voting allows you to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares you own, or to distribute your votes in the same fashion between two or more nominees. The return of an executed proxy also grants the Board of Directors the discretionary authority to cumulate votes.

Can I Change My Vote After I Return My Proxy Card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted at the annual meeting if:

               o you file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with the Corporate Secretary of West Coast Bancorp prior to the meeting, or

               o you attend the meeting and vote in person. Presence at the meeting will not revoke your proxy unless and until you vote in person.

     If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring a legal proxy from your broker to vote the shares at the annual meeting.

How Do I Vote In Person?

     If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker to vote the shares at the annual meeting.

What Happens if I Don't Vote?

     If you "abstain" from voting, it has the same effect as if you voted "against" the reorganization. Also, "broker non-votes" will have the effect of voting "against" the reorganization. However, abstentions and broker non-votes will have no effect in the election of directors.

     If any other matter is properly presented before the meeting, your proxy will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in their own discretion.

How Will West Coast Bancorp Executive Officers and Directors Vote?

     We currently expect that directors and officers of West Coast will vote all of their shares in favor of the reorganization. On the record date of ______, 2001, our executive officers and directors, including their affiliates, had voting power with respect to an aggregate of 2,890,381 shares of our common stock or approximately 29.0% of the shares of our common stock then-outstanding. This number relates only to the voting power of our executive officers and directors and does not include shares beneficially owned but not exercised.

Who Will Cover the Costs of This Proxy Solicitation?

     West Coast Bancorp will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this proxy statement/prospectus and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but West Coast Bancorp's directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

Who Can I Call if I Have Questions?

     If you want additional copies of this document, or if you want to ask questions about the reorganization or the annual meeting, you should contact:

        Frank E. Smith
        West Coast Bancorp
        17542 East 17th Street, Suite 200
        Tustin, California 92780
        (714) 730-4497

                                 PROPOSAL NO. 1
                               THE REORGANIZATION

Overview

     West  Coast   Bancorp   proposes   that  the   shareholders   approve   the
reorganization and the elimination of West Coast Bancorp as the holding company of Sunwest Bank.

     The full text of the reorganization agreement is attached as Annex A to this proxy statement/prospectus. We have summarized the material terms of the reorganization below. We encourage you to read the reorganization agreement carefully.

Parties to the Reorganization

     The parties to the reorganization are Sunwest Bank and West Coast Bancorp.

     Sunwest Bank is a California state bank. Sunwest Bank commenced operations in 1970, and currently maintains three banking offices in Orange County, California. The address of its principal office is 17542 East 17th Street, Suite 200, Tustin, California 92780. At March 31, 2001, Sunwest Bank had total assets of $208.1 million, total deposits of $176.5 million, total loans of $136.2 million and total shareholder's equity of $23 million.

     West Coast Bancorp is a California corporation that was originally formed in 1981. West Coast Bancorp owns 56.5% of the outstanding shares of Sunwest Bank. West Coast Bancorp also acts as the holding company for WCV, Inc. WCV's assets are now substantially liquidated and its operations are limited to the restoration and sale of one property. The address of its principal office is 17542 East 17th Street, Suite 200, Tustin, California 92780. The accompanying Annual Report to Shareholders of West Coast Bancorp contains West Coast Bancorp's audited financial statements, management's discussion and analysis of financial results and operations and certain other information concerning West Coast Bancorp.

Structure of the Reorganization

     Under the terms of the reorganization agreement, West Coast Bancorp will merge into Sunwest Bank. Under the reorganization agreement, each outstanding share of West Coast Bancorp common stock, other than shares as to which dissenters' rights of appraisal have been properly exercised, will be converted into 0.03304 share of Sunwest Bank common stock, and the former holders of West Coast Bancorp common stock will become the holders of the common stock of Sunwest Bank. Shareholders who have their shares converted will own substantially the same percentage of shares in Sunwest Bank that they currently own indirectly through West Coast Bancorp. In addition, all of the assets of West Coast Bancorp will become assets of Sunwest Bank. All of the shares of Sunwest Bank which West Coast Bancorp owns will be canceled.

     In the reorganization:

               o    West Coast Bancorp will merge into Sunwest Bank; and

               o all of the outstanding shares of West Coast Bancorp common stock, except for shares as to which shareholders have exercised dissenters' rights of appraisal, will be converted into and exchanged for 0.03304 shares of Sunwest Bank common stock. If Sunwest changes the number of outstanding shares of West Coast before the reorganization through any stock split, dividend or other combination, the ratio of shares of Sunwest stock to be issued to West Coast shareholders will be appropriately adjusted.

     After the reorganization,

               o    Sunwest  Bank  will  continue  its  existing   business  and
                    operations as a California state chartered bank and still under the name of "Sunwest Bank";

               o the consolidated assets, liabilities, stockholders' equity and income of Sunwest Bank will be substantially identical to those today, except that Sunwest Bank's assets will include the assets of West Coast Bancorp;

               o the current board of directors of Sunwest Bank will be the board of directors of Sunwest Bank and the executive officers of Sunwest Bank will be the executive officers of Sunwest Bank following the reorganization;

               o the California Department of Financial Institutions will continue as Sunwest Bank's primary state regulator and the Federal Deposit Insurance Corporation will continue to insure Sunwest Bank's deposit accounts to the maximum extent permitted by law;

               o shares of Sunwest Bank common stock will be registered with the Federal Deposit Insurance Corporation pursuant to Section 12(g) of the Securities Exchange Act of 1934 and should trade on the Over-the-Counter Bulletin Board; and

               o shares of West Coast Bancorp common stock will no longer be traded.

     If the reorganization is not completed, West Coast Bancorp common stock will continue to be traded on the Over-the-Counter Bulletin Board and Sunwest Bank will continue to operate as a subsidiary of West Coast Bancorp.

Recommendation of the Board of Directors

     West Coast Bancorp's board of directors has unanimously approved the reorganization agreement and the reorganization. We unanimously recommend that shareholders of West Coast Bancorp approve the reorganization agreement and the reorganization.

Background of and Reasons for the Reorganization

     Over several years, the Boards of Directors of Sunwest Bank and West Coast Bancorp have considered eliminating West Coast as a holding company for Sunwest. The Board of West Coast Bancorp believes that the advantages of maintaining a holding company are outweighed by the opportunities to reduce the costs of maintaining a separate holding company at this time. In addition, the Board considered the fact that in the reorganization the current shareholders of West Coast Bancorp will own substantially the same percentage of Sunwest Bank directly that they currently own indirectly through West Coast Bancorp.

     On April 6, 2001, the Chairman of Board of Directors of West Coast created an ad hoc merger committee to assist the full West Coast Board of Directors in negotiating an appropriate exchange ratio. The members of this committee were Robert Hodgson and John H. Norberg, who were chosen because both were deemed to be independent of Western Acquisitions, L.L.C. and Western Acquisition Partners, L.P., the minority shareholder of Sunwest Bank. On April 10, 2001, West Coast Bancorp engaged Columbia Financial Advisors to prepare an analysis of the proposed reorganization. This analysis indicated that an exchange ratio of
0.03304 shares of Sunwest Bank stock for each share of West Coast Bancorp stock was fair, from a financial point of view, to the shareholders of West Coast. The committee met three (3) times between April 9, 2001 and April 23, 2001 to discuss the appropriate exchange ratio. Twice the committee met with Columbia Financial Advisors and the Chief Financial Officer of West Coast to discuss the exchange ratio. On April 26, 2001, the Board of Directors of Sunwest and West Coast met with Columbia Financial Advisors.

     The committee agreed that because control of Sunwest Bank would reside with Western Acquisition Partners, L.P., Western Acquisitions, L.L.C. and Eric Hovde following the reorganization, a premium for obtaining control should be paid to the shareholders of West Coast Bancorp in order to determine that the reorganization was fair to the West Coast Bancorp shareholders from a financial point of view. On April 23, 2001, the committee submitted its report to the full Board of Directors of West Coast Bancorp.

     On April 26, 2001, the Boards of Directors of West Coast and Sunwest approved the principal terms of the reorganization subject to such changes as the principal executive officers of the respective corporations considered appropriate.

     The board of directors of West Coast Bancorp believes that elimination of the bank holding company will:

          o provide access to net operating losses for Sunwest which could not be used in the absence of the reorganization. In particular, the Board considered that as of December 31, 2000, West Coast had net operating loss carry forwards of $5.2 million, which expire from 2005 to 2019 for Federal income tax purposes, and net operating loss carry forwards of $1.0 million which expire from 2001 to 2005 for state income tax purposes;

          o eliminate redundant costs which occur with a holding company structure, including legal and accounting costs; and

          o reduce the filing and other obligations associated with having a separate regulated entity;

          o    achieve  other  savings  through   reduction  or  elimination  of
               miscellaneous items such as insurance premiums.

     West Coast also anticipates that the reorganization will allow Sunwest to focus on its core banking business without a holding company structure.

     West Coast has based these assumptions on its present assessment of where savings could be realized based upon the present independent operations of the two companies. Actual savings in some or all of these areas could be higher or lower than we currently expect. The Board of Directors of West Coast Bancorp believes that the reorganization is fair to and in the best interests of West Coast Bancorp and you as shareholders and has unanimously approved and adopted the reorganization agreement and recommends that you vote in favor of the reorganization.

Approval Required

     Approval of the reorganization agreement and the reorganization requires the affirmative vote of the holders of not less than a majority of the issued and outstanding shares of West Coast Bancorp common stock.

Over-The-Counter Bulletin Board

     Sunwest intends to have its shares traded on the Over-the-Counter Bulletin Board where West Coast Bancorp common stock is currently traded.

Periodic Reports

     Sunwest Bank will file a registration statement with the Federal Deposit Insurance Corporation to register its shares of common stock under the Securities Exchange Act of 1934. Once effective, Sunwest will be subject to the same public reporting requirements West Coast Bancorp is subject to, including the filing of periodic quarterly and annual reports on Forms 10-QSB and 10-KSB, respectively.

Material Federal Income Tax Consequences

     Sunwest and West Coast have obtained the opinion of Manatt, Phelps & Phillips LLP that, for federal income tax purposes, the reorganization is a tax-deferred reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code and will not result in gain or loss for federal income tax purposes to West Coast or Sunwest. In addition, the opinion states that the issuance of Sunwest's common stock in the reorganization will not result in the recognition of gain or loss by the holders of West Coast common stock who receive Sunwest common stock in the reorganization.

     Based upon this opinion, the additional federal income tax consequences to the reorganization include the following:

          o West Coast will not recognize any gain or loss on the transfer of its assets to Sunwest Bank solely in exchange for Sunwest Bank common stock;

          o the shareholders of West Coast will not recognize any gain or loss on the transfer of their West Coast common stock solely in exchange for Sunwest Bank common stock;

          o West Coast dissenters (if any) will recognize gain or loss in connection with the reorganization;

          o West Coast shareholders who receive cash in lieu of fractional shares of Sunwest Bank will recognize gain or loss as a result of receipt of such cash;

          o the basis of Sunwest Bank common stock received by the West Coast shareholders in the reorganization will be the same as the basis of their West Coast common stock surrendered in the reorganization;

          o the holding period of the Sunwest Bank common stock the West Coast shareholders receive in the reorganization will include the holding period of the West Coast common stock surrendered in the reorganization so long as their West Coast common stock is held as a capital asset;

          o the basis of West Coast assets in the hands of Sunwest Bank will be the same as the basis of such assets in the hands of West Coast immediately prior to the reorganization; and

          o because stock options to purchase West Coast common stock and options to purchase Sunwest Bank common stock into which they will convert do not have a readily ascertainable fair market value because they are not publicly traded, the conversion of the West Coast options into Sunwest Bank options will not result in income, gain or loss to the holders of such stock options.

     This discussion is based on current law and is for general information only. In addition, each shareholder is urged to consult with his or her own tax advisor concerning the specific tax consequences of the merger to the shareholder, including the applicability and effect of foreign, state, local or other tax laws and of any future changes in the Internal Revenue Code, the Treasury Regulations, tax rulings or court decisions or other laws concerning taxes.

Accounting Treatment of the Reorganization

     The reorganization will be accounted for as a purchase for accounting and financial reporting purposes. Accordingly, the purchase price will be allocated to assets acquired and liabilities assumed based upon their estimated fair values as of the consummation of the reorganization. Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and their estimated values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired less liabilities assumed will be recorded as goodwill.

     The Financial Accounting Standards Board has issued a Proposed Statement of Financial Accounting Standards in exposure draft form entitled "Business Combinations and Intangible Assets -- Accounting for Goodwill." This proposed statement would require that goodwill not be amortized, but instead, evaluated for impairment when events or circumstances occur indicating the goodwill might be impaired. This statement has not been finalized or issued, and therefore, the transactions are recorded under existing standards.

Exchange of West Coast Common Stock for Sunwest Common Stock

     Promptly after the completion of the reorganization, Sunwest Bank will instruct America Stock Transfer and Trust to send to each holder of West Coast common stock transmittal materials for use in exchanging all of their certificates representing shares of West Coast common stock for a certificate or certificates representing shares of Sunwest Bank common stock and a check for any fractional share interest. The transmittal materials will contain information and instructions with respect to the surrender of certificates of shares of West Coast common stock in exchange for certificates representing shares of Sunwest Bank common stock.

     West Coast shareholders should not send in their share certificates until they receive the letter of transmittal form and instructions.

     Following the completion of the reorganization and upon surrender of all of the certificates representing shares of West Coast common stock registered in the name of West Coast common stock shareholders, or a satisfactory indemnity if any of such certificates are lost, stolen or destroyed, together with a properly completed letter of transmittal, America Stock Transfer and Trust will mail to each holder a certificate or certificates for the number of shares of Sunwest Bank common stock they are entitled, together with all undelivered dividends or distributions, less the amount of any withholding taxes which may be required for the shares and, where applicable, a check in the amount of any cash to be paid in lieu of fractional shares. We will pay no interest on any cash.

     Declaration of dividends by Sunwest Bank, if any, after the completion of the reorganization will include dividends on all Sunwest Bank common stock issued in the reorganization, but no dividend or other distribution payable to the holders of record of Sunwest common stock at or as of any time after the completion of the reorganization will be paid to holders of West Coast common stock until they physically surrender all certificates as described above. After the completion of the reorganization, the stock transfer books of West Coast will close and there will be no transfers on the transfer books of West Coast.

Opinion of West Coast Bancorp's Financial Advisor

     West Coast Bancorp engaged Columbia Financial Advisors, Inc. to act as its financial advisor in connection with the reorganization. Columbia Financial Advisors, Inc. agreed to assist West Coast Bancorp in analyzing the reorganization. West Coast Bancorp selected Columbia Financial Advisors because Columbia Financial Advisors, Inc. is a regionally recognized investment banking firm with substantial experience in transactions and is familiar with West Coast and its business. As part of its investment banking business, Columbia Financial Advisors, Inc. is periodically engaged in the valuation of banks and advises the directors, officers and shareholders of both public and private banks and bank holding companies with respect to the fairness, from a financial point of view, of the consideration received in reorganization transactions.

     Columbia Financial Advisors participated in the meeting of the Board of Directors on April 26, 2001 at which the West Coast Board considered and approved the reorganization agreement. At that meeting, Columbia Financial Advisors rendered as an opinion that the consideration to be received by West Coast shareholders was fair to West Coast and its shareholders from a financial point of view. That opinion was confirmed in writing as of April 26, 2001.

     The full text of Columbia Financial Advisor's written opinion, dated April 26, 2001 is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference. West Coast shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Columbia Financial Advisors.

     Columbia Financial Advisors' opinion is directed to the West Coast Board of Directors and addresses only the conversion ratio of 0.03304 shares of Sunwest stock for each share of West Coast common stock. It does not address the underlying business decision to proceed with the reorganization and does not constitute a recommendation to any shareholder as to how the shareholder should vote at the annual meeting with respect to the reorganization.

     On April 26, 2001, Columbia Financial Advisors issued a written opinion to the West Coast Board that, in its opinion as investment bankers, the terms of the reorganization as provided in the Reorganization Agreement are fair, from a financial point of view, to the West Coast shareholders. This opinion was confirmed and updated on ________, 2001. The summary of the Columbia Financial Advisors Opinion in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. West Coast Shareholders are urged to read the Columbia Financial Advisors Opinion in its entirety.

     Pursuant to the reorganization agreement, West Coast shareholders will receive 0.03304 shares of Sunwest for each share of West Coast that they own. West Coast shareholders will own substantially the same percentage in Sunwest Bank following the reorganization that they currently own indirectly through West Coast. In addition, West Coast shareholders will realize certain estimated economic benefits from dissolving the holding company:

          o    tax benefits unusable in the absence of the reorganization; and

          o cost savings from discontinuing the operations of the holding company.

     Although the economic interests in Sunwest following the reorganization are approximately equivalent to those enjoyed by West Coast shareholders prior to the reorganization, the voting control currently held by West Coast shareholders will not be retained. West Coast appointed a special committee of the Board of Directors of West Coast to determine the amount of the premium for the loss of voting control. Columbia Financial Advisors determined that the total amount of the gross aggregate consideration that is applicable to a control premium is an estimated $891,634 and represents a premium to current market value of approximately 5.96%.

     In rendering its opinion to the West Coast Board of Directors, Columbia Financial Advisors reviewed, among other things:

          o    the reorganization agreement;

          o West Coast's annual reports on Form 10-KSB for the fiscal years ended December 31, 2000, 1999 and 1998;

          o Financial statements of West Coast for the quarter ended March 31, 2001;

          o Sunwest's financial statements for the fiscal year ended December 31, 2000 and the three months ended March 31, 2001;

          o certain internal financial data and assumptions of West Coast prepared by West Coast's management;

held discussions with senior management of West Coast regarding its:

          o    past and current business operations;

          o    results of operations;

          o    financial condition and

          o    future prospects;

and reviewed:

          o    the  current  market   environment   generally  and  the  banking
               environment in particular;

          o the prices paid in certain recent mergers and acquisitions in the banking industry on a regional basis and

          o    the price ranges for West Coast common stock.

     In addition, Columbia Financial Advisors reviewed such other information, studies and analyses and performed such other investigations and took into account such other matters as it considered appropriate.

     In rendering its opinion, Columbia Financial Advisors relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by it and did not attempt to verify or to make any independent evaluation or appraisal of the assets of West Coast or Sunwest nor was it furnished any such appraisals. West Coast did not impose any limitations on the scope of the Columbia Financial Advisors investigation in arriving at its opinion.

     Columbia Financial Advisors analyzed the total reorganization consideration on a cash equivalent fair market value basis using standard evaluation techniques (as discussed below) including comparable sales multiples, net present value analysis, and net asset value based on certain assumption of projected growth, earnings and dividends and a range of discount rates from 16% to 18%. The following is a summary of the material analyses performed by Columbia Financial Advisors relating to its opinion. Columbia Financial Advisors noted that these analyses must be evaluated with the understanding that West Coast Bancorp currently owns 56.5% of Sunwest Bank and that following the reorganization West Coast shareholders will own substantially the same percentage  in Sunwest  Bank that they  currently  own  indirectly  through West
Coast.

     Market Value Analysis is based on the price, established on an "arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree on a reorganization transaction. The "hypothetical" market value for a small bank with a thin market for its common stock is normally determined by comparison to the average price to shareholders' equity, price to earnings, and price to total assets, adjusting for significant differences in financial performance criteria and for any lack of marketability or liquidity of the buyer. The market value in connection with the evaluation of control of a bank is determined by the previous sales of small banks in the state or region. In valuing a business enterprise, when sufficient comparable trade data are available, the market value approach deserves greater weighting than the net asset value approach and similar weight as the investment value approach as discussed below.

     Columbia Financial Advisors maintains a comprehensive database concerning prices paid for banking institutions in the Western United States, particularly California, Washington and Oregon banking institutions, during 1996 through 2000. This database provides comparable pricing and financial performance data for banking institutions sold or acquired. Organized by different peer groups, these data present medians of financial performance and purchase price levels, thereby facilitating a valid comparative purchase price analysis. In analyzing the transaction value of West Coast, Columbia Financial Advisors has considered the market approach and has evaluated price to shareholders' equity and price to earnings multiples and the price to total assets percentage for transactions involving, California, Washington and Oregon banking organizations with total assets less than $250 million that sold from January 1996 to December 31, 2000.

     Comparable Sales Multiples. Columbia Financial Advisors calculated a "Merger Consideration-Adjusted Book Value" for West Coast's March 31, 2001 shareholders' equity and the estimated June 30, 2001 stockholders' equity adjusted for the price to shareholders' equity ratios for a sample of Western U.S. and California banking institutions with assets of less than $250 million which sold between January 1, 1997 through December 31, 2000 and a sample of California banking institutions with total assets of less than $250 million which sold between January 1, 1998 and December 31, 2000.

     Transaction Value as a Percentage of Total Assets. Columbia Financial Advisors calculated the percentage of total assets which the reorganization represents as a price level indicator. The transaction value as a percentage of total assets facilitates a truer price level comparison with comparable banking organizations, regardless of the differing levels of shareholders' equity and earnings. In this instance, the estimated total transaction value that includes both the Sunwest shares and estimated economic benefits results in a transaction value as a percentage of total assets of 8.08%. The median price as a percentage of total assets for a sample of California banking institutions with assets of less than $250 million which sold between January 1, 1997 through December 31, 2000 and a sample of California banking institutions with total assets of less than $250 million which sold between January 1, 1998 and December 31, 2000 of 18.03% and 18.30%, respectively. Columbia Financial Advisors noted that the comparison showed that the proposed reorganization is below the low end of the range and under the median for the group of transactions.

     Investment Value is sometimes referred to as the income or earnings value. One investment value method frequently used estimates the present value of an institution's future earnings or cash flow, which is discussed below.

     Net Present Value Analysis (Discounted Cash Flow Analysis). The investment or earnings value of any banking organization's stock is an estimate of the present value of future benefits, usually earnings, dividends, or cash flow, which will accrue to the stock. An earnings value is calculated using an annual future earning stream over a period of time of not less than five years and the residual or terminal value of the earnings stream after five years, using West Coast's estimates of future growth and an appropriate capitalization or discount rate. Columbia Financial Advisors calculations were based on an analysis of the banking industry, West Coast's earnings estimates for 2001-2005, historical levels of growth and earnings, and the competitive situation in West Coast's market area. Using discount rates of 16% and 18%, acceptable discount rates considering the risk-return relationship most investors would demand for an investment of this type as of the valuation date, the "Net Present Value of Future Earnings" provided a range of $3.41 to $3.71 per share. This value was compared to the range Sunwest is offering for West Coast of $1.67 to $1.20 per share based upon the 52-week high and low stock price for West Coast as of April 19, 2001 and $1.51 per share based on the May 11, 2001 closing price of $1.44.

     Although Columbia Financial Advisors noted these results for the proposed reorganization is significantly below the range for the Net Present Value Analysis, the West Coast shareholders will continue to receive the benefits of future earnings since they will own Sunwest shares directly.

     Net Asset Value is based on a mark-to-market value of the assets and liabilities and the net equity of a bank, including every kind of property and value. This approach normally assumes the liquidation on the date of appraisal with the recognition of the investment securities gains or losses, real estate appreciation or depreciation, adjustments to the loan loss reserve, discounts to the loan portfolio and changes in the net value of other assets. As such, it is not the best evaluation approach when valuing a going concern because it is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing market prices and yields, which is often of limited accuracy due to the lack of readily available data, it still results in a liquidation value. In addition, since this approach fails to account for the values attributable to the going concern such as the interrelationship among West Coast's assets and liabilities, customer relations, market presence, image and reputation, staff expertise and depth, little weight is given by Columbia Financial Advisors to the net asset value approach to valuation.

     The results for the net asset value, market value and discounted cash flow analyses show the Sunwest-West Coast levels are below those for these analyses. Since the proposed transaction includes the transfer of a controlling interest in West Coast, Columbia Financial Advisors determined that a premium comparable to the differences between the results of these analyses and the proposed transaction would be appropriate.

     Merger Premium Analysis. A review of the implied merger premiums was conducted by Columbia Financial Advisors. With a sample of seventeen publicly traded California community bank stocks, median price to earnings ratios for the 52 week high and low for three different time periods were calculated and compared with the price to earnings ratios for community banks that sold in a change of control transaction during the same time period. These comparisons yielded estimated control premiums of 5% to 25% for the 52-week lows and 75% to 138% for the 52-week highs. With the proposed Sunwest-West Coast reorganization, the premium is estimated at 5.96%, which is slightly above the lower end of the ranges. Given the special circumstances of this reorganization including the fact that effective control of West Coast currently resides with the minority shareholders as a result of its ownership in West Coast and its representation on the West Coast Board of Directors, Columbia Financial Advisors judged that premium as sufficiently large.

     When the special circumstances surrounding this reorganization and the results of the appraisal methods, including net asset value, market value, investment value, and reorganization premium analysis approaches, are subjectively weighed, using the appraiser's experience and judgment, it is Columbia Financial Advisors' opinion that the proposed transaction is fair, from a financial point of view, to the West Coast shareholders.

     Fees. Pursuant to the terms of the Engagement Letter, West Coast has agreed to pay Columbia Financial Advisors a fee of $20,000 for this fairness opinion and other financial advisory services. No portion of the fee is contingent upon the conclusion reached in the Columbia Financial Advisors opinion. In addition, West Coast has agreed to reimburse Columbia Financial Advisors for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, and to indemnify Columbia Financial Advisors against certain liabilities.

Interests of Directors and Officers in the Reorganization

     When considering the recommendations of the West Coast Board of Directors, you should be aware that some of the directors and executive officers of West Coast have interests that are different from and may conflict with your interests. The Board of Directors was aware of the interests when they approved the reorganization. As of the record date, the directors and officers of West Coast beneficially owned approximately 29% of the outstanding shares of West
Coast. Following the reorganization, the directors and officers will beneficially own approximately 59.9% of outstanding Sunwest Bank common stock including 57.1% beneficially owned by Mr. Eric Hovde, the President and Chief Executive Officer of West Coast and the Chairman of the Board of Sunwest Bank.

Past Contacts, Transactions or Negotiations

     Pursuant to a commitment letter entered into as of July 30, 1997, by and between John B. Joseph, in his individual capacity and on behalf of certain entities under his control, and Eric D. Hovde, the President and Chief Executive Officer of West Coast, and the managing member of the general partner of Western Acquisitions Partners, L.P., Mr. Hovde agreed to purchase 893,090 shares of West Coast's common stock beneficially owned by the Joseph entities as well as any after-acquired shares. Subject to the provisions of the commitment letter, which provisions include the receipt of any required regulatory approvals, the purchase was to occur on a business day not later than December 31, 1998. Mr. Hovde had loaned approximately $678,000 to the Joseph entities. The loans were secured by 893,090 shares of the Company's common stock beneficially owned by the Sellers. The loans became due on December 31, 1998. Approval from the Federal Reserve Bank of San Francisco was received in June 2000 and Mr. Hovde acquired the 893,090 shares as payment in full of the loans on June 30, 2000.

     On June 9, 1998, the Company executed a note in the amount of $450,000 to Eric D. Hovde, Chairman and President of West Coast. The note replaced an existing note payable to an unrelated third party that was purchased from the third party by Mr. Hovde. On December 1, 2000, the note was modified to permit conversion to West Coast's common stock at market and to extend the maturity to September 30, 2001. On December 12, 2000, West Coast issued a convertible promissory note to Eric and Steven Hovde in exchange for a loan of $414,000. The cash received from Eric and Steven Hovde was used to pay off a note due to First Security Bank for the same amount.

     On December 29, 2000, West Coast issued 606,341 shares to Western Acquisitions, L.L.C., an affiliate of Mr. Hovde, as a result of the exercise of the conversion feature of the above two notes. These notes and interest due were converted to equity on the fair market value of the stock.

     As of the record date, Mr. Hovde is the beneficial owner of 2,390,431 shares of the Company's common stock; an affiliate of Mr. Hovde, Western Acquisition Partners, L.P., is the beneficial owner of 807,500 shares of the Company's common stock and the general partner of Western Acquisition Partners, L.P., Western Acquisitions L.L.C., is the beneficial owner of 1,436,841 shares of West Coast's common stock. Mr. Hovde and Western Acquisition Partners beneficially own 9.6% and 14.4%, respectively, or 24.0% in the aggregate of West Coast Bancorp. In addition, Western Acquisition Partners owns 43.5% of Sunwest Bank common stock. Accordingly, after the reorganization, Mr. Hovde will beneficially own 57.1% of Sunwest Bank common stock.

                          The Reorganization Agreement

Conditions to the Reorganization

     The   obligation  of  West  Coast  and  Sunwest  Bank  to  consummate   the
reorganization is subject to the satisfaction or waiver on or before the completion of the reorganization of many conditions, including the following:

          o the reorganization agreement must receive all required approvals of governmental authorities, and the shareholders and Boards of Directors of West Coast and Sunwest Bank;

          o no judgment, decree, injunction, order or proceeding will be outstanding or threatened by any governmental authority which prohibits or restricts or threatens to invalidate or set aside the reorganization;

          o Sunwest Bank will have received the permit from the California Department of Financial Institutions and other authorizations necessary to issue the Sunwest Bank common stock to West Coast shareholders; and

          o Sunwest Bank and West Coast will have received all other requisite regulatory approvals to consummate the reorganization.

     The obligation of Sunwest Bank to consummate the reorganization is also subject to fulfillment of other conditions, including the following:

          o between June 22, 2001 and the completion of the reorganization, there will be no material adverse change in West Coast's and its nonbank subsidiaries, business, financial condition, results of operations or prospects; and

          o    West Coast's Stock Option Plan shall have been terminated.

     The obligations of West Coast to consummate the merger are also subject to the fulfillment of certain other conditions, including the following:

          o between June 22, 2001 and the completion of the reorganization, there will be no material adverse change in Sunwest Bank's business, financial condition, results of operations or prospects; and

          o    West  Coast  will  receive  the  fairness   opinion  of  Columbia
               Financial Advisors, Inc.

     Additionally, the completion of the reorganization is subject to the performance of covenants, the delivery of documents, the accuracy of representations and warranties and the receipt of third-party consents, officers' certificates and other documents.

     If these and other conditions are not satisfied or waived, West Coast or Sunwest Bank may terminate the reorganization agreement.

Treatment of Options

     Each option to purchase West Coast common stock issued and outstanding immediately prior to the completion of the reorganization and all obligations of West Coast under the West Coast stock option plan will, on and after the completion of the reorganization, be assumed by and be deemed to be options granted by Sunwest to purchase that number of shares of Sunwest Bank common stock subject to the options to purchase West Coast common stock, as adjusted for the conversion ratio.

Termination

     The reorganization agreement may be terminated at any time prior to the completion of the reorganization:

          o    by mutual consent of Sunwest Bank and West Coast in writing;

          o    by West Coast or Sunwest Bank  immediately  on the failure of the
               shareholders   of  West  Coast  to  approve  the   reorganization
               agreement;

          o by Sunwest Bank or West Coast if any material breach or default by the other party is not cured within 20 days after notice thereof;

          o by West Coast or Sunwest Bank if any governmental or regulatory authority denies or refuses to grant any approval, consent or authorization required to be obtained to consummate the transactions contemplated by the reorganization agreement unless, within 30 days after such denial or refusal, all parties agree to resubmit the application to the regulatory authority that has denied or refused to grant the approval, consent or qualification requested; or

          o by West Coast if any of the conditions to its obligations in the reorganization agreement shall not have been met, or by Sunwest Bank if any of the conditions to its obligations in the reorganization agreement are not satisfied by March 31, 2002, or such earlier time as it becomes apparent that such conditions shall not be met.

Covenants; Conduct of Business Prior to Completion of the Reorganization

     The reorganization agreement provides that, during the period from the date of the reorganization agreement to the completion of the reorganization, West Coast will conduct its business only in the normal and customary manner and in accordance with sound banking practices and will not, without the prior written consent of Sunwest Bank, take any of the following actions, or cause West Coast's nonbanking subsidiaries to take any of the following actions:

          o issue any securities except pursuant to the exercise of options outstanding as of the date of the reorganization agreement;

          o declare, set aside or pay any dividend, or make any other distribution upon, or purchase or redeem any shares of its stock;

          o    amend its articles of incorporation, or bylaws;

          o    adopt or amend any agreement or contract;

          o take any action which would or is reasonably likely to adversely affect the ability of West Coast to obtain any necessary approvals of any governmental entity required for the reorganization;

          o except as required by law, knowingly take or cause to be taken any action which would prevent the transactions contemplated by the merger agreement from qualifying as a tax-free reorganization under Section 368 of the Code.

     The reorganization agreement also provides that each party will:

          o use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the reorganization agreement as promptly as practical.

     The reorganization agreement also provides that West Coast will:

          o use its best efforts to keep in full force and effect all material licenses and permits;

          o use its best efforts to maintain insurance coverage substantially the same as in effect as of the date of the reorganization agreement;

          o    perform its material contractual obligations;

          o    duly and timely file all required governmental reports;

          o promptly notify the other of certain communications from tax authorities, material litigation and any event which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects on a consolidated basis;

          o    provide access to the other of certain information; and

          o use its reasonable efforts between the date of reorganization agreement and the completion of the merger to take all actions necessary or desirable, including the filing of any regulatory applications.

Amendment and Waiver of the Reorganization Agreement

     Subject to applicable law, any provision of the reorganization agreement may be amended or waived by West Coast or Sunwest Bank prior to closing if the parties mutually agree to the amendment. In addition, West Coast may waive the other party's performance of covenants or conditions to the reorganization agreement.

Regulatory Approvals for the Reorganization

     Under the reorganization agreement, Sunwest and West Coast have agreed to use their commercially reasonable efforts to obtain all necessary actions or nonactions, extensions, waivers, consents and approvals from any governmental authority necessary, proper or advisable to consummate the transactions contemplated by the reorganization agreement. Such approvals include notices to, and/or the approvals of the Federal Deposit Insurance Corporation, the Federal Reserve Board, and the California Department of Financial Institutions. Requests for regulatory approvals were filed on ___________, 2001. Prior to delivering this proxy statement to you, Sunwest did receive approval of the California
Department of Financial Institutions to issue its stock to West Coast shareholders. We are awaiting receipt of the remaining regulatory approvals.

     The reorganization is subject to prior approval by the Federal Deposit Insurance Corporation under Section 18(c) of the Federal Deposit Insurance Act.
Section 18(c) requires the FDIC, when considering a transaction like the reorganization, to take into consideration the future projects of the proposed combined institution and the effect of the transaction or the convenience and needs of the communities to be served. In considering financial resources and future prospects, the FDIC will, among other things, evaluate the adequacy of the capital of the resulting institution.

     In addition, Sunwest has filed with the FDIC to register its common stock pursuant to the Securities Exchange Act of 1934, as amended. Pursuant to such registration, Sunwest will be required to file the same periodic reports West Coast is currently required to file, including Quarterly Reports on Form 10-QSB and Annual Reports on Form 10-KSB.

     The closing of the reorganization is conditioned upon the receipt of all approvals of regulatory authorities required for the reorganization without the imposition of any conditions or requirements that would materially and adversely impact the economic or business benefits to Sunwest of the transactions contemplated by the reorganization agreement.

Directors and Officers of Sunwest Bank Following the Reorganization

     All of the directors and executive officers of Sunwest Bank prior to the reorganization will continue to be directors and executive officers of Sunwest Bank following the reorganization.

     Biographical information on all but three (3) of these directors and all of the executive officers is furnished under the heading "Proposal 2: Election of Directors." Biographical information for Messrs. Roger T. Kirwan, Steven P. Williams and Jillyn Hess-Verdon, who are directors of Sunwest Bank, but not directors of West Coast Bancorp, is furnished below:

Roger T. Kirwan

     Roger T. Kirwin is President of Woodside Financial Services located in Newport Beach, California. He is also Chairman of the Board of Directors for the Orange County Performing Arts Center in Costa Mesa, California. In 1980, he founded Ganis Credit Corporation and built it into a national consumer lender specializing in financing boats and RVs. After selling the business to the Bank of Boston in 1995, he stayed and ran it through 1999. Mr. Kirwin joined Sunwest Bank's Board of Directors in June of 2000.

Steven P. Williams

     Steven P. Williams is Managing Director of Strategic Services for M One, a Phoenix based consulting firm for financial institutions, where he worked with more than 100 financial institutions on strategic and technology planning and performance improvement initiatives from July 1991 to present. He began his career with Chase Bank and worked for Chase Bank of Arizona January 1987 to May 1990. He then became an assistant managing director of Arthur Andersen from May 1990 to July 1991. Mr. Williams is a faculty member at the National School of Banking in Fairfield, Connecticut and became a Sunwest Bank Director in June of 2000.

Jillyn Hess-Verdon

     Jillyn Hess-Verdon, a Newport Beach attorney, is President of Hess-Verdon & Associates, a professional law corporation that specializes in advising high net worth individuals and corporate executives on estate taxes and corporate matters. Ms. Hess-Verdon joined Sunwest Bank's Board of Directors in September of 2000.

Resales of Sunwest Bank Common Stock by West Coast Shareholders

     The shares of Sunwest common stock to be issued to West Coast shareholders in the reorganization will be issued pursuant to a permit granted by the California Department of Financial Institutions. These shares may be traded freely and without restriction by those shareholders. Those who are affiliates of Sunwest Bank following the reorganization may have separate restrictions on their ability to resell shares of Sunwest Bank following the reorganization.



                     Description Of West Coast Common Stock
                            And Sunwest Common Stock

     In the reorganization, West Coast shareholders will exchange their shares of West Coast common stock for shares of Sunwest Bank common stock. Both West Coast and Sunwest Bank are California corporations subject to the provisions of the California General Corporation Law, and, in the case of Sunwest Bank, the California Financial Code. On consummation of the reorganization, West Coast shareholders will become Sunwest Bank shareholders. The articles of incorporation and bylaws of Sunwest Bank, in addition to the California General Corporation Law, will govern their rights as Sunwest Bank shareholders.

     Set forth below is a summary of the material features of the Sunwest Bank common stock and the West Coast common stock. Also set forth below is a summary of the material differences between the rights of a holder of Sunwest Bank common stock and a holder of West Coast common stock. This summary is not a complete discussion of the charter documents and other instruments of West Coast and Sunwest Bank that create the rights of the security holders.

Stock Description

     Sunwest Bank. Sunwest Bank has authority to issue 30,000,000 shares of Sunwest common stock and 5,000,000 shares of preferred stock, without par value. As of June 15, 2001, there were 575,000 shares of Sunwest common stock outstanding. There are no shares of preferred stock outstanding. On any matter submitted to a vote of the shareholders, holders of Sunwest common stock are entitled to one vote, in person or by proxy, for each share of Sunwest common stock held of record in the shareholder's name on the Sunwest books as of the record date. In connection with the election of directors, the shares may be voted cumulatively. Each share of Sunwest Bank common stock has the same rights, privileges and preferences as every other share and will share equally in Sunwest Bank's net assets upon liquidation or dissolution. Sunwest Bank common stock has no preemptive, conversion or redemption rights, or sinking fund provisions.

     The Sunwest Board of Directors, without shareholder approval, may authorize one or more classes of serial preferred stock with preferences or voting rights that may adversely affect the rights of holders of Sunwest common stock. Although it is not possible to state the actual effect any issuance of preferred stock might have upon the rights of holders of the Sunwest Bank common stock, the issuance of preferred stock might:

          o restrict dividends on Sunwest Bank common stock if preferred stock dividends have not been paid;

          o dilute the voting power and equity interest of holders of Sunwest Bank common stock to the extent that any preferred stock series has voting rights or is convertible into Sunwest Bank common stock; or

          o prevent current holders of Sunwest Bank common stock from participating in Sunwest's assets upon liquidation until any liquidation preferences granted to the holders of the preferred stock are satisfied.

     In addition, Sunwest Bank's issuance of preferred stock, may, under certain circumstances, have the effect of discouraging an attempt to change control of Sunwest.

     Sunwest Bank's articles of incorporation provide that the liability of Sunwest Board of Directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Additionally, Sunwest Bank has authority to provide for the indemnification of Sunwest agents in excess of that expressly permitted by Section 317 for breach of duty to the corporation and its shareholders. Sunwest Bank is allowed to provide this indemnification to the extent not prohibited by applicable sections of California law.

     Shareholders are entitled to dividends when declared by the Sunwest Board of Directors, after satisfaction of the prior rights of holders of outstanding preferred stock, if any, subject to certain restrictions on payment of dividends imposed by California law.

     The transfer agent and registrar for Sunwest Bank common stock is American Stock Transfer and Trust.

     West Coast. West Coast has authority to issue 30,000,000 shares of common stock. At the record date, there were 9,965,283 shares of West Coast common stock issued and outstanding. On any matter submitted to a vote of the shareholders, holders of West Coast common stock are entitled to one vote in person or by proxy, for each share of West Coast common stock held of record in the shareholder's name on the West Coast books as of the record date. In connection with the election of directors, the shares may be voted cumulatively. Each share of West Coast common stock has the same rights, privileges and preferences as every other share and will share equally in West Coast net assets upon liquidation or dissolution. The stock has no preemptive, conversion or redemption rights, or sinking fund provisions.

     Shareholders are entitled to dividends when declared by the West Coast Board of Directors subject to certain restrictions on payment of dividends imposed by the California law.

     The transfer agent and registrar for West Coast common stock is American Stock Transfer and Trust.

Material Differences Between Holders of Sunwest Bank Stock and West Coast Stock

     Nomination of Directors

     Sunwest Bank. Sunwest Bank shareholders must deliver notice of their intent to nominate directors to the president of Sunwest Bank at least 10 days before any shareholder meeting called for the election of directors. However, shareholders may not mail or deliver their written notice more than 60 days before such a meeting. If Sunwest Bank gives shareholders less than 10 days' notice about such a meeting, then shareholders may deliver or mail their written intent to nominate directors during the 10-day period after Sunwest Bank mailed the meeting notice. Shareholders must mail or deliver the written intent by the close of business on the tenth day. However, if Sunwest mails the meeting notice by third-class mail, then shareholders do not have to notify Sunwest of their intent to nominate directors.

     West Coast. West Coast does not have provisions on nominations of directors.


     Payment of Dividends

     Sunwest Bank. Pursuant to the California Financial Code, Sunwest Bank cannot make any distribution, including any cash dividend, to its shareholders in an amount which exceeds the lesser of: (a) the retained earnings of Sunwest Bank or (b) its net income for its last three fiscal years, less the amount of any other distributions it has made. With the prior approval of the Commissioner of Financial Institutions, Sunwest Bank may make a distribution to its shareholders in an amount not exceeding the greatest of: (a) its retained earnings; (b) its net income for its last fiscal years; or (c) its net income for its current fiscal year. The FDIC and the California Commissioner of Financial Institutions may limit or prohibit Sunwest Bank from paying dividends if payment would be unsafe or unsound.

     West Coast Bancorp. Pursuant to the California General Corporation Law, West Coast Bancorp cannot make any distribution, including any cash dividend, to its shareholders except (a) if the amount of its retained earnings immediately prior to the distribution equals or exceeds the amount of the proposed distribution or (b) if immediately after giving the distribution, the sum of its assets would be at least equal to its current liabilities and the current assets of West Coast is (i) at least equal to its current liabilities, or (ii) if the average of the earnings of West Coast before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of West Coast for those fiscal years, at least equal to 1 1/4 times its current liabilities.

     Dissenters' Rights

     Shareholders of a state chartered bank do not have dissenters' rights when the state chartered bank survives in a merger.

                         Dissenters' Right Of Appraisal

     If you do not vote in favor of the reorganization you may be entitled to dissenters' rights of appraisal under Chapter 13 of the General Corporation Law.

     The following discussion is not meant to be a complete statement of the General Corporation Law relating to dissenters' rights, but is a summary of the material terms of Sections 1300 through 1312 of the General Corporation Law as they may apply to dissenting shareholders. This discussion is qualified in its entirety by reference to those sections of the General Corporation Law, which we have attached to this proxy statement/prospectus as Annex B. Any shareholder who wishes to exercise statutory dissenters' rights, or who thinks he or she may wish to preserve the right to do so, should carefully read sections 1300 through 1312 of the General Corporation Law and this discussion. Failure to take any necessary step may result in the loss of those rights.

     If the reorganization is completed, West Coast shareholders who elect to exercise their dissenters' rights and who in a timely fashion take all the necessary steps to perfect those rights may be entitled to receive the fair market value of their shares in cash. Under section 1300(a) of the General
Corporation Law, fair market value is determined as of June, 2001, the day before the first announcement of the terms of the reorganization. Fair market value excludes any appreciation or depreciation that resulted from the proposed reorganization, but is adjusted for any stock split, reverse stock split, or share dividend that takes effect after the date of announcement. The final bid price of West Coast common stock on June 22, 2001 was $______. West Coast management believes that this price reflects the fair market value of its common stock at that time.

     Shares of common stock must satisfy each of the following requirements to qualify as dissenting shares under the General Corporation Law:

          o the shares of common stock must have been outstanding on the record date for determination of the shares entitled to be voted at the meeting where shareholders consider the agreement. The West Coast record date is _______, 2001.

          o the shares of common stock must not have been voted, by proxy or in person, for approval of the reorganization.

          o the holder of the shares of common stock must submit the share certificates for endorsement (as described below).

     If you vote in favor of the approval of the reorganization, or execute and return a proxy with no voting instructions indicated, you will lose any dissenters' rights with respect to those shares.

     If the West Coast shareholders approve the acquisition at the meeting, within ten days of approval, West Coast will send each shareholder who did not vote in favor of the acquisition a "notice of approval." A copy of sections 1300 through 1304 of the General Corporation Law will accompany the notice of approval. The notice of approval will state the price determined by West Coast to represent the fair market value of any dissenting shares. The notice of approval will constitute an offer by West Coast to purchase the dissenting shares at that stated price. It will briefly describe the procedures to be followed by shareholders who wish to exercise their dissenters' rights.

     Within 30 days after the mailing date of the notice of approval, shareholders who wish to assert dissenters' rights must do the following:


          1. The dissenting shareholder must deliver a written demand for payment in cash of the fair market value of the dissenting shares. West Coast must receive the demand within 30 days of the mailing date of the notice of approval. By law, the demand must state the number of shares of common stock that the shareholder held of record and a statement of the dissenting shareholder's claim of the fair market value of the dissenting shares as of the close of business on June 22, 2001, the day immediately preceding the announcement of the proposed reorganization. The statement of fair market value in the demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the dissenting shares at that price; and

          2. The dissenting shareholder must submit share certificate(s) representing the dissenting shares to West Coast at West Coast's principal office. West Coast will stamp or endorse the certificate(s) with a statement that the shares are dissenting shares or exchange the shareholder's certificates for certificates of appropriate denomination so stamped or endorsed. If the price contained in the notice of approval is acceptable to the dissenting shareholder, the dissenting shareholder may demand the same price. This would constitute an acceptance of the offer by West Coast to purchase the dissenting shareholder's stock at the price stated in the notice of approval.

     If West Coast and a dissenting shareholder agree on the price for the dissenting shares, and subject to the restrictions in California law on West Coast's ability to repurchase its own shares, the dissenting shareholder is entitled to the agreed price (together with interest at the legal rate on judgments from the date of the agreement between West Coast and the dissenting shareholder) within 30 days after the agreement or within 30 days after any statutory or contractual conditions to the reorganization have been satisfied, whichever is later. West Coast may withhold payment until the dissenting shareholder surrenders the certificates for the dissenting shares.

     If West Coast and a dissenting shareholder fail to agree on the price for the dissenting shares or disagree as to whether the dissenting shareholder's shares are entitled to be classified as dissenting shares, the holder may, within six months after the notice of approval is mailed, file a complaint in the superior court of the proper county requesting the court to make such determinations or, alternatively, may intervene in any pending action brought by any other dissenting shareholder. The court will assess the costs of such an action, including compensation of appraisers in a manner the court considers equitable, but the court must assess the costs against West Coast or if the appraised value determined by the court exceeds the price offered by West Coast.

     The court action to determine the fair market value of the shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the reorganization. Also, no shareholder who has appraisal rights under Chapter 13 of the General Corporation Law will have any right to attack the validity of the reorganization or to have the reorganization set aside or rescinded except in an action to test whether the number of shares required to authorized or approve the reorganization has been legally voted in favor of the reorganization.

     Dissenting shares may lose their status as such, and the holders will lose any right to demand payment if any of the following takes place:

          o the reorganization is abandoned (in which case West Coast will pay on demand to any dissenting shareholder who has initiated proceedings in good faith as provided under Chapter 13 of the General Corporation Law all necessary expenses and reasonable attorneys' fees incurred in those proceedings);

          o the shares are transferred before being submitted for endorsement or are surrendered for conversion into shares of another class;

          o the dissenting shareholder and West Coast do not agree upon the status of the dissenting shares or on the price of such shares, but the dissenting shareholder fails to file a proper legal suit, or to intervene in a pending action within six months following the date on which the notice of approval was mailed to the shareholder; or

          o the dissenting shareholder withdraws his or her demand for the purchase of the dissenting shares with the consent of West Coast.

          o West Coast shareholders shall send any demands, notices or other documents required to be delivered to West Coast to:

                    Frank E. Smith, Corporate Secretary
                    West Coast Bancorp
                    17542 East 17th Street, Suite 200
                    Tustin, California 92780

Unaudited Pro Forma Condensed Combined Financial Information

     The following Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2001, combines the historical consolidated balance sheet of Sunwest Bank and the balance sheet of West Coast Bancorp as if the reorganization had been effective on March 31, 2001. The Unaudited Pro Forma Combined Condensed Statements of Income for the three month period ended March 31, 2001 and year ended December 31, 2000, present the combined results of operations of Sunwest Bank and West Coast Bancorp as if the reorganization had been effective at the beginning of each period. Dollars are in thousands except for per share data.

     The pro forma combined income statement accounts for the business combination under the purchase accounting method, whereby the reported income includes the operations of Sunwest only after acquisition based upon the costs assigned (fair value) to the assets acquired. The goodwill recorded, which is the excess of the total acquisition cost over the sum of the assigned fair values of the assets acquired less liabilities assumed, is amortized by systematic charges to income over a period not exceeding the estimated remaining life of the existing customer (deposit) base. The pro forma combined income statement uses a period of 15 years for such amortization.

     The pro forma adjustments, subject to later adjustment, include only items that are directly attributable to the transaction, are expected to have a continuing impact on the operations and are factually supportable. The pro forma adjustments do not include anticipated economies, from the consolidation of administrative operations, or other anticipated opportunities provided by the reorganizations. The pro forma adjustments are described in Note (2) below.

     The following unaudited pro forma combined financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of West Coast and Sunwest Bank which are included in this proxy statement/prospectus. We have prepared these proforma financial statements for illustrative purposes only and they are not indicative of the operating results that would have been achieved on the financial position that would have existed had the reorganization been consummated on the date indicated in the preceding paragraphs, nor are they indicative of the future results of financial position of West Coast and Sunwest Bank combined.

Description of Pro Forma Adjustments

     The following descriptions reference the adjustments as labeled on the pro forma combined balance sheet for March 31, 2001 and income statements for the three months ended March 31, 2001 and the year ended December 31, 2000.

     Balance Sheet

          (a) Represents the estimated remaining transaction costs of $153,000 to be paid prior to or upon consummation of this transaction.

          (b) Represents the expected amount of cash to be paid for fractional shares of $16,000.

          (c) Represents the elimination of West Coast Bancorp cash accounts for $160,000 deposited at Sunwest Bank and the $24,000 accrued interest recorded.

          (d) Represents the increase in the purchased portion of the loan portfolio to fair value at Sunwest Bank for $26,000, net of tax impact.

          (e) Represents the tax impact of $35,000 resulting from the change in basis for books versus taxes for the fair value adjustments of the accounts that were acquired.

          (f) Represents the removal of the $601,000 valuation allowance for the deferred tax asset at West Coast Bancorp that will be able to be utilized subsequent to consummation of this transaction.

          (g) Represents goodwill for the $691,000 increase in the purchased portion of the assets acquired to fair value, net of tax impact.

          (h) Represents recording the purchased portion of the intangible asset attributable to the deposit portfolio at Sunwest Bank to fair value for $57,000, net of tax impact.

          (i) Represents the elimination of the investment in subsidiary at West Coast Bancorp for $23,285,000.

          (j) Represents the elimination of minority interest of $10,020,000 to retained earnings upon consummation of this transaction.

          (k) Represents the elimination of common stock and retained earnings for $21,012,000 and $2,121,000, respectively, at Sunwest Bank.

          (l)  Represents   the  decrease  in  the  purchased   portion  of  the
               securities portfolio at Sunwest Bank to fair value for $88,000.

     Income Statement

          (m) Represents the elimination of interest on the West Coast Bancorp cash accounts deposited at Sunwest Bank for $1,000 and $11,000 for the three months ended March 31, 2001 and the year ended December 31, 2000, respectively.

          (n) Represents the amortization of the goodwill recorded over a fifteen-year period for $12,000 and $46,000 for the three months ended March 31, 2001 and the year ended December 31, 2000, respectively.

          (o) Represents the amortization of the increase in the fair value of loan portfolio for $1,000 and $4,000 for the three months ended March 31, 2001 and the year ended December 31, 2000, respectively, and the intangible asset attributed to the deposit portfolio for $2,000 and $8,000 for the three months ended March 31, 2001 and the year ended December 31, 2000, respectively, assuming a straight-line reduction in the assets over a seven-year period.

          (p)  Elimination  of  the  minority   interest  expense  recorded  for
               $291,000 and $1,185,000 for the three months ended March 31, 2001 and the year ended December 31, 2000, respectively.

          (q) Elimination of Sunwest's earnings recorded at West Coast Bancorp for $670,000 and $2,725,000 for the three months ended March 31, 2001 and the year ended December 31, 2000, respectively.

                               Unaudited Pro Forma
                      Combined Balance Sheet March 31, 2001
                 (dollars in thousands except per share amounts)


                                                                                              Sunwest and
                                                         West Coast   Pro Forma                West Coast
                                          Sunwest Bank   Bancorp     Adjustments               Combined
Assets
Cash and cash due from banks ...........   $   9,758    $     160         (329)       a,b,c    $   9,589
Mutual funds ...........................      22,019           --                                 22,019
                                           ---------    ---------    ---------    ---------    ---------
     Total cash and equivalents ........      31,777          160         (329)                   31,608
Investment securities ..................      39,929           --           --                    39,929
Loans ..................................     136,176           --           --                   136,176
Loan premium ...........................          --           --           26        d               26
Allowance for credit losses ............      (2,609)          --           --                    (2,609)
                                           ---------    ---------    ---------    ---------    ---------
     Loans and leases, net .............   $ 133,567           --    $      26                 $ 133,593
Premises and equipment, net ............         928           --           --                       928
Accrued interest receivable ............         748           --           --                       748
Deferred taxes, net ....................         214           --          566        e,f            780
Goodwill ...............................          --           --          691        g              691
Core deposit intangible ................          --           --           57        h               57
Investment in Subsidiary ...............          --       23,285      (23,285)       i               --
Other assets ...........................         895           24          (24)       c              895
                                           ---------    ---------    ---------    ---------    ---------
     Total assets ......................   $ 208,058    $  23,469    $ (22,298)                $ 209,229
                                           =========    =========    =========    =========    =========


Liabilities
Deposits
  Noninterest-bearing demand deposits ..   $  67,492          --     $     (21)       c        $  67,471
  Savings and interest-bearing demand
    deposits ...........................      64,518          --          (139)       c           64,379
  Time deposits less than $100,000 .....      13,717          --            --                    13,717
  Time deposits of $100,000 or more ....      30,754          --            --                    30,754
                                           ---------    ---------    ---------    ---------    ---------
     Total deposits ....................   $ 176,481          --      $   (160)                $ 176,321
Total borrowed funds ...................       7,000          --            --                     7,000
Accrued Interest and other liabilities .       1,532           75          (24)      c             1,583
Minority interest ......................        --         10,020      (10,020)      j                --
Stockholders' Equity
  Common stock, no par value ...........      21,012       33,506      (21,012)      k            33,506
  Retained earnings ....................       2,121      (20,082)       8,830       a,b,j,k      (9,131)
  Net unrealized gain/loss AFS .........         (88)         (50)          88       l               (50)
                                           ---------    ---------    ---------    ---------    ---------
     Total stockholders' equity ........      23,045       13,374      (12,094)                   24,325
                                           ---------    ---------    ---------    ---------    ---------
   Total liabilities and stockholders'
         equity ........................   $ 208,058    $  23,469    $ (22,298)                $ 209,229
                                           =========    =========    =========    =========    =========


     See accompanying notes to unaudited pro forma combined financial data.

                          Unaudited Pro Forma Condensed
                         Combined Statement of Earnings
                    For the Three Months Ended March 31, 2001
                 (dollars in thousands except per share amounts)


                                                                                  Sunwest and
                                              Sunwest   West Coast Pro Forma       West Coast
                                                Bank     Bancorp   Adjustments     Combined

Interest income                                 $4,205   $    1    $   (1)        m   $4,205
Interest expense                                 1,111       --        (1)        m    1,110
                                                ------   ------    ------    ------   ------
     Net interest income                         3,094        1        --              3,095
Provision for credit losses                         45       --        --                 45
                                                ------   ------    ------    ------   ------
     Net interest income after provision for
       credit losses                             3,049        1        --        --    3,050
Noninterest income                                 230       --        --                230
Noninterest expense                              2,176       16        15       n,o    2,207
Minority interest in net income of subsidiary       --      291      (291)        p       --
Earnings on Sunwest Bank                            --      670      (670)        q       --
                                                ------   ------    ------    ------   ------
     Income before income taxes                  1,103      364      (394)             1,073
Provision for income taxes                         433       --        --                433
                                                ------   ------    ------    ------   ------
     Net Income                                 $  670   $  364    $ (394)            $  640
                                                ======   ======    ======    ======   ======

Earnings per share                                                                      1.11
Book value per share                                                                   42.30


                          Unaudited Pro Forma Condensed
                         Combined Statement of Earnings
                      For the Year Ended December 31, 2000
                 (dollars in thousands except per share amounts)


                                                                                       Sunwest and
                                                Sunwest  West Coast  Pro Forma          West Coast
                                                   Bank    Bancorp   Adjustments        Combined

Interest income                                 $16,491        --    $   (11)         m   $16,480
Interest expense                                  4,406        39        (11)         m     4,434
                                                -------   -------     -------   -------   -------
     Net interest income                         12,085       (39)        --               12,046
Provision for credit losses                          20        --         --                   20
                                                -------   -------    -------    -------   -------
     Net interest income after provision for
       credit losses                             12,065       (39)        --               12,026
Noninterest income                                  889        --         --                  889
Noninterest expense                               8,340       109         58        n,o     8,507
Minority interest in net income of subsidiary        --     1,185     (1,185)         p        --
Earnings on Sunwest Bank                             --     2,725     (2,725)         q        --
                                                -------   -------    -------    -------   -------
     Income before income taxes                   4,614     1,392     (1,598)               4,408
Provision for income taxes                        1,889         5         --                1,894
                                                -------   -------    -------    -------   -------
     Net Income                                 $ 2,725     1,387     (1,598)             $ 2,514
                                                =======   =======    =======    =======   =======
Earnings per share                                                                           4.37
Book value per share                                                                        38.58

     See accompanying notes to unaudited pro forma combined financial data

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

1.       Basic Presentation

     Sunwest and West Coast have agreed to reorganization pursuant to which Sunwest will issue 0.03304 shares of stock for each share of West Coast stock. Since these are pro forma statements, we cannot assure you that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time.

     Certain information presented in the historical information on West Coast may have been reclassified to aid in the proper presentation of these pro forma condensed combined financial statements.

2.       Pro Forma Adjustments

     Shareholders' equity -- We have adjusted the number of shares outstanding for the issuance of 0.03304 shares of Sunwest common stock for each share of West Coast common stock. In addition, the merger calls for the stock options of West Coast to be converted into the stock options of Sunwest at the same ratio of 0.03304 Sunwest common stock option for each West Coast common stock option. We have adjusted the shares outstanding for each period presented to reflect this same exchange ratio in the past.

     We have based the pro forma combined net income per share on net income and the weighted average number of outstanding common shares. Net income per common share dilution includes the dilutive effect of stock options. We have adjusted the weighted average number of outstanding common shares to reflect the conversion of each share of West Coast common stock into 0.03304 shares of Sunwest common stock.

3.       Merger Related Charges

     While we cannot accurately determine the total reorganization related charges at this time, we estimate that we will incur the following charges:


Professional Fees ..   $150,000
Printing ...........     35,000
Environmental ......      4,000


     We will expense costs as incurred, some of which will be prior to the reorganization and some of which will be after the reorganization.

     Our cost estimates are forward-looking. While the costs represent our supportable current estimate of merger costs we will incur, the ultimate level and timing of recognition of such costs will be based on the final reorganization plan.

     For purposes of preparing these pro forma financial statements, we used the account balances for West Coast Bancorp and Sunwest Bank which consolidate into the consolidated audited financial statements of West Coast Bancorp previously filed with the Securities and Exchange Commission for the year ended December 31, 2000 on Form 10-KSB and the account balances for West Coast Bancorp and Sunwest Bank which consolidate into the unaudited consolidated financial statements of West Coast Bancorp previously filed with the Securities and Exchange Commission as of and for the three-month period ended March 31, 2001 on Form 10-QSB. The consolidated financial statements for Sunwest Bank for the year ended December 31, 2000 had also been previously audited.

     Sunwest Bank and West Coast Bancorp's consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States. In the opinion of the management of Sunwest Bank and West Coast Bancorp, the unaudited pro forma condensed combined financial statements include all adjustments necessary to present fairly the results of the periods presented.

                         INFORMATION ABOUT SUNWEST BANK

Business

     Sunwest Bank commenced operations as a California state-chartered bank in 1970 and is the oldest commercial bank founded in Orange County, California. West Coast acquired Sunwest in June 1985. At March 31, 2001, Sunwest had total consolidated assets of $208.1 million, total consolidated deposits of $176.5 million, $136.2 million in total loans and shareholders equity of $23 million.

     Sunwest presently has three banking offices within Orange County, California. The main office is located in Tustin, California at 17542 East 17th Street, Tustin, California 92780. Sunwest has two branch offices located in Newport Beach, California and Orange, California.

     Through its network of banking offices, Sunwest emphasizes personalized service combined with services primarily directed to small and medium sized businesses and professionals. Although Sunwest focuses its marketing of services to businesses and professionals, a wide range of consumer banking services are made available to its customers.

     Sunwest offers a wide range of deposit instruments. These include personal and business checking and savings accounts, including interest-bearing negotiable order of withdrawal ("NOW") accounts, Super NOW accounts and money market accounts, time deposits and individual retirement accounts.

     Sunwest also engages in a full complement of lending activities, including commercial, consumer installment, and real estate loans. Commercial loans are loans to local community businesses and may be unsecured or secured by assets of the business and/or its principals. Consumer installment loans include loans for automobiles, home improvements, debt consolidation and other personal needs. Real estate loans include secured short-term mini permanent real estate loans and construction loans.

     Sunwest originates loans that are guaranteed under the Small Business Investments Act and in the past has sold SBA loans in the secondary market. Sunwest currently retains SBA loans in its portfolio.

     Sunwest also offers a wide range of specialized services designed to attract and service the needs of commercial customers and account holders. These services include extended weekday banking, drive-up and walk-up facilities, merchant windows, ACH originations, on-line banking for business customers, mutual funds travelers' checks, safe deposit, Mastercard and Visa merchant deposit services, ATM cards and computer accounting services, which include payroll, lockbox and escrow accounting services.

     Sunwest Bank will be subject to continued examination by the Federal Deposit Insurance Corporation and the California Department of Financial Institutions.

Competition

     The banking and financial services industry in California generally, and in Sunwest Bank's market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. The Bank competes for loans, deposits, and customers with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader range of financial services than Sunwest Bank. In addition, recent federal legislation may have the effect of further increasing the pace of consolidation within the financial services industry.

Economic Conditions, Government Policies, Legislation, and Regulation

     Sunwest Bank's profitability, like most financial institutions, is primarily dependent on interest rate differentials. In general, the difference between the interest rates paid by Sunwest Bank on interest-bearing liabilities, such as deposits and other borrowings, and the interest rates received by Sunwest Bank on its interest-earning assets, such as loans extended to its clients and securities held in its investment portfolio, comprise the major portion of West Coast's earnings. These rates are highly sensitive to many factors that are beyond the control of West Coast and Sunwest Bank, such as inflation, recession and unemployment, and the impact which future changes in domestic and foreign economic conditions might have on Sunwest Bank cannot be predicted.

     The business of Sunwest Bank is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Board of Governors of the Federal Reserve System (the "Federal Deposit Insurance Corporation"). The Federal Deposit Insurance Corporation implements national monetary policies (with objectives such as curbing inflation and combating recession) through its open-market operations in U.S. Government securities by adjusting the required level of reserves for depository institutions  subject to its  reserve  requirements,  and by varying  the target federal funds and discount rates applicable to borrowings by depository institutions. The actions of the Federal Deposit Insurance Corporation in these areas influence the growth of bank loans, investments, and deposits and also affect interest rates earned on interest-earning assets and paid on interest-bearing liabilities. The nature and impact on West Coast and Sunwest Bank of any future changes in monetary and fiscal policies cannot be predicted.

     From time to time, legislation, as well as regulations, are enacted which have the effect of increasing the cost of doing business, limiting or expanding permissible activities, or affecting the competitive balance between banks and other financial services providers. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies, and other financial institutions and financial services providers are frequently made in the U.S. Congress, in the state legislatures, and before various regulatory agencies. This legislation may change banking statutes and the operating environment of Sunwest Bank and its subsidiaries in substantial and unpredictable ways. If enacted, such legislation could increase or decrease the cost of doing business, limit or expand permissible activities or affect the Competitive balance among banks, savings associations, credit unions, and other financial institutions. Sunwest Bank cannot predict whether any of this potential legislation will be enacted, and if enacted, the effect that it, or any implementing regulations, would have on the financial condition or results of operations of Sunwest Bank or any of its subsidiaries. See "Item 1. Business
- Supervision and Regulation."

Supervision and Regulation

         General

     Bank holding companies and banks are extensively regulated under both federal and state law. This regulation is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of stockholders of Sunwest. Set forth below is a summary description of the material laws and regulations which relate to the operations of the Sunwest. The description is qualified in its entirety by reference to the applicable laws and regulations.

         Sunwest Bank

     Sunwest Bank, as a California chartered bank, is subject to primary supervision, periodic examination, and regulation by the California Commissioner of Financial Institutions ("Commissioner") and the Federal Deposit Insurance Corporation ("FDIC"). To a lesser extent, Sunwest Bank is also subject to certain regulations promulgated by the Federal Deposit Insurance Corporation. If, as a result of an examination of Sunwest Bank, the FDIC should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity, or other aspects of Sunwest Bank's operations are unsatisfactory or that Sunwest Bank or its management is violating or has violated any law or regulation, various remedies are available to the FDIC. Such remedies include the power to enjoin "unsafe or unsound" practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of Sunwest Bank, to assess civil monetary penalties, to remove officers and directors, and ultimately to terminate Sunwest Bank's deposit insurance, which for a California chartered bank would result in a revocation of Sunwest Bank's charter. The Commissioner has many of the same remedial powers.

     Various requirements and restrictions under the laws of the State of California and the United States affect the operations of Sunwest Bank. State and federal statutes and regulations relate to many aspects of Sunwest Bank's operations, including reserves against deposits, ownership of deposit accounts, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices, and capital requirements. Further, Sunwest Bank is required to maintain certain levels of capital. See "- Capital Standards."

         Financial Services Modernization Legislation

     General. On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act of 1999 (the "Financial Services Modernization Act"). The Financial Services Modernization Act repeals the two affiliation provisions of the Glass-Steagall Act: Section 20, which restricted the affiliation of Federal Reserve Member Banks with firms "engaged principally" in specified securities activities; and Section 32, which restricts officer, director, or employee interlocks between a member bank and any company or person "primarily engaged" in specified securities activities. In addition, the Financial Services Modernization Act also contains provisions that expressly preempt any state law restricting the establishment of financial affiliations, primarily related to insurance. The general effect of the law is to establish a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms, and other financial service providers by revising and expanding the BHCA framework to permit a holding company system to engage in a full range of financial activities through a new entity known as a Financial Holding Company.

     The law also:

               o Broadens the activities that may be conducted by national banks, banking subsidiaries of bank holding companies, and their financial subsidiaries;

               o Provides an enhanced framework for protecting the privacy of consumer information;

               o    Adopts a number of provisions related to the capitalization,
                    membership,   corporate   governance,   and  other  measures
                    designed to modernize the Federal Home Loan Bank system;

               o Modifies the laws governing the implementation of the Community Reinvestment Act; and

               o    Addresses  a variety of other  legal and  regulatory  issues
                    affecting   both   day-to-day   operations   and   long-term
                    activities of financial institutions.

     Sunwest Bank does not believe that the Financial Services Modernization Act will have a material adverse effect on operations in the near-term. However, to the extent that it permits banks, securities firms, and insurance companies to affiliate, the financial services industry may experience further consolidation. The Financial Services Modernization Act is intended to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, this act may have the result of increasing the amount of competition that West Coast and Sunwest Bank face from larger institutions and other types of companies offering financial products, many of which may have substantially more financial resources than West Coast and Sunwest Bank.

     The Financial Services Modernization Act includes a new section of the Federal Deposit Insurance Act governing subsidiaries of state banks that engage in "activities as principal that would only be permissible" for a national bank to conduct in a financial subsidiary. It expressly preserves the ability of a state bank to retain all existing subsidiaries. Because, California permits commercial banks chartered by the state to engage in any activity permissible for national banks, Sunwest Bank will be permitted to form subsidiaries to engage in the activities authorized by the Financial Services Modernization Act, to the same extent as a national bank. In order to form a financial subsidiary, Sunwest Bank must be well-capitalized, and Sunwest Bank would be subject to the same capital deduction, risk management and affiliate transaction rules as applicable to national banks.

     Privacy. Under the Financial Services Modernization Act, federal banking regulators are required to adopt rules that will limit the ability of banks and other financial institutions to disclose non-public information about consumers to nonaffiliated third parties. These limitations will require disclosure of privacy policies to consumers and, in some circumstances, will allow consumers to prevent disclosure of certain personal information to a nonaffiliated third party. Federal banking regulators issued final rules on May 10, 2000. Pursuant to these rules, financial institutions must provide:

               o initial notices to customers about their privacy policies, describing the conditions under which they may disclose nonpublic personal information to nonaffiliated third parties and affiliates;

               o    annual   notices  of  their  privacy   policies  to  current
                    customers; and

               o    a   reasonable   method  for   customers  to  "opt  out"  of
                    disclosures to nonaffiliated third parties.

     The rules were effective November 13, 2000, but compliance is optional until July 1, 2001. These privacy provisions will affect how consumer information is transmitted through diversified financial companies and conveyed to outside vendors. It is not possible at this time to assess the impact of the privacy provisions on West Coast's financial condition or results of operations.

     Consumer Protection Rules - Sale of Insurance Products. In December 2000 pursuant to the requirements of the Financial Services Modernization Act, the federal bank and thrift regulatory agencies adopted consumer protection rules for the sale of insurance products by depository institutions. The rule is effective on April 1, 2001. The final rule applies to any depository institution or any person selling, soliciting, advertising, or offering insurance products or annuities to a consumer at an office of the institution or on behalf of the institution. Before an institution can complete the sale of an insurance product or annuity, the regulation requires oral and written disclosure that such product:

               o is not a deposit or other obligation of, or guaranteed by, the depository institution or its affiliate;

               o is not insured by the FDIC or any other agency of the United States, the depository institution or its affiliate; and

               o has certain risks in investment, including the possible loss of value.

     Finally, the depository institution may not condition an extension of credit:

               o on the consumer's purchase of an insurance product or annuity from the depository institution or from any of its affiliates, or

               o on the consumer's agreement not to obtain, or a prohibition on the consumer from obtaining, an insurance product or annuity from an unaffiliated entity.

     The rule also requires formal acknowledgement from the consumer that disclosures were received.

     In addition, to the extent practicable, a depository institution must keep insurance and annuity sales activities physically segregated from the areas where retail deposits are routinely accepted from the general public.

     Safeguarding  Confidential  Customer  Information.  In  January  2000,  the
banking  agencies  adopted  guidelines   requiring  financial   institutions  to
establish an information security program to:

               o identify and assess the risks that may threaten customer information;

               o develop a written plan containing policies and procedures to manage and control these risks;

               o    implement and test the plan; and

               o adjust the plan on a continuing basis to account for changes in technology, the sensitivity of customer information, and internal or external threats to information security.

     Each institution may implement a security program appropriate to its size and complexity and the nature and scope of its operations.

     The guidelines outline specific security measures that institutions should consider in implementing a security program. A financial institution must adopt those security measures determined to be appropriate. The guidelines require the board of directors to oversee an institution's efforts to develop, implement, and maintain an effective information security program and approve written information security policies and programs. The guidelines are effective July 1, 2001.

     Dividends and Other Transfers of Funds

     The California Department of Financial Institutions has the authority to prohibit Sunwest Bank from paying dividends, depending upon Sunwest Bank's financial condition, if such payment is deemed to constitute an unsafe or unsound practice.

     The FDIC also has authority to prohibit Sunwest Bank from engaging in activities that, in the FDIC's opinion, constitute unsafe or unsound practices in conducting its business. It is possible, depending upon the financial condition of the bank in question and other factors, that the FDIC could assert that the payment of dividends or other payments might, under some circumstances, be such an unsafe or unsound practice. Further, the FDIC has established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under their jurisdiction. Compliance with the standards set forth in such guidelines and the restrictions that are or may be imposed under the prompt corrective action provisions of federal law could limit the amount of dividends which Sunwest Bank or West Coast may pay. An insured depository institution is prohibited from paying management fees to any controlling persons or, with certain limited exceptions, making capital distributions if after such transaction the institution would be undercapitalized. See "- Prompt Corrective Regulatory Action and Other Enforcement Mechanisms" and "- Capital Standards" for a discussion of these additional restrictions on capital distributions.

     The  Federal  Deposit  Insurance  Corporation  also  has the  authority  to prohibit Sunwest Bank from engaging in activities that, in the Federal Deposit Insurance Corporation's opinion, constitute unsafe or unsound practices. It is possible, depending upon the financial condition of the bank in question and other factors, that the Federal Deposit Insurance Corporation could assert that the payment of dividends or other payments might, under some circumstances, be an unsafe or unsound practice. Further, the Federal Deposit Insurance

Corporation has established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under its jurisdiction. Compliance with the standards set forth in such guidelines and the restrictions that are or may be imposed under the prompt corrective action provisions of federal law could limit the amount of dividends which Sunwest Bank or West Coast may pay. The Commissioner may impose similar limitations on the conduct of California-chartered banks. See "- Capital Standards" and "- Prompt Corrective Action and Other Enforcement Mechanisms," for a discussion of these additional restrictions on capital distributions.

     Sunwest Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, West Coast or other affiliates, the purchase of, or investments in, stock or other securities thereof, the taking of such securities as collateral for loans, and the purchase of assets of West Coast or other affiliates. Such restrictions prevent West Coast and such other affiliates from borrowing from Sunwest Bank unless the loans are secured by marketable obligations of designated amounts. Further, such secured loans and investments by Sunwest Bank to or in West Coast or to or in any other affiliate are limited, individually, to 10.0% of Sunwest Bank's capital and surplus (as defined by federal regulations), and such secured loans and investments are limited, in the aggregate, to 20.0% of Sunwest Bank's capital and surplus (as defined by federal regulations). California law also imposes certain restrictions with respect to transactions involving West Coast and other controlling persons of Sunwest Bank. Additional restrictions on transactions with affiliates may be imposed on Sunwest Bank under the prompt corrective action provisions of federal law. See "Item 1. Business - Supervision and Regulation - Prompt Corrective Action and Other Enforcement Mechanisms."

         Capital Standards

     The federal banking agencies have adopted risk-based minimum capital guidelines intended to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk federal banking agencies, to 100% for assets with relatively high credit risk.

     The guidelines require a minimum ratio of qualifying total capital to risk-adjusted assets of 8% and a minimum ratio of Tier 1 capital to risk-adjusted assets of 4%. In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets must be 3%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

     The following table presents the amounts of regulatory capital and the capital ratios for Sunwest Bank, compared to its minimum regulatory capital requirements as of December 31, 2000 and March 31, 2001, respectively.

                                              As of December 31, 2000
                           ---------------------------------------------------------
                                 Actual           Required            Excess
                           ----------------    ---------------    ------------------
                           Amount     Ratio    Amount    Ratio    Amount       Ratio
(Dollars in thousands)
Leverage ratio ........   $22,463     11.67%  $ 7,702    4.00%   $14,761       7.67%
Tier 1 risk-based ratio    22,463     14.18     6,338    4.00     16,125      10.18
Total risk-based ratio     24,451     15.43    12,676    8.00     11,775       7.43



                                            As of March 31, 2001
                          ---------------------------------------------------------
                                Actual           Required            Excess
                          ----------------    ---------------    ------------------
                          Amount     Ratio    Amount    Ratio    Amount       Ratio
(Dollars in thousands)
Leverage ratio ........   $23,133     11.25%  $ 8,228    4.00%   $14,905      7.25%
Tier 1 risk-based ratio    23,133     13.68     6,765    4.00     16,368      9.68
Total risk-based ratio     25,253     14.93    13,531    8.00     11,722      6.93


     The federal banking regulators may set capital requirements higher than the minimums described above when circumstances warrant it. For example, a financial institution experiencing or anticipating significant growth may be expected to maintain capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. The Federal Deposit Insurance Corporation has also indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indications of capital strength when evaluating proposals for expansion or new activities.

     Proposed Capital Requirements for Community Institutions

     In November 2000 the federal bank and thrift regulatory agencies requested public comment on an advance notice of proposed rulemaking that considers the establishment of a simplified regulatory capital framework for non-complex institutions.

     In the proposal, the agencies suggested criteria that could be used to determine eligibility for a simplified capital framework, such as the nature of a bank's activities, its asset size and its risk profile. In the advance notice, the agencies seek comment on possible minimum regulatory capital requirements for non-complex institutions, including a simplified risk-based ratio, a simple leverage ratio, or a leverage ratio modified to incorporate certain off-balance sheet exposures.

     The advance notice solicits public comment on the agencies' preliminary views. Comments are due on the proposal on February 1, 2001. Given the preliminary nature of the proposal, it is not possible to predict its impact on Sunwest Bank at this time.

     Prompt Corrective Action and Other Enforcement Mechanisms

     Federal banking agencies possess broad powers to take corrective and other supervisory action to resolve the problems of insured depository institutions, including but not limited to those institutions that fall below one or more prescribed minimum capital ratios. Each federal banking agency has promulgated regulations defining the following five categories in which an insured depository institution will be placed, based on its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. At March 31, 20001 and December 31, 2000, Sunwest Bank and West Coast exceeded the required ratios for classification as "well capitalized."

     An institution that, based upon its capital levels, is classified as well capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions. The federal banking agencies, however, may not treat a significantly undercapitalized institution as critically undercapitalized unless its capital ratio actually warrants such treatment.

     In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation, or any condition imposed in writing by the agency or any written agreement with the agency.

     Safety and Soundness Standards

     The federal banking agencies have adopted guidelines designed to assist the federal banking agencies in identifying and addressing potential safety and soundness concerns before capital becomes impaired. The guidelines set forth operational and managerial standards relating to: (i) internal controls, information systems and internal audit systems, (ii) loan documentation, (iii) credit underwriting, (iv) asset growth, (v) earnings, and (vi) compensation, fees and benefits. In addition, the federal banking agencies have also adopted safety and soundness guidelines with respect to asset quality and earnings standards. These guidelines provide six standards for establishing and maintaining a system to identify problem assets and prevent those assets from deteriorating. Under these standards, an insured depository institution should:
(i) conduct periodic asset quality reviews to identify problem assets, (ii) estimate the inherent losses in problem assets and establish reserves that are sufficient to absorb estimated losses, (iii) compare problem asset totals to capital, (iv) take appropriate corrective action to resolve problem assets, (v) consider the size and potential risks of material asset concentrations, and (vi) provide periodic asset quality reports with adequate information for management and the board of directors to assess the level of asset risk. These new guidelines also set forth standards for evaluating and monitoring earnings and for ensuring that earnings are sufficient for the maintenance of adequate capital and reserves.

     Premiums for Deposit Insurance

     Through Sunwest Bank Insurance Fund (BIF), the FDIC insures the deposits of Sunwest Bank up to prescribed limits for each depositor. The amount of FDIC assessments paid by each BIF member institution is based on its relative risk of default as measured by regulatory capital ratios and other factors. Specifically, the assessment rate is based on the institution's capitalization risk category and supervisory subgroup category. An institution's capitalization risk category is based on the FDIC's determination of whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. An institution's supervisory subgroup category is based on the FDIC's assessment of the financial condition of the institution and the probability that FDIC intervention or other corrective action will be required.

     FDIC-insured depository institutions pay an assessment rate equal to the rate assessed on deposits insured by the Savings Association Insurance Fund ("SAIF").

     The assessment rate currently ranges from zero to 27 cents per $100 of domestic deposits. The FDIC may increase or decrease the assessment rate schedule on a semi-annual basis. An increase in the assessment rate could have a material adverse effect on West Coast's earnings, depending on the amount of the increase. The FDIC is authorized to terminate a depository institution's deposit insurance upon a finding by the FDIC that the institution's financial condition is unsafe or unsound or that the institution has engaged in unsafe or unsound practices or has violated any applicable rule, regulation, order or condition enacted or imposed by the institution's regulatory agency. The termination of deposit insurance for one or more of West Coast's subsidiary depository institutions could have a material adverse effect on West Coast's earnings, depending on the collective size of the particular institutions involved.

     All FDIC-insured depository institutions must pay an annual assessment to provide funds for the payment of interest on bonds issued by the Financing Corporation, a federal corporation chartered under the authority of the Federal Housing Finance Board. The bonds, commonly referred to as FICO bonds, were issued to capitalize the Federal Savings and Loan Insurance Corporation. The FDIC established the FICO assessment rates effective for the third quarter of 2000 at approximately $.021 per $100 annually for assessable deposits. The FICO assessments are adjusted quarterly to reflect changes in the assessment bases of the FDIC's insurance funds and do not vary depending on a depository institution's capitalization or supervisory evaluations.

     Interstate Banking and Branching

     The BHCA permits bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions, including certain nationwide- and state-imposed concentration limits. The Bank has the ability, subject to certain restrictions, to acquire by acquisition or merger branches outside its home state. The establishment of new interstate branches is also possible in those states with laws that expressly permit it. Interstate branches are subject to certain laws of the states in which they are located. Competition may increase further as banks branch across state lines and enter new markets.

     Community Reinvestment Act and Fair Lending Developments

     Sunwest Bank is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community
Reinvestment Act activities. The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of its local communities, including low- and moderate-income neighborhoods. A bank may be subject to substantial penalties and corrective measures for a violation of certain fair lending laws. The federal banking agencies may take compliance with such laws and CRA obligations into account when regulating and supervising other activities. In December 2000, the federal banking agencies established annual reporting and public disclosure requirements for certain written agreements that are entered into between insured depository institutions or their affiliates and nongovernmental entities or persons that are made pursuant to, or in connection with, the fulfillment of the CRA.

     A bank's compliance with its CRA obligations is based a performance-based evaluation system which bases CRA ratings on an institution's lending service and investment performance. When a bank holding company applies for approval to acquire a bank or other bank holding company, the Federal Deposit Insurance Corporation will review the assessment of each subsidiary bank of the applicant bank holding company, and such records may be the basis for denying the application. Based on an examination conducted June 21, 1999, Sunwest Bank was rated "satisfactory" in complying with its CRA obligations.

     Current Accounting Pronouncements

     The Financial Accounting Standards Board has issued a Proposed Statement of Financial Accounting Standards in exposure draft form entitled "Business Combinations and Intangible Assets -- Accounting for Goodwill." This proposed statement would require that goodwill would not be amortized, but instead evaluated for impairment when events or circumstances occur indicating the goodwill might be impaired. This statement has not been finalized or issued, and, therefore, all transactions are recorded under existing standards.

     In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," a replacement of SFAS No. 125. This Statement revises the standards for securitization and other transfers of financial assets and collateral and requires certain disclosures and is effective as of March 31, 2001. The adoption of this pronouncement did not have a material impact on the Company's financial statements.

SELECTED STATISTICAL INFORMATION

     The following tables and data set forth, for the respective periods shown, selected statistical information relating to Sunwest. The tables and data should be read in conjunction with the other financial information appearing elsewhere in this report.

Investment Securities

     Sunwest maintains a portion of its assets in investment securities to provide liquidity, generate a reasonable rate of return, meet pledging requirements, and minimize risk. At December 31, 2000 and March 31, 2001 all of Sunwest's investment securities were classified as available-for-sale. Investment securities classified as available-for-sale are stated at market value which is equal to book value. The following table presents the distribution of investment securities for the periods indicated.


                                           (Unaudited)
                                           At March 31,    At December 31,
                                           -------------------------------
(dollars in thousands)                      2001          2000     1999
------------------------------------------ -------------------------------
U.S. Treasury and  other government
   agency securities                         $    --      $   999   $   991
Collateralized mortgage obligations           17,683       17,871    18,560
Mortgage-backed securities                     3,752        3,972     4,876
Corporate bonds                                6,286        3,803     4,900
Trust preferred securities                     5,715        5,422     3,863
Municipal bonds                                6,054        6,033     5,829
Other securities                                 439          431       473
                                             -------      -------   -------
Total                                        $39,929      $38,531   $39,492
                                             =======      =======   =======

     The following tables disclose the maturity dates and average yields of the investment securities at the periods indicated. Mortgage-backed securities and collateralized mortgage obligations are classified in accordance with their estimated lives. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations. Trust preferred securities are classified in the one to five year category due to call provisions at the option of the issuer. The stated maturities are in excess of ten years.


                                                                      At March 31, 2001

                                      Due Within        Due After One Year But    Due After Five Years        Due After
                                       One Year           Within Five Years       But Within Ten Years        Ten Years
                                  -------------------- ------------------------- ----------------------- -----------------
(dollars in thousands)             Amount     Yield     Amount     Yield         Amount    Yield          Amount     Yield
--------------------------------------------------------------------------------------------------------------------------

U.S. Treasury and other
   government agency
   Securities                     $   --         -%     $   --       -%      $     --        -%           $  --        -%
Collateralized mortgage
   Obligations                       340      6.00       4,953    7.48          7,010      7.15            5,380    7.26
Mortgage-backed securities            63      7.75       2,785    7.78            525      7.86              379    6.28
Corporate bonds                    1,905      6.89       2,488    7.22          1,375      7.22              518    6.36
Trust preferred securities            --        --       4,673    9.44          1,042     10.75               --      --
Municipal bonds                       --        --       3,148    6.96          2,906      7.10
Other Securities                     439      7.15          --      --             --        --               --      --
                                  --------------------------------------------------------------------------------------
Total                             $2,747      6.84%   18,047     7.91%       $12,858       7.47%         $6,277   7.13%
                                  ======================================================================================

                                                                     At December 31, 2000

                                      Due Within        Due After One Year But    Due After Five Years        Due After
                                       One Year           Within Five Years       But Within Ten Years        Ten Years
                                  -------------------- ------------------------- ----------------------- -----------------
(dollars in thousands)             Amount     Yield     Amount     Yield         Amount    Yield          Amount     Yield
--------------------------------------------------------------------------------------------------------------------------

U.S. Treasury and other
   government agency
   Securities                     $   999     5.49%       $  --        -%      $    --         -%          $            --%
Collateralized mortgage
   Obligations                        589     5.91         4,038      7.45       7,974       6.32           5,270      7.22
Mortgage-backed securities             76     7.75           896      8.39       2,624       8.03             376      6.28
Corporate bonds                        --       --         1,928      7.09       1,334       7.29             541      6.36
Trust preferred securities             --       --         5,422     11.57          --         --              --        --
Municipal bonds                        --       --         3,120      6.96       2,913       7.10
Other Securities                      431     4.08            --        --         --          --              --        --
                                 -------------------------------------------------------------------------------------------
Total                            $  2,095     5.40%      $15,404      8.81%    $14,845       6.86%        $ 6,187      7.09%
                                 ===========================================================================================

Loans by Type

     The following table sets forth loans by type for the periods indicated. Sunwest had no foreign loans during the periods reported.

                                                   (Unaudited)
                                                   At March 31,      At December 31,
-------------------------------------------------------------------------------------
(dollars in thousands)                                 2001         2000         1999
                                                  ---------    ---------    ---------
Commercial                                        $  38,609    $  38,081    $  42,162
Real Estate - mortgage                               89,421       88,244       87,548
Real Estate - construction                            5,492        4,454        1,957
Installment loans                                     2,894        2,281        1,698
Unearned income,
  Discounts and fees                                   (240)        (303)        (357)
                                                  ---------    ---------    ---------
Total Loans                                       $ 136,176    $ 132,757    $ 133,008
                                                  =========    =========    =========

     Commercial loans are generally loans to local community businesses and may be unsecured or secured by assets of the business and/or its principals. Mortgage loans are secured by deeds of trust on the underlying properties and may be guaranteed by the principal borrowers. Installment loans to individuals may be unsecured or secured by various types of assets including automobiles, trust deeds, recreational vehicles or other personal property.

     Sunwest primarily funds loans based on the creditworthiness of the borrower and supported by a minimum of two identified sources of repayment. Advance rates on collateral provided in support of the sources of repayment generally range from 60% to 80% of collateral value. Loans have decreased because of large loan payoffs in 2000.

     Real estate mortgage and construction lending contain potential risks which are not inherent in other types of commercial loans. These potential risks include declines in market values of underlying real property collateral and, with respect to construction lending, delays or cost overruns, which could expose Sunwest to loss. In addition, risks in commercial real estate lending include declines in commercial real estate values, general economic conditions surrounding the commercial real estate properties, and vacancy rates. A decline in the general economic conditions or real estate values within Sunwest's market area could have a negative impact on the performance of the loan portfolio or value of the collateral. Because Sunwest lends primarily within its market areas, the real property collateral for its loans is similarly concentrated, rather than diversified over a broader geographic area. Sunwest could therefore be adversely affected by a decline in real estate values in Orange County and the surrounding counties even if real estate values elsewhere in California generally remained stable or increased.

     The risks in Sunwest's loan portfolio stem from the individual credits that are contained therein. The risks of a particular credit arise from the interplay of various factors, including the underwriting criteria applied to originate the credit, the creditworthiness of the borrower, the controls placed on the disbursement of funds, the procedures employed to monitor the credit, the interest rate charged, market interest rate increases for variable rate loans and the external economic conditions that may affect the creditor's ability to repay or the value of the underlying collateral. Further, with respect to secured credits, certain additional factors include the nature of the appraisals obtained with respect to the underlying collateral and the loan to value ratio. Assuming all other things are equal, certain credits have characteristics that present a higher degree of risk than others: a secured credit is less risky than an unsecured credit; a credit with liquid collateral is less risky than a credit secured by collateral for which there is only a limited market; a credit with a lower interest rate is less risky than one with a higher rate; a credit with a lower loan to value ratio is less risky than a credit with a higher ratio; and a credit that is underwritten pursuant to rigorous underwriting criteria and a careful review of the borrower's creditworthiness is less risky than a credit originated pursuant to less rigorous standards. Sunwest considers these characteristics, among others, during the underwriting process in an attempt to originate loans with an acceptable level of risk. Approximately 69.7% of Sunwest Bank's loans were secured by real estate at March 31, 2001. At December 31, 2000, and March 31, 2001, Sunwest had no significant loan concentrations other than those identified above.

Rate Sensitivity

     Financial institutions are susceptible to fluctuations in interest rates. To the degree that the average yield on assets responds differently to a change in interest rates than does the average cost of funds sources, earnings will be sensitive to interest rate changes.

     The following tables set forth the maturities for commercial and real estate-construction loans at March 31, 2001 and December 31, 2000, respectively. These loans comprised 32% of the gross loan portfolio at March 31, 2001 and December 31, 2000 and are classified according to changes in interest rates (dollars in thousands).


                                             March 31, 2001
                                                Maturing
--------------------------------------------------------------------------------------
                                                 After One
                                                 Year But
                             Within One Year    Within Five    After
                             or Less              Years        Five Years      Total
--------------------------------------------------------------------------------------
Commercial                   $16,160             $17,755      $ 4,694          $38,609
Real estate - construction     1,087               4,405           --            5,492
                             ---------------------------------------------------------
Total                        $17,247             $22,160      $ 4,694          $44,101
                             =========================================================
Loans included above with:
   Fixed rates               $ 2,774             $ 5,316      $ 1,635          $ 9,725
   Variable rates             14,473              16,844        3,059           34,376
                             ---------------------------------------------------------
Total                        $17,247             $22,160      $ 4,694          $44,101
                             =========================================================


                                               December 31, 2000
                                                  Maturing
---------------------------------------------------------------------------------------
                                                  After One
                                                 Year But
                             Within One Year    Within Five    After
                             or Less              Years        Five Years      Total
--------------------------------------------------------------------------------------
Commercial                   $15,500             $17,454      $ 5,127          $38,081
Real estate - construction       844               3,610           --            4,454
                             ---------------------------------------------------------
Total                        $16,344             $21,064      $ 5,127          $42,535
                             =========================================================
Loans included above with:
   Fixed rates               $ 2,978             $ 5,585      $ 1,796          $10,359
   Variable rates             13,366              15,479        3,331           32,176
                             ---------------------------------------------------------
Total                        $16,344             $21,064      $ 5,127          $42,535
                             =========================================================


Allowance for Credit Losses

     The following table discloses the activity in the allowance for credit losses for the periods indicated:

                                                      (Unaudited)
                                                    At and for the      At and for
                                                  three months ended  the year ended
                                                        March 31,       December 31,
--------------------------------------------------------------------------------------

(dollars in thousands)                                     2001       2000        1999
-----------------------------------------------------   -------    -------     -------
Allowance for credit losses at beginning of period      $ 2,554    $ 2,457     $ 2,444

Charge-offs:
   Commercial                                                --        (46)       (158)
   Real estate - mortgage                                    --        (17)        (92)
   Installment loans to individuals                          --         --          (2)
-----------------------------------------------------   -------    -------     -------
Total Charge-offs                                            --        (63)       (252)
-----------------------------------------------------   -------    -------     -------
Recoveries:
   Commercial                                                 7         64          42
   Real estate - mortgage                                     1         47         205
   Installment loans to individuals                           2         29          16
   Direct lease financing                                    --         --           2
-----------------------------------------------------   -------    -------     -------
Total Recoveries                                             10        140         265
-----------------------------------------------------   -------    -------     -------
Net recoveries (charge-offs)                                 10         77          13
Additions
   charged to provision for credit                           45         20          --
-----------------------------------------------------   -------    -------     -------
Balance at end of period                                $ 2,609    $ 2,554     $ 2,457
-----------------------------------------------------   -------    -------     -------
Allowance for credit losses as a percentage of:
   Average loans                                           1.92%      1.94%       1.87%
   Loans at end of period                                  1.92%      1.92%       1.85%
   Loans on nonaccrual and 90 days past due                  --         --      486.50%

Net recoveries as a  percentage of:
     Average Loans during the period (1)                    .03%       .06%        .01%

     (1) Annualized for the three months ended March 31, 2001.

     The allowance for credit losses is established by a provision for credit losses charged against current period income. Credit losses are charged against the allowance when, in management's judgment, the credit is considered uncollectible or of such little value that its continuance as an asset is unwarranted. The allowance is the amount that Management believes is adequate to absorb losses inherent in existing loans. Management's evaluation takes into consideration several factors, including economic conditions and their effects on particular industries and specific borrowers, borrowers' financial data, regulatory examinations and requirements, and continuous monitoring and review of the loan portfolio for changes in overall quality and specific loan problems. The allowance is available for all credit losses. The amount of the allowance is determined by establishing specific allocations, general allocations and supplemental allocations. Specific allocations are established by analyzing individual credits, generally all loans classified as "doubtful" and certain loans classified as "substandard". The general allocations are determined based upon quantitative historical loss experience of loans. The supplemental allocations are additional reserves that are based on economic conditions, trends in delinquency, restructured and nonperforming loans, and are otherwise deemed necessary and prudent by Management. Management believes that the allowance for credit losses of $2,554,000, constituting approximately 1.92% of loans outstanding at December 31, 2000, and $2,609,000 or 1.92% of loans outstanding at March 31, 2001, was adequate to absorb known and inherent risks in the loan portfolio.

     Sunwest established an allowance for credit losses for the periods indicated for each category as set forth below. The allowance includes allocations for specific loans as well as general and supplemental allocations for each category.

                                           (Unaudited)
                                         At March 31, 2001
                                      --------------------------
                                                  Percent of
                                                  Loan Category
(dollars in thousands)               Allowance    to Total Loans
----------------------------------   ---------    --------------
Commercial                            $  574               28.2%
Real estate-mortgage                   1,867               65.7
Real estate-construction                  50                4.0
Installment loans                        118                2.1
                                      --------    --------------
Total                                 $2,609              100.0%
                                      ========    ==============


                                                          At December 31,
                                      -------------------------------------------------------
                                                 2000                        1999
                                      --------------------------------- ---------------------
                                                  Percent of                          Percent of
                                                  loan Category                       Loan Category
(dollars in thousands)                Allowance   to Total Loans         Allowanceto  to Total Loans
---------------------------------------------------------------------------------------------
Commercial                            $  568       28.5%                $  684      31.4%
Real estate-mortgage                   1,863       66.5                  1,714      65.8
Real estate-construction                  38        3.3                     24       1.5
Installment loans                         85        1.7                     35       1.3
                                      ------      ------               -------    ------
Total                                 $2,554      100.0%                $2,457     100.0%
                                      ======      ======               =======    ======

Nonperforming Loans

     Loans for which the accrual of interest has been discontinued are designated nonaccrual loans. Accrual of interest on such loans is discontinued when reasonable doubt exists as to the full and timely collection of either principal or interest or generally when a loan becomes contractually 90 days past due with respect to principal or interest. Under certain circumstances, interest accruals are continued on loans past due 90 days which, in Management's judgment, are considered fully collectible, well secured and in the process of collection. Restructured loans are those on which the terms have been modified in favor of the borrower as a result of the borrower's inability to meet the original terms.

     The following table summarizes loans which were on nonaccrual, loans 90 days or more past due and still accruing interest and restructured loans at the dates indicated:

                                                          (Unaudited)
                                                          At March 31,         At December 31,
                                                         ------------- ----------------------------
(dollars in thousands)                                        2001            2000        1999
------------------------------------------------------   -------------   -------------   ---------
Nonaccrual loans                                          $     --       $      --       $   505
90 days past due loans and still accruing                       --              --            --
Restructured/classified loans                                2,001           2,010         2,041
Loans on nonaccrual and 90 days past due/total loans            --              --          0.38%
Loans on nonaccrual and 90 days past due/total assets           --              --          0.27%
------------------------------------------------------  --------------   -------------   ---------

     Under the original terms of the restructured loans, interest earned would have totaled $53,000 and $54,000 for the three months ended March 31, 2001 and 2000, respectively. Under the restructured terms of the loans, interest income recorded amounted to $43,000 and $41,000 in 2001 and 2000, respectively.

     Under the original terms of the restructured loans, interest earned would have totaled $215,000 and $218,000 for the years ended December 31, 2000 and 1999, respectively. Under the restructured terms of the loans, interest income recorded amounted to $165,000 and, $219,000 in 2000 and 1999, respectively.

     All restructured loans shown in the chart above were in compliance with their modified terms.

Classified Loans

     The policy of Sunwest is to review the loans in the portfolio to identify problem credits and classify them based on a loan grading system. The loan grading system includes three classifications for problem loans: "substandard", "doubtful" and "loss". A substandard loan is inadequately protected by the current sound net worth and paying capacity of the borrower or by the pledged collateral, if any. A substandard loan has one or more well defined weaknesses that jeopardize the liquidation of the debt. A doubtful loan has critical weaknesses which make collection or liquidation in full improbable. A loan classified as loss is considered uncollectible or of such little value that its continuance as an asset is unwarranted. Another category designated as "special mention" is maintained for loans which are marginally acceptable but currently protected by the current sound net worth and paying capacity of the borrower or by the pledged collateral, if any. A special mention loan is potentially weak, as the borrower is exhibiting deteriorating trends which, if not corrected, could jeopardize the repayment of the debt and result in a substandard classification.

     The following presents loans classified as substandard, doubtful and special mention at the dates indicated:

                                       (Unaudited)
                                       At March 31,       At December 31,
(in thousands)                           2001          2000            1999
------------------------------------------------------------------------------
Substandard                            $ 2,004      $ 2,056        $ 2,478
Doubtful                                    --           --              8
------------------------------------------------------------------------------
Total                                  $ 2,004      $ 2,056        $ 2,486
Special mention                        $ 1,986      $ 2,342        $ 2,096
------------------------------------------------------------------------------

     There were no loans classified as loss for any of the periods presented. Except for the loans classified as substandard, Management is not aware of any loans at March 31, 2001, 2000 where the known credit problems of the borrower would cause Sunwest to have serious doubts as to the ability of such borrowers to comply with their present loan repayment terms and which would result in such loans becoming nonperforming loans at some future date. Management cannot, however, predict the extent to which the current economic environment may deteriorate, or the full impact such environment may have on Sunwest's loan portfolio. Furthermore, Sunwest's loan portfolio is subject to review by federal and state regulators as part of their routine, periodic examination and such regulators' assessment of specific credits may affect the level of Sunwest's nonperforming loans and allowance for credit losses. Accordingly, there can be no assurance that other loans will not become nonperforming in the future.

Real Estate Owned

     Gross real estate owned, the valuation allowance and net real estate owned were as follows at the dates presented:

                                  (Unaudited)
                                  At March 31,        At December 31,
(dollars in thousands)               2001          2000             1999
------------------------------  -------------- -------------- --------------
Gross real estate owned          $ --           $ --           $672
Valuation allowance                --             --            197
------------------------------  -------------  --------------  -------------
Net real estate owned            $ --           $ --           $475
------------------------------  -------------  --------------  -------------
Percent of assets                  --             --            0.3%
------------------------------  -------------  --------------  -------------

     Real estate owned consists of real estate acquired in settlement of loans. Real estate owned is carried at the lower of cost or fair value, less estimated selling costs. The recognition of gains and losses on sales of real estate is dependent upon various factors relating to the nature of the property sold and the terms of the sale.

     Once real estate is acquired and periodically thereafter, management obtains a valuation of the real estate and a valuation allowance for estimated losses is provided against income if the carrying value of real estate exceeds estimated fair value less selling costs. Legal fees and direct costs, including foreclosure, appraisal and other related costs, are expensed as incurred. While management uses currently available information to provide for losses on real estate, future additions to the valuation allowance may be necessary based on future economic conditions. In addition, the regulatory agencies periodically review the valuation allowance and such agencies may require Sunwest to recognize additions to the valuation allowance based on information and factors available to them at the time of their examinations. Accordingly, no assurance can be given that Sunwest will not recognize additional losses with respect to its real estate owned. The net cost of operation of other real estate owned includes write-downs of real estate owned, gains and losses on disposition and real estate owned operating expenses, net of related income. Sunwest did not have real estate owned as of December 31, 2000 or March 31, 2001.

Deposits

     Deposits are Sunwest Bank's primary source of funds. At March 31, 2001, Sunwest Bank had a deposit mix of 27.4% time and savings deposits, 34.4% money market and NOW deposits and 38.2% in noninterest bearing demand deposits. At December 31, 2000, Sunwest Bank had a deposit mix of 26.7% time and savings deposits, 31.6% money market and NOW deposits and 41.7% in noninterest bearing demand deposits. The following table summarizes the average outstanding balance of deposits and the average rates paid thereon for the periods indicated:

                                                For the three months ended
                                                     March 31, 2001
                                                   Average   Average
(dollars in thousands)                             Balance     Rate
                                                 ---------------------
Noninterest-bearing demand deposits               $ 70,654        .-%
Interest-bearing demand deposits                    56,471      2.59
Savings deposits                                     3,896      1.23
Time deposits                                       43,189      5.75
                                                  --------      -----
Total                                             $174,210      2.29%
                                                  ========      =====



                                                               For the year ended
                                                                  December 31,
                                                      2000                           1999
                                              -------------------------- --------------------------
                                               Average      Average          Average        Average
   (dollars in thousands)                      Balance       Rate           Balance          Rate
                                              --------- ---------------- -------------- -----------
Noninterest-bearing demand deposits            $ 61,206        .-%          $ 53,938        .-%
Interest-bearing demand deposits                 48,020      2.38             42,207      1.93
Savings deposits                                  4,458      1.26              4,821      1.37
Time deposits                                    46,868      5.62             47,633      4.88
                                               --------      -----          --------      -----
Total                                          $160,552      2.39%          $148,599      2.00%
                                               ========      =====          ========      =====

     The maturities of the time certificates of deposit of $100,000 or more and the ratio of such deposits to total deposits were as follows for the periods indicated (dollars in thousands):


                     March 31, 2001                December 31, 2000
                    -----------------------  -----------------------
                                 Percentage             Percentage
                                 of Total               of Total
     Maturity         Amount     Deposits     Amount    Deposits
-------------------  --------    ----------  ---------  ------------
0-3 Months           $ 14,993     8.50%      $ 15,564     9.40%
3-6 Months             10,373     5.88          2,944     1.78
6-12 Months             4,677     2.65          7,608     4.59
Over 12 Months            711      .40          1,017      .61
                     --------    ---------   ---------   ----------
Total                $ 30,754    17.43%      $ 27,133     16.36%
                     ========    =========   =========   ==========

     Generally, the holders of these deposits are highly sensitive to changes in interest rates thereby increasing the competition for such deposits as well as the interest rates paid thereon. Time deposits are sometimes acquired from deposit brokers. Total brokered deposits were $1.0 million at December 31, 2000 and March 31, 2001.

Selected Financial Ratios

     The following table sets forth the ratios of net income to average total assets and to average shareholders' equity for the periods indicated. In addition, the ratios of average shareholders' equity to average total assets are presented. Sunwest has not declared or paid any cash dividends during the periods presented.


                                                                  For the three months ended
                                                                         March 31,
                                                                    2001      2000
------------------------------------------------------------------------------------
Ratio of net income to:
   Average total assets (1)                                          1.31%    1.64%
   Average shareholders' equity (1)                                 11.89%   16.35%
Ratio of average shareholders' equity to average total assets       10.97%   10.02%
------------------------------------------------------------------------------------

     (1) Annualized for the three months ended March 31, 2001, and 2000.

                                                                   For the years ended
                                                                      December 31,
                                                                    2000      1999
---------------------------------------------------------------------------------------
Ratio of net income to:
   Average total assets                                             1.43%     1.90%
   Average shareholders' equity                                    13.63%   18.29%
Ratio of average shareholders' equity to average total assets      10.49%   10.37%
---------------------------------------------------------------------------------------


Employees

     At June 30, 2001, Sunwest Bank and its subsidiaries employed 68 persons of which 62 were full time. Sunwest Bank and its subsidiaries believe that their employee relations are satisfactory.


Property

     Sunwest Bank occupies its offices under long-term leases expiring at various dates through 2010. For the three months ended March 31, 2001 and 2000, Sunwest Bank's total occupancy expense was $208,000 and $206,000, respectively. Sunwest Bank's total occupancy expense for the years ended December 31, 2000 and 1999 were approximately $831,000 and $900,000, respectively.

     Future minimum lease commitments under all non-cancelable leases at March 31, 2001 are approximately $10.5 million. The minimum lease payments include the new lease that Sunwest Bank entered into during 2001 in order to move corporate headquarters to another location. Sunwest Bank anticipates spending approximately $391,000 in tenant improvements.

Legal Proceedings

     Sunwest Bank is a party to various legal proceedings, none of which individually or in the aggregate are considered by Sunwest Bank, based in part upon opinions of counsel, to be material to the financial condition or results of operations of Sunwest Bank.

Management's Discussion and Analysis of Financial Condition and Results of Operations

     The following presents Sunwest Bank's management's discussion and analysis for the quarter ended March 31, 2001 and 2000 and the years ended December 31, 2000 and 1999.

GENERAL

     For the three months ended March 31, 2001, Sunwest Bank posted net income of $670,000 as compared to $773,000 during March 31, 2000. The decrease in earnings was primarily because of increased operating expenses and the recording of a provision for credit losses during the three months ended March 31, 2001, as compared to no provision in the same period last year. Pretax income before the provision for credit losses decreased $168,000, or 13%, in the first quarter of 2001 from the first quarter in 2000.

     Sunwest Bank posted net income of $2,725,000 for the year ended December 31, 2000 as compared to $3,274,000 in 1999. Pretax income before the provision for credit losses increased $666,000, or 17% for the year ended December 31, 2000 as compared to the year ended December 31, 1999. This increase resulted from higher net interest income reflecting asset growth of 5%, offset by lower noninterest income and increases in operating expenses due to the growth in Sunwest Bank's core business. In the fourth quarter of 1999, Sunwest Bank began fully providing for income taxes because all net operating loss carryforwards had been realized for financial statement purposes.

     On September 13, 1996, Western Acquisitions, L.L.C. and Western Acquisition Partners, L.P., a company owned by Eric and Steven Hovde (collectively, "Western"), affiliates of Hovde Financial, Inc., acquired a 43.5% interest in Sunwest.

     Sunwest Bank had total assets, loans and deposits at the following periods:

  (in millions)                March 31, 2001   March 31, 2000   Dec. 31, 2000   Dec. 31, 1999
----------------------------------------------------------------------------------------------
Total assets                   $208             $194             $196            $187
Total loans and leases          136              138              133             133
Total deposits                  176              164              166             159
---------------------------------------------------------------------------------------------

RESULTS OF OPERATIONS

General

     For the three months ended March 31, 2001, Sunwest Bank's net income decreased $103,000 compared to the three months ended March 31, 2000. The decrease in net income was primarily due to increased operating expenses and recording a provision for credit losses during the three months ended March 31, 2001, as compared to no provision in three months ended March 31, 2000. Pretax income before the provision for credit losses decreased $168,000, or 13%, in 2001 from 2000.

     Sunwest Bank's net income decreased $549,000 during the year ended December 31, 2000 as compared to 1999. Pretax income before the provision for credit losses increased $666,000, or 17% in 2000 from 1999. The increase in pretax income was primarily due to higher net interest income of $1,614,000, from asset growth and higher interest rates. This was partly offset by lower noninterest income of $435,000 due primarily to decreased service charges and recoveries of prior years' interest on charged off loans and by higher noninterest expense of $513,000. Net income in 2000 was negatively affected, compared to 1999, by an increase in the tax provision of $1,195,000.

Net Interest Income and Net Interest Margin

     Sunwest Bank's earnings depend largely upon the difference between the income received from its loan portfolio and investment securities and the interest paid on its liabilities, including interest paid on deposits. This difference is "net interest income." The net interest income, when expressed as a percentage of average total interest-earning assets, is referred to as net interest margin. Sunwest Bank's net interest income is affected by changes in the level and the mix of interest-earning assets and interest bearing liabilities, referred to as volume changes. Sunwest Bank's net interest income is also affected by changes in yields earned on assets and rates paid on liabilities, referred to as rate changes. Interest rates charged on Sunwest Bank's loans are affected principally by the demand for such loans, the supply of money available for lending purposes and competitive factors. These factors are in turn affected by general economic conditions and other factors beyond Sunwest Bank's control, such as federal economic policies, the general supply of money in the economy, legislative tax policies, governmental budgetary matters and the actions of the Federal Reserve Board.

     The increase in net interest income during the year ended December 31, 2000 resulted primarily from higher volumes of interest earning assets and to a lesser extent, from an increase in the net interest margin. Average interest earning assets increased $17 million from 1999 to 2000. In 2000, the net interest margin increased three basis points to 5.16% from 5.13% for the year ended December 31, 1999. Corresponding to these increases in assets, net yield on interest earning assets (net interest income divided by average earning assets) increased by 28 basis points from the prior year, from 6.77% for the year ended December 31, 2000 as compared to 6.49% for the year ended December 31, 1999.

     The yield on interest earning assets increased 54 basis points primarily due to an increase in investment securities yields of 80 basis points and a 54 basis point increase in the yield on loans. Market rates increased in 2000 due to the "prime rate" increasing 100 basis points between January 2000 and June 2000.

     Interest  expense  increased  during  the  year  ended  December  31,  2000
primarily   from  higher   liability   volumes  and  interest   rates.   Average
interest-bearing liabilities increased by $8 million from 1999 to 2000.

     The rate paid on interest-bearing liabilities increased 51 basis points from 1999 to 2000 due primarily to higher market rates.

     The increase in net interest income during the first quarter of 2001 resulted primarily from a higher volume of average interest earning assets. Average interest earning assets increased $16 million to $193.0 million in the first three months of 2001 compared to the first quarter of 2000. The net interest margin decreased 56 basis points, and the net yield on interest earning assets decreased 30 basis points in the first three months of 2001 compared to the same period in 2000. This was a result of a decrease in the general level of interest rates during the first quarter of 2001 and a shift in the mix of earning assets.

     The yield on interest earning assets decreased during the first quarter of 2001 compared to the same period last year primarily due to a 35 basis point decrease in loan yields. This was caused by a 100 basis point drop in the "prime rate" and increased competition on loan yields in Sunwest's market area.

     Interest expense increased slightly during the first quarter of 2001 primarily as a result of higher interest rate deposits with longer maturities. Interest expense will improve as these deposits fully reprice at the lower interest rates. Average interest-bearing liabilities decreased by $1 million compared to the same period in 2000. The rates paid on interest-bearing liabilities increased 6 basis points from the same period in 2000.

Average Balance Sheets and Analyses of Net Interest Earnings

     Information concerning average interest earning assets and interest-bearing liabilities, along with the interest earned or paid thereon and the average interest rates earned and paid thereon, is set forth in the following tables for the periods indicated. Averages were computed based on daily balances. Sunwest Bank had no income or yield earned on tax exempt securities during any of the periods presented.

                                                  For the Quarter Ended                For the Quarter Ended
                                                   March 31, 2001                         March 31, 2000
                                             Average                     Average   Average                   Average
(dollars in thousands)                       Balance       Interest        Rates   Balance     Interest      Rates
----------------------------------------- --------------- ----------- ----------- ------------ ------------ --------------
Assets
Loans, net of unearned loan fees &
discounts (1)                               $ 136,065     $   3,208        9.43% $ 134,176    $   3,280       9.78%
Investment securities                          39,599           752        7.60     39,203          748       7.63
Mutual funds                                   17,364           245        5.64      3,683           53       5.76
Federal funds sold                               --            --            --        192            2       4.17
-----------------------------------------   ---------     ---------        ----  ---------    ---------       -----
Interest earning assets                       193,028     $   4,205        8.71    177,254    $   4,083       9.21

Allowance for credit losses                    (2,572)                              (2,463)
Cash and due from banks                        11,942                                9,229
Other assets                                    2,938                                4,788
-----------------------------------------   ---------     ---------        ----  ---------   ---------        -----
Total assets                                $ 205,336                            $ 188,808
                                            ---------     ---------        ----  ---------   ---------        -----


Liabilities and shareholders' equity
Time deposits                               $  43,189     $     621        5.75% $  52,538   $     697        5.30%
Interest-bearing demand deposits               56,471           366        2.59     45,451         250        2.20
Savings deposits                                3,896            12        1.23      5,268          17        1.29
FHLB borrowings                                 7,000           112        6.40      8,454         129        6.10
Other debt (2)                                     --            --          --        167          17       10.18
-----------------------------------------   ---------     ---------        ----  ---------   ---------       -----
Total interest-bearing liabilities          $ 110,556     $   1,111        4.02  $ 111,878   $   1,110        3.96

Demand deposits                                70,654                               56,752
Other liabilities                               1,595                                1,262
Shareholders' equity                           22,531                               18,916
-----------------------------------------   ---------     ---------        ----  ---------   ---------       -----
Total liabilities and shareholders'
equity                                      $ 205,336                            $ 188,808
-----------------------------------------   ---------     ---------        ----  ---------   ---------       -----
Net interest income                                       $   3,094                          $   2,973
Net interest margin                                                        4.69%                             5.25%
Net yield on interest earning assets                                       6.41%                             6.71%
-----------------------------------------   ---------     ---------        ----  ---------   ---------       -----

(1) Interest income includes loan fees of $50,000 and $186,000 for the three months ended March 31, 2001 and 2000, respectively. Loans, net of unearned loan fees and discounts, include loans placed on nonaccrual.

(2)  Other debt includes a capital lease and federal funds purchased.


                                                    For the Year Ended                     For the Year Ended
                                                    December 31, 2000                       December 31, 1999
                                             Average                  Average       Average                   Average
 (dollars in thousands)                      Balance       Interest     Rates       Balance     Interest       Rates
----------------------------------------- --------------- ----------- ---------- ------------ ------------ -----------
Assets
Loans, net of unearned loan fees &
discounts (1)                               $ 131,874     $  12,983     9.85%      $124,402    $  11,586     9.31%
Investment securities                          38,682         3,003     7.76         29,981        2,088     6.96
Mutual funds                                    7,849           496     6.32          5,604          288     5.14
Federal funds sold                                112             6     5.36          1,363           68     4.99
Interest-bearing deposits with banks               47             3     6.38             --           --       --
-----------------------------------------   ---------     ---------    ---------  ---------    ---------   --------
Total interest earning assets                 178,564        16,491     9.24        161,350       14,030     8.70

Allowance for credit losses                    (2,486)                               (2,475)
Cash and due from banks                        10,542                                 9,873
Other assets                                    3,961                                 3,929
-----------------------------------------   ---------     ---------    -----------   ---------   ---------  --------
Total assets                                $ 190,581                             $ 172,677
-----------------------------------------   ---------     ---------    -----------   ---------   ---------  --------


Liabilities and shareholders' equity
Time deposits                               $  46,868     $   2,634    5.62%       $ 47,633     $   2,323    4.88%
Interest-bearing demand deposits               48,020         1,142    2.38          42,207           815    1.93
Savings deposits                                4,458            56    1.26           4,821            66    1.37
FHLB borrowings                                 8,468           536    6.33           4,904           257    5.24
Other debt (2)                                     80            38   47.50             220            98   44.55
-----------------------------------------   ---------     ---------    -----------   ---------   ---------  --------
Total interest-bearing liabilities            107,894         4,406    4.08          99,785         3,559    3.57

Demand deposits                                61,206                                53,938
Other liabilities                               1,485                                 1,051
Shareholders' equity                           19,996                                17,903
-----------------------------------------   ---------     ---------    -----------   ---------   ---------  --------
Total liabilities and shareholders'
equity                                      $ 190,581                             $ 172,677
-----------------------------------------   ---------     ---------    -----------   ---------   ---------  --------
Net interest income                                       $  12,085                              $  10,471
Net interest margin                                                      5.16%                               5.13%
Net yield on interest earning assets                                     6.77%                               6.49%
-----------------------------------------   ---------     ---------    -----------   ---------   ---------  -------

(1) Interest income includes loan fees of $418,000 and $228,000 for the years ended December 31, 2000 and 1999, respectively. Loans, net of unearned loan fees and discounts, include loans placed on nonaccrual.

(2)  Other debt includes a capital lease and federal funds purchased.

Rate and Volume Variance Analyses

                  The following schedules analyze the rate and volume changes in net interest income for the periods indicated. The variances attributable to both volume and rate changes have been allocated based upon the absolute values of the rate and volume variance.

                                           Year ended December 31, 2000            Year ended December 31, 1999
                                                    compared with                           compared with
                                           Year ended December 31, 1999            Year ended December 31, 1998
(dollars in thousands)                 Increase (Decrease) due to change in:   Increase (Decrease) due to change in:
                                                               Net
                                          Volume    Rate       Change     Volume       Rate    Net Change
---------------------------------------   -------    -------    -------    -------    -------    -------
Interest Income:
Loans and leases                          $   716    $   681    $ 1,397    $ 1,938    $  (825)   $ 1,113
Investment securities                         656        259        915        632        170        802
Mutual funds                                  132         76        208        288         --        288
Federal funds sold                            (67)         5        (62)      (669)       (60)      (729)
Interest-bearing deposits with banks            2          1          3         (1)        (1)        (2)
----------------------------------------  -------    -------    -------    -------    -------    -------
Total                                       1,439      1,022      2,461      2,188       (716)     1,472
----------------------------------------  -------    -------    -------    -------    -------    -------

Interest Expense:
Time deposits                                 (38)       349        311        210       (217)        (7)
Interest-bearing demand deposits              122        205        327         77         16         93
Savings deposits                               (5)        (5)       (10)        (3)       (28)       (31)
FHLB Borrowings                               217         62        279        251         --        251
Other debts                                   (73)        13        (60)       (39)         2        (37)
-----------------------------------------  -------    -------    -------    -------    -------    -------
Total assets                                  223        624        847        496       (227)       269
-----------------------------------------  -------    -------    -------    -------    -------    -------
Net change in net interest income          $ 1,216    $  398    $ 1,614    $ 1,692    $  (489)   $ 1,203
-----------------------------------------  -------    -------    -------    -------    -------    -------

                                          For the three months ended March 31,
                                                 2001 compared with the
                                           three months ended March 31, 2000
                                           ---------------------------------
                                                Increase (Decrease)
                                                 Due to Change in:
(in thousands)                              Volume     Rate   Net Change
                                          --------- -------- ------------
Interest Income:
Loans and leases                            $  46    $(118)   $ (72)
Investment securities                           8       (4)       4
Mutual funds                                  193       (1)     192
Federal funds sold                             (1)      (1)      (2)
-----------------------------------------   -----    -----    -----
Total                                       $ 246    $(124)   $ 122
-----------------------------------------   -----    -----    -----

Interest Expense:
Time deposits                                (131)      55      (76)
Interest-bearing demand deposits               67       49      116
Savings deposits                               (4)      (1)      (5)
FHLB Borrowings                               (23)       6      (17)
Other debt                                     (9)      (8)     (17)
-----------------------------------------   -----    -----    -----
Total                                        (100)     101        1
-----------------------------------------   -----    -----    -----
Net interest income                         $ 346    $(225)   $ 121
-----------------------------------------   -----    -----    -----

Provision for Credit Losses
---------------------------

     Provision for credit losses are charged to earnings to bring the total allowance for possible credit loses to a level management deems appropriate based on such factors as historical experience, the volume and type of lending conducted by Sunwest Bank, the amount of nonperforming loans, regulatory policies, generally accepted accounting principles, several economic conditions, and other factors related to the collectibility of loans in Sunwest Bank's loan portfolio.

     Management has maintained Sunwest Bank's allowance for credit losses as a percentage of loans at a level which reflects the result of a comprehensive risk assessment system to identify and quantify risk in the portfolio. Management believes that the allowance for credit losses at December 31, 2000 and March 31, 2001 is adequate to absorb known and inherent risks in Sunwest Bank's credit portfolio.

     The ultimate collectibility of a substantial portion of Sunwest Bank's loans, as well as its financial condition, is affected by general economic conditions and the real estate market in California. California has experienced, and may continue to experience, volatile economic conditions. These conditions have adversely affected certain borrowers' ability to repay loans. Deterioration in economic conditions could result in deterioration in the quality of the loan portfolio and high levels of nonperforming assets, classified assets and charge-offs, which would require increased provisions for credit losses and would adversely affect the financial condition and results of operations of Sunwest Bank.

Charge-offs

     The current low level of net charge-offs relates primarily to the economy and real estate values in southern California. Sunwest Bank's net recoveries as a percentage of average loans were 0.06% and 0.01% at December 31, 2000 and 1999, respectively.

     For each of the three months ended March 31, 2001 and 2000, net recoveries as a percentage of average loans were 0.03% on an annualized basis.

Nonperforming Assets

     Nonperforming assets include nonperforming loans and real estate owned. Nonperforming loans include loans for which the accrual of interest has been discontinued and loans that are contractually past due 90 days or more with respect to principal and are still accruing interest. Real estate owned consists of real estate collateral for which Sunwest Bank has legally taken ownership.

     There were no nonperforming loans at March 31, 2001 and December 31, 2000. Nonperforming loans totaled $505,000 at December 31, 1999. This amounted to 0.38% of total loans for the same period.

     In the year ended December 31, 2000, nonperforming loans decreased by $505,000 primarily due to an aggressive collection effort that resulted in a pay-off of one remaining nonperforming loan.

     Real estate owned totaled $0 at March 31, 2001 and December 31, 2000. At December 31, 1999, real estate owned totaled $475,000. This represented 0.0% and 0.3% of Sunwest Bank's assets at December 31, 2000, and 1999, respectively.

     Nonperforming assets (nonperforming loans and real estate owned combined) totaled $0 at March 31, 2001 and December 31, 2000. At December 31, 1999, nonperforming assets totaled $980,000. This represented 0.0% and 0.5% of Sunwest Bank's assets at December 31, 2000 and 1999, respectively.

     Restructured loans, all of which were performing in compliance with their modified terms, totaled $2,010,000 and $2,041,000 at December 31, 2000 and 1999. No restructured loans were on nonaccrual status at December 31, 2000 and 1999.

     Sunwest Bank did not have loans on nonaccrual status or real estate owned at March 31, 2001. Restructured loans that were performing substantially in accordance with their modified terms totaled $2,001,000 at March 31, 2001. No restructured loans were on nonaccrual status at March 31, 2001.

Other Operating Income

     A summary of other operating income by category is set forth below. Other operating income was $230,000 for the three months ended March 31, 2001 and 2000. Other operating income decreased to $889,000 for the year ended December 31, 2000 from $1,324,000 in 1999. The decrease in other operating income was due primarily to decreases in interest recovered from loans charged off in prior years, depositor charges and service charges.


                                      (Unaudited)
                                     For the three
                                     months ended
                                       March 31,
(in thousands)                        2001   2000
-------------------------------------------------

Depositor charges                     $189   $196
Service charges, commissions & fees     32     29
Other income                             9      5
                                      ----   ----
   Total                              $230   $230
                                      ====   ====


                                    For the Years Ended
                                         December 31,
(in thousands)                          2000     1999
-----------------------------------------------------
Depositor charges                     $  727   $  812
Service charges, commissions & fees      113      134
Other income                              49      378
                                      ------   ------
   Total                              $  889   $1,324
                                      ======   ======

Other Operating Expenses

     A summary of the various components of other operating expenses is set forth below:

                                              (Unaudited)
                                        For the Three Months Ended
                                                March 31,
(in thousands)                                 2001     2000
------------------------------------------   ------   ------
Salaries and employee benefits               $1,082   $  935
Customer service expense                        235      189
Occupancy                                       208      206
Data processing                                 136      144
Professional services                           117       73
Depreciation and amortization                    96      129
Advertising and promotion                        59       35
Stationery and supplies                          44       20
Telephone                                        24       23
Director fees                                    21       12
Postage                                          16       18
Regulatory fees and assessments                  13       14
Net cost of operation of real estate owned       --        2
Miscellaneous                                   125       87
                                             ------   ------
                                             $2,176   $1,887
                                             ======   ======


                                              For the Years Ended
                                                  December 31,
(in thousands)                                  2000       1999
------------------------------------------   -------    -------
Salaries and employee benefits               $ 4,098    $ 3,688
Customer service expense                         912        658
Occupancy                                        831        900
Data processing                                  600        574
Depreciation and amortization                    506        341
Professional services                            399        590
Advertising and promotion                        213        260
Stationery and supplies                          124        134
Telephone                                         94        104
Postage                                           67        110
Net cost of operation of real estate owned      (117)        21
Miscellaneous                                    613        447
                                             -------    -------
                                             $ 8,340    $ 7,827
                                             =======    =======


                  The following table sets forth certain ratios related to other operating expenses.

                                                    At or for the period ended      At or for the year ended
                                                             March 31,                    December 31,
                                                  -----------------------------     -------------------------
                                                       2001       2000                 2000        1999
(dollars in thousands)                              -------    -------              -------    --------
Other operating expenses                              2,176      1,887              $  8,340   $  7,827
Other operating expenses /Net interest and
other operating income                                 65.5%      58.9%                 64.3%      66.4%
Other operating expenses /Average assets (1)            4.2%       4.0%                  4.4%       4.5%
-------------------------------------------------   -------    -------              --------    --------

(1)  On an annualized basis for the periods ended March 31, 2001 and 2000.

     Other operating expenses increased $289,000 in the three months ended March 31, 2001 from the same period in 2000. The increase is primarily due to increases in salaries and employee benefits and professional services expense.

     Other operating expenses increased by $513,000 or 7% from 1999 to 2000. The increase is primarily due to increases in salaries and employee benefits, depreciation, customer service expense and other expenses, offset in part by decreases in professional services. The number of full time equivalent employees went up from 62.5 at the end of 1999 to 65.5 at the end of 2000. Increases in customer service expense are the result of the growth in Sunwest Bank's core business.

     Sunwest recently entered into a new lease agreement for its Tustin corporate headquarters' new location. Annual rental expense will be higher at the new location by approximately $420,000.

Income Taxes

     Income tax expense was $433,000 or 39.25% of pre-tax income for the three months ended March 31, 2001 and $543,000 or 41.25% of pre-tax income for the same period in 2000. Income tax expenses were $1,889,000 and $694,000 for the years ended December 31, 2000 and 1999, respectively. Sunwest has fully recognized the benefits of its net operating tax loss carryforwards for financial statement purposes and began recording income tax expense using an effective rate of approximately 40% in the fourth quarter of 1999.

Liquidity

     Liquidity, as it relates to banking, represents the ability to obtain funds to meet loan commitments and to satisfy demand for deposit withdrawals. The principal sources of funds that provide liquidity to Sunwest, are maturities of investment securities, collections on loans, increased deposits and borrowings. At March 31, 2001, Sunwest Bank had loan commitments of $32,833,000 and standby and commercial letters of credit totaling $582,000. Sunwest Bank had loan commitments of $29,903,000 and standby and commercial letters of credit totaling $543,000 at December 31, 2000. The majority of outstanding loan commitments are not expected to be drawn upon.

     Sunwest manages its liquidity as well as interest rate risk through an asset and liability management committee. The asset and liability management committee obtains estimates from Sunwest Bank's loan officers of how much of the commitments will ultimately be funded and when. The committee reviews and evaluates these estimates in conjunction with projections of loan and time deposit run-off, other expected deposit fluctuations and investment maturities. The committee uses the projections to assess liquidity and manage asset levels.

     Sunwest Bank's liquid asset ratio (the sum of cash, investments available-for-sale, excluding pledged amounts, and Federal funds sold divided by total assets) was 19% at December 31, 2000 and 16% at December 31, 1999. At March 31, 2001 and 2000, Sunwest Bank's liquid asset ratio was 22% and 15%, respectively. Sunwest Bank believes that it has sufficient liquid resources, as well as available credit facilities, to enable it to meet its operating needs.

     Sunwest Bank's cash and cash equivalents increased by $7.3 million during the first three months of 2001. Cash provided by operating activities was $0.8 million primarily from $0.7 million of net income. Investing activities used $4.1 million in cash and cash equivalents which consisted primarily of net increase in loans of $3.4 million. Net cash of $10.7 million was provided by financing activities and consisted of a $10.7 million net increase in deposits.

     Sunwest Bank's cash and cash equivalents increased by $12.6 million during 2000. Cash provided by operating activities was $4.4 million primarily from $2.7 million of net income. Investing activities provided $2.5 million in cash and cash equivalents which consisted primarily of net investment maturities of $2.1 million. Net cash of $5.7 million was provided by financing activities and consisted of a $6.9 million net increase in deposits and offset by $1.2 million decrease in borrowings and capital lease obligation.

Capital Resources and Dividends

     In the 1990's, the banking industry began to phase in new regulatory capital adequacy requirements based on risk adjusted assets. These requirements take into consideration the risk inherent in investments, loans, and other assets for both on-balance and off-balance sheet items. Under these requirements, the regulatory agencies have set minimum thresholds for Tier 1 capital, total capital and leverage ratios.

     The risk-based guidelines are used to evaluate capital adequacy and are based on the institution's asset risk profile and off-balance sheet exposures, such as unused loan commitments and standby letters of credit. The guidelines require that a portion of total capital be core or Tier 1, capital consisting of common shareholders' equity and noncumulative perpetual preferred stock, less goodwill and certain other deductions, with the remaining, or Tier 2 capital, consisting of other elements, primarily certain other forms of preferred stock, subordinated debt, and mandatory convertible debt, plus the allowance for loan losses, subject to certain limitations. The leverage ratio is Tier 1 capital divided by average assets.

     Sunwest Bank had a 14.2%, 15.4% and 11.7% Tier 1 risk-based capital, total risk-based capital and leverage ratio at December 31, 2000, respectively. These are above the regulatory minimums of 4.00%, 8.00% and 4.00%, respectively. Sunwest Bank had a 13.7%, 14.9% and 11.3% Tier 1 risk-based capital, total risk-based capital and leverage ratio, respectively, at March 31, 2001. For regulatory purposes, Sunwest Bank is classified as a "Well Capitalized" depository institution.

     Sunwest Bank had no material commitments for capital expenditures as of December 31, 2000 or March 31, 2001.

     Sunwest Bank has not paid dividends and does not contemplate paying dividends in 2001.

Asset and Liability Management

     Management of assets and liabilities in terms of rate, maturity and quality has an important effect on liquidity and net interest margin, and rate sensitivity is of particular importance. Rate sensitivity is determined by calculating the ratio of rate sensitive assets to rate sensitive liabilities. Rate sensitivity ratios that are close to one-to-one tend to stabilize earnings and provide a bank with flexibility in managing liquidity. Rate sensitivity ratios in which rate sensitive assets exceed rate sensitive liabilities tend to produce an expanded net yield on interest earning assets in rising interest rate environments and a reduced net yield on interest earning assets in declining interest rate environments. Conversely, when rate sensitive liabilities exceed rate sensitive assets, the net yield on interest earning assets generally declines in rising interest rate environments and increases in declining interest rate environments. However, because interest rates for different asset and liability products offered by depository institutions respond differently to changes in the interest rate environment, the interest sensitivity table set forth below is only a general indicator of interest rate sensitivity.

     Sunwest Bank had a net asset sensitivity of $82.0 million at March 31, 2001. During the first quarter of 2001, interest rates declined. Loan yields were significantly impacted by a decrease in the "prime rate" of 100 basis points from the prior year. As a result, net yield on interest earning assets declined 30 basis points from 6.71% for the three months ended March 31, 2000 to 6.41% for the same period in 2001.

     Sunwest Bank had a net asset sensitivity of $81.0 million at December 31, 2000. Interest rates went up in the last quarter of 1999 with the Fed funds rate increasing 75 basis points due to actions taken by the Federal Reserve Bank. In 2000, the Fed funds rate rose 125 basis points by the end of the year. Sunwest Bank's net yield on interest earning assets increased from 6.49% in 1999 to 6.77% in 2000.

     The following tables set forth the interest earning assets and interest-bearing liabilities of Sunwest Bank on the basis of when they reprice or mature and set forth the rate sensitivity positions for the periods indicated:

                                                                           March 31, 2001
                                            ------------------------------------------------------------------------------
                                                                                   Over One
                                                                  91                   Year
                                               Immediate     Through         181     Through      Over
(dollars in thousands)                           Through         180 Through 365        Five      Five
                                                 90 Days        Days        Days       Years     Years        Total
--------------------------------------------   --------    --------    --------    --------    --------     --------
INTEREST EARNING ASSETS
Loans                                          $ 52,649    $ 15,681    $ 10,615    $ 47,481    $  9,750     $136,176
Investments and mutual funds                     22,736       2,565       1,006      17,652      17,989       61,948
--------------------------------------------   --------    --------    --------    --------    --------     --------
Total interest earning assets                  $ 75,385    $ 18,246    $ 11,621    $ 65,133    $ 27,739     $198,124
--------------------------------------------   --------    --------    --------    --------    --------     --------

INTEREST-BEARING LIABILITIES
Time certificates of deposit of $100,000
or more                                        $ 14,993    $ 10,373    $  4,677    $    711    $     --     $ 30,754
Time certificates of under $100,000               5,184       3,605       4,152         776          --       13,717
Other interest-bearing deposits                  19,681          --          --          --      44,837       64,518
Other interest-bearing liabilities                6,000          --          --       1,000          --        7,000
--------------------------------------------------------------------   --------    --------    --------    ---------
Total interest-bearing liabilities             $ 45,858    $ 13,978    $  8,829    $  2,487    $ 44,837     $115,989
--------------------------------------------------------------------   --------    --------    --------    ---------
Rate sensitive gap                             $ 29,527    $  4,268    $  2,792    $ 62,646    $(17,098)    $ 82,135
-------------------------------------------------------------------    --------    --------    ---------   ---------
Cumulative rate sensitive gap                  $ 29,527    $ 33,795    $ 36,587    $ 99,233    $ 82,135     $ 82,135
-------------------------------------------------------------------    --------    --------    ---------   ---------
Cumulative assets divided by liabilities        164.39%     156.48%     153.28%     239.47%     170.81%      170.81%
-------------------------------------------------------------------    --------    --------    ---------   ---------



                                                                          December 31, 2000
                                            -------------------------------------------------------------------------
                                                                                   Over One
                                                                91                     Year
                                               Immediate   Through         181      Through        Over
(dollars in thousands)                           Through       180     Through         Five        Five
                                                 90 Days      Days      5 Days        Years       Years        Total
-------------------------------------------   --------    --------     --------    --------    --------     --------
INTEREST EARNING ASSETS
Loans                                         $ 55,880    $ 10,465     $  9,851    $ 45,084    $ 11,477     $132,757
Investments and mutual funds                    14,924         632        1,001      12,615      22,670       51,842
-------------------------------------------   --------    --------     --------    --------    --------     --------
Total interest earning assets                 $ 70,804    $ 11,097     $ 10,852    $ 57,699    $ 34,147     $184,599
-------------------------------------------   --------    --------     --------    --------    --------     --------


INTEREST-BEARING LIABILITIES
Time certificates of deposit of $100,000
or more                                       $ 11,285    $ 11,106     $  4,037    $    705    $     --     $ 27,133
Time certificates of under $100,000              5,900       3,632        3,133         662          --       13,327
Other interest-bearing deposits                 14,924          --           --          --      41,210       56,134
Other interest-bearing liabilities               5,000       2,000           --          --          --        7,000
-------------------------------------------   --------    --------     --------    --------    --------     --------
Total interest-bearing liabilities            $ 37,109    $ 16,738     $  7,170    $  1,367    $ 41,210     $103,594
-------------------------------------------   --------    --------     --------    --------    --------     --------
Rate sensitive gap                            $ 33,695    $ (5,641)    $  3,682    $ 56,332    $ (7,063)    $ 81,005
-------------------------------------------   --------    --------     --------    --------    --------     --------
Cumulative rate sensitive gap                 $ 33,695    $ 28,054     $ 31,736    $ 88,068    $ 81,005     $ 81,005
-------------------------------------------   --------    --------     --------    --------    --------     --------
Cumulative assets divided by liabilities        190.80%     152.10%      152.01%     241.17%     178.19%      178.19%
-------------------------------------------   --------    --------     --------    --------    --------     --------

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Market Risk

     The market values of assets or liabilities on which the interest rate is fixed will increase or decrease with changes in market interest rates. If Sunwest Bank invests funds in a fixed rate long-term security and then interest rates rise, the security is worth less than a comparable security just issued because the older security pays less interest than the newly issued security. If the older security had to be sold, Sunwest Bank would have to recognize a loss. Correspondingly, if interest rates decline after a fixed rate security is purchased, its value increases. Therefore, while the value of the fixed rate investment changes regardless of which direction interest rates move, the adverse exposure to "market risk" is primarily due to rising interest rates. This exposure is lessened by managing the amount of fixed rate assets and by keeping maturities relatively short. However, this strategy must be balanced against the need for adequate interest income because variable rate and shorter fixed rate securities generally earn less interest than longer term fixed rate securities.

     There is market risk relating to Sunwest Bank's fixed rate or term liabilities as well as its assets. For liabilities, the adverse exposure to market risk is to lower rates because Sunwest Bank must continue to pay the higher rate until the end of the term.

     The following table sets forth the carrying amounts and estimated fair values of selected Sunwest Bank financial assets and liabilities for the periods indicated:


                                                        (Unaudited)
                                                       March 31, 2001
                                                      Carrying   Estimated
(dollars in thousands)                                  Amount   Fair Value
---------------------------------------------------   --------   --------
Financial Assets:
   Cash and mutual funds                              $ 31,777   $ 31,777
   Securities                                           39,929     39,929
   Net loans                                           133,567    133,627
Financial liabilities:
   Deposits                                            176,481    176,613
   Other interest-bearing liabilities                    7,000      7,000
---------------------------------------------------   --------   --------


                                                       December 31, 2000
                                                      Carrying   Estimated
(dollars in thousands)                                  Amount   Fair Value
---------------------------------------------------   --------   --------
Financial Assets:
   Cash and mutual funds                              $ 24,468   $ 24,468
   Securities                                           38,531     38,531
   Net loans                                           130,203    130,330
Financial liabilities:
   Deposits                                            165,802    165,699
   Other interest-bearing liabilities                    7,000      7,000
---------------------------------------------------   --------   --------

Mismatch Risk

     Another interest-related risk arises from the fact that when interest rates change, the changes do not occur equally for the rates of interest earned and paid because of differences in contractual terms of the assets and liabilities held. Sunwest Bank has a large portion of its loan portfolio tied to the prime interest rate. If the prime rate is lowered because of general market conditions, e.g., other banks are lowering their lending rates; these loans will be repriced. If Sunwest Bank were at the same time to have a large portion of its deposits in long-term fixed rate certificates, net interest income would decrease immediately. Interest earned on loans would decline while interest expense would remain at higher levels for a period of time because of the higher rate still being paid on deposits.

     A decrease in net interest income could also occur with rising interest rates if Sunwest Bank had a large portfolio of fixed rate loans and securities funded by deposit accounts on which the rate is steadily rising. This exposure to "mismatch risk" is managed by matching the maturities and repricing opportunities of assets and liabilities. This is done by varying the terms and conditions of the products that are offered to depositors and borrowers. For example, if many depositors want longer-term certificates while most borrowers are requesting loans with floating interest rates, Sunwest Bank will adjust the interest rates on the certificates and loans to try to match up demand. Sunwest Bank can then partially fill in mismatches by purchasing securities with the appropriate maturity or repricing characteristics.

     One of the means of monitoring this matching process is the use of a "shock" table. This table shows the extent to which the maturities or repricing opportunities of the major categories of assets and liabilities are matched based upon specific interest rate shifts of up to +/- 300 basis points.

     The following tables show the estimated impact to net interest income for an instantaneous shift in various interest rates for the periods indicated (the dollar change in net interest income represents the estimated change for the next 12 months):



(dollars in thousands)                 March 31, 2001   December 31, 2000
---------------------------------           -------      -------
Change in Interest Rates
   +300 basis points                       $ 1,024      $   942
   +200 basis points                           683          628
   +100 basis points                           341          314
   -100 basis points                          (341)        (314)
   -200 basis points                          (683)        (628)
   -300 basis points                        (1,024)        (942)


     Sunwest Bank has adequate capital to absorb any potential losses as a result of a decrease in interest rates. Periods of more than one year are not estimated because steps can be taken to mitigate the adverse effects of any interest rate changes.

Basis Risk

     A third interest-related risk arises from the fact that interest rates rarely change in a parallel or equal manner. The interest rates associated with the various assets and liabilities differ in how often they change, the extent to which they change, and whether they change sooner or later than other interest rates. For example, while the repricing of a specific asset and a specific liability may fall in the same period of a gap report, the interest rate on the asset may rise 100 basis points, while market conditions dictate that the liability increases only 50 basis points. While evenly matched in the gap report, Sunwest Bank would experience an increase in net interest income. This exposure to "basis risk" is the type of interest risk least able to be managed, but is also the least dramatic. Avoiding concentration in only a few types of assets or liabilities is the best insurance that the average interest received and paid will move in tandem, because the wider diversification means that many different rates, each with their own volatility characteristics, will come into play. Sunwest has made an effort to minimize concentrations in certain types of assets and liabilities.

                                   PROPOSAL 2:
                              ELECTION OF DIRECTORS

Security Ownership Of Certain Beneficial Owners And Management

     Who Are the Largest Owners of West Coast Bancorp Common Stock?

     The following table shows the beneficial ownership of our common stock as of ______, 2001, by each person who we knew owned more than 5% of our common stock. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. West Coast Bancorp's common stock can be beneficially owned directly or indirectly. Indirect beneficial ownership is when, through a relationship, contract or understanding, you have or share the power to vote or sell the stock or have the right to acquire the stock within 60 days of ___, 2001:

Name and Address(2)                                Number of          Percent of
                                                   Shares             Class
Eric D. Hovde                                      2,390,431(1)       24.0%
1826 Jefferson Place, NW
Washington, D.C  20036

Gerald L. Hopkins                                    597,000           6.0%
318 Brahms Circle
Wheaton, Illinois 60186

Western Acquisition Partners, L.P.                   807,500           8.1%
1110 Lake Cook Road, Suite 165
Buffalo Grove, Illinois 60089

Western  Acquisitions,  L.L.C                       1,436,841         14.4%
1110 Lake Cook Road
Buffalo Grove, Illinois 60089

--------------------------------------------------------------------------------

(1) Includes 1,436,841 shares beneficially owned by Western Acquisitions, L.L.C. and includes 807,500 shares beneficially owned by Western Acquisition Partners, L.P. Western Acquisitions L.L.C. serves as the general partner of Western Acquisition Partners, L.P. Mr. Hovde has sole voting and dispositive power with respect to 953,590 shares and shared voting and dispositive power with respect to 1,436,841 shares.

(2) The information in this table is based on information filed with the Securities and Exchange Commission on Schedule 13D.


     How Much Stock Do West Coast Bancorp Directors and Officers Own?

     The following table shows the beneficial ownership of West Coast Bancorp's common stock as of ______, 2001 by (i) our chairman and chief executive officer;
(ii) our most highly compensated executive officers in 2000; (iii) each director and nominee for director and (iv) all directors and executive officers as a group.


Name and Positions Held                Number of        Percent of
                                          Shares        Class

Eric D. Hovde                          2,390,431         24.0%
President and Chief Executive
Officer,
Director and Nominee
Michael A. Cohen                              --           --
Director and Nominee
Robert W. Hodgson                             --           --
Director and Nominee
James G. LeSieur, III                     87,000          0.9%
Chief Executive Officer,
Sunwest Bank
Director and Nominee
John H. Norberg                          319,250          3.2%
Director and Nominee
Richard L. Shepley                         4,100          0.04
Director and Nominee
Frank E. Smith                            89,600          0.9
Chief Financial Officer,
West Coast Bancorp,
Sunwest Bank
All Directors and Executive            2,890,381         29.0%
Officers (8 individuals)

(1)    See description of Mr. Hovde's ownership in table above.


     Did Directors and Officers Comply with Their Section 16(a) Beneficial Ownership Reporting Compliance Requirements in 2000?

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file reports of ownership and reports of changes in ownership of common stock with the Securities and Exchange Commission. The Securities and Exchange Commission requires officers, directors and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file.

     To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all Section 16(a) filing requirements were complied with during 2000 by our directors and executive officers with the exception of Mr. Norberg who failed to file one Form 5 relating to one transaction in 2000.

Directors And Executive Officers

     Election Of Directors

     Our Bylaws  provide that we will have not less than five nor more than nine
directors.   The  exact  number  may  be  fixed  by  the  directors  or  by  the shareholders. Our Board has currently fixed the number of directors at six.

     We will nominate the persons named below, all of whom are present members of West Coast's Board of Directors, to serve until the 2002 Annual Meeting of Shareholders, or, if consummated, until the reorganization is completed. Each of these persons, other than Mr. Shepley, is a director of Sunwest Bank. The Board will cast its votes to elect the election of these nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board.

     The directors standing for reelection are:

Name of Director                Age     Year First Elected or   Position with the Company
                                        Appointed as Director
                                                                Chairman of the Board,
Eric D. Hovde                   36      1997                    President and CEO
Michael A. Cohen                42      2000                    Director
Robert W. Hodgson               60      1999                    Director
James G. LeSieur, III           59      1998                    Director
John H. Norberg                 43      2000                    Director
Richard L. Shepley              55      1999                    Director

     Eric D. Hovde is currently the Chairman of the Board, President and Chief Executive Officer of West Coast Bancorp. Mr. Hovde also is Chairman of the Board of Sunwest Bank. Mr. Hovde has served as President of Hovde Financial, Inc. since 1987. Mr. Hovde also serves as Chairman of Hovde Securities, Inc., President of Hovde Capital, Inc., and Hancock Park Acquisitions, L.L.C., and is Managing Member of Hovde Capital, L.L.C., Hovde Acquisition, L.L.C., Financial Institution Partners, Ltd., Colonial Jefferson, K.L.C., and Western Acquisitions, L.L.C., and is a partner of 1824-1826 Jefferson Place, L.L.P.

     Michael A. Cohen is President of M. A. Cohen & Co., an advisory services firm. From 1933 to 1997, Mr. Cohen served as Principal of Cohen Financial, a real estate investment services firm. Mr. Cohen is a lawyer and a licensed real estate broker in the state of California. Mr. Cohen also serves as a director of Sunwest Bank.

     Robert W. Hodgson has been self-employed as a consultant since 1995. From 1991 to 1995 Mr. Hodgson was employed by Independence One Bank of California, FSB, most recently as its Chief Operating Officer. Mr. Hodgson also served as Chief Executive Officer of First Collateral Services, Inc., a mortgage warehouse lending subsidiary of Independence One. Mr. Hodgson also serves as a director of Sunwest Bank.

     James G. LeSieur, III serves as Chief Executive Officer of Sunwest Bank. Mr. LeSieur joined Sunwest Bank in 1975 as Vice President and Cashier, was promoted to Senior Vice President and Controller, and later promoted to Executive Vice President and Chief Financial Officer. In 1991 Mr. LeSieur assumed the position of President until September 2000. Mr. LeSieur is a director of Sunwest Bank.

     John H. Norberg is President and Chief Executive Officer of Standard Investment Chartered, Inc., a securities dealer and investment manager located in Tustin, California. Mr. Norberg is also President of Castillian Ventures and is a Director of Exhibit Art Displays. Mr. Norberg is a director of Sunwest Bank.

     Richard L. Shepley is Chief Investment Officer of Marshall Financial Partners, LLP, a private equity financial services investment fund. Mr. Shepley is a Director of Sunwest Bank, First State Bank of Eldorado, Itasca Business Credit, Inc., America's Mortgage Services Company, Inc., IDL Mortgage Company and American Mortgage Funding Corporation.

     The Board Of Directors And Committees

     The Board of Directors of West Coast Bancorp presently has one committee, an Audit Committee. The Company does not have a standing Nominating Committee.

     The Audit Committee, which held seven (7) meetings in 2000, is currently composed of Mr. Hodgson and Mr. Norberg. The purpose of the Audit Committee, among other things, is to oversee the Company's internal controls and financial information reporting and to review the results of the independent audit.

     During 2000, the Board of Directors of West Coast and Sunwest Bank held 24 meetings. Each of the individuals who is a nominee and was a director of West Coast during 2000 attended at least 75% of the aggregate of (1) the total number of Board meetings held during his term of services and (2) the total number of meetings held by all committees of the Board on which he served during his term of service.

Executive Officers

     As of March 31, 2001, the executive officers of West Coast and Sunwest are as follows:

     Eric D. Hovde, Age 36

     Chairman of the Board, President and Chief Executive Officer, West Coast. Chairman of the Board, Sunwest. Eric D. Hovde has been Chairman of the Board, President and Chief Executive Officer of West Coast Bancorp since June 1998 and Chairman of the Board of Sunwest since March 1999. Mr. Hovde has been President of Hovde Financial, Inc. since 1987 and has been Chairman and President of Hovde Securities, Inc. since 1989.

     Frank E. Smith, Age 50

     Executive Vice President, Chief Financial Officer and Secretary, West Coast, West Coast Realty; Executive Vice President, Chief Financial Officer, Secretary and Treasurer, Sunwest; Vice President, Secretary and Chief Financial Officer, Sunwest Leasing and North Orange; Senior Vice President, Treasurer and Secretary, Centennial Loan; Treasurer and Secretary, Chancellor; Treasurer, WCV, Inc.

     Frank E. Smith has served as Senior Vice President, Chief Financial Officer and Secretary of West Coast since September 1987, as Senior Vice President and Chief Financial Officer of Sunwest since February 1993 and as Executive Vice President and Chief Financial Officer of Sunwest since August 2000.

     James G. LeSieur, Age 59

     Director and Chief Executive Officer, Sunwest and Sunwest Leasing. Mr. LeSieur joined Sunwest Bank in 1975 as Vice President and Cashier, was promoted to Senior Vice President and Controller, and later promoted to Executive Vice President and Chief Financial Officer. In 1991 Mr. LeSieur assumed the position of President until September 2000. Mr. LeSieur is a director of Sunwest Bank.

     J. Chris Walsh, Age 42

     J. Chris Walsh serves as President of Sunwest. Mr. Walsh joined Sunwest in August 2000. Mr. Walsh was a Senior Vice President with California Bank and Trust from 1998 until 2000 and was Vice President of Private Banking with U.S. Trust from 1993 through 1998.

Executive And Director Compensation

     How Do We Compensate Directors?

     Our outside non-employee directors were paid $50.00 for every Board meeting attended. Total directors' fees paid in 2000 were $2,850.

     How Do We Compensate Executive Officers?

     The tables on pages __ and __ show salaries and bonuses paid during the last three years, options granted in fiscal 2000 and fiscal year-end option values for our Chief Executive Officer, and any other highly compensated executive officer who made in excess of $100,000.



                                                                               Annual Compensation
                                                            -----------------------------------------------------
Name and Principal Position                       Year   Salary ($)     Bonus ($)       Other ($)       All Other
                                                                                                        ($) (a)
-----------------------------------------------------------------------------------------------------------------
ERIC D. HOVDE (b)                                 2000      --             --             9,000          --
President and CEO, West Coast                     1999      --             --             8,000          --
                                                  1998      --             --             9,000          --

JAMES G. LESIEUR, III (c)                         2000   170,000       27,000             7,000       5,000
Chief Executive Officer, Sunwest Bank             1999   170,000       27,000             7,000       5,000
                                                  1998   170,000       35,000            10,000       5,000

FRANK E. SMITH                                    2000   137,000       20,000                --       5,000
Executive Vice President, CFO and                 1999   125,000       20,000                --       5,000
Secretary, West Coast and Sunwest Bank            1998   125,000       26,000                --       5,000

-------------------------------------------

(a) Includes amounts contributed by West Coast to the West Coast Bancorp 401(k) Profit Sharing Plan and allocated to the Named Executive's vested or unvested account under such plan.


(b) Mr. Hovde receives no salary for his services and President and CEO of West Coast. Mr. Hovde's other annual compensation includes director's fees of $650, $1,000 and $2,000 paid by West Coast in 2000, 1999 and 1998, and director's  fees of $8,700 in 2000,  $7,000 in 1999 and $7,000 in 1998 paid by Sunwest Bank.


(c) Mr. LeSieur's other annual compensation represents director's fees of $2,000 paid by Sunwest Bank in 1998, reimbursement of an auto allowance of $7,000 in 2000, $7,000 in 1999, and $8,000 in 1998.


     Stock Option Grants

     No stock options were granted to our most highly compensated executive officers during 2000.

     Aggregated Option Exercises and Holdings

     The following table provides information with respect to the named executive officers concerning their exercise of options during the 2000 fiscal year and their year-end option holdings.

                                         AGGREGATED OPTION(A) EXERCISES IN FISCAL YEAR 2000
                                                    AND FY-END OPTION VALUES (a)

Name                   Shares         Value           Number of Unexercised       Value of Unexercised In-the-Money
                       Acquired on    Realized      Options at 12/31/00 (#)          Options at 12/31/00 ($)(b)
                       Exercise (#)      ($)      Exercisable    Unexercisable       Exercisable      Unexercisable
Eric D. Hovde          --             --          --             --                  --               N/A
James G. LeSieur III   --             --          15,000         --                  2,550            N/A
Frank E. Smith         --             --          30,000         --                 10,388            N/A

--------------------------------------

(a) The Company has no plans pursuant to which stock appreciation rights may be granted. The current plan expired in September 1998.



(b) Value of unexercised "in-the-money" options is the difference between the ending reported sales price of the common stock on December 31, 2000 of $1.295 per share and the exercise price of the option, multiplied by the number of shares subject to the option.


     Employment Contracts

     Our Chief Executive Officer, Mr. LeSieur entered into a one-year employment agreement with Sunwest Bank. The Agreement, which originally expired February 1, 2001, may be renewed annually each year for a one-year term. The contract has been renewed through February 1, 2002. Compensation under the agreement includes: A base salary of $170,000, participation in the Sunwest Bank employee incentive program and a special bonus. The special bonus is contingent on a Sunwest Bank merger, or 80% or more of its shares being sold, or substantially all of its assets being sold or transferred. The special bonus is based on a percentage payout of the difference between the purchase price and $9.5 million plus any additional capital contributions into Sunwest Bank. The percentage payout ranges from 2% to 5% and increases as the purchase price increases. The maximum special bonus payable is $300,000. The agreement provides for a severance payment of twelve months salary in the event that Mr. LeSieur is terminated without cause.

     Our Chief Financial Officer, Mr. Smith, also entered into a one-year employment agreement with Sunwest Bank. This agreement originally expired February 1, 2001, but has been renewed for an additional one-year term. His agreement is similar to that of Mr. LeSieur's except that the base salary is $145,000, the special bonus percentage payout ranges from 1% to 2.5%, and the maximum special bonus payable is $150,000.

     Change in Control

     Pursuant to a commitment letter entered into as of July 30, 1997, by and between John B. Joseph, in his individual capacity and on behalf of certain entities under his control, and Eric D. Hovde, as amended, Eric D. Hovde agreed to purchase 893,090 shares of the Company's common stock beneficially owned by the Joseph entities as well as any after-acquired shares. Subject to the provisions of the commitment letter, which provisions include the receipt of any required regulatory approvals, the purchase was to occur on a business day not later than December 31, 1998. Mr. Hovde had loaned approximately $678,000 to the Joseph entities. The loans were secured by 893,090 shares of the Company's common stock beneficially owned by the Joseph entities. The loans became due on December 31, 1998. Approval from the Federal Reserve Bank of San Francisco to acquire a controlling interest in West Coast Bancorp was received in June 2000 and Mr. Hovde acquired the 893,090 shares as payment in full of the loans on June 30, 2000. Mr. Hovde acquired beneficial ownership of additional shares of West Coast Bancorp as described below in "Certain Relationships and Related Transactions."

     Mr. Hovde is currently the beneficial owner of 2,390,431 shares of the Company's common stock, including 807,500 shares owned by Western Acquisition Partners and 1,436,841 shares owned by Western Acquisitions LLC, the general partner of Western Acquisition Partners.

Committees of the Board

     The Board of Directors of West Coast and Sunwest has one standing committee, the audit committee. During 2000, the Board of Directors of West Coast and Sunwest held 24 meetings. Each of the individuals who is a nominee and has a director of West Coast during 2000 attended at least 75% of the aggregate of (1) the total number of board meetings held during the first term of service and (2) the total number of meetings held by all committees of the board on which he served during his term of service.

     Audit Committee

     The audit committee which held 7 meetings in 2000, is currently composed Mr. Hudson and Mr. Norberg and operates under a written charter adopted by the board of directors. The responsibilities of the audit committee are contained in the Audit Committee Report. The audit committee during fiscal year 2000 consisted of Messrs. Hodgson and Norberg. Each of the members is "independent," as defined by Company policy and the National Association of Securities Dealers, Inc. listing standards.

     Audit Committee Report

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

     The audit committee reports to the board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of West Coat Bancorp

     The  Audit   Committee   Charter   adopted   by  the  board  sets  out  the
responsibilities, authority and specific duties of the audit committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Annex F.

     Pursuant to the charter, the audit committee has, among other things, the following responsibilities:

                    o To review the preparation of quarterly and annual financial reports;

                    o To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors;

                    o To review the general scope of the annual audit and the fees charged by the independent auditors; and

                    o    To meet with the  independent  auditors to review their
                         findings   and   to   order   additional    audits   or
                         examinations, as appropriate; and

                    o    To  review  all  releases   which   concern   financial
                         condition or projections of financial condition.

     In discharging its oversight responsibility the audit committee has met and held discussions with management and Arthur Andersen, LLP, the independent public accountants for West Coast Bancorp. Management represented to the audit committee that all West Coast Bancorp financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent public accountants. The audit committee discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The audit committee also obtained from the independent auditors a formal written statement describing all relationships between West Coast Bancorp and the auditors that bear on the public accountants' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The audit committee discussed with the independent public accountants any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the public accountants' independence.

     Based on these discussions and reviews, the audit committee recommended that the Board of Directors approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Respectfully submitted by the members of the audit committee of the Board of Directors:

Robert W. Hodgson
John H. Norberg

Independent Public Accountants

         Fees

     The following table sets forth the aggregate fees West Coast Bancorp has incurred for audit and non-audit services provided by Arthur Andersen LLP, who acted as independent public accountants for the fiscal year ending 2000 and performed West Coast Bancorp's audit services in fiscal year 2000. The table lists audit fees, financial information systems design and implementation fees, and other fees.

     Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees West Coast Bancorp incurred for professional services rendered for the audit of West Coast Bancorp's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in West Coast Bancorp's Quarterly Reports on Forms 10-Q for fiscal year 2000.

     Financial Information Systems Design and Implementation Fees. The financial information systems design and implementation fees include fees billed for non-audit services performed during fiscal year 2000 such as directly or indirectly operating, or supervising the operation of, West Coast Bancorp information system or managing our local area network. These non-audit services also include services such as designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to our financial statements taken as a whole.

     All Other Fees. All other fees include the aggregate fees billed for services rendered by Arthur Andersen LLP, other than those services covered above.

                                                          December 31, 2000
Audit Fees                                                     $68,100
Financial Information Systems Design and Implementation Fees   $    --
Other Fees                                                     $17,700

     The audit committee of the board did consider whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of Arthur Andersen, LLP.

     Certain Relationships and Related Transactions

     Some of the directors and officers of West Coast Bancorp and its subsidiaries and the entities with which they are associated are customers of, and have had banking transactions with, Sunwest Bank, in the ordinary course of Sunwest Bank's business during 2000 and may have banking transactions with such person in the future. All fees incurred and banking transactions were made in compliance with applicable laws on and substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons and, in the opinion of the Boards of Directors of West Coast Bancorp and Sunwest Bank, did not present any other unfavorable features.

     At December 31, 2000, no loans to directors were outstanding. During the year ended December 31, 2000, no new loans were granted to directors and no repayments were made.

     On June 9, 1998, the Company executed a note in the amount of $450,000 to Eric D. Hovde, Chairman and President of West Coast. The note replaced an existing note payable to an unrelated third party that was purchased from the third party by Mr. Hovde. On December 1, 2000, the note was modified to permit conversion to West Coast's common stock at market and to extend the maturity to September 30, 2001. On December 12, 2000, West Coast issued a convertible promissory note to Eric and Steven Hovde in exchange for a loan of $414,000. The cash received from Eric and Steven Hovde was used to pay off a note due to First Security Bank for the same amount.

     On  December  29,  2000,  West  Coast  issued  606,341  shares  to  Western
Acquisitions, L.L.C., an affiliate of Hovde Financial, as a result of the exercise of the conversion feature of the above two notes. These notes and interest due were converted to equity on the fair market value of the stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.

Submission Of Matters To A Vote Of Security Holders

     No matter was submitted by West Coast Bancorp to a vote of security holders, through the solicitation of proxies or otherwise, during the fourth quarter of its fiscal year ending December 31, 2000.

Proposals Of Shareholders

     Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the proxy statement for West Coast Bancorp's 2002 annual meeting of shareholders must be submitted by a shareholder prior to __________, 2001, in a form that complies with applicable regulation. In addition, in the event a shareholder proposal is not submitted to West Coast prior to _______, 2002, the proxy to be solicited by the Board of Directors for the 2002 Annual Meeting of shareholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion, if the proposal is presented at the 2002 Annual meeting of shareholders, without any discussion of the proposal in the proxy statement for such meeting.

     If the reorganization is completed, there will be no shareholders of West Coast Bancorp. Accordingly, any such shareholder to be included in Sunwest Bank's proxy statement must be submitted by a shareholder prior to the close date and in a form that complies with applicable regulations.

Annual Report To Shareholders

     West Coast Bancorp's annual report for the year ended December 31, 2001 on Form 10-KSB containing audited financial statements is included in this mailing to shareholders. The amendment to this report on Form 10-KSB/A including information about directors and officers of West Coast Bancorp is also included herein. The Annual Report on Form 10-KSB includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. Please write to:

          Frank E. Smith, Corporate Secretary
          West Coast Bancorp
          17542 East 17th Street, Suite 200
          Tustin, California 92780

     The financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included in this prospectus have been audited by Arthur Andersen LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     In addition, West Coast's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 is also included in the mailing to shareholders.

                       WHERE YOU CAN FIND MORE INFORMATION

     West Coast Bancorp files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that the companies file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. West Coast Bancorp public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http:// www.sec.gov."

     As allowed by Commission rules, this document does not contain all the information that shareholders can find in the Proxy Statement. The Commission allows West Coast Bancorp to "incorporate by reference" certain information into this document, which means that the company can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this document, except for any information which contradicts information contained directly in this document. This document incorporates by reference the documents set forth below that West Coast has previously filed with the Commission and which are included herein as annexes. These documents contain important business information about West Coast and its respective financial condition that is not included or delivered with this document.

West Coast
Commission Filings (File No. 0-10897)

Quarterly Report on Form 10-QSB............  Quarter ended March 31, 2001.
                                             This report is attached as Annex D.

Annual Report on Form 10-KSB, as amended
  on Form 10-KSB/A ........................  Year ended December 31, 2000.
                                             These reports are attached
                                             as Annex E.



     Shareholders of West Coast may obtain documents incorporated by reference through West Coast or the Commission or the Commission's Internet World Wide Web site described above. Documents incorporated by reference are available from West Coast without charge, excluding all exhibits, unless specifically incorporated by reference as an exhibit to this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following:

                West Coast Bancorp
                17542 East 17th Street, Suite 200
                Tustin, California  92780
                Telephone:  (714) 730-4499
                Attention:  Frank E. Smith

     If you would like to request documents from West Coast Bancorp, please do so at least five business days before the date of your shareholders' meeting in order to receive timely delivery of such documents prior to your shareholders' meeting.

     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the West Coast annual meeting. West Coast has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated ______________, 2001. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of Sunwest common stock in the reorganization creates any implication to the contrary.

OTHER MATTERS

     The board of directors knows of no other matters which will be brought before the meeting, but if such matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting in accordance with the terms of such proxies.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Sunwest Bank and Subsidiary                                                                Page
Unaudited Financial Statements

Consolidated Balance Sheet -- March 31, 2001                                               F-1
Consolidated Statements of Operations for Months Ended March 31,
     2001 and 2000                                                                         F-2
Consolidated Statements of Comprehensive Income for the Three Months Ended
     March 31, 2001 and 2000                                                               F-3
Consolidated Statements of Shareholders' Equity for the Three Months Ended
     March 31, 2001 and 2000                                                               F-3
Consolidated Statements of Cash Flows for the Three Months Ended March 31,
     2001 and 2000                                                                         F-4
Notes to Unaudited Consolidated Financial Statements                                       F-5



Sunwest Bank and Subsidiary                                                                Page
Audited Financial Statements

Report of Independent Public Accountants                                                   F-7
Consolidated Balance Sheets -- December 31, 2000 and 1999                                  F-8
Consolidated Statements of Operations for Years Ended
     December 31, 2000 and 1999                                                            F-9
Consolidated Statements of Comprehensive Income for Years Ended
     December 31, 2000 and 1999                                                            F-9
Consolidated Statements of Shareholders' Equity for the Years Ended
     December 31, 2000 and 1999                                                            F-10
Consolidated Statements of Cash Flows for the Years Ended
     December 31, 2000 and 1999                                                            F-11
Notes to Consolidated Financial Statements                                                 F-12


                           SUNWEST BANK AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET



(in thousands, except share data)                     March 31, 2001
                                                        (Unaudited)
ASSETS
Cash and due from banks                                  $   9,758
Mutual funds                                                22,019
Investment securities available-for-sale at fair value      39,929

Loans                                                      136,176
Less allowance for credit losses                            (2,609)
                                                         ---------
    Net loans                                              133,567
Premises and equipment, net                                    928
Deferred taxes, net                                            214
Other assets                                                 1,643
                                                         ---------
                                                         $ 208,058

LIABILITIES
Deposits:
    Demand, non interest-bearing                         $  67,492
    Savings, money market and interest-bearing demand       64,518
    Time certificates under $100,000                        13,717
    Time certificates of $100,000 or more                   30,754
                                                         ---------
    Total deposits                                         176,481

Federal Home Loan Bank borrowings                            7,000
Other liabilities                                            1,532
                                                         ---------
    Total liabilities                                      185,013

Commitments and contingencies

SHAREHOLDERS' EQUITY
Common stock, no par value; 500,000 shares authorized,      21,012
     115 shares issued and outstanding
Accumulated earnings                                         2,120
Accumulated other comprehensive loss, net of tax               (87)
                                                         ---------
Total shareholders' equity                                  23,045
                                                         ---------
                                                         $ 208,058


          (See accompanying notes to consolidated financial statements)

                           SUNWEST BANK AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                             Three Months Ended
                                                  March 31,
(in thousands, except share data)              2001      2000
                                               ------   ------
INTEREST INCOME:
Loans, including fees                          $3,208   $3,280
Federal funds sold                                --         2
Mutual Funds                                      245       53
Investment securities                             752      748
-------------------------------------------    ------    ------
     Total interest income                      4,205    4,083

INTEREST EXPENSE:
Interest on deposits                              999      964
Other interest expense                            112      146
-------------------------------------------    ------   ------
     Total interest expense                     1,111    1,110
-------------------------------------------    ------   ------

     Net interest income                        3,094    2,973

Provision for credit losses                        45       --
-------------------------------------------    ------   ------

     Net interest income after provision
       for credit losses                        3,049    2,973
Other operating income                            230      230
Other operating expenses                        2,176    1,887
-------------------------------------------    ------   ------

     Income before income taxes                 1,103    1,316
Income tax expense                                433      543
------------------------------------------     ------   ------

     Net income                                $  670   $  773
                                               ======   ======

          (See accompanying notes to consolidated financial statements)

                           SUNWEST BANK AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                   (Unaudited)



                                                  For the Three Months Ended
                                                         March 31,
(in thousands)                                            2001      2000
Net income                                          $     670      $  773
Other comprehensive income, net of tax:
Unrealized gain (loss) on available-for-sale
         investments arising during period                413        (186)
                                                        ------     -------
Other comprehensive income (loss)                         413        (186)
                                                        ------     -------
Comprehensive income                                    $1,083     $  587
                                                        ======     =======




                          SUNWEST BANK AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (Unaudited)

                                                                   Accumulated
                                                                   Other           Share-
                                    Common  Stock     Accumulate   Comprehensive   holders'
                                    Shares  Amount     Earnings    Loss            Equity

(in thousands)
Balance at December 31, 2000          115   $21,012     $ 1,450    $  (500)        $21,962
Net income                             --        --         670        --              670
Change in unrealized gain
   on available-for-sale
   investments, net of tax             --        --          --       413              413
                                   ------   -------     -------   -------          -------

Balance at March 31, 2001             115   $21,012     $ 2,120   $   (87)         $23,045
                                   ======   =======     =======   =======          =======


          (See accompanying notes to consolidated financial statements)

                           SUNWEST BANK AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                     Three Months Ended
                                                                                         March 31,
(in thousands)                                                                   2001                2000

Cash flows from operating activities:
Net income                                                                         $    670    $    773
Adjustments to reconcile net income to net
    cash provided by operating activities:
   Depreciation and amortization                                                         96         130
   Amortization and accretion from investment securities                                  4          16
   Provision for credit losses                                                           45          --
   Deferred tax benefit                                                                  --        (220)
(Increase) decrease in other assets                                                     (20)        598
Decrease in other liabilities                                                           (13)       (120)
Net cash provided by operating activities                                               782       1,177

Cash flows from investing activities:
   Purchase of interest-bearing deposits                                                 --         (99)
   Proceeds from maturities and paydowns of investment                                1,706         657
      securities available-for-sale
   Purchase of investment securities available-for-sale                              (2,408)       (421)
   Net increase in loans                                                             (3,409)     (4,805)
   Purchase of premises and equipment                                                   (41)        (37)
   Net cash used in investing activities                                             (4,152)     (4,705)

Cash flows from financing activities:
   Net increase in deposits                                                          10,679       5,280
   Repayment of capital lease obligation                                                 --         (36)
   Advances from Federal Home Loan Bank                                               6,000       6,104
   Repayment of advances from Federal Home Loan Bank                                 (6,000)     (5,104)
   Net cash provided by financing activities                                         10,679       6,244

Increase in cash and cash equivalents                                                 7,309       2,716
Cash and cash equivalents at beginning of year                                       24,468      11,824
Cash and cash equivalents at end of period                                         $ 31,777    $ 14,540

Supplemental  disclosures of cash flow information:  Cash paid during the period for:
   Interest                                                                        $  1,167    $  1,080
   Income taxes                                                                         265          55

          (See accompanying notes to consolidated financial statements)

                           SUNWEST BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001

(Unaudited)
(1)             BASIS OF PRESENTATION
                The unaudited financials have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and do not include all of the information and footnotes required by accounting principles generally accepted in the United States. The unaudited consolidated financial statements reflect all adjustments, consisting primarily of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results of operations for the interim periods. Results for the three month period ended March 31, 2001 are not necessarily indicative of results that may be expected for any other interim period, or for the year as a whole. All significant intercompany balances have been eliminated. These financial statements should be read in conjunction with the Sunwest Bank's audited financial statements for the years ended December 31, 2000 and 1999.

(2)             RECENT ACCOUNTING PRONOUNCEMENTS
                In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," a replacement of SFAS No. 125. This Statement revises the standards for securitization and other transfers of financial assets and collateral and requires certain disclosures and is effective as of March 31, 2001. The adoption of this pronouncement did not have a material impact on the Company's financial statements.

(3)             LOANS
                A summary of loans follows:
                (in thousands)

                                               March 31,
                                                  2001

Commercial loans not secured by real estate   $  38,609
Real estate mortgage loans                       89,421
Real estate construction                          5,492
Personal loans not secured by real estate         2,894
Unearned income, discounts and fees                (240)
                                              ---------
                                              $ 136,176
                                              =========

                           SUNWEST BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
                                   (Unaudited)


(4)             OTHER OPERATING INCOME

                A summary of other operating income follows:

                                   Three Months Ended
                                       March 31,
(in thousands)                        2001   2000
Depositor charges                     $189   $196
Service charges, commissions & fees     32     29
Other income                             9      5
                                      ----   ----
                                      $230   $230
                                      ====   ====

(5)             OTHER OPERATING EXPENSES

                A summary of other operating expenses is as follows:

                                             Three Months Ended
                                                 March 31,
(in thousands)                                2001      2000
Salaries and employee benefits               $1,082   $  935
Customer service                                235      189
Occupancy                                       208      206
Data processing                                 136      144
Professional services                           117       73
Depreciation and amortization                    96      129
Advertising and promotion                        59       35
Stationery and supplies                          44       20
Telephone                                        24       23
Director fees                                    21       12
Postage                                          16       18
Regulatory fees and assessments                  13       14
Net cost of operation of real estate owned       --        2
Miscellaneous                                   125       87
                                             ------   ------
                                             $2,176   $1,887
                                             ======   ======

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
  Sunwest Bank:

We have audited the accompanying consolidated balance sheets of SUNWEST BANK (a California corporation) and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sunwest Bank and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.




/s/ Arthur Andersen LLP


Orange County, California
February 13, 2001

CONSOLIDATED BALANCE SHEETS                          Sunwest Bank and Subsidiary
(in thousands, except share data)


                                                                                    At December 31,
Assets                                                                             2000          1999
-------------------------------------------------------------------------------- ----------- ----------
Cash and due from banks                                                          $  11,157    $   5,574
Federal funds sold                                                                      --        6,250
Mutual funds                                                                        13,311           --
Investment securities available-for-sale at fair value                              38,531       39,492

Loans                                                                              132,757      133,008
Less allowance for credit losses                                                    (2,554)      (2,457)
-------------------------------------------------------------------------------- ---------    ---------
         Net loans                                                                 130,203      130,551
-------------------------------------------------------------------------------- ---------    ---------

Real estate owned, net                                                                  --          475
Premises and equipment, net                                                            983        1,040
Deferred taxes, net                                                                    500        1,976
Other assets                                                                         1,624        1,437
-------------------------------------------------------------------------------- ---------    ---------
                                                                                 $ 196,309    $ 186,795
-------------------------------------------------------------------------------- ---------    ---------


Liabilities
-------------------------------------------------------------------------------- ---------    ---------
Deposits:
Demand, noninterest-bearing                                                      $  69,207    $  53,751
Savings, money market and interest-bearing demand                                   56,135       50,785
Time certificates under $100,000                                                    13,327       22,273
Time certificates of $100,000 or more                                               27,133       32,136
-------------------------------------------------------------------------------- ---------    ---------
         Total deposits                                                            165,802      158,945
-------------------------------------------------------------------------------- ---------    ---------
Federal Home Loan Bank borrowings                                                    7,000        8,000
Capital lease obligation                                                                --          158
Other liabilities                                                                    1,545        1,189
-------------------------------------------------------------------------------- ---------    ---------
         Total liabilities                                                         174,347      168,292

--------------------------------------------------------------------------------  --------    ---------
Commitments and contingencies (Note 15)
--------------------------------------------------------------------------------  --------    ---------

Shareholders' Equity
--------------------------------------------------------------------------------  --------   ---------
Common stock, no par value; 500,000 shares authorized; and 115 shares issued and
   outstanding in 2000 and 1999                                                     21,012       21,012
Accumulated earnings (deficit)                                                       1,450       (1,275)
Accumulated other comprehensive loss, net of tax                                      (500)      (1,234)
-------------------------------------------------------------------------------- ---------    ---------
         Total shareholders' equity                                                 21,962       18,503
-------------------------------------------------------------------------------- ---------    ---------
                                                                                 $ 196,309    $ 186,795
-------------------------------------------------------------------------------- ---------    ---------

          (See accompanying notes to consolidated financial statements)

CONSOLIDATED STATEMENTS OF OPERATIONS                Sunwest Bank and Subsidiary
(in thousands)

                                                                Years ended December 31,
Interest Income                                                     2000      1999
--------------------------------------------------------------   -------   -------
Loans, including fees                                            $12,983   $11,586
Federal funds sold                                                     6        68
Mutual funds                                                         496        --
Investment securities available-for-sale                           3,006     2,376
--------------------------------------------------------------   -------   -------
         Total interest income                                    16,491    14,030
--------------------------------------------------------------   -------   -------

Interest Expense
--------------------------------------------------------------   -------   -------
Savings, money market and interest-bearing demand deposits         1,198       881
Time certificate deposits under $100,000                             910     1,056
Time certificate deposits of $100,000 or more                      1,724     1,267
--------------------------------------------------------------   -------   -------
         Total interest on deposits                                3,832     3,204
Other interest expense                                               574       355
--------------------------------------------------------------   -------   -------
         Total interest expense                                    4,406     3,559
--------------------------------------------------------------   -------   -------
         Net interest income                                      12,085    10,471

Provision for credit losses                                           20        --
--------------------------------------------------------------   -------   -------
         Net interest income after provision for credit losses    12,065    10,471

Other operating income                                               889     1,324
Other operating expenses                                           8,340     7,827
--------------------------------------------------------------   -------   -------
Income before income taxes                                         4,614     3,968
Income tax expense                                                 1,889       694
--------------------------------------------------------------   -------   -------
         Net income                                              $ 2,725   $ 3,274
                                                                 =======   =======

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands)

                                                                                      Years ended December 31,
                                                                                          2000     1999
-------------------------------------------------------------------------------------- --------- -------------
Net income                                                                               $ 2,725   $ 3,274
Other comprehensive income, net of tax:
Unrealized gain (loss) on available-for-sale investments arising during period               734    (1,087)
--------------------------------------------------------------------------------------   -------   -------
Other comprehensive income (loss)                                                            734    (1,087)
--------------------------------------------------------------------------------------   -------   -------
Comprehensive income                                                                     $ 3,459   $ 2,187
--------------------------------------------------------------------------------------   -------   -------

          (See accompanying notes to consolidated financial statements)

CONSOLIDATED STATEMENTS OF  SHAREHOLDERS' EQUITY  Sunwest Bank and Subsidiary


                                                                       Accumulated
                                                  Common Stock         Other
                                                 --------------------  Comprehensive   Accumulated         Shareholders'
  (in thousands)                                  Shares      Amount   Income(Loss)   (Deficit)/Income     Equity
------------------------------------------------ --------- ---------- --------------- ----------------- --------------
Balance at December 31, 1998                          115     $21,012   $   (147)     $ (4,549)            $ 16,316
Net Income                                             --          --         --         3,274                3,274
Change in unrealized gain (loss) on
   available-for-sale investments, net of tax          --          --     (1,087)           --               (1,087)
------------------------------------------------   --------   --------   --------     --------             --------
Balance at December 31, 1999                          115      21,012     (1,234)       (1,275)              18,503
Net income                                                                               2,725                2,725
Change in unrealized gain (loss) on
   available-for-sale investments, net of tax          --          --        734            --                  734
------------------------------------------------   --------   --------   --------     ---------           ---------
Balance at December 31, 2000                          115     $21,012    $  (500)     $  1,450             $ 21,962
------------------------------------------------   --------   --------   --------     ---------           ---------

          (See accompanying notes to consolidated financial statements)

CONSOLIDATED STATEMENTS OF CASH FLOWS       Sunwest Bank and Subsidiary
(in thousands)


                                                                                Years ended December 31,
Cash Flows from Operating Activities                                                2000         1999
--------------------------------------------------------------------------------  ---------- -----------
Net income                                                                          $  2,725    $  3,274
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                        506         341
    Provision for credit losses                                                           20          --
    Gain on sale of real estate owned                                                    (79)         --
    Loss on disposition of fixed assets                                                   25          --
    Deferred tax provision                                                               976         178
    Loss on sale of securities                                                            13          --
    Amortization and accretion from investment securities                                 42         600
    Accrual for lease impairment                                                         107          88
    Increase in other assets                                                            (187)       (176)
    Increase in other liabilities                                                        248         107
---------------------------------------------------------------------------------   --------    --------
       Net cash provided by operating activities                                       4,396       4,412
---------------------------------------------------------------------------------   --------    --------
Cash Flows from Investing Activities
---------------------------------------------------------------------------------   --------    --------
Proceeds from maturity of interest-bearing balances                                       99          --
Proceeds from maturity of investment securities available-for-sale                     3,589         467
Purchase of interest-bearing balances                                                    (99)         --
Purchase of investment securities available-for-sale                                  (1,448)    (13,264)
Net decrease (increase) in loans                                                         328     (23,809)
Proceeds from sales of real estate owned                                                 554         361
Proceeds from sales of premises and equipment                                              1         395
Purchases of premises and equipment                                                     (475)     (1,258)
---------------------------------------------------------------------------------   --------    --------
       Net cash provided by (used in) investing activities                             2,549     (37,108)
---------------------------------------------------------------------------------   --------    --------
Cash Flows from Financing Activities
---------------------------------------------------------------------------------   --------    --------
Net increase in deposits                                                               6,857      24,793
Repayment of capital lease obligation                                                   (158)       (107)
Advances from Federal Home Loan Bank                                                  11,000       8,000
Repayments of advances from Federal Home Loan Bank                                   (12,000)     (2,000)
---------------------------------------------------------------------------------   --------    --------
       Net cash provided by financing activities                                       5,699      30,686
---------------------------------------------------------------------------------   --------    --------
Increase (decrease) in cash and cash equivalents                                      12,644      (2,010)
Cash and cash equivalents at beginning of year                                        11,824      13,834
---------------------------------------------------------------------------------   --------    --------
Cash and cash equivalents at end of year                                            $ 24,468    $ 11,824
---------------------------------------------------------------------------------   --------    --------

Supplemental Disclosures of Cash Flow Information:
---------------------------------------------------------------------------------   --------    --------
Cash paid during the period for:
    Interest                                                                        $  4,523    $  3,430
    Income taxes                                                                         540         367

          (See accompanying notes to consolidated financial statements)

NOTE 1
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     Sunwest Bank ("the Bank" or "Sunwest"), provides banking services in Orange County, California. Sunwest is regulated by certain Federal and State agencies and undergoes periodic examinations by those regulatory authorities.

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Sunwest and the Bank's wholly owned subsidiary, Sunwest Leasing Corp. West Coast Bancorp ("West Coast") owns approximately 56.5% of Sunwest and Western Acquisition Partners, L.P., an affiliate of Hovde Financial, Inc., owns approximately 43.5% of Sunwest.

     The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States and prevailing practices within the banking industry. In preparing the consolidated financial statements, Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates. All inter-company balances and transactions have been eliminated in consolidation.

INTEREST-BEARING DEPOSITS WITH FINANCIAL INSTITUTIONS

     Interest-bearing deposits with financial institutions generally represent certificates of deposit of $100,000 or less held at other financial institutions with FDIC insurance.

INVESTMENT SECURITIES

     The Bank's  securities  portfolio  includes  U.S.  Treasury,  U.S.  federal
agency,   mortgage  backed  securities,   collateralized  mortgage  obligations,
corporate debt securities and municipal bonds.

     Securities are classified as available-for-sale when the Bank intends to hold the securities for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity demands, regulatory capital considerations, and other similar factors. Securities available-for-sale are carried at fair value with unrealized gains and losses (net of related income taxes) reported as accumulated other comprehensive income. The cost of securities sold is based on the specific identification method.

     The Bank has no investments classified as trading or held-to-maturity.

INTEREST RATE SWAPS

     During 1999, Interest rate swaps were used in the Bank's management of interest rate sensitivity. The periodic net settlement for interest rate swaps is recorded as an adjustment to the net interest income or interest expense of the related asset or liability. The Company has no interest rate swaps as of December 31, 2000.

INTEREST ON LOANS

     Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued when reasonable doubt exists as to the full, timely collection of interest or principal and, generally, when a loan becomes contractually past due by ninety days or more with respect to principal or interest. The accrual of interest may be continued on a well-secured loan contractually past due 90 days or more with respect to principal or interest if the loan is in the process of collection or collection of the principal and interest is deemed probable.

     When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period income. Interest on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Accruals are resumed on loans only when, in the judgment of Management, the loan is estimated to be fully collectible. Restructured loans are returned to accrual status when the remaining loan balance, net of any charge-offs related to the restructure, is estimated to be fully collectible by Management and performing in accordance with the applicable loan terms.

LOAN ORIGINATION FEES AND COSTS

     Loan origination fees and direct costs associated with lending are netted, deferred and amortized to interest income as an adjustment to yield over the respective lives of the loans using the interest method. The amortization of deferred fees and costs is discontinued on loans that are placed on nonaccrual. When a loan is paid off, any unamortized net loan origination fees are recognized in interest income.

ALLOWANCE FOR CREDIT LOSSES

     Provisions for credit losses are charged to operations based on Management's evaluation of the estimated losses in its loan portfolio. The major factors considered in evaluating losses are historical charge-off experience, delinquency rates, local and national economic conditions, the borrower's ability to repay the loan and timing of repayments, and the value of any related collateral. Management's estimate of fair value of the collateral considers the current and anticipated future real estate market conditions, thereby causing these estimates to be particularly susceptible to changes that could result in a material adjustment to results of operations in the future. Recovery of the carrying value of such loans and related real estate is dependent, to a great extent, on economic, operating and other conditions that may be beyond the Bank's control. In addition, the regulatory agencies periodically review the allowance for credit losses and such agencies may require the Bank to recognize additions to the allowance based on information and factors available to them at the time of their examinations. Accordingly, no assurance can be given that the Bank will not recognize additional provisions for credit losses with respect to its loan portfolio.

     The Bank considers a loan to be impaired when, based upon current information and events, it believes it is probable the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Bank continues to accrue interest on restructured loans since full payment of principal and interest is expected and such loans are performing or less than 90 days delinquent and therefore do not meet the criteria for nonaccrual status.

     The Bank bases the measurement of loan impairment using either the present value of the expected future cash flows discounted at the loan's effective interest rate, or the fair value of the loans' collateral properties. Impairment losses are included in the allowance for credit losses through a charge to provision for credit losses. Adjustments to impairment losses due to changes in the fair value of impaired loans' collateral properties are included in the provision for credit losses.

     For the Bank, loans collectively reviewed for impairment include all single-family loans excluding loans which are individually reviewed based on specific criteria, such as delinquency, debt coverage, adequacy of collateral and condition of collateral property. The Bank's impaired loans include nonaccrual loans (excluding those collectively reviewed for impairment), certain restructured loans and certain performing loans less than 90 days delinquent ("other impaired loans") that the Bank believes will likely not be collected in accordance with contractual terms of the loans.

REAL ESTATE OWNED

     Real estate owned consists of real estate acquired in settlement of loans and is initially recorded at fair value at the date of foreclosure establishing a new cost basis. Real estate owned is carried at the lower of cost or fair value less estimated selling costs. The recognition of gains and losses on sales of real estate is dependent upon various factors relating to the nature of the property sold and the terms of the sale.

     Once real estate is acquired and periodically thereafter, Management obtains a valuation and an allowance for estimated losses is provided if the carrying value of real estate exceeds estimated fair value, less selling costs. Legal fees and direct costs, including foreclosure, appraisal and other related costs, are expensed as incurred. While Management uses currently available information to provide for losses on real estate, future additions to the valuation allowance may be necessary based on future economic conditions. In addition, the regulatory agencies periodically review the valuation allowance for real estate owned losses and such agencies may require Sunwest to recognize additions to the allowance based on information and factors available to them at the time of their examinations. Accordingly, no assurance can be given that Sunwest will not recognize additional losses with respect to its real estate owned. The net cost of operation of other real estate owned includes write-downs of real estate owned, gains and losses on disposition and real estate owned operating expenses, net of related income. Sunwest did not have real estate owned as of December 31, 2000.

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost, less accumulated depreciation and amortization which is charged to expense on a straight-line basis over the estimated useful lives of 3 to 10 years. Premises under leasehold improvements are amortized on a straight-line basis over the term of the lease or the estimated useful lives of the improvements, whichever is shorter. Expenditures for major renewals and betterments of premises and equipment are capitalized and those for maintenance and repairs are charged to expense as incurred. A valuation allowance is established for any impaired long-lived assets.

INCOME TAXES

     The Bank accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established if it is "more likely than not" that all or a portion of the deferred tax asset will not be realized.

CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, investment securities with original maturities of less than 90 days, mutual funds and Federal funds sold. Generally, Federal funds are purchased and sold for one-day periods.

     Noninterest earning cash reserves of $246,000 and $323,000 were required by Sunwest to satisfy Federal regulatory requirements at December 31, 2000 and 1999, respectively.

RECLASSIFICATIONS

     Certain amounts in the 1999 consolidated financial statements have been reclassified to conform to the 2000 presentation.

COST ALLOCATION TO THE HOLDING COMPANY

     The Bank allocated certain costs and salaries to West Coast in 2000 and 1999. The net costs allocated to West Coast from the Bank totaled approximately $1,000 for each of the years ended December 31, 2000 and 1999. These amounts are included in other operating expenses.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", which was subsequently amended by SFAS No. 137 and SFAS No. 138. These pronouncements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. The FASB has deferred the application of these pronouncements until fiscal years beginning after June 15, 2000. The adoption of these pronouncements did not have a material impact on the Bank's results of operations or financial position when adopted.

     In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," a replacement of SFAS No. 125. This Statement revises the standards for securitization and other transfers of financial assets and collateral and requires certain disclosures. The disclosures discussed in paragraphs 15 and 17 of SFAS No. 140 were effective as of December 31, 2000. These disclosures were not material to the Company's financial statements. Management believes that the adoption of the remaining provisions under this standard will not have a material impact on the Bank's financial statements.

NOTE 2
INVESTMENT SECURITIES

     At December 31, 2000 and 1999 all investment securities were classified as available-for-sale. A summary of the Bank's investment portfolio is as follows at December 31, 2000 (in thousands):


                                                                 Gross Unrealized    Estimated
                                                    Amortized   ------------------   Fair
                                                      Cost       Gains     Losses    Value
---------------------------------------------------- --------    ------     -------  ---------
U.S. Treasury and other government
  agency securities                                   $ 1,000   $  --     $    (1)   $   999
Taxable municipal bonds                                 5,849       184      --        6,033
Collateralized mortgage obligations                    17,791       307      (227)    17,871
Mortgage-backed securities                              3,916        56      --        3,972
Corporate bonds                                         4,060        26      (283)     3,803
Trust preferred Securities                              6,331        43      (952)     5,422
Other securities                                          431        --        --        431
---------------------------------------------------   -------   -------   -------    -------
                      Total                           $39,378   $   616   $(1,463)   $38,531
---------------------------------------------------   -------   -------   -------    -------

                  A summary of available-for-sale investment securities is as follows at December 31, 1999 (in thousands):

                                                                Gross Unrealized    Estimated
                                                    Amortized   ------------------   Fair
                                                      Cost       Gains     Losses    Value
---------------------------------------------------- --------    ------     -------  ---------
U.S. Treasury and other government
  agency securities                                   $   997   $  --     $    (6)   $   991
Taxable municipal bonds                                 5,943      --        (114)     5,829
Collateralized mortgage obligations                    19,104      --        (544)    18,560
Mortgage-backed securities                              4,908      --         (32)     4,876
Corporate bonds                                         5,097      --        (197)     4,900
Trust preferred Securities                              5,052      --      (1,189)     3,863
Other securities                                          473      --          --        473
----------------------------------------------------  -------   -------   -------    -------
                         Total                        $41,574   $  --     $(2,082)   $39,492
----------------------------------------------------  -------   -------   -------    -------

     At December 31, 2000, investment securities available-for-sale with a book value of $25,115,000 were pledged as collateral to secure public funds and for other purposes as required or permitted by law.

     Proceeds from maturities of debt securities during 2000 and 1999 were $3,589,000 and $467,000, respectively. Gains and losses on investment securities are determined on the specific identification method and are included in other income.

     The amortized cost and estimated fair value of securities at December 31, 2000, by contractual maturity, are shown below. Mortgage-backed securities and collateralized mortgage obligations are classified in accordance with their estimated lives. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations. Trust preferred securities are included in the one year to five year category due to call provisions at the option of the issuer. The stated maturities are in excess of ten years.

                                                        Amortized   Estimated
(in thousands)                                             Cost     Fair Value
-------------------------------------------------------   -------   -------
Due in one year                                           $ 2,097   $ 2,095
Due after one year through five years                      16,358    15,404
Due after five years through ten years                     14,849    14,845
Due after ten years                                         6,074     6,187
-------------------------------------------------------   -------   -------
                                                          $39,378   $38,531
-------------------------------------------------------   -------   -------


NOTE 3
LOANS

     A summary of loans is as follows at December 31:

(in thousands)                                                        2000         1999
--------------------------------------------------------------   ---------    ---------
Commercial loans not secured by real estate                      $  38,081    $  42,162
Real estate mortgage loans                                          88,244       87,548
Real estate construction                                             4,454        1,957
Personal loans not secured by real estate                            2,281        1,698
Unearned income, discounts and fees                                   (303)        (357)
--------------------------------------------------------------   ---------    ---------
                                                                 $ 132,757    $ 133,008
--------------------------------------------------------------   ---------    ---------

     Loans on which the accrual of interest had been discontinued or reduced at December 31, 2000 and 1999 amounted to $0 and $505,000, respectively. If these loans had been current throughout their terms, interest income recorded during the year would have increased approximately $39,000 and $117,000 in 2000 and 1999, respectively.

     The Bank serviced loans for others totaling $831,000 and $1,112,000 at December 31, 2000 and 1999, respectively. These loans are not included in the accompanying consolidated balance sheets.

     Loans totaling  $18,481,697  and  $18,843,529 at December 31, 2000 and 1999
were pledged as collateral with the Federal Reserve Bank to secure purchases of Federal funds. Purchases of Federal funds from the Federal Reserve Bank totaled $500,000 during 2000. There were no purchases of Federal funds from the Federal Reserve Bank during 1999.

     Loans  totaling  $10,575,417  and  $9,310,300 at December 31, 2000 and 1999
were pledged as collateral with the Federal Home Loan Bank of San Francisco to secure term and overnight advances. Advances outstanding against these loans totaled $4,000,000 at December 31, 2000 and 1999.



NOTE 4
ALLOWANCE FOR CREDIT LOSSES

     A summary of activity in the allowance for credit losses follows:

(in thousands)                                                        2000       1999
----------------------------------------------------------------   -------    -------
Balance at beginning of year                                       $ 2,457    $ 2,444
Credits charged off                                                    (63)      (252)
Recoveries on credits previously charged off                           140        265
----------------------------------------------------------------   -------    -------
Net recoveries                                                          77         13
Provision for credit losses                                             20       --
----------------------------------------------------------------   -------    -------
Balance at end of year                                             $ 2,554    $ 2,457
----------------------------------------------------------------   -------    -------

     A summary of investment in impaired loans by type is as follows at December 31:

(in thousands)                                                       2000     1999
----------------------------------------------------------------   ------   ------
Nonaccrual loans:
  Nonresidential real estate mortgage                              $ --     $  505
Restructured loans                                                  2,010    2,041
----------------------------------------------------------------   ------   ------
                                                                   $2,010   $2,546
----------------------------------------------------------------   ------   ------

     The Bank had no "other impaired loans" at December 31, 2000 and 1999. The related impairment valuation allowances were $840,000 and $848,000 at December 31, 2000 and 1999, respectively. These amounts were included as part of the allowance for credit losses in the accompanying consolidated balance sheets. The provision for losses and any related recoveries are recorded as part of the provision for credit losses on loans in the accompanying statements of operations. During the years ended December 31, 2000 and 1999, the Bank's average investment in impaired loans was $2,429,000 and $2,921,000, and interest income recorded during this period was $165,000 and $219,000, respectively. None of these amounts were recorded using the cash basis method of accounting described above.

NOTE 5
VALUATION ALLOWANCE FOR REAL ESTATE OWNED

     A summary of activity in the valuation allowance for real estate owned is as follows:

(in thousands)                                                      2000     1999
----------------------------------------------------------------   -----    -----
Balance at beginning of year                                       $ 197    $ 197
Losses charged off                                                  (197)      --
Provision for estimated losses                                        --       --
----------------------------------------------------------------   -----    -----
Balance at end of year                                             $  --    $ 197
----------------------------------------------------------------   -----    -----

NOTE 6
PREMISES AND EQUIPMENT

     A summary of premises and equipment follows:


(in thousands)                                                        2000       1999
----------------------------------------------------------------   -------    -------
Furniture, fixtures and equipment                                  $ 3,390    $ 3,204
Leasehold improvements                                               1,592      1,576
Property under capital leases                                         --          445
Construction in progress                                                29          5
----------------------------------------------------------------   -------    -------
                                                                     5,011      5,230
Accumulated depreciation and amortization                           (4,028)    (4,190)
----------------------------------------------------------------   -------    -------
                                                                   $   983    $ 1,040
----------------------------------------------------------------   -------    -------


NOTE 7
FEDERAL HOME LOAN BANK BORROWINGS

     The Bank had available lines of credit totaling $14,771,000 and $8,638,000 at December 31, 2000 and 1999 with the Federal Home Loan Bank (FHLB). The FHLB advances are collateralized by commercial mortgage loans, qualifying investment securities and FHLB stock.

     Advances from FHLB outstanding at December 31, 2000 mature as follows:

    Amount   Maturity Date      Interest Rate
----------   --------------     ----
$1,000,000   01/30/01           6.68%
 2,000,000   02/28/01           6.68%
 2,000,000   03/12/01           6.50%
 2,000,000   06/28/01           7.01%
----------
$7,000,000
----------

     Advances from FHLB outstanding at December 31, 1999 mature as follows:

    Amount   Maturity Date    Interest Rate
----------   ---------------- ----
$2,000,000   02/23/00         5.70%
 2,000,000   06/26/00         6.15%
 2,000,000   11/29/00         6.15%
 2,000,000   12/11/00         6.13%
----------
$8,000,000
----------

NOTE 8
CAPITAL LEASE OBLIGATION

     The capital lease obligation matured on November 30, 2000.

NOTE 9
INCOME TAXES

     For 2000 the Bank had $493,000 current income tax expense for Federal and $420,000 for State. For 1999 the Bank had a $260,000 current income tax expense for Federal and $266,000 for State. During 2000 deferred Federal tax expense of $943,000 and deferred tax expense of $33,000 were recognized, respectively. During 1999 deferred Federal tax benefits of $4,000 and deferred tax expense of $181,000 were recognized.

     The actual income tax expense (benefit) differed from the expected Federal statutory rate as follows:

(in thousands)                                                           2000      1999
-------------------------------------------------------------------   -------   -------
Expected tax expense at 34%                                           $ 1,569   $ 1,349
Change in the valuation allowance for deferred tax assets                --      (1,320)
Net state franchise tax                                                   300       438
Other                                                                      20       227
-------------------------------------------------------------------   -------   -------
                                                                      $ 1,889   $   694
-------------------------------------------------------------------   -------   -------

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31 are as follows:

(in thousands)                                                           2000       1999
-------------------------------------------------------------------   -------    -------
Deferred tax assets:
Net operating loss carryforwards                                      $    --    $   735
Alternative minimum tax credit carryforwards                               54        303
Real estate owned                                                          --         90
Expense accruals and other                                                189         65
Deferred state income taxes                                               143         60
Unrealized loss on available-for-sale securities                          348        848
General business tax credit carryforwards                                  --        127
-------------------------------------------------------------------   -------    -------
Total gross deferred tax assets                                           734      2,228
Less valuation allowance                                                   --         --
-------------------------------------------------------------------   -------    -------
Net deferred tax assets                                                   734      2,228
Deferred tax liabilities:
Loans, due to allowance for credit losses, deferred loan
   origination fees and costs, and leases                                (229)      (218)
Premises and equipment                                                     (5)       (34)
-------------------------------------------------------------------   -------    -------
Total gross deferred tax liabilities                                     (234)      (252)
-------------------------------------------------------------------   -------    -------
Net deferred tax asset                                                $   500    $ 1,976
-------------------------------------------------------------------   -------    -------

     In 1999 the valuation allowance decreased by $1,320,000. The decrease was due to recognizing that part of the deferred tax asset that was more likely than not to be utilized in the future and due to earnings during the years.

     Current income taxes payable at December 31, 2000 were $478,000 for Federal and $56,000 for State. Current income taxes receivable at December 31, 1999 were $23,000 for Federal and $18,000 for State. The Bank had alternative minimum tax credit carryforwards of $10,000 available for Federal income tax purposes and 44,000 available for State franchise tax purposes at December 31, 2000.

NOTE 10
RELATED PARTY TRANSACTIONS

     At December 31, 2000, there were no outstanding loans to directors. During the year ended December 31, 1999, new loans totaling $16,000 were granted to directors and repayments totaled $101,000.

     These loans were made in the ordinary course of business. The loans were granted on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions for others. Also see Note 1.

NOTE 11
OTHER OPERATING INCOME

     A summary of other operating income is as follows:

(in thousands)                                                           2000     1999
--------------------------------------------------------------------   ------   ------
Depositor charges                                                      $  727   $  812
Service charges, commissions & fees                                       113      134
Interest recovered on loans charged off in prior years
                                                                            7      297
Other income                                                               42       81
--------------------------------------------------------------------   ------   ------
                                                                       $  889   $1,324
--------------------------------------------------------------------   ------   ------


NOTE 12
OTHER OPERATING EXPENSES

     A summary of other operating expenses is as follows:

(in thousands)                                                            2000       1999
--------------------------------------------------------------------   -------    -------
Salaries and employee benefits                                         $ 4,098    $ 3,688
Customer service expense                                                   912        658
Occupancy                                                                  831        900
Data processing                                                            600        574
Depreciation and amortization                                              506        341
Professional services                                                      399        590
Advertising and promotion                                                  213        260
Stationery and supplies                                                    124        134
Telephone                                                                   94        104
Postage                                                                     67        110
Net cost of operation of real estate owned
                                                                          (117)        21
Miscellaneous                                                              613        447
--------------------------------------------------------------------   -------    -------
                                                                       $ 8,340    $ 7,827
--------------------------------------------------------------------   -------    -------


NOTE 13
DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates of financial instruments for both assets and liabilities are made at a discrete point in time based on relevant market information and information about the financial instruments. Because no active market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, prepayment assumptions, future expected loss experience and other such factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     The Bank intends to hold the majority of its assets and liabilities to their stated maturities. Thus, Management does not believe that the bulk sale concepts applied to certain problem loans for purposes of measuring the impact of credit risk on fair values of said assets is reasonable to the operations of the Bank and does not fairly present the values realizable over the long term on assets that will be retained by the Bank. Therefore, the Bank does not intend to realize any significant differences between carrying balance and fair value disclosures through sale or other disposition. No attempt should be made to adjust stockholders' equity to reflect the following fair value disclosures as management believes them to be inconsistent with the philosophies and operations of the Bank.

     In addition, the fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of existing and anticipated future customer relationships and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include the branch network, deferred tax assets and premises and equipment.

     Fair value estimates, methods, and assumptions are set forth below:

CASH, INTEREST-BEARING DEPOSITS WITH FINANCIAL INSTITUTIONS AND FEDERAL FUNDS

     The carrying values approximate fair value because of the short maturity of these instruments.

INVESTMENT SECURITIES

     For investment securities, fair value is based on quoted market prices.

LOANS

     For loans, fair value is estimated using quoted market prices for similar loans. For loans for which no quoted market price is readily available, fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same maturities.

DEPOSIT LIABILITIES

     The fair value of demand, savings and money market deposits is the amount payable on demand at the reporting date. The fair value of time certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

OTHER INTEREST-BEARING LIABILITIES

     Other interest-bearing liabilities include other borrowed funds and Federal Home Loan Bank borrowings. The fair value of other interest-bearing liabilities is estimated using market rates for instruments with similar characteristics.

INTEREST RATE SWAPS

     The fair value of interest rate swaps is the estimated amount that the Bank would receive or pay to terminate the agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counter parties. The Bank had no interest rate swaps as of December 31, 2000.

COMMITMENTS TO EXTEND CREDIT

     The  fair  value  of   commitments  to  extend  credit  cannot  be  readily
determined.

     The estimated fair values of the Bank's financial instruments are as follows:

                                                                                    December 31, 2000
                                                                                 -----------------------
                                                                                  Carrying   Estimated
(in thousands)                                                                      Amount   Fair Value
-------------------------------------------------------------------------------   --------   --------
Financial assets:
Cash, interest-bearing deposits and Federal funds                                 $ 24,468   $ 24,468
Investment securities                                                               38,531     38,531
Net loans                                                                          130,203    130,330

Financial liabilities:
Deposits                                                                           165,802    165,547
Other interest-bearing liabilities                                                   7,000      7,000
-------------------------------------------------------------------------------   --------   --------


                                                                                    December 31, 1999
                                                                                   -----------------------
                                                                                   Carrying     Estimated
(in thousands)                                                                       Amount     Fair Value
---------------------------------------------------------------------------------   ---------   ---------
Financial assets:
Cash, interest-bearing deposits and Federal funds                                   $  11,824   $  11,824
Investment securities                                                                  39,492      39,492
Net loans                                                                             130,551     128,847
Interest rate swaps                                                                        --         (1)

Financial liabilities:
Deposits                                                                              158,945     158,791
Other interest-bearing liabilities                                                      8,158       8,158
---------------------------------------------------------------------------------   ---------   ---------


NOTE 14
401(k) PROFIT SHARING PLAN

     The Bank employees participate in West Coast's 401(k) profit sharing plan (the "Plan") that covers all employees eighteen years of age or older who have completed three months of employment. Each employee eligible to participate in the Plan may contribute up to 15% of his or her compensation, subject to certain statutory limitations. Eligible employees have the option on a quarterly basis to change the status of their enrollment and/or the amount of their deferral. The Bank will match 50% of the participant's contribution until the participant's contribution equals 6% of his or her compensation subject to the plan's vesting schedule. The Bank's contributions of approximately $64,000 and $60,000 were included in salaries and employee benefits in 2000 and 1999, respectively. The Bank may also make an additional profit sharing contribution on behalf of the eligible employees. No profit sharing contribution was made during the years ended December 31, 2000 and 1999.

NOTE 15
COMMITMENTS AND CONTINGENCIES

LEASES
     The Bank leases certain facilities for corporate offices and branch operations and equipment under non-cancelable long-term operating leases. Facility lease expense for the years ended December 31, 2000 and 1999 was approximately $725,000 and $665,000, respectively. Rents paid were offset by rental income of $234,000 and $194,000 in 2000 and 1999, respectively.

     Future minimum lease commitments under all non-cancelable leases at December 31, 2000 are as follows:

                                  Operating
(in thousands)                     Leases
------------------------------ ------------
Year ending December 31:
2001                             $ 1,181
2002                               1,353
2003                               1,400
2004                                 897
2005                                 924
Thereafter                         5,012
-----------------------------    -------
Total minimum lease payments     $10,767
-----------------------------    -------

     The minimum lease payments include the new lease that the Bank entered into during 2001 for its new corporate headquarters' location.

     Total minimum sublease rental income to be received in the future under non-cancelable subleases is $1,276,000.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     In the normal course of business, the Bank is a party to financial instruments with off-balance sheet risk to meet the financing needs of customers and to reduce exposure to fluctuations in interest. These financial instruments include interest rate swaps, various guarantees, commitments to extend credit and standby and commercial letters of credit. At December 31, 2000 and 1999, the Bank had standby and commercial letters of credit of $543,000 and $493,000 outstanding and commitments to extend credit, totaling $29,903,000 and $29,741,000, respectively.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby and commercial letters of credit and financial guarantees written are conditional commitments issued by the Bank to guaranty the performance of a customer to a third party. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on Management's credit evaluation of the counter-party. Collateral held varies but may include deposits, accounts receivable, inventory, property, plant and equipment, motor vehicles and real estate.

     Interest rate swap agreements involve the exchange of fixed and floating rate interest payments based on a notional principal amount and maturity date. The Bank minimizes credit risk on interest rate swaps by performing credit reviews of the counter party.

     At December 31, 1999, the Bank had interest rate swaps with outstanding notional amounts of $648,000. The interest rate swaps were acquired in connection with a purchase of loans from another party. The loans pay a fixed rate of interest that is converted to a variable rate of interest through the interest rate swap. All interest rate swaps expired January 1, 2000.

LITIGATION

     The Bank is party to various lawsuits which have arisen in the course of business. While it is not possible to predict with certainty the outcome of such litigation, it is the opinion of Management, based in part upon opinions of counsel, that the liability, if any, arising from such lawsuits would not have a material adverse effect on the Bank's financial position or results of operations.

NOTE 16
REGULATORY MATTERS

     Sunwest is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by the regulators to ensure capital adequacy require Sunwest to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000, that Sunwest met all capital adequacy requirements.

     As of December 31, 2000 and 1999, Sunwest was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized Sunwest must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since the last notification that Management believes have changed the institution's category. Sunwest's actual capital amounts and ratios are also presented in the table. No amount was deducted from capital for interest rate risk.

                                                                                      To be Well
                                                                                      Capitalized Under
                                                                    For Capital       Prompt Corrective
                                                  Actual         Adequacy Purposes    Action Provisions
                                             -----------------------------------------------------------
(dollars in thousands)                        Amount  Ratio      Amount   Ratio      Amount     Ratio
                                             -------   ----    ----------   ------   --------   --------
As of December 31, 2000:
  Total Capital (to Risk-Weighted Assets)    $24,451     15.4% $ =>12,676   =>8.0%   $ =>15,844   =>10.0%
  Tier 1 Capital (to Risk-Weighted Assets)    22,463     14.2     =>6,338   =>4.0       =>9,507    =>6.0
  Tier 1 Capital (to Average Assets)          22,463     11.7     =>7,702   =>4.0       =>9,628    =>5.0

As of December 31, 1999:
  Total Capital (to Risk-Weighted Assets)    $21,713     14.4% $ =>11,988   =>8.0%   $ =>14,986   =>10.0%
  Tier 1 Capital (to Risk-Weighted Assets)    19,738     13.2     =>5,994   =>4.0       =>8,991    =>6.0
  Tier 1 Capital (to Average Assets)          19,738     10.3     =>7,678   =>4.0       =>9,597    =>5.0
                                             -------   ----    ----------   ------   --------   --------


DIVIDEND AND ADVANCE RESTRICTIONS

     The Federal Reserve Act restricts Sunwest from making loans or advances to West Coast in excess of 10% of its capital stock and surplus. At December 31, 2000 this would allow $1.3 million of advances. Such loans or extensions of credit to West Coast must be secured at the time of transaction by collateral having a market value of 100% to 130%, depending on the collateral, of the amount funded. Various laws and regulations limit the amount of dividends which a bank can pay without obtaining prior approval from bank regulators. At December 31, 2000, Sunwest may pay cash dividends of $1,450,000 without prior regulatory approval.

ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                             WEST COAST BANCORP AND

                                  SUNWEST BANK


                                  June 22, 2001

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OR REORGANIZATION ("Agreement") is made and entered into as of the 22 day of June, 2001, by and between WEST COAST BANCORP, a California corporation ("West Coast") and SUNWEST BANK, a California banking corporation ("Sunwest").

     WHEREAS, the Boards of Directors of West Coast and Sunwest deem advisable and in the best interests of their respective shareholders the merger of West Coast with and into Sunwest (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (Sunwest, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

     WHEREAS, the Boards of Directors of West Coast and Sunwest have approved the merger pursuant to this Agreement and the Agreement of Merger by and between Sunwest and West Coast (the "Agreement of Merger") in substantially the form of Exhibit A attached hereto and incorporated herein by this reference, pursuant to which West Coast will merge with and into Sunwest and each outstanding share of West Coast common stock, no par value ("West Coast Stock"), excluding any West Coast Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of Sunwest common stock, no par value ("Sunwest Stock"), upon the terms and subject to the conditions set forth herein, and the shares of Sunwest Stock held by West Coast shall be canceled in accordance with the Agreement of Merger; and

     WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

                                   Article 1

                                   DEFINITIONS

     Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement, the following terms shall have the respective meanings specified below:

     "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

     "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

     "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

     "Benefit Arrangements" has the meaning set forth in Section 4.20(b).

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

     "Centennial" means Centennial Beneficial Loan Company, Inc., a California corporation and wholly-owned subsidiary of West Coast.

     "Certificates" have the meaning set forth in Section 2.7(b).

     "CGCL" has the meaning set forth in the first recital of this Agreement.

     "Chancellor" means Chancellor Financial Services, Inc., a California corporation and wholly-owned subsidiary of West Coast.

     "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of West Coast, 535 E. First Street, Tustin, California 92780-3312, or at such other place as the parties may agree upon.

     "Closing Date" means the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of West Coast and Sunwest, (ii) the receipt of all permits, authorizations, approvals and consents specified in
Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under the law, and (iv) the expiration of the 30 day period following the mailing by West Coast to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL, or such other date as the parties may agree upon.

     "Code" has the meaning set forth in the third recital of this Agreement.

     "Conversion Ratio" has the meaning set forth in Section 2.2(a).

     "DFI" means the Department of Financial Institutions of the State of California.

     "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

     "Employee Plans" has the meaning set forth in Section 4.20(a).

     "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

     "Environmental Regulations" has the meaning set forth in Section 4.12(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means American Stock Transfer and Trust.

     "Exchange Fund" has the meaning set forth in Section 2.7(a).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Statements of Sunwest" means the audited consolidated financial statements and notes thereto of Sunwest and the related opinions thereon for the years ended December 31, 1998, 1999 and 2000 and the unaudited consolidated financial statements and notes thereto for the quarter ended March 31, 2001.

     "Financial Statements of West Coast" means the audited consolidated financial statements and notes thereto of West Coast and the related opinions thereon for the year end December 31, 2000 and included in West Coast's Annual Reports on Form 10-KSB for the years ended December 31, 1998 and 1999 and the unaudited consolidated financial statements and notes thereto of West Coast for the quarter ended March 31, 2001 and included in West Coast's Quarterly Report on Form 10-QSB.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

     "Hazardous Materials" has the meaning set forth in Section 4.12(b).

     "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

     "IRS" means the Internal Revenue Service.

     "1988 Plan" has the meaning set forth in Section 2.6.

     "North Orange" means North Orange County Bancorp, Inc., a California corporation and wholly-owned subsidiary of West Coast.

     "Operating Loss" has the meaning set forth in Section 4.24.

     "OTC" means the Over-the-Counter Bulletin Board.

     "Permit" means the stock permit issued by the DFI pursuant to Section 690 of the California Financial Code to issue Sunwest Stock to West Coast stockholders in the Merger.

     "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

     "Proxy Statement and Prospectus" means the Proxy Statement and Prospectus that is used to solicit proxies for the West Coast Shareholders' Meeting and to offer and sell the shares of Sunwest Stock to be issued in connection with the Merger.

     "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligation of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

     "Scheduled Contracts" has the meaning set forth in Section 4.16.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SLC Stock" means the common stock of SLC, no par value per share.

     "Sunwest Conflicts and Consents List" as the meaning set forth in Section 5.6(a).

     "Sunwest Filings" has the meaning set forth in Section 5.5.

     "Sunwest 401(k) Plan" means the Sunwest 401(k) Profit Sharing Plan.

     "Sunwest Insurance List" has the meaning set forth in Section 5.7.

     "Sunwest Litigation List" has the meaning set forth in Section 5.10.

     "Sunwest Offices List" has the meaning set forth in Section 5.21.

     "Sunwest Personal Property List" has the meaning set forth in Section 5.8.

     "Sunwest Property" has the meaning set forth in Section 5.12(b).

     "Sunwest Real Property List" has the meaning set forth in Section 5.9.

     "Sunwest Stock" has the meaning set forth in the second recital of this Agreement.

     "Sunwest Supplied Information" has the meaning set forth in Section 5.22.

     "Sunwest Tax List" has the meaning set forth in Section 5.11.

     "Sunwest Undisclosed Liabilities List" has the meaning set forth in Section 5.18.

     "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

     "Tanks" has the meaning set forth in Section 4.12(b).

     "Tax  Returns"  means  all  returns,   declarations,   reports,  estimates,
information returns and statements required to be filed in respect of any Taxes.

     "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

     "West  Coast  Conflicts  and  Consents  List" has the  meaning set forth in
Section 4.6.

     "West Coast Contract List" has the meaning set forth in Section 4.16.

     "West Coast Dissenting Shares" means any shares of West Coast Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "West  Coast  Employee  Plan  List" has the  meaning  set forth in  Section
4.20(a).

     "West  Coast  Environmental  Compliance  List" has the meaning set forth in
Section 4.12.

     "West Coast Filings" has the meaning set forth in Section 4.5.

     "West Coast Insurance List" has the meaning set forth in Section 4.7.

     "West Coast Litigation List" has the meaning set forth in Section 4.10. "West Coast Nonbank Subsidiaries" means West Coast Realty, North Orange, WCV, Chancellor and Centennial, as set forth in Section 4.3.

     "West  Coast  Operating  Losses  List" has the meaning set forth in Section
4.23.

     "West Coast Option List" has the meaning set forth in Section 4.2.

     "West Coast Perfected Dissenting Shares" means the West Coast Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as West Coast Dissenting Shares.

     "West Coast  Personal  Property  List" has the meaning set forth in Section
4.8.

     "West Coast Real Property List" has the meaning set forth in Section 4.9.

     "West Coast Property" has the meaning set forth in Section
4.12(b).

     "West Coast Realty" means West Coast Realty, Inc., a California corporation and wholly-owned subsidiary of West Coast.

     "West Coast Shareholders' Meeting" means the meeting of West Coast's shareholders referred to in Section 6.6.

     "West Coast Stock" has the meaning set forth in the second recital of this Agreement.

     "West Coast Stock Option" has the meaning set forth in Section 2.6.

     "West Coast Subsidiaries" means Sunwest, SLC and the West Coast Nonbank Subsidiaries.

     "West  Coast  Supplied  Information"  has the  meaning set forth in Section
4.26.

     "West Coast Tax List" has the meaning set forth in Section 4.11.

     "West  Coast  Undisclosed  Liabilities  List" has the  meaning set forth in
Section 4.19.

     "WCV" means WCV, Inc., a California corporation and wholly-owned subsidiary of West Coast.

                                   Article 2

                                 TERMS OF MERGER

     2.1 Effect of Merger and Surviving Corporation. At the Effective Time of the Merger, West Coast will be merged with and into Sunwest pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of Sunwest and West Coast shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed and all the interests of every kind of Sunwest and West Coast, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of Sunwest and West Coast and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either Sunwest or West Coast shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Sunwest and West Coast shall be preserved unimpaired and all debts, liabilities and duties of Sunwest and West Coast shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     2.2 Stock of West Coast. Subject to Section 2.5, each share of West Coast Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of West Coast or the holders of such shares, be treated on the basis set forth herein.

     (a) Conversion of West Coast Stock. At the Effective Time of the Merger, pursuant to the Agreement of Merger, each outstanding share of West Coast Stock excluding any West Coast Stock Perfected Dissenting Shares shall, without any further action on the part of West Coast or the holders of any such shares, be automatically cancelled and cease to be an issued and outstanding share of West Coast Stock and be converted into 0.03304 shares of Sunwest Stock (the "Conversion Ratio").

     (b) West Coast Perfected Dissenting Shares. West Coast Perfected Dissenting Shares shall not be converted into shares of Sunwest Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of West Coast Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

     (c) Dividends, Etc. If, prior to the Effective Time of the Merger, Sunwest shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Sunwest Stock, or make a distribution on the Sunwest Stock in any security convertible into Sunwest Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio.

     2.3 Effect on Sunwest Stock. At the Effective Time of the Merger, each outstanding share of Sunwest Stock shall remain an outstanding share of Sunwest Stock and shall not be converted or otherwise affected by the Merger, except for the shares of Sunwest stock held by West Coast immediately prior to the Merger, which shall be canceled in the Merger.

     2.4 Fractional Shares. No fractional shares of Sunwest Stock shall be issued in the Merger. In lieu thereof, each holder of West Coast Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest percent) obtained by multiplying (a) the quotient obtained by dividing (i) the closing bid price of a share of West Coast Stock on the last trading day immediately preceding the Closing Date by (ii) the Conversion Ratio, times (b) the fraction of the share of Sunwest Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividend or other rights in respect of any such fraction.

2.5      Stock Options.
         -------------

     (a) At the Effective Time of the Merger, and unless otherwise agreed to by the parties hereto, Sunwest shall assume each and every outstanding option ("West Coast Stock Option") to purchase shares of West Coast Stock and all obligations of West Coast under West Coast's 1988 Stock Option Plan ("1988 Plan"). Each and every West Coast Stock Option so assumed by Sunwest under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the 1988 Plan and in the other documents governing such West Coast Stock Option immediately prior to the Effective Time of the Merger, except that (i) such West Coast Stock Option shall be exercisable for that number of shares of Sunwest Stock equal to the product of (a) the number of shares of West Coast Stock that were purchasable under such 1988 Option immediately prior to the Effective Time of the Merger multiplied by (b) the Conversion Ratio, with such product rounded down to the nearest whole number of shares of Sunwest Stock; and (ii) the per share exercise price for each share of Sunwest Stock issuable upon exercise of such West Coast Stock Option shall be equal to the quotient determined by dividing (a) the exercise price per share of West Coast Stock at which such West Coast Stock Option was exercisable immediately prior to the Effective Time of the Merger by (b) the Conversion Ratio. After the Effective Time of the Merger, Sunwest shall issue to each holder of an outstanding West Coast Stock Option a document evidencing the assumption of such West Coast Stock Option by Sunwest pursuant to this Section
2.6. The terms set forth in the document evidencing the assumption of such West Coast Stock Options shall correspond in all material respects to the terms of the West Coast Stock Options assumed and, subject to the requirements of law, the West Coast Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger shall continue to qualify as incentive stock options of Sunwest after the Effective Time of the Merger.

2.6      Exchange Procedures.
         -------------------

     (a) As of the Effective Time of the Merger, Sunwest shall have deposited with the Exchange Agent for the benefit of the holders of shares of West Coast Stock, for exchange in accordance with this Section 2.7 through the Exchange Agent, certificates representing the shares of Sunwest Stock issuable pursuant to Section 2.2 in exchange for shares of West Coast Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of Sunwest Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of Section 2.5 of this Agreement (collectively, the "Exchange Fund").

     (b) Sunwest shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of West Coast Stock (the "Certificates") whose shares were converted into the right to receive shares of Sunwest Stock pursuant to Section 2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Sunwest and West Coast may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Sunwest Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Sunwest, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Sunwest Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.5 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing West Coast Stock, the transfer of ownership of which is not registered in the transfer records of West Coast, a certificate representing the number of shares of Sunwest Stock may be issued to a transferee if the Certificate representing such West Coast Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.7, each

Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the certificate representing shares of Sunwest Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.7. Notwithstanding anything to the contrary set forth herein, if any holder of shares of West Coast should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to Sunwest and shall be entitled to receive the certificate representing the proper number of shares of Sunwest Stock and cash in lieu of fractional shares in accordance with Sections
2.2 and 2.5 hereof.

     (c) No dividends or other distributions declared or made with respect to Sunwest Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Sunwest Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Sunwest Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Sunwest Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Sunwest Stock, and (ii) at the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Sunwest Stock.

     (d) All shares of Sunwest Stock issued upon the surrender for exchange of West Coast Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of West Coast Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of West Coast Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to Sunwest for any reason, they shall be canceled and exchanged as provided in this Agreement.

     (e) Any portion of the Exchange Fund which remains undistributed to the shareholders of West Coast following the passage of six months after the Effective Time of the Merger shall be delivered to Sunwest, upon demand, and any shareholders of West Coast who have not theretofore complied with this Section
2.7 shall thereafter look only to Sunwest for payment of their claim for Sunwest Stock, any cash in lieu of fractional shares of Sunwest Stock and any dividends or distributions with respect to Sunwest Stock.

     (f) Neither Sunwest nor West Coast shall be liable to any holder of shares of West Coast Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Sunwest Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Sunwest Stock for the account of the Persons entitled hereto.

     2.7 Directors of Surviving Corporation. Immediately after the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of Sunwest immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

     2.8  Executive  Officers of Surviving  Corporation.  Immediately  after the
Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of Sunwest immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

     2.9 Directors and Executive Officers of Sunwest. Immediately after the Effective Time of the Merger, the directors and executive officers of Sunwest shall continue to be the directors and officers of Sunwest after the Merger until the earlier of their resignation or termination.

                                   Article 3

                                   THE CLOSING

3.1      Closing Date.  The Closing shall take place on the Closing Date.
         ------------

     3.2 Execution of Agreements. As soon as practicable after the execution of this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by the parties thereto. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of the State of California as required by applicable law and regulations.

     3.3 Further Assurances. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.

                                   Article 4

                         REPRESENTATIONS AND WARRANTIES
                                  OF WEST COAST
                  West Coast represents and warrants to Sunwest as follows:

     4.1 Incorporation, Standing and Power. West Coast is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is registered as a bank holding company subject to the BHC Act. The Articles of Incorporation and Bylaws of West Coast, all as amended to date, are in full force and effect. West Coast has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of business of West Coast nor the location of any of its properties requires that West Coast be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation or business of West Coast and West Coast Nonbank Subsidiaries on a consolidated basis.

4.2      Capitalization.
         --------------

     (a) As of the date of this Agreement, the authorized capital stock of West Coast consists of 30,000,000 shares of West Coast Stock, of which 9,965,283 shares are outstanding. All of the outstanding shares of West Coast Stock are duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, except for the West Coast Stock Options covering 15,000 shares of West Coast Stock granted pursuant to the 1988 Plan, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of West Coast Stock nor any securities convertible into such stock, and West Coast is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. West Coast has furnished to Sunwest a list (the "West Coast Option List") setting forth the name of each holder of a West Coast Option, the number of shares of West Coast Stock covered by each such option, the vesting schedule of such option, the exercise price per share and the expiration date of each such West Coast Option.

     4.3 Subsidiaries. In addition to owning 56.5% of the outstanding shares of common stock of Sunwest which owns 100% of the outstanding securities of SLC, West Coast owns 100% of the outstanding securities of each of the West Coast Nonbank Subsidiaries. Each of the West Coast Nonbank Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of California. The Articles and Bylaws of each of the West Coast Nonbank Subsidiaries, as amended to date, are in full force and effect. West Coast does not own, directly or indirectly (except as pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting in any other corporation, partnership, joint venture or other entity.

     4.4 Financial Statements. West Coast has previously furnished to Sunwest a copy of the Financial Statements of West Coast. The Financial Statements of West
Coast: (a) present fairly the consolidated financial condition of West Coast and the West Coast Subsidiaries as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of West Coast and West Coast Subsidiaries.

     4.5 Reports and Filings. Since January 1, 1998, West Coast and the West Coast Nonbank Subsidiaries have filed all reports, returns and registration statements (collectively, "West Coast Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with
(a) the SEC, (b) the FRB, and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results or operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis. No administrative actions have been taken or orders issued in connection with such West Coast Filings. As of their respective dates, each of such West Coast Filings (i) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such West Coast Filings that was intended to present the financial position of West Coast or any West Coast Subsidiary and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

     4.6 Authority of West Coast. The execution and delivery by West Coast of this Agreement and the Agreement of Merger and subject to the requisite approval of the shareholders of West Coast of this Agreement and the transactions, contemplated hereby, the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporation action on the part of West Coast. This Agreement is a valid and binding obligation of West Coast enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by West Coast to Sunwest (the "West Coast Conflicts and Consents List"), neither the execution and delivery by West Coast of this Agreement, the consummation of the transactions contemplated herein, nor compliance by West Coast with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of the Articles of Incorporation, as amended, or Bylaws, as amended of West Coast or any West Coast Nonbank Subsidiaries; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which West Coast or any West Coast Nonbank Subsidiary is a party, or by which West Coast or any West Coast Nonbank
Subsidiary or any of its properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on the respective properties or assets of West Coast or any West Coast Nonbank Subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to West Coast or any West Coast Nonbank Subsidiary or any of its respective properties or assets. Except as set forth in the West Coast Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of West Coast or any West

Coast Nonbank Subsidiary, or consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by West Coast of this Agreement or the consummation by West Coast of the Merger of the transactions contemplated hereby, except (i) the approval of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of West Coast; (ii) such approvals as may be required by the FRB, the FDIC and the DFI; (iii) the filing of the Proxy Statement and Prospectus with the SEC and the DFI; and (iv) the filing of the Agreement of Merger with the Secretary of State of the State of California.

     4.7 Insurance. West Coast and the West Coast Nonbank Subsidiaries have policies of insurance and bonds with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its businesses, operations, properties and assets. All such insurance policies and bonds are in fully force and effect. Except as set forth in a list furnished by West Coast to Sunwest (the "West Coast Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the West Coast Insurance List, neither West Coast nor any West Coast Subsidiary is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the West Coast Insurance List is a list of all policies of insurance carried and owned by West Coast and the West Coast Nonbank Subsidiaries, showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to Sunwest a copy of each such policy of insurance.

     4.8 Title to Assets. West Coast and the West Coast Nonbank Subsidiaries have good and marketable title to all their respective properties and assets, other than real property, owned or stated to be owned by West Coast or any West Coast Nonbank Subsidiary, free and clear of all Encumbrances except: (a) as forth in the Financial Statements of West Coast; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis; or (e) as set forth in a list furnished by West Coast to Sunwest (the "West Coast Personal Property List").

     4.9 Real Estate. West Coast has furnished to Sunwest a list (the "West Coast Real Property List") of real property, including leaseholds and all other interests in real property (other than security interests), owned by West Coast or any West Coast Nonbank Subsidiary. West Coast has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property. West Coast and West Coast Nonbank Subsidiaries have good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the West Coast Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (d) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described in the West Coast Real Property List. West Coast has furnished Sunwest with true and correct copies of all leases included in the West Coast Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the West Coast Real Property List.

     4.10 Litigation. Except as set forth in the West Coast Filings or in a list furnished by West Coast to Sunwest (the "West Coast Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to West Coast's knowledge threatened, against West Coast or any West Coast Nonbank Subsidiary, or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of West Coast or any West Coast Nonbank Subsidiary or the transactions contemplated hereby or which may involve a judgment against West Coast Nonbank Subsidiary in excess of $25,000. Also, except as disclosed in the West Coast Filings or in the West Coast Litigation List, there are no material judgments, decrees, stipulations or orders against West Coast or any West Coast Nonbank Subsidiary, or enjoining them, or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

     4.11 Taxes. West Coast and West Coast Nonbank Subsidiaries have filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax and other tax returns of every character required to be filed by any of them and have paid all taxes, together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established. West Coast and West Coast Nonbank Subsidiaries have filed all required payroll tax returns, have fulfilled all tax withholding obligations and have paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing. The tax and audit positions taken by West Coast or any West Coast Nonbank Subsidiary in connection with the tax returns described in the preceding sentence were reasonable and asserted in good faith. Adequate provision has been made in the books and records of West Coast and West Coast Nonbank Subsidiaries and, to the extent required by generally accepted accounting procedures, reflected in the Financial Statements of West Coast, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local and other taxes for the periods covered by such financial statements and for all prior periods. West Coast has furnished Sunwest a list (the "West Coast Tax List") setting forth the date or dates through which the IRS has examined the federal tax returns of West Coast or any West Coast Nonbank Subsidiary, and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of West Coast or any West Coast Subsidiary. The West Coast Tax List also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from West Coast and lists each tax case of West Coast currently pending in audit, at the administrative appeals level or in litigation. The West Coast Tax List further lists the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to West Coast or any West Coast Nonbank Subsidiary within the last 12 months. Except as set forth in the West Coast Tax List, neither the IRS nor any foreign, state, local or other taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state, local or other tax returns of West Coast or any West Coast Nonbank Subsidiary. To the best of West Coast's knowledge, neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on the West Coast Tax List.

     4.12 Compliance with Laws and Regulations. Except as set forth on a list furnished by West Coast to Sunwest (the "West Coast Environmental Compliance List"):

     (a) To the best of West Coast's knowledge, neither West Coast nor any West Coast Nonbank Subsidiary is in default under or in breach of any provision of their respective Articles of Incorporation, as amended, or Bylaws, as amended, or law, ordinance, rule or regulation promulgated by any Governmental Entity, where such default or breach would have a material adverse effect on the business, financial conditions or results of operations of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis.

     (b) Without limiting Section 4.12(a), the to best of West Coast's knowledge: (i) West Coast and West Coast Nonbank Subsidiaries are in compliance with all Environmental Regulations; (ii) there are no Tanks on or about West Coast Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from West Coast Property; (iv) neither West Coast nor any West Coast Nonbank Subsidiary have loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a Tank or upon which there are Hazardous Materials on or migrating to or from; and
(v) without limiting Section 4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this
Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against West Coast or any West Coast Nonbank Subsidiary or concerning property securing West Coast or any West Coast Nonbank Subsidiary loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting West Coast Property or property securing West Coast or any West Coast Nonbank Subsidiary loans, relating to the foregoing representations (i)-(iv), in the case of each of clauses (i) through (v) the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition or results of operation of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis. For purposes of this Section 4.12(b), the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "West Coast Property" shall mean real estate owned, leased, or otherwise used by West Coast or any West Coast Nonbank Subsidiary, or in which West Coast or any West Coast Nonbank Subsidiary has an investment (by sale and lease-back or otherwise) in each case, which real estate is owned, leased, or otherwise used on the date of this Agreement, including, without limitation, properties under foreclosure and properties held by West Coast or any West Coast Nonbank Subsidiary in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.
Section 651); the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C.
Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1, 25281 and 25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

     (c) West Coast has provided to Sunwest a phase I assessment with respect to each interest in real property set forth on the West Coast Real Property List as to which such phase I and phase II environmental investigation has been prepared by or on behalf of West Coast or any West Coast Nonbank Subsidiary. The West Coast Real Property List shall disclose each such property as to which such an assessment has not been prepared on behalf of West Coast or any West Coast Nonbank Subsidiary.

     4.13 Performance of Obligations. West Coast and the West Coast Nonbank Subsidiaries have performed in all material respects all of the obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which West Coast or any West Coast Nonbank Subsidiary is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the business, financial condition or results of operations of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis. To the best of West Coast's knowledge, no party with whom West Coast or any West Coast Nonbank Subsidiary has an agreement that is of material importance to the business of West Coast or any West Coast Nonbank Subsidiary is in default thereunder.

     4.14 Employees. There are no controversies pending or threatened between West Coast or any West Coast Nonbank Subsidiary and any of their respective employees that are likely to have a material adverse effect on the business, financial condition or results of operation of West Coast and the West Coast Nonbanking Subsidiaries on a consolidated basis. Neither West Coast nor any West Coast Nonbank Subsidiary is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which its employees or any of them belong.

     4.15 Brokers and Finders. Neither West Coast nor any West Coast Nonbank Subsidiary is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

     4.16 Material Contracts. Except as set forth in a list furnished by West Coast to Sunwest (the "West Coast Contract List") hereto (all items listed or required to be listed in such West Coast Contract List being referred to as "Scheduled Contracts"), neither West Coast nor any West Coast Nonbank Subsidiary is a party or otherwise subject to:

     (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of West Coast or any West Coast Nonbank Subsidiary, and is not terminable by West Coast or any such West Coast Nonbank Subsidiary within one year without penalty or (ii) requires payment by West Coast or any West Coast Nonbank Subsidiary of $10,000 or more per annum;

     (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by West Coast or any West Coast Nonbank Subsidiary of $5,000 or more per annum;

     (c) any contract or agreement that restricts West Coast (or would restrict any Affiliate of West Coast after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

     (d) any lease of real or personal property providing for annual lease payments by or to West Coast or any West Coast Nonbank Subsidiary in excess of $10,000 per annum;

     (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of West Coast or any West Coast Nonbank Subsidiary;

     (f) other than as described in the West Coast Filings or as set forth in the West Coast Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of West Coast or any West Coast Nonbank Subsidiary;

     (g) any agreement to acquire equipment or any commitment to make capital expenditures of $1,000 or more;

     (h) any agreement for the sale of any property or assets in which West Coast or any West Coast Nonbank Subsidiary has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

     (i) any agreement for the borrowing of any money;

     (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by West Coast or any West Coast Nonbank Subsidiary (as lessee) that materially restricts the use, transferability or value of such property;

     (k) any guarantee or indemnification;

     (l) any supply, maintenance or landscape contracts not terminable by West Coast or any West Coast Nonbank Subsidiary without penalty on 30 days or less notice;

     (m) other than as  disclosed  with  reference to  subparagraph  (l) of this
Section 4.16, any agreement which would be terminable other than by West Coast or any West Coast Nonbank Subsidiary as a result of the consummation of the transactions contemplated by this Agreement;

     (n) any contract of participation with any other entity in any loan of or any sales of assets of West Coast or any West Coast Nonbank Subsidiary with recourse of any kind to West Coast or any West Coast Subsidiary;

     (o) any agreement providing for the sale or servicing of any loan or
other  asset  which  constitutes  a  "recourse   arrangement"  under  applicable
regulation or policy promulgated by a Government Entity;

     (p) any contract relating to the provisions of data processing services to West Coast or any West Coast Nonbank Subsidiary; or

     (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $1,000 or more to or by West Coast or any West Coast Nonbank Subsidiary.

     True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to Sunwest.

     4.17 Certain Material Changes. Except as disclosed in the West Coast Filings prior to the date hereof or as specifically required, permitted or effected by this Agreement, since March 31, 2001 there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

     (a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business of West Coast or any West Coast Nonbank Subsidiary, or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis;

     (b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis that may involve a loss of more than $1,000 in excess of applicable insurance coverage;

     (c) Any amendment, modification or termination of any existing, or entry into any new, material contract or permit;

     (d) Any disposition by West Coast or any West Coast Nonbank Subsidiary of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities business, financial condition, results of operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis; or

     (e) Any direct or indirect redemption, purchase or other acquisition by West Coast or any West Coast Subsidiary of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of West Coast Stock whether consisting of money, other personal property, real property or other things of value.

     4.18 Licenses and Permits. West Coast and West Coast Nonbank Subsidiaries have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of West Coast Nonbank on a consolidated basis. The respective properties, assets, operations and businesses of West Coast or any West Coast Nonbank Subsidiary are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, permits, laws and regulations.

     4.19 Undisclosed Liabilities. Neither West Coast nor any West Coast Nonbank Subsidiary has any liabilities or obligations, either accrued or contingent, that are material to West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis and that have not been: (a) reflected or disclosed in the Financial Statements of West Coast; (b) incurred subsequent to March 31, 2001 in the ordinary course of business; or (c) disclosed in a list furnished by West Coast to Sunwest (the "West Coast Undisclosed Liabilities List") or any other West Coast list. West Coast is unaware of any basis for the assertion against West Coast or any West Coast Nonbank Subsidiary of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition or results of operations of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis that is not fairly reflected in the Financial Statements of West Coast or otherwise disclosed in this Agreement.

4.20     Employee Benefit Plans.
         ----------------------

     (a) West Coast has previously made available to Sunwest copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provision of ERISA and covers any employee, whether active or retired, of West Coast and the West Coast Nonbank Subsidiaries, together with all amendments thereto, and, to the extent required by law or otherwise applicable, all related summary plan descriptions (any determination letter from the IRS, and annual reports for the most recent three years (Form 5500 including, if applicable, schedules thereto) filed by any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." West Coast and the West Coast Nonbank Subsidiaries do not participate in an employee benefit pension plan that is a "multi employer plan" within the meaning of Section 3(37) of ERISA. Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made, or the period during which such amendments are permitted to be made has not expired. Except as disclosed in a list furnished by West Coast to Sunwest (the "West Coast Employee Plan List"), there has been no material amendment of any Employee Plan (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after December 31, 2000.

     (b) West Coast has previously made available to Sunwest copies or descriptions of each plan or arrangement maintained or otherwise contributed to be West Coast which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, benefit, retirement, incentive, group health or insurance, welfare or similar plan or arrangements for the benefit of any employee or class of employees, whether active or retired, of West Coast or the West Coast Nonbank Subsidiaries (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the West Coast Employee Plan List there has been no material amendment of any Benefit Arrangement that would materially increase the cost of or benefits payable under any Benefit Arrangement since December 31, 2000. There is no contract, agreement or Benefit Arrangement covering any employee of West Cost or the West Coast Nonbank Subsidiaries which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280(G) of the Code.

     (c) With respect to all Employee Plans and Benefit Arrangements, West Coast and West Coast Nonbank Subsidiaries are in compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including, but not limited to ERISA and the Code, applicable to such plans or arrangements. All government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. West Coast and the West Coast Nonbank Subsidiaries have each performed all of its obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the knowledge of West Coast, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement which could result in a material amount of liability to such Employee Plan or West Coast or any West Coast Nonbank Subsidiary. To the best of West Coast's knowledge, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA, which could subject any person (other than a person for whom West Coast is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code which could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis; nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated deficiency," as defined in Section 412 of the Code, whether or not waived, nor has West Coast and the West Coast Nonbank Subsidiaries failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. To the best of West Coast's knowledge, West Coast and the West Coast Nonbank Subsidiaries have not incurred and do not expect to incur, directly or indirectly, any liability under Title IV or ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Sunwest or of any of its affiliates at or after the Effective Time of the Merger.

     (d) Except for Schedule Contracts set forth in the West Coast Contract List or as set forth in the West Coast Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by West Coast or a West Coast Nonbank Subsidiary within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

     (e) All group health plans of West Coast have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects.

     4.21 Corporate Records. The minute books of West Coast and West Coast Nonbank Subsidiaries accurately reflect all material actions taken to this date by the respective shareholders, boards of directors and committees of West Coast and West Coast Nonbank Subsidiaries, and contain true and complete copies of the Articles of Incorporation, as amended, Bylaws and other charter documents, and all amendments thereto.

     4.22 Accounting Records. West Coast and West Coast Nonbank Subsidiaries maintain accounting records which fairly and validly reflect, in all material respects, their respective transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to West Coast or any West Coast Nonbank Subsidiary which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     4.23 Power of Attorney. Neither West Coast nor any West Coast Nonbank Subsidiary has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

     4.24 Facts Affecting Regulatory Approvals. To the best of West Coast's knowledge, there is no fact, event or condition applicable to West Coast or any West Coast Nonbank Subsidiary which will, or reasonably be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     4.25 Disclosure of Documents and Applications. None of the information supplied or to be supplied by or on behalf of West Coast ("West Coast Supplied Information") for inclusion in (a) the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.26 Accuracy and Currentness of Information Furnished. The representations and warranties made by West Coast hereby or in the lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such lists or schedules from being misleading.

     4.27 OTC Listing. As of the date hereof, West Coast Stock is listed on the Over the Counter Bulletin Board ("OTC"). -----------

                                   Article 5

                         REPRESENTATIONS AND WARRANTIES
                                   OF SUNWEST

                  Sunwest represents and warrants to West Coast as follows:

5.1      Incorporation, Standing and Power.
         ---------------------------------

     (a) Sunwest has been duly organized, and is validly existing and in good standing as a state chartered bank under the laws of the State of California and is authorized by the DFI to conduct a general banking business. Sunwest's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Sunwest has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of business of Sunwest nor the location of any of its properties requires that Sunwest be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation or business of Sunwest on a consolidated basis.

     (b) Sunwest Leasing Corp., a California corporation ("SLC") has been duly organized, and is validly existing and in good standing as a California corporation. SLC has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of business of SLC nor the location of any of its properties requires that SLC be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation or business of SLC.

5.2      Capitalization.
         --------------

     (a) As of the date of this Agreement, the authorized capital stock of Sunwest consists of 30,000,000 shares of Sunwest Stock, of which 575,000 shares are outstanding and 5,000,000 shares of preferred stock, of which no shares are outstanding. All of the outstanding shares of Sunwest Stock are duly authorized, validly issued, fully paid and nonassessable.

     5.3 Subsidiaries. With the exception of SLC, Sunwest does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

     5.4 Financial Statements. Sunwest has previously furnished to West Coast a copy of the Financial Statements of Sunwest. The Financial Statements of
Sunwest: (a) present fairly the consolidated financial condition of Sunwest as of the respective dates indicated and its consolidated results of operations and changes in cash flows, as applicable, for the respective periods then ended; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of Sunwest and SLC.

     5.5 Reports and Filings. Since January 1, 1998, Sunwest and SLC have filed all reports, returns and registration statements (collectively, "Sunwest Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC, (b) the DFI, and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results or operations or prospects of Sunwest on a consolidated basis. No administrative actions have been taken or orders issued in connection with such Sunwest Filings. As of their respective dates, each of such Sunwest Filings (i) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such Sunwest Filings that was intended to present the financial position of Sunwest fairly presented the financial position of Sunwest and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

5.6      Authority.
         ---------

     The execution and delivery by Sunwest of this Agreement and the Agreement of Merger, and subject to the requisite approval of the shareholders of Sunwest of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporation action on the part of Sunwest. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of Sunwest enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by Sunwest to West Coast (the "Sunwest Conflicts and Consents List"), neither the execution and delivery by Sunwest of this Agreement and the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by Sunwest with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or its Bylaws, as amended; (b) conflict with or result in a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Sunwest is a party, or by which Sunwest or any of its properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Sunwest; or
(d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sunwest or any of its properties or assets. Except as set forth in the Sunwest Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Sunwest, and no consent or approval of any other Person, is required in connection with the execution and delivery by Sunwest of this Agreement or the Agreement of Merger, or the consummation by Sunwest of the transactions contemplated hereby or thereby, except (i) , as necessary, the approval of this Agreement and the transactions contemplated hereby by the shareholders of Sunwest; (ii) such approvals as may be required by the FRB, the FDIC and the DFI; (iii) the filing of the Proxy Statement and Prospectus with the FDIC and the issuance of the Permit by the DFI authorizing the issuance of the Sunwest Stock in the Merger; and (iv) the filing of the Agreement of Merger with the Secretary of State of the State of California.

     5.7 Insurance. Sunwest and SLC have policies of insurance and bonds with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its businesses, operations, properties and assets. All such insurance policies and bonds are in fully force and effect. Except as set forth in a list furnished by Sunwest to West Coast (the "Sunwest Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the Sunwest Insurance List, neither Sunwest nor SLC is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion.

     5.8 Title to Assets. Sunwest and SLC have good and marketable title to all their respective properties and assets, other than real property, owned or stated to be owned by Sunwest or SLC, free and clear of all Encumbrances except:
(a) as forth in the Financial Statements of Sunwest; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Sunwest on a consolidated basis; or
(e) as set forth in a list furnished by Sunwest to West Coast (the "Sunwest Personal Property List").

     5.9 Real Estate. Sunwest has furnished to West Coast a list (the "Sunwest Real Property List") of real property, including leaseholds and all other interests in real property (other than security interests and other estate owned), owned by Sunwest and SLC. Sunwest has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property. Sunwest and SLC have good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the Sunwest Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (d) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described in the Sunwest Real Property List.

     5.10 Litigation. Except as set forth in the Sunwest Filings or in a list furnished by Sunwest to West Coast (the "Sunwest Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to Sunwest's knowledge threatened, against Sunwest, SLC or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of Sunwest or the transactions contemplated hereby or which may involve a judgment against Sunwest in excess of $25,000. Also, except as disclosed in the Sunwest Filings or in the Sunwest Litigation List, there are no material judgments, decrees, stipulations or orders against Sunwest or SLC or enjoining Sunwest, SLC or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

     5.11 Taxes. Sunwest and SLC have filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax and other tax returns of every character required to be filed by each of them and have paid all taxes, together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established. Sunwest and SLC have filed all required payroll tax returns, have fulfilled all tax withholding obligations and have paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing. The tax and audit positions taken by Sunwest and SLC in connection with the tax returns described in the preceding sentence were reasonable and asserted in good faith. Adequate provision has been made in the books and records of Sunwest and SLC and, to the extent required by generally accepted accounting procedures, reflected in the Financial Statements of Sunwest, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local and other taxes for the periods covered by such financial statements and for all prior periods. Sunwest has furnished West Coast a list (the "Sunwest Tax List") setting forth the date or dates through which the IRS has examined the federal tax returns of Sunwest and SLC and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of Sunwest and SLC. The Sunwest Tax List also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from Sunwest or SLC and lists each tax case of Sunwest and SLC currently pending in audit, at the administrative appeals level or in litigation. The Sunwest Tax List further lists the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to Sunwest or SLC within the last 12 months. Except as set forth in the Sunwest Tax List, neither the IRS nor any foreign, state, local or other taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state, local or other tax returns of Sunwest or SLC. To the best of Sunwest's knowledge, neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on the Sunwest Tax List.

5.12     Compliance with Laws and Regulations.
         ------------------------------------

     (a) To the best of Sunwest's knowledge, neither Sunwest nor SLC is in default under or in breach of any provision of their respective Articles of Incorporation, as amended, or Bylaws, as amended, or law, ordinance, rule or regulation promulgated by any Governmental Entity, where such default or breach would have a material adverse effect on the business, financial conditions or results of operations of Sunwest on a consolidated basis.

     (b) Without limiting Section 5.12(a),  the to best of Sunwest's  knowledge:
(i) Sunwest and SLC are in compliance with all Environmental Regulations; (ii) there are no Tanks on or about Sunwest Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from Sunwest
Property; (iv) Sunwest and SLC have no loans outstanding secured by real property that are not in compliance with Environmental Regulations or which has a Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section 5.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against Sunwest or SLC concerning property securing Sunwest loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Sunwest Property or property securing Sunwest loans, relating to the foregoing representations
(i)-(iv), in the case of each of clauses (i) through (v) the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition or results of operation of West Coast on a consolidated basis. "Sunwest Property" shall mean real estate owned, leased, or otherwise used by Sunwest or SLC, or in which Sunwest or SLC has an investment (by sale and lease-back or otherwise) in each case, which real estate is owned, leased, or otherwise used on the date of this Agreement, including, without limitation, properties under foreclosure and properties held by Sunwest or SLC in its capacity as a trustee or otherwise.

     5.13 Performance of Obligations. Sunwest and SLC have performed in all material respects all of the obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which either of them is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the business, financial condition or results of operations of Sunwest on a consolidated basis. Except for loans and leases made by Sunwest or SLC in the ordinary course of business, to Sunwest's knowledge, no party with whom Sunwest or SLC has an agreement that is of material importance to the business of Sunwest on a consolidated basis is in default thereunder.

     5.14 Employees. There are no controversies pending or threatened between Sunwest or SLC and any of their respective employees that are likely to have a material adverse effect on the business, financial condition or results of operation of Sunwest on a consolidated basis. Neither Sunwest nor SLC is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which its employees or any of them belong.

     5.15 Brokers and Finders. Neither Sunwest nor SLC is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement or the Agreement of Merger nor the consummation of the transactions provided for herein or therein will result in a any liability to any broker or finder.

     5.16 Certain Material Changes. Except as specifically required, permitted or effected by this Agreement, since March 31, 2001, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

     (a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business of Sunwest or SLC, or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of Sunwest on a consolidated basis;

     (b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of Sunwest on a consolidated basis that may involve a loss of more than $50,000 in excess of applicable insurance coverage;

     (c) Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that had or may reasonably be expected to have a material adverse effect on assets, liabilities, business, financial condition, results of operations or prospects of Sunwest on a consolidated basis;

     (d) Any disposition by Sunwest or SLC of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities business, financial condition, results of operations or prospects of Sunwest on a consolidated basis; or

     5.17 Licenses and Permits. Sunwest and SLC have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Sunwest on a consolidated basis. The respective properties, assets, operations and businesses of Sunwest and SLC are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of Sunwest and SLC are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     5.18 Undisclosed Liabilities. Neither Sunwest nor SLC have liabilities or obligations, either accrued or contingent, that are material to Sunwest on a consolidated basis and that have not been: (a) reflected or disclosed in the Financial Statements of Sunwest; (b) incurred subsequent to March 31, 2001 in the ordinary course of business; or (c) disclosed in a list furnished by Sunwest to West Coast (the "Sunwest Undisclosed Liabilities List") or any other Sunwest list. Sunwest is unaware of any basis for the assertion against Sunwest or SLC of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition or results of operations of Sunwest on a consolidated basis that is not fairly reflected in the Financial Statements of Sunwest or otherwise disclosed in this Agreement.

     5.19 Corporate Records. The minute books of Sunwest and SLC accurately reflect all material actions taken to this date by the respective shareholders, boards of directors and committees of Sunwest and SLC and contain true and complete copies of their respective Articles of Incorporation, as amended, Bylaws and other charter documents, and all amendments thereto.

     5.20 Accounting Records. Sunwest and SLC maintain accounting records which fairly and validly reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to Sunwest and SLC which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     5.21 Disclosure of Documents and Applications. None of the information supplied or to be supplied by or on behalf of Sunwest ("Sunwest Supplied Information") for inclusion in (a) the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.22 Accuracy and Currentness of Information Furnished. The representations and warranties made by Sunwest hereby or in the lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such lists or schedules from being misleading.

                                   Article 6

                             COVENANTS OF WEST COAST
                      PENDING EFFECTIVE TIME OF THE MERGER

                  West Coast covenants and agrees with Sunwest as follows:

     6.1 Limitation on Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, West Coast agrees to conduct its business and to cause the West Coast Nonbank Subsidiaries to conduct their business in the ordinary course in substantially the manner heretofore conducted, and West Coast shall not, without the prior written consent of Sunwest, which consent Sunwest shall not unreasonably withhold or delay:

     (a) take any action which would or is reasonably likely to (i) adversely affect the ability of West Coast to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect West Coast's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of West Coast's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied;

     (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code, or

     (c) issue, sell or grant any West Coast Stock (except pursuant to the exercise of West Coast Options outstanding as of the date hereof), any other securities (including long term debt) of West Coast, or any rights, stock appreciation rights, options or securities to acquire any West Coast Stock, or any other securities (including long term debt) of West Coast;

     (d) declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of West Coast;

     (e) purchase, redeem or otherwise acquire any capital stock or other securities of West Coast or any rights, options, or securities to acquire any capital stock or other securities of West Coast;

     (f) except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

     (g) enter into any new contract or agreement or amend the terms of any existing contract or agreement.

     6.2 Affirmative Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, West Coast shall:

     (a) use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization;

     (b) use its commercially reasonable efforts to keep in full force and effect all of the existing permits and licenses of West Coast and West Coast Nonbank Subsidiaries;

     (c) use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties which it and West Coast Nonbank Subsidiaries own or lease and on its and West Coast Nonbank Subsidiaries' business operations;

     (d) perform and cause West Coast Nonbank Subsidiaries to perform their respective material contractual obligations and not become in material default on any such obligations;

     (e) duly observe and conform and cause West Coast Nonbank Subsidiaries to duly observe and conform in all material respects to all lawful requirements applicable to its business;

     (f) maintain its assets and properties, and cause West Coast Nonbank Subsidiaries to maintain, in good condition and repair, normal wear and tear excepted;

     (g) promptly upon learning of such information, advise Sunwest in writing of any event or any other transaction whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding West Coast Stock prior to the record date fixed for the West Coast Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

     (h) promptly notify Sunwest regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of West Coast and the West Coast Nonbank Subsidiaries, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of West Coast and the West Coast Nonbank Subsidiaries;

     (i) make available to Sunwest monthly unaudited balance sheets and income statements of West Coast within 25 days after the close of each calendar month;

     (j) not later than the 30th day of each calendar month, amend or supplement the West Coast lists prepared and delivered pursuant to Article 4 to ensure that the information set forth in the West Coast lists accurately reflects the then-current status of West Coast in all material respects; and

     (k) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of West Coast or any West Coast Nonbank Subsidiary or that is contemplated in this Agreement as required in connection with the Merger; and

     6.3 Filings. West Coast agrees that through the Effective Time of the Merger, each of West Coast's and the West Coast Nonbank Subsidiaries' reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     6.4 Notices; Reports. West Coast will promptly notify Sunwest of any event of which West Coast obtains knowledge which has had or may have a materially adverse effect on the financial condition, operations, business or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis, or in the event that West Coast determines that it is unable to fulfill any of the conditions to the performance of Sunwest's obligations hereunder, as set forth in Articles 9 or 11 herein, and West Coast will furnish Sunwest (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of West Coast or committees thereof, any report by West Coast for submission to the Board of Directors of West Coast or committees thereof; provided, however, that West Coast need not furnish to Sunwest communications of West Coast's legal counsel regarding West Coast's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by West Coast to its shareholders or other security holders, and all reports filed by West Coast and the West Coast Nonbank Subsidiaries with the FDIC, the DFI or any other Governmental Entity, and (iii) such other existing reports as Sunwest may reasonably request relating to West Coast.

     6.5 West Coast Shareholders' Meeting. Promptly after the execution of this Agreement, West Coast will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of West Coast shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of West Coast shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding West Coast Stock to approve this Agreement and the transactions contemplated hereby.

                                    Article 7

                              COVENANTS OF SUNWEST
                      PENDING EFFECTIVE TIME OF THE MERGER

                  Sunwest covenants and agrees with West Coast as follows:

     7.1 Limitation on Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to banks, Sunwest shall not, without the prior written consent of West Coast, which consent West Coast shall not unreasonably withhold or delay:

     (a) take any action which would or is reasonably likely to (i) adversely affect the ability of Sunwest to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Sunwest's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of Sunwest's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied;

     (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code; or

     (c) amend its Articles of Incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the Sunwest Stock.

     7.2 Affirmative Conduct of Sunwest and SLC Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, Sunwest and SLC shall:

     (a) duly observe and conform in all material respects to all lawful requirements applicable to the business of Sunwest and SLC;

     (b) use commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of Sunwest on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger; and

     (c) not later than the 20th day of each calendar month, amend or supplement the Sunwest lists prepared and delivered pursuant to Article 5 to ensure that the information set forth in the Sunwest lists accurately reflects the then-current status of Sunwest. Sunwest shall further amend or supplement the Sunwest lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the Sunwest lists.

     7.3 Filings. Sunwest agrees that through the Effective Time of the Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     7.4 Applications. Sunwest will promptly prepare and file or cause to be prepared and filed (i) an application for acquisition of West Coast and WCV with the DFI and FDIC; (ii) an application for a Permit from the DFI in connection with the issuance of Sunwest Stock in the Merger; (iii) in conjunction with West Coast, the Proxy Statement and Prospectus as it pertains to Sunwest; and (iv) any other applications necessary to consummate the transactions contemplated hereby. Sunwest shall afford West Coast a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. Sunwest covenants and agrees that the Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to Sunwest or its subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Sunwest will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

     7.5 Blue Sky. Sunwest agrees to use commercially reasonable efforts to have the shares of Sunwest Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of West Coast reside.

     7.6 Notices; Reports. Sunwest will promptly notify West Coast of any event of which Sunwest obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of Sunwest on a consolidated basis or in the event that Sunwest determines that it is unable to fulfill any of the conditions to the performance of West Coast's obligations hereunder, as set forth in Articles 9 or 10 herein.

     7.7 Reservation, Issuance and Registration of Sunwest Stock. Sunwest shall reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of Sunwest Stock to be issued to the shareholders of West Coast in the Merger pursuant to Article 2 hereof.

                                   Article 8

                              ADDITIONAL COVENANTS

    8.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

    8.2 Public Announcements. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by Sunwest or West Coast unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

                                   Article 9

                       CONDITIONS PRECEDENT TO THE MERGER

     The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which, except to the extent required by applicable law, may be waived by either party:

     9.1 Shareholder Approval. The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the shareholders of Sunwest and West Coast.

     9.2 No Judgments or Orders. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

     9.3 Regulatory Approvals. To the extent required by applicable law or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB, the FDIC and the DFI shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     9.4 Securities Laws. The Permit shall have been issued. Sunwest shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Sunwest stock to consummate the Merger.

                                   Article 10

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WEST COAST

     All of the obligations of West Coast to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by West Coast:

     10.1 Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by Sunwest and SLC on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Sunwest and SLC contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the Sunwest lists in accordance with Section 7.2(c).

     10.2 Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by Sunwest and SLC and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Boards of Directors of Sunwest and SLC, as required by applicable law, and SLC shall have full power and right to merge pursuant to the Agreement of Merger.

     10.3 Officer's Certificate. There shall have been delivered to West Coast on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Sunwest certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.1 and 10.2.

     10.4 Fairness Opinion. West Coast shall have received a letter from Columbia Financial Advisors, Inc., dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of West Coast, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of Sunwest.

                                   Article 11

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUNWEST

     All of the obligations of Sunwest to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Sunwest:

     11.1 Representations and Warranties; Performance of Covenants. All of the covenants, terms and conditions of this Agreement to be complied with and performed by West Coast at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of West Coast and West Coast Subsidiaries contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the West Coast lists in accordance with Section 6.2(j).

     11.2 Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by West Coast and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of West Coast, and West Coast shall have full power and right to merge pursuant to the Agreement of Merger.

     11.3 Third Party Consents. West Coast, and the West Coast Nonbank Subsidiaries, Sunwest and Sunwest Leasing, shall have obtained all consents of other parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     11.4 Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis, whether or not such event, change or effect is reflected in the West Coast lists as amended or supplemented after the date of this Agreement.

     11.5 Officers' Certificate. There shall have been delivered to Sunwest on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of West Coast certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.1, 11.2, 11.3 and 11.4.

     11.6 Termination of 1988 Plan. Sunwest shall have received satisfactory evidence that the 1988 Plan (West Coast's Stock Option Plan) has been terminated prior to the Effective Time of the Merger unless such options and the 1988 Plan have been assumed by Sunwest at the absolute direction of Sunwest.

     11.7 Regulatory Approvals. Any and all approvals or consents of any Governmental Entity which are necessary to consummate the Merger and the transactions contemplated hereby shall have been granted without the imposition of any conditions which Sunwest deems, in its sole and absolute opinion, to materially adversely affect it or be materially burdensome.

                                   Article 12

                                EMPLOYEE BENEFITS

12.1     Employee Benefits.
         -----------------

     As soon as practicable after the Effective Time of the Merger, all Employee Plans will be discontinued or merged into Sunwest plans or adopted by Sunwest, in the discretion of Sunwest, and employees of West Coast shall become eligible for the employee benefit plans of Sunwest on the same terms as such plans and benefits are generally offered from time to time to employees of Sunwest and in comparable positions with Sunwest. For purposes of determining such employment eligibility and vesting under the employee benefit plans of Sunwest, Sunwest shall recognize such employees' years of service with West Coast beginning on the date such employees commenced employment with West Coast through the Effective Time of the Merger.

                                   Article 13

                                   TERMINATION

     13.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

     (a) By mutual agreement of the parties, in writing;

     (b) By West Coast (unless West Coast's Board of Directors shall have withdrawn or modified in a manner adverse to Sunwest in any respect its recommendation of the Merger to the holders of West Coast Stock) or Sunwest upon the failure of the shareholders of West Coast to give the requisite approval of this Agreement;

     (c) By West Coast promptly following the expiration of 20 days from delivery of written notice by West Coast to Sunwest of Sunwest's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by West Coast from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by West Coast or cured by Sunwest prior to expiration of such 20 day period);

     (d) By Sunwest promptly following the expiration of 20 days from delivery of written notice by Sunwest to West Coast of West Coast's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by Sunwest from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by Sunwest or cured by West Coast prior to expiration of such 20 day period);

     (e) By West Coast or Sunwest upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30 day period after such denial or refusal, all parties hereto agree to resubmit the application or appeal the decision to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

     (f) By Sunwest if any conditions set forth in Article 9 or Article 11 shall not have been met by March 31, 2002; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate; or

     (g) By West  Coast  if any of the  conditions  set  forth in  Article  9 or
Article 10 shall not have been met by March 31, 2002, or such earlier time as it becomes apparent that such condition shall not be met; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed to occur as a result of any act or omission of West Coast.

     13.2 Effect of Termination. In the event of termination of this Agreement by either West Coast or Sunwest as provided in Section 13.1, neither West Coast nor Sunwest shall have any further obligation or liability to the other party except to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

     13.3 Force Majeure. West Coast and Sunwest agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                   Article 14

                                  MISCELLANEOUS

     14.1 Expenses. Each party hereto shall pay its own costs and expenses in connection with this Agreement and the transactions covered and contemplated hereunder.

     14.2 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

         To West Coast:    West Coast Bancorp
                                    535 E. First Street
                                    Tustin, California 92780-3312
                                    Attention:  Frank E. Smith, CFO
                                    Facsimile:  (714) 573-8153

         With a copy to:   Pronovost Normandin Bergh & Dawe
                                    2020 East First Street
                                    Suite 500
                                    Santa Ana, California 92705-4033
                                    Attention: Thomas J. Pronovost, Jr., Esq.
                                    Facsimile: (714) 835-2889

         To Sunwest:                Sunwest Bank
                                    535 E. First Street
                                    Tustin, CA  92780-3312
                                    Attention: James LeSieur, III
                                    Chief Executive Officer
                                    Facsimile: (714) 573-8153

         With copy to:              Manatt, Phelps & Phillips, LLP
                                    11355 W. Olympic Boulevard
                                    Los Angeles, California 90064
                                    Attention:  William T. Quicksilver, Esq.
                                    Facsimile:  (310) 312-4224

     Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, postage prepaid; or (iii) on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

     14.3 Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

     14.4 Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

     14.5 Effect of  Representations  and Warranties.  The  representations  and
warranties   contained  in  this  Agreement  or  in  any  List  shall  terminate immediately after the Effective Time of the Merger.

     14.6 Third Parties. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to Sunwest, SLC and West Coast as the context may require.

     14.7 Lists; Exhibits; Integration. Each list, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement. This Agreement, together with such lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     14.8 Knowledge. Whenever any statement herein or in any list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

     14.9 Governing Law. This Agreement is made and entered into in the State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

     14.10  Captions.   The  captions   contained  in  this  Agreement  are  for
convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

     14.11 Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     14.12 Waiver and Modification; Amendment. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of Sunwest and West Coast without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     14.13 Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.


ATTEST:                                 WEST COAST BANCORP



                                        By:      /s/ Eric D. Hovde
---------------------                   ------------------------------------
Secretary                               Name:   Eric D. Hovde
                                        Title:  President
                                        ------------------------------------



ATTEST:                                 SUNWEST BANK



                                        By:      /s/ James G. LeSieur
----------------------                  -------------------------------------
Secretary                               Name:   James G. LeSieur
                                        -------------------------------
                                        Title:  Chief Executive Officer

                                    ANNEX B

                CHAPTER 13 OF CALIFORNIA GENERAL CORPORATION LAW

                               DISSENTERS' RIGHTS

Right to require purchase--"Dissenting shares" and "dissenting shareholder" defined.(para). 1300.

Demand for purchase.(para). 1301.
Endorsement of shares.(para). 1302.
Agreed price--Time for payment.(para). 1303.
Dissenter's action to enforce payment.(para). 1304.
Appraisers' report--Payment--Costs.(para). 1305.
Dissenting shareholder's status as creditor.(para). 1306.
Dividends paid as credit against payment.(para). 1307.
Continuing rights and privileges of dissenting shareholders.(para). 1308. Termination of dissenting shareholder status.(para). 1309.
Suspension of proceedings for payment pending litigation.(para). 1310. Exempt shares.(para). 1311.
Attacking validity of reorganization or merger.(para). 1312.

(para). 1300. Right to Require Purchase--"Dissenting Shares" and "Dissenting Shareholder" Defined.

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c)  As  used  in  this  chapter,   "dissenting   shareholder"   means  the
recordholder of dissenting shares and includes a transferee of record.

(para). 1301.  Demand for Purchase.

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

(para) 1302.  Endorsement of Shares.

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. Leg.H. 1975 ch. 682, effective January 1, 1977, 1986 ch. 766.

(para). 1303.  Agreed Price--Time for Payment.

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(para). 1304.  Dissenter's Action to Enforce Payment.

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(para). 1305.  Appraisers' Report--Payment--Costs.

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

(para). 1306.  Dissenting Shareholder's Status as Creditor.

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(para). 1307.  Dividends Paid as Credit Against Payment.

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(para). 1308.  Continuing Rights and Privileges of Dissenting Shareholders.

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(para). 1309.  Termination of Dissenting Shareholder Status.

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

(para). 1310.  Suspension of Proceedings for Payment Pending Litigation.

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under
Section 1304 and 1305 shall be suspended until final determination of such litigation.

(para).  1311.  Exempt Shares.

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

(para). 1312.  Attacking Validity of Reorganization or Merger.

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    ANNEX C

              FAIRNESS OPINION OF COLUMBIA FINANCIAL ADVISORS, INC.


                                 April 26, 2001


Board of Directors
West Coast Bancorp
535 East First Street
Tustin, California 92780

Members of the Board:

                  You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of West Coast Bancorp ("WCBC") of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Reorganization, dated April 26, 2001, by and between WCBC and Sunwest Bank ("SUNWEST")(herein called the "Agreement").

                  In connection with the proposed merger transaction (the "Merger") whereby WCBC will merge into SUNWEST, each issued and outstanding share of WCBC common stock (along with its associated rights) at the effective time of the Merger other than shares of holders of which are exercising appraisal rights pursuant to applicable law shall be exchanged in a 100% stock transaction (the "Merger Consideration"). Each share of WCBC common stock will receive 0.03304 shares of SUNWEST common stock.

                  Columbia Financial Advisors, Inc. ("CFAI") as a part of its investment banking services, is periodically engaged in the valuation of banks and advises the directors, officers and shareholders of both public and private banks and thrift institutions with respect to the fairness, from a financial point of view, of the consideration to be received in transactions such as that proposed by the Agreement. With particular regard to our qualifications for rendering an opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of the shares from SUNWEST pursuant to the Merger, CFAI has advised California, Washington, Oregon, Idaho and Montana community banks regarding fairness of capital transactions. WCBC has agreed to pay CFAI a fee for this opinion letter.

                  In connection with rendering this opinion, we have, among other things: (i) reviewed the Agreement; (ii) reviewed WCBC's financial information for the three months ended March 31, 2001, twelve months ended December 31, 2000, the twelve months ended December 31, 1999, and the twelve months ended December 31, 1998, including the Forms 10-QSB and 10-KSB filed with the U.S. Securities and Exchange Commission; (iii) reviewed certain internal financial analyses and certain other forecasts for WCBC prepared by and reviewed with the management of WCBC; (iv) conducted interviews with senior management of WCBC regarding the past and current business operations, results thereof, financial condition and future prospects of WCBC; (v) reviewed the current market environment generally and the banking environment in particular; (vi) reviewed the prices paid in certain recent mergers and acquisitions in the banking industry on a regional basis; (vii) reviewed SUNWEST's financial information for the fiscal year ended December 31, 2000 and for the three months ended March 31, 2001,; (ix) reviewed the price ranges for WCBC common stock; (x) and reviewed such other information, studies and analyses and performed such other investigations and took into account such other matters as we deemed appropriate.

                  In conducting our review and arriving at our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us, and we have not independently verified such information nor have we undertaken an independent appraisal of the assets or liabilities of the WCBC or SUNWEST. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the senior management of WCBC. This opinion is necessarily based upon circumstances and conditions as they exist and can be evaluated as of the date of this letter.

                  We are not expressing any opinion herein as to the prices at which shares of WCBC Common Stock have traded or may trade at any future date.

                  This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

                  In reliance upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the shareholders of WCBC pursuant to the Agreement is fair, from a financial point of view, to the shareholders of WCBC.

                  We hereby consent to the reference to our firm in the proxy statement or prospectus related to the Merger and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the Merger.



                                   Very truly yours,

                                   COLUMBIA FINANCIAL ADVISORS, INC.


                                   By /s/Robert J. Rogowski
                                   ------------------------
                                   Robert J. Rogowski
                                   Principal

ANNEX D

QUARTERLY REPORT ON FORM 10-QSB FOR WEST COAST BANCORP FOR THE QUARTER ENDED MARCH 31, 2001

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

           [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended March 31, 2001


             [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
                                  EXCHANGE ACT

                    For the transition period from N/A to N/A

                         COMMISSION FILE NUMBER: 0-10897


                               WEST COAST BANCORP
                     (Exact name of small business issuer as
                            specified in its charter)

California                                        95-3586860
(State or other jurisdiction                      (IRS Employer
of incorporation or organization)                 Identification No.)

                               535 E. First Street
                          Tustin, California 92780-3312
                    (Address of principal executive offices)

                                 (714) 730-4499
              (Registrant's telephone number, including area code)

                                       N/A
              (Former name, former address, and former fiscal year,
                          if changed since last report)

     Check  whether  the issuer (1) filed all  reports  required  to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES X NO___


              Number of shares outstanding of each of the issuer's
                 classes of common equity as of April 30, 2001:

                                    9,965,283

             Transitional Small Business Disclosure Format Yes___ No X

                   This document contains a total of 17 pages.

                       WEST COAST BANCORP AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS



                                                            March 31,   December 31,
                                                              2001         2000
(in thousands, except share data)                         (Unaudited)
                                                           ---------    -----------
ASSETS

Cash and due from banks                                     $   9,758    $  11,157
Mutual funds                                                   22,019       13,311
Investment securities available-for-sale
     at fair value                                             39,929       38,531

Loans                                                         136,176      132,757
Less allowance for credit losses                               (2,609)      (2,554)
                                                            ---------    ----------
     Net loans                                                133,567      130,203
                                                            ---------    ---------

Premises and equipment, net                                       928          983
Deferred taxes, net                                               214          500
Other assets                                                    1,643        1,624
                                                            ---------    ---------
                                                            $ 208,058    $ 196,309
                                                            =========    =========
LIABILITIES
Deposits:
     Demand, non interest-bearing                           $  67,471    $  69,165
     Savings, money market and interest-bearing demand         64,378       56,025
     Time certificates under $100,000                          13,717       13,327
     Time certificates of $100,000 or more                     30,754       27,133
                                                              -------    ---------
     Total deposits                                           176,320      165,650

Federal Home Loan Bank borrowings                               7,000        7,000
Other liabilities                                               1,583        1,606
                                                              -------    ---------
     Total liabilities                                        184,903      174,256

Commitments and contingencies

Minority interest in subsidiary                                10,020        9,549
                                                              -------   ---------
SHAREHOLDERS' EQUITY
Common stock, no par value; 30,000,000 shares authorized,
     9,965,283 and 9,935,283 shares issued and
     outstanding in 2001 and 2000, respectively                31,169       31,136
Accumulated deficit                                           (17,986)     (18,350)
Accumulated other comprehensive loss, net of tax                  (48)        (282)
                                                              --------   ---------
     Total shareholders' equity                                13,135       12,504
                                                              --------   ---------
                                                            $ 208,058    $ 196,309
                                                            ==========   =========

          (See accompanying notes to consolidated financial statements)

                       WEST COAST BANCORP AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                                   (Unaudited)



                                                             Three Months Ended
                                                                March 31,
(in thousands, except share data)                           2001       2000
                                                            -----     ------
INTEREST INCOME:
Loans, including fees                                        $3,208   $3,280
Federal funds sold                                                -        2
Mutual Funds                                                    245       53
Investment securities                                           752      748
                                                              -----   ------
     Total interest income                                    4,205    4,083

INTEREST EXPENSE:
Interest on deposits                                            998      960
Other interest expense                                          112      159
                                                              -----   ------
     Total interest expense                                   1,110    1,119
                                                              -----   ------
     Net interest income                                      3,095    2,964

Provision for credit losses                                      45        -
                                                              -----   ------
     Net interest income after provision for credit losses    3,050    2,964

Other operating income                                          230      230
Other operating expenses                                      2,192    1,906
Minority interest in net income of subsidiary                   291      336
                                                              -----   ------
     Income before income taxes                                 797      952

Income tax expense                                              433      543
                                                             ------   ------
     Net income                                              $  364   $  409
                                                             ======   ======

Basic and diluted earnings per share                         $  .04   $  .04
                                                             ======   ======

          (See accompanying notes to consolidated financial statements)

                       WEST COAST BANCORP AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                   (Unaudited)



                                               For the Three Months Ended
                                                       March 31,
(in thousands)                                  2001             2000
                                               -------------------------
Net income                                     $ 364             $ 409
Other comprehensive income, net of tax:
Unrealized gain (loss) on available-for-sale
         investments arising during period       234              (105)
                                               -----             ------
Other comprehensive income (loss)                234              (105)
                                               -----             ------
Comprehensive income                           $ 598             $ 304
                                               =====             ======




                      WEST COAST BANCORP AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (Unaudited)

                                                                   Accumulated
                                  Common Stock                       Other      Share-
                                 ----------------    Accumulated  Comprehensive holders'
(in thousands)                   Shares    Amount     Deficit        Loss       Equity
                                 -------------------------------------------------------

Balance at December 31, 2000      9,935   $ 31,136   $(18,350)    $   (282)     $ 12,504
Net income                            -          -        364            -           364
Stock options exercised              30         33          -            -            33
Change in unrealized gain
  on available-for-sale
  investments, net of tax             -          -          -          234           234
                                 -------------------------------------------------------
Balance at March 31, 2001         9,965   $ 31,169   $(17,986)    $    (48)     $ 13,135
                                 =======================================================

          (See accompanying notes to consolidated financial statements)

                       WEST COAST BANCORP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                                Three Months Ended
                                                                                    March 31,
(in thousands)                                                                 2001            2000
                                                                            --------------------------
Cash flows from operating activities:
   Net income                                                                    $    364    $    409
   Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation and amortization                                                     96         131
     Amortization and accretion from investment securities                              4          16
     Minority interest in net income of subsidiary                                    291         337
     Write-down of real estate owned                                                    -           7
     Provision for credit losses                                                       45           -
     Deferred tax benefit                                                               -        (220)
   (Increase) decrease in other assets                                                (19)        598
   Decrease in other liabilities                                                      (23)       (115)
                                                                                  -------     --------
   Net cash provided by operating activities                                          758       1,163

Cash flows from investing activities:
   Purchase of interest-bearing deposits                                                -         (99)
   Proceeds from maturities and paydowns of investment
     securities available-for-sale                                                  1,706         657
   Purchase of investment securities available-for-sale                            (2,408)       (421)
   Net increase in loans                                                           (3,409)     (4,805)
   Purchase of premises and equipment                                                 (41)        (37)
                                                                                  -------     --------
   Net cash used in investing activities                                           (4,152)     (4,705)

Cash flows from financing activities:
   Net increase in deposits                                                        10,670       5,307
   Cash payments on other borrowed funds                                                -         (13)
   Repayment of capital lease obligation                                                -         (36)
   Advances from Federal Home Loan Bank                                             6,000       6,104
   Repayment of advances from Federal Home Loan Bank                               (6,000)     (5,104)
   Stock options exercised                                                             33           -
                                                                                  -------    --------
   Net cash provided by financing activities                                       10,703       6,258
                                                                                  -------    --------
Increase in cash and cash equivalents                                               7,309       2,716

Cash and cash equivalents at beginning of year                                     24,468      11,824
                                                                                 --------    --------
Cash and cash equivalents at end of period                                       $ 31,777    $ 14,540
                                                                                 ========    ========

Supplemental disclosures of cash flow information:
 Cash paid during the period for:
     Interest                                                                    $  1,166    $  1,015
     Income taxes                                                                     265          55

          (See accompanying notes to consolidated financial statements)

                       WEST COAST BANCORP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
                                  (Unaudited)


(1)  BASIS OF PRESENTATION

     The unaudited financials have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and do not include all of the information and footnotes required by accounting principles generally accepted in the United States. The unaudited consolidated financial statements reflect all adjustments, consisting primarily of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results of operations for the interim periods. Results for the three month period ended March 31, 2001 are not necessarily indicative of results that may be expected for any other interim period, or for the year as a whole. All significant intercompany balances have been eliminated. These financial statements should be read in conjunction with the Company's Form 10-KSB filed with the Securities and Exchange Commission.

     West Coast Bancorp (separately, "West Coast" and, with its subsidiaries on a consolidated basis, the "Company") is a California corporation organized in February 1981 and is a registered bank holding company subject to the Bank Holding Company Act of 1956, as amended (the "BHCA"). West Coast's primary subsidiary is Sunwest Bank ("Sunwest"). On September 13, 1996, Western Acquisitions, L.L.C. and Western Acquisition Partners, L.P., (collectively, "Western"), affiliates of Hovde Financial, Inc., acquired a 43.5% interest in Sunwest.

     In March 2001, West Coast announced that it is considering a merger with its subsidiary, Sunwest Bank. As currently proposed, West Coast Bancorp would be merged into Sunwest Bank. West Coast's shareholders would receive shares of Sunwest in exchange for their West Coast shares. It is anticipated that a merger would reduce expenses and simplify the ownership structure of the combined companies. Any merger would be subject to the approval of the board of directors and shareholders of West Coast and Sunwest as well as various regulatory agencies.



(2)  RECENT ACCOUNTING PRONOUNCEMENTS

     In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," a replacement of SFAS No. 125. This Statement revises the standards for securitization and other transfers of financial assets and collateral and requires certain disclosures and is effective as of March 31, 2001. The adoption of this pronouncement did not have a material impact on the Company's financial statements.

                       WEST COAST BANCORP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
                                   (Unaudited)


(3)      EARNINGS PER SHARE

         The following is a reconciliation of basic earnings per share (EPS) to diluted EPS for the three month periods ended March 31, 2001 and 2000.


(dollars and shares in thousands)           Three months ended March 31, 2001
                                            Net                   Per Share
                                            Income    Shares      Amount
                                            ---------------------------------
Basic EPS:
Income available to common shareholders    $ 364      9,958       $0.04
Effect of Dilutive Securities:
         Stock options                         -          3           -
                                           ----------------------------------
Diluted EPS:
Income available to common shareholders
         plus assumed conversions          $ 364      9,961       $0.04
                                           ==================================



                                            Three months ended March 31, 2000
                                            Net                  Per Share
                                            Income    Shares     Amount
                                            ---------------------------------
Basic EPS:
Income available to common shareholders     $ 409     9,329      $0.04
Effect of Dilutive Securities:
         Stock options                          -         8          -
                                             --------------------------------
Diluted EPS:
Income available to common shareholders
         plus assumed conversions           $ 409     9,337      $0.04
                                            =================================

 (4)     LOANS

         A summary of loans follows:


                                                   March 31,       December 31,
(in thousands)                                       2001             2000
                                                  ------------------------------
Commercial loans not secured by real estate       $  38,609       $  38,081
Real estate mortgage loans                           89,421          88,244
Real estate construction                              5,492           4,454
Personal loans not secured by real estate             2,894           2,281
Unearned income, discounts and fees                    (240)           (303)
                                                  ------------------------------
                                                  $ 136,176       $ 132,757
                                                  ==============================

                       WEST COAST BANCORP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
                                   (Unaudited)


(5)      OTHER OPERATING INCOME

         A summary of other operating income follows:


                                                   Three Months Ended
                                                        March 31,
(in thousands)                                     2001          2000
                                                   ------------------
Depositor charges                                  $189         $196
Service charges, commissions & fees                  32           29
Other income                                          9            5
                                                   ----         ----
                                                   $230         $230
                                                   ====         ====


(6)      OTHER OPERATING EXPENSES

         A summary of other operating expenses is as follows:



                                                    Three Months Ended
                                                         March 31,
(in thousands)                                       2001         2000
                                                   -------------------
Salaries and employee benefits                       $1,082      $  935
Customer service                                        235         189
Occupancy                                               208         206
Data processing                                         136         144
Professional services                                   128          78
Depreciation and amortization                            96         131
Advertising and promotion                                59          35
Stationery and supplies                                  45          20
Telephone                                                24          23
Director fees                                            21          13
Postage                                                  16          18
Regulatory fees and assessments                          13          14
Net cost of operation of real estate owned                -           9
Miscellaneous                                           129          91
                                                     ------      ------
                                                     $2,192      $1,906
                                                     ======      ======

                       WEST COAST BANCORP AND SUBSIDIARIES
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                                 MARCH 31, 2001
                                  (Unaudited)


     The following presents management's discussion and analysis of the consolidated financial condition and operating results of the Company for the three month periods ended March 31, 2001 and 2000. The discussion should be read in conjunction with the Company's unaudited consolidated financial statements and the notes thereto appearing elsewhere in this report.

     Certain statements in this Report on Form 10-QSB constitute "forward-looking statements" under the Private Securities Litigation Act of 1995 which involve risk and uncertainties. The Company's actual results may differ significantly from the results discussed in such forward looking statements. Factors that might cause such a difference include but are not limited to economic conditions, competition in the geographic and business areas in which the Company conducts its operations, fluctuations in interest rates, credit quality, and government regulation. Factors that might cause West Coast to not merge into Sunwest include failure to obtain regulatory or shareholders approval or a decision by the Board of Directors of West Coast or Sunwest to abandon the merger. For additional information concerning these factors, see "Item 1. Business - Summary of Business Considerations and Certain Factors that May Affect Future Results of Operations and/or Stock Price" contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

GENERAL

     The Company recorded net income of $364,000, or $.04 per share, during the three months ended March 31, 2001, as compared with net income of $409,000 or $.04 per share, during the same period in 2000. The decrease in earnings was primarily due to increased operating expenses and recording a provision for credit losses during the three months ended March 31, 2001, as compared to no provision in the same period last year.

The Company had total assets, loans and deposits as follows:



               March 31,  December 31,   March 31,   December 31,
                 2001        2000         2000        1999
(in thousands)
-----------------------------------------------------------------
Total assets   $208,058   $196,309       $193,526     $186,823
Loans           136,176    132,757        137,825      133,008
Deposits        176,320    165,650        163,954      158,646


     The $12 million increase in total assets from December 31, 2000 to March 31, 2001, occurred primarily due to a $9 million increase in mutual funds at Sunwest and a $3 million increase in loans. The increase in assets during this period was funded by an increase in deposits of $11 million and earnings of $1 million. Noninterest-bearing deposits decreased $1 million since December 31, 2000. Savings, money market and interest-bearing demand deposits increased $8 million, and time deposits increased $4 million from December 31, 2000 to March 31, 2001.

                       WEST COAST BANCORP AND SUBSIDIARIES
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                                 MARCH 31, 2001
                                   (Unaudited)


RESULTS OF OPERATIONS

Net Interest Income

     The increase in net interest income during the first quarter of 2001 resulted primarily from a higher volume of average interest earning assets. The improved mix of interest earning assets and deposits favorably impacted net interest income. Average interest earning assets increased $16 million, or 9% in 2001 compared to the first three months of 2000.

     The net interest margin (yield on interest earning assets less the rate paid on interest bearing liabilities) decreased 54 basis points, and the net yield on interest earning assets (net interest income divided by average earning assets) decreased 28 basis points in the first three months of 2001 compared to the same period last year. This was a result of a decrease in the general level of interest rates during the past year and a shift in the mix of earning assets. Loan yields were significantly impacted by a decrease in the "prime rate" of 100 basis points from the prior year.

     The yield on interest earning assets decreased during the first three months of 2001 compared to the same period last year primarily due to a 35 basis point decrease in loan yields. This was caused by the decrease in the prime rate noted above and increased competition on loan yields in the Company's market area. As a percentage of average earning assets, loans declined from 76% to 70% and mutual funds increased from 2% to 9%. The yield on investment securities and mutual funds declined 3 basis points and 12 basis points, respectively. The unrealized loss on available-for-sale investments has decreased as a result of a declining rate environment.

     Interest expense decreased during the first quarter of 2001 primarily as a result of a lower volume of average interest bearing liabilities. Average interest bearing liabilities decreased by $2 million compared to the same period in 2000. Average time deposits declined $9 million, savings deposits declined $2 million, Federal Home Loan Bank borrowings declined $1 million and other debt declined $1 million. This was partially offset by an increase of $11 million in average interest bearing demand deposits. The rates paid on interest bearing liabilities increased 3 basis points from year ago levels. This was due primarily to increases in rates paid on time deposits, interest bearing demand deposits and Federal Home Loan Bank borrowings. The Company's deposits are concentrated in low and noninterest bearing transaction accounts that are not as sensitive to interest rate changes as the Company's interest earning assets are. However, asset growth over the past year has relied to a greater extent on interest bearing demand deposits and borrowed funds, thereby increasing the rate paid on interest bearing liabilities.

                       WEST COAST BANCORP AND SUBSIDIARIES
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                                 MARCH 31, 2001
                                   (Unaudited)


     The following table sets forth the Company's average balance sheets, yields on earning assets, rates paid on interest-bearing liabilities, net interest margins and net yields on interest-earning assets for the three month periods ended March 31, 2001 and 2000 (dollars in millions):


                                                 2001                          2000
                                        Average        Yields/         Average        Yields/
                                        Balance        Rates           Balance        Rates
                                        ----------------------------------------------------
ASSETS

Loans, net of unearned income,
     discounts and fees                $   136.0         9.43%         $   134.2       9.78%
Investment securities                       39.6         7.60               39.2       7.63
Federal funds sold                             -            -                 .2       4.17
Mutual funds                                17.4         5.64                3.7       5.76
                                        ---------------------------------------------------
Total interest earning assets              193.0         8.71              177.3       9.22

Allowance for loan losses                   (2.6)                           (2.5)
Cash and due from banks                     11.9                             9.2
Other assets                                 3.0                             4.8
                                        ---------------------------------------------------
                                        $  205.3                       $   188.8
                                        ===================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Time deposits                          $    43.2         5.75%          $   52.3      5.31%
Interest-bearing demand deposits            56.3         2.59               45.4      2.20
Savings deposits                             3.9         1.23                5.3      1.29
FHLB borrowings                              7.0         6.40                8.4      6.10
Other debt                                    -             -                 .7     16.41
                                       ----------------------------------------------------
Total interest-bearing liabilities         110.4         4.02              112.1      3.99

Demand deposits                             70.6                            56.7
Other liabilities                            1.7                             1.6
Minority interest                            9.7                             8.1
Shareholders' equity                        12.9                            10.3
                                         --------------------------------------------------
                                         $ 205.3                       $   188.8
                                         ==================================================

Net interest margin                                      4.69%                       5.23%
Net yield on interest earning assets                     6.41                        6.69

                       WEST COAST BANCORP AND SUBSIDIARIES
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                                 MARCH 31, 2001
                                   (Unaudited)


     The increases (decreases) in interest income and expense and net interest income resulting from changes in average assets, liabilities and interest rates for the 2001 versus 2000 periods are summarized as follows (in thousands):

                            Three Months Ended March 31,
                      ----------------------------------------
                         Asset/           Interest
                        Liability         Rate
                         Changes          Changes       Total
                        ---------------------------------------
Changes in:
     Interest income   $ 246              $(124)         $ 122
     Interest expense   (103)                94             (9)
                      ----------------------------------------
Net interest income    $ 349              $(218)         $ 131
                       ========================================


     The Company did not have loans on nonaccrual status at March 31, 2001. Loans on which the accrual of interest had been discontinued at March 31, 2000 amounted to $505,000. If these loans had been current throughout their terms, it is estimated that net interest income would have increased by approximately $14,000 in the first quarter of 2000. This would have raised the net yield on interest earning assets and the net interest margin by approximately 3 basis points during the first quarter of 2000.

NONPERFORMING ASSETS AND PROVISION FOR CREDIT LOSSES

     The following table summarizes the activity in the allowance for credit losses during the periods indicated (in thousands):


                                     Three Months Ended
                                         March 31,
                                       2001    2000
                                    --------------------
Allowance for credit losses
     balance at beginning of period   $2,554   $2,457

Charge-offs                                -        -
Recoveries                                10       11
                                      ---------------
Net recoveries (charge-offs)              10       11
Provision for loan losses                 45        -
                                      ---------------
Allowance for credit losses
     balance at end of period         $2,609   $2,468
                                      ===============

     All the above recoveries were at Sunwest. The recoveries during the three month period ended March 31, 2001 and the same period last year were primarily the result of improved asset quality.

                       WEST COAST BANCORP AND SUBSIDIARIES
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                                 MARCH 31, 2001
                                   (Unaudited)


     Management believes that the allowance for loan losses at March 31, 2001 of $2,609,000 or 1.92% of loans was adequate to absorb known and inherent risks in the Company's loan portfolio. The ultimate collectibility of a substantial portion of the Company's loans, as well as its financial condition, is affected by general economic conditions and the real estate market in California. California has experienced, and may continue to experience, volatile economic conditions. These conditions have adversely affected certain borrowers' ability to repay loans. A deterioration in economic conditions could result in a deterioration in the quality of the loan portfolio and high levels of nonperforming assets, classified assets and charge-offs, which would require increased provisions for loan losses and would adversely affect the financial condition and results of operations of the Company.

     A summary of nonperforming assets follows (dollars in thousands):



                           March 31,    December 31,      March 31,      December 31,
                            2001            2000            2000            1999
                         ------------------------------------------------------------
Nonaccrual loans          $ -            $ -              $  505          $  505
Loans 90 days past due
     and still accruing     -              -                  13               -
                          -----------------------------------------------------------
Nonperforming loans         -              -                 518             505
Real estate owned           -              -                 495             502
                          -----------------------------------------------------------
Nonperforming assets      $ -            $ -               1,013          $1,007
                          ===========================================================
Nonperforming loans/
    Total loans           .00%           .00%                .38%           .38%
Nonperforming assets/
    Total assets          .00%           .00%                .52%           .54%
                          ===========================================================


     Nonperforming assets declined approximately $1 million from March 31, 2000 and December 31, 1999. The decrease is due primarily to one nonaccrual loan that was repaid in September 2000.

     The Company's real estate owned had zero book value as of March 31, 2001 and December 31, 2000, as it was fully reserved as of those dates.

     Restructured loans that were performing substantially in accordance with their modified terms totaled $2.0 million at March 31, 2001. No restructured loans were on nonaccrual status at March 31, 2001.


OTHER OPERATING INCOME

     Other operating income was $230,000 for the three months ended March 31, 2001 and 2000. See note (5) of the notes to consolidated financial statements.

                       WEST COAST BANCORP AND SUBSIDIARIES
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                                 MARCH 31, 2001
                                   (Unaudited)



OTHER OPERATING EXPENSES

     Other operating expenses increased $286,000 in the three months ended March 31, 2001 from the same period in 2000. Salaries and employee benefits increased $147,000, or 16%, as a result of an increase in staff. The staff of Sunwest has increased to 65 employees, or 18%, which resulted in an increase in salaries and employee benefits. Professional services expense increased $50,000 due primarily to expenses incurred in connection with the proposed merger between West Coast and Sunwest Bank. See note (6) of the notes to consolidated financial statements. Total other operating expenses expressed as a percentage of average assets and total revenues follows (dollars in thousands):


                                                  Three Months Ended
                                                      March 31,
                                                 2001            2000
                                              --------------------------
Other operating expenses                     $  2,192       $  1,906
Other operating expenses
  (annualized)/average assets                     4.3%           4.0%
Other operating expenses/net interest income
   and other operating income                    65.9%          59.7%
                                            ==========================

     The Company is anticipating higher other operating expenses in 2001 related to continued growth and the development of new products and services. The Company is currently assessing its facilities needs in light of its expected future growth and possible expansion into other areas of Orange County. Sunwest recently entered into a new lease agreement for its Tustin Corporate headquarters' new location. Rental expense will be higher at the new location.


INCOME TAXES

     The Company recognized income tax expense of $433,000 and $543,000, during the three month periods ended March 31, 2001 and 2000, respectively. Income tax expense was higher in 2000 due to higher earnings and a higher tax rate. Sunwest recorded income tax expense at the rate of 39.25% in the first quarter of 2001 and 41.25% in the same period last year.


LIQUIDITY

The Company

     Liquidity, as it relates to banking, represents the ability to obtain funds to meet loan commitments and to satisfy demand for deposit withdrawals.

     The principal sources of funds that provide liquidity for Sunwest are maturities of investment securities and loans, collections on loans, increased deposits and temporary borrowings. The Company's liquid asset ratio (the sum of cash, investments available-for-sale, excluding pledged amounts, and Federal funds sold divided by total assets) was 22% at March 31, 2001 and 19% at December 31, 2000. The Company believes it has sufficient liquid resources, as well as available credit facilities, to enable it to meet its operating needs.

                       WEST COAST BANCORP AND SUBSIDIARIES
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                                 MARCH 31, 2001
                                   (Unaudited)


THE PARENT COMPANY

     West Coast's sources of liquidity are limited. West Coast has relied on sales of assets and borrowings from officers/directors as sources of liquidity. Dividends from subsidiaries ordinarily provide a source of liquidity to a bank holding company. At March 31, 2001, Sunwest had the ability to pay cash dividends of $1,197,000 to West Coast.

     During the first quarter of 2001 West Coast did not receive any dividends from its subsidiaries. West Coast does not currently expect to receive dividends from its subsidiaries during 2001.

     At March 31, 2001, West Coast had cash and short term investments totaling $157,000. No significant cash receipts are expected for the remainder of 2001.

     West Coast anticipates cash expenditures during 2001 to consist of other operating expenses. West Coast anticipates that other operating expenses will be approximately $66,000 during the remainder of 2001, exclusive of proposed merger costs. Funds to meet cash needs will come from current cash resources supplemented by sales of assets.


CAPITAL RESOURCES AND DIVIDENDS

     The Company had a 13.74 %, 15.00 % and 11.31% Tier 1 risk-based capital, total risk-based capital and leverage ratio at March 31, 2001, respectively. Sunwest had a 13.68%, 14.93% and 11.25% Tier 1 risk-based capital, total risk-based capital and leverage ratio at March 31, 2001, respectively. These are above the regulatory minimums of 4.00%, 8.00% and 4.00%, respectively. Sunwest is classified as a "Well Capitalized" depository institution.

     The Company leases certain facilities for corporate offices and branch operations and equipment under non-cancelable long-term operating leases. Facility lease expense for the three months ended March 31, 2001 and 2000 was approximately $233,000 and $175,000, respectively. Rents paid were offset by rental income of $98,000 and $48,000 in 2001 and 2000, respectively.

     Future minimum lease commitments under all non-cancelable leases at March 31, 2001 are approximately $10.5 million. The minimum lease payments include the new lease that the Company entered into during 2001 in order to move corporate headquarters to another location. The Company anticipates spending approximately $391,000 in tenant improvements.

     Total minimum sublease rental income to be received in the future under non-cancelable subleases is $1.2 million.

     The Company had no other material commitments for capital expenditures as of March 31, 2001.

                       WEST COAST BANCORP AND SUBSIDIARIES
                                 MARCH 31, 2001

                                     PART II

                                OTHER INFORMATION



Item 1.  Legal Proceedings
-------------------------------
NONE

Item 2.  Changes in Securities
-----------------------------------
NONE

Item 3.  Defaults Upon Senior Securities
---------------------------------------------
NONE

Item 4.  Submission of Matters to a Vote of Security Holders
-----------------------------------------------------------------
NONE

Item 5.  Other Information
-------------------------------
NONE

Item 6.  Exhibits and Reports on Form 8-K
----------------------------------------------
(a)      Exhibits

         None

(b)      Reports on Form 8-K

         None

                                   SIGNATURES





     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




WEST COAST BANCORP





/s/Eric D. Hovde                                           May 14, 2001
-----------------------------------------                  ---------------------
Eric D. Hovde                                              Date
Chief Executive Officer





/s/Frank E. Smith                                           May 14, 2001
-----------------------------------------                   --------------------
Frank E. Smith                                              Date
Chief Financial Officer

ANNEX E

     ANNUAL REPORT ON FORM 10-KSB FOR WEST COAST BANCORP FOR THE YEAR ENDED DECEMBER 31, 2000, AS AMENDED

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 10-KSB

                 [X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 2000

                                       or

                 [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                    For the transition period from N/A to N/A

                         Commission File Number: 0-10897

                               WEST COAST BANCORP

                 (Name of Small Business Issuer in Its Charter)

California                                         95-3586860
(State or Other Jurisdiction of                 (I.R.S. Employer
Incorporation or Organization)                  Identification No.)

535 E. First Street
Tustin, California                              92780-3312
(Address of Principal Executive Offices)        (Zip Code)

                                 (714) 730-4499

                 Issuer's Telephone Number, Including Area Code

           Securities registered under Section 12(b) of the Act: None

                    Securities registered under Section 12(g)
                                  of the Act:

                           Common Stock, No Par Value

     Check  whether  the issuer:  (1) filed all reports  required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
YES [X] NO [ ]

Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.[ ]

Total revenues for the most recent fiscal year:  $17,380,000.

As of February 28, 2001, the aggregate market value of the voting stock held by non-affiliates of the registrant was approximately $10,571,000 based upon the last sale price on such date.

         Number of shares of Common Stock of the registrant outstanding as of February 28, 2001: 9,965,283

Transitional Small Business Disclosure Format: YES   [  ]   NO   [X]

                       Documents Incorporated by Reference

Part III of this Form 10-KSB is incorporated by reference from registrant's definitive proxy statement which will be filed within 120 days of the fiscal year ended December 31, 2000.

WEST COAST BANCORP
Form 10-KSB for the year ended December 31, 2000



                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

PART I

    Item 1 Business .....................................................    3
    Item 2 Properties ...................................................   18
    Item 3 Legal Proceedings ............................................   18
    Item 4 Submission of Matters to a Vote of Security Holders ..........   18


PART II

    Item 5 Market for Common Equity and Related Stockholder Matters .....   18
    Item 6 Management's Discussion and Analysis .........................   19
    Item 7 Financial Statements .........................................   26
    Item 8 Changes In and Disagreements with Accountants on
                         Accounting and Financial Disclosure ............   26


PART III

    Item 9  Directors, Executive Officers, Promoters and Control Persons .   26
    Item 10 Executive Compensation .......................................   26
    Item 11 Security Ownership of Certain Beneficial Owners and Management   26
    Item 12 Certain Relationships and Related Transactions ...............   26


PART IV

    Item 13 Exhibits, List and Reports on Form 8-K .......................   26

                                     PART I

ITEM 1. BUSINESS

     Certain   matters   discussed   in  this  Annual   Report  may   constitute
forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and as such may involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's mission and vision. The Company's actual results, performance, or achievements may differ significantly from the results, performance, or achievements expressed or implied in such forward-looking statements. For discussion of the factors that might cause such a difference, see "ITEM 1. BUSINESS - Summary of Business Considerations and Certain Factors That May Affect Future Results of Operations and/or Stock Price."

GENERAL

     West Coast Bancorp (separately, "West Coast" and, with its subsidiaries on a consolidated basis, the "Company") is a California corporation organized in February 1981 and is a registered bank holding company subject to the Bank Holding Company Act of 1956, as amended (the "BHCA"). West Coast's primary subsidiary is Sunwest Bank ("Sunwest"). On September 13, 1996, Western Acquisitions, L.L.C. and Western Acquisition Partners, L.P., (collectively, "Western"), affiliates of Hovde Financial, Inc., acquired a 43.5% interest in Sunwest.

        The only other remaining subsidiary with activity during the periods was WCV, Inc. Its activity was limited to the restoration of one remaining property.

     West Coast also currently has six other direct and indirect wholly-owned subsidiaries which are either in the process of liquidation or inactive - West Coast Realty Finance ("West Coast Realty"), North Orange County Bancorp ("North Orange"), which acts as a holding company for WCV, Inc. and Chancellor Financial Services, Inc. ("Chancellor"), Sunwest Leasing Corp. ("Sunwest Leasing"), a wholly-owned subsidiary of Sunwest, and Centennial Beneficial Loan Company ("Centennial Loan").

     The Company had net income of $1,387,000 or $0.15 per share in 2000, as compared with net income of $1,721,000 or $0.19 per share in 1999.

     In March 2001, West Coast announced it is considering a merger with its subsidiary, Sunwest Bank. As currently proposed West Coast Bancorp would be merged into Sunwest Bank. West Coast's shareholders would receive shares of Sunwest in exchange for their West Coast shares. It is anticipated that a merger would reduce expenses and simplify the ownership structure of the combined companies. Any merger would be subject to the approval of the board of directors and shareholders of West Coast and Sunwest as well as various regulatory agencies.

SUBSIDIARIES

Sunwest Bank

     Sunwest commenced operations as a California state-chartered bank in 1970 and is the oldest commercial bank founded in Orange County, California. West Coast acquired Sunwest in June 1985. At December 31, 2000, Sunwest had total consolidated assets of $196,309,000, total consolidated loans and leases of $132,757,000, and total consolidated deposits of $165,802,000. For the year ended December 31, 2000, Sunwest had net income of $2,725,000. Minority shareholders' interest reduced the net income to the Company by $1,185,000.

     Sunwest presently has three banking offices within Orange County, California. The main office is located in Tustin at 535 East First Street. Sunwest's two branch offices are located at 4770 Campus Drive, Newport Beach and 2400 E. Katella Ave. Ste 100, Anaheim.

     Through its network of banking offices, Sunwest emphasizes personalized service combined with services primarily directed to small and medium-sized businesses and professionals. Although Sunwest focuses its marketing of services to businesses and professionals, a wide range of consumer banking services are made available to its customers.

     Sunwest offers a wide range of deposit instruments. These include personal and business checking and savings accounts, including interest-bearing negotiable order of withdrawal ("NOW") accounts, Super NOW accounts and money market accounts, time deposits and individual retirement accounts.

     Sunwest also engages in a full complement of lending activities, including commercial, consumer installment and real estate loans. Commercial loans are loans to local community businesses and may be unsecured or secured by assets of the business and/or its principals. Consumer installment loans include loans for automobiles, home improvements, debt consolidation and other personal needs. Real estate loans include secured short-term mini-permanent real estate loans and construction loans. Sunwest originates loans ("SBA Loans") that are guaranteed under the Small Business Investments Act. Sunwest has not sold SBA Loans in the secondary market since the requirement to record a servicing asset. Sunwest currently retains SBA Loans in its portfolio.

     Sunwest also offers a wide range of specialized services designed to attract and service the needs of commercial customers and account holders. These services include extended weekday banking, drive-up and walk-up facilities, merchant windows, ACH originations, on-line banking for business customers, mutual funds, traveler's checks, safe deposit, MasterCard and Visa merchant deposit services, ATM cards and computer accounting services, which include payroll, lockbox and escrow accounting services. Sunwest currently does not operate a trust department.

North Orange County Bancorp

     North Orange, a wholly-owned subsidiary of West Coast, acts solely as a holding company for WCV, Inc. and Chancellor. North Orange does not have assets, revenues or earnings that are material to the Company.

WCV, Inc.

     WCV, Inc., formerly Heritage Thrift and Loan Association, was organized in June 1981 and commenced business in March 1982 as a licensed California thrift and loan company. During 1992, the Company began liquidating the assets of WCV, Inc. As of March 9, 1993, WCV, Inc. had no remaining deposits and it surrendered its license to act as a California thrift and loan company during March 1993. WCV, Inc.'s assets are now substantially liquidated and its operations are limited to the restoration and sale of its one remaining property. See "ITEM 3 - LEGAL PROCEEDINGS."

Chancellor Financial Services, Inc.

     Chancellor was organized in June 1981 and commenced business in March 1982 as a licensed California personal property broker. Chancellor is inactive and has no assets, revenues and earnings for the periods presented.

Centennial Beneficial Loan Company

     Centennial Loan was organized in March 1981 and engaged in limited loan servicing activities. Centennial Loan is inactive and has no assets, revenues and earnings for the periods presented.

Competition

     The banking and financial services industry in California generally, and in Sunwest's market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. Sunwest competes for loans, deposits, and customers with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader range of financial services than Sunwest. In addition, recent federal legislation may have the effect of further increasing the pace of consolidation within the financial services industry. See "ITEM 1. BUSINESS - Supervision and Regulation - Financial Services Modernization Legislation."

     In order to compete with other financial services providers, Sunwest principally relies upon local promotional activities, personal relationships established by officers, directors and employees with its customers, and specialized services tailored to meet its customers' needs. In those instances where Sunwest is unable to accommodate a customer's needs, Sunwest may arrange for those services to be provided by its correspondents. Neither the deposits nor loans of Sunwest exceed 1% of all financial services companies located in the market area in which Sunwest operates.

ECONOMIC CONDITIONS, GOVERNMENTAL POLICIES, LEGISLATION, AND REGULATION

     The Company's profitability, like most financial institutions, is primarily dependent on interest rate differentials. In general, the difference between the interest rates paid by the Company on interest-bearing liabilities, such as deposits and other borrowings, and the interest rates received by the Company on its interest-earning assets, such as loans extended to its clients and securities held in its investment portfolio, comprise the major portion of the Company's earnings. These rates are highly sensitive to many factors that are beyond the control of the Company, such as inflation, recession and unemployment, and the impact of which future changes in domestic and foreign economic conditions might have on the Company cannot be predicted.

     The business of the Company is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Federal Reserve Board implements national monetary policies (with objectives such as curbing inflation and combating recession) through its open-market operations in U.S. Government securities by adjusting the required level of reserves for depository institutions subject to its reserve requirements, and by varying the target federal funds and discount rates applicable to borrowings by depository institutions. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments, and deposits and also affect interest rates earned on interest-earning assets and paid on interest-bearing liabilities. The nature and impact on the Company of any future changes in monetary and fiscal policies cannot be predicted.

     From time to time, legislation, as well as regulations, are enacted which have the effect of increasing the cost of doing business, limiting or expanding permissible activities, or affecting the competitive balance between banks and other financial services providers. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies, and other financial institutions and financial services providers are frequently made in the U.S. Congress, in the state legislatures, and before various regulatory agencies. This legislation may change banking statutes and the operating environment of the Company and its subsidiaries in substantial and unpredictable ways. If enacted, such legislation could increase or decrease the cost of doing business, limit or expand permissible activities or affect the competitive balance among banks, savings associations, credit unions, and other financial institutions. The Company cannot predict whether any of this potential legislation will be enacted, and if enacted, the effect that it, or any implementing regulations, would have on the financial condition or results of operations of the Company or any of its subsidiaries. See "ITEM 1. BUSINESS - Supervision and Regulation."

SUPERVISION AND REGULATION

     Bank holding companies and banks are extensively regulated under both federal and state law. This regulation is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of stockholders of the Company. Set forth below is a summary description of the material laws and regulations which relate to the operations of the Company and Sunwest. The description is qualified in its entirety by reference to the applicable laws and regulations.

West Coast

     West Coast, as a registered bank holding company, is subject to regulation under the Bank Holding Company Act of 1956, as amended (the "BHCA"). West Coast is required to file with the Federal Reserve Board periodic reports and such additional information as the Federal Reserve Board may require pursuant to the BHCA. The Federal Reserve Board may conduct examinations of the Company and its subsidiaries.

     The Federal Reserve Board may require that West Coast terminate an activity or terminate control of or liquidate or divest certain subsidiaries or affiliates when the Federal Reserve Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. The Federal Reserve Board also has the authority to regulate provisions of certain bank holding company debt, including the authority to impose interest ceilings and reserve requirements on such debt. Under certain circumstances, West Coast must file written notice and obtain approval from the Federal Reserve Board prior to purchasing or redeeming its equity securities.

     Under the BHCA and regulations adopted by the Federal Reserve Board, a bank holding company and its nonbanking subsidiaries are prohibited from requiring certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. Further, West Coast is required by the Federal Reserve Board to maintain certain levels of capital. See "ITEM 1. BUSINESS - Supervision and Regulation - Capital Standards."

     West Coast is required to obtain the prior approval of the Federal Reserve Board for the acquisition of more than 5% of the outstanding shares of any class of voting securities or substantially all of the assets of any bank or bank holding company. Prior approval of the Federal Reserve Board is also required for the merger or consolidation of West Coast and another bank holding company.

     West Coast is prohibited by the BHCA, except in certain statutorily prescribed instances, from acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or furnishing services to its subsidiaries. However, West Coast, subject to the prior approval of the Federal Reserve Board, may engage in any, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     Under Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Board's policy that a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board's regulations or both.

     West Coast is also a bank holding company within the meaning of Section 3700 of the California Financial Code. As such, West Coast and its subsidiaries are subject to examination by, and may be required to file reports with, the California Department of Financial Institutions.

     West Coast's securities are registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, West Coast is subject to the information, proxy solicitation, insider trading, and other requirements and restrictions of the Exchange Act.

Sunwest Bank

     Sunwest, as a California state chartered bank, is subject to primary supervision, periodic examination, and regulation by the California Commissioner of Financial Institutions ("Commissioner") and the Federal Deposit Insurance Corporation ("FDIC"). To a lesser extent, Sunwest is also subject to certain regulations promulgated by the Federal Reserve Board. If, as a result of an examination of Sunwest, the FDIC should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity, or other aspects of Sunwest's operations are unsatisfactory or that Sunwest or its management is violating or has violated any law or regulation, various remedies are available to the FDIC. Such remedies include the power to enjoin "unsafe or unsound" practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of Sunwest, to assess civil monetary penalties, to remove officers and directors, and ultimately to terminate Sunwest's deposit insurance, which for a California state chartered bank would result in a revocation of Sunwest's charter. The Commissioner has many of the same remedial powers.

     Various requirements and restrictions under the laws of the State of California and the United States affect the operations of Sunwest. State and federal statutes and regulations relate to many aspects of Sunwest's operations, including reserves against deposits, ownership of deposit accounts, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices, and capital requirements. Further, Sunwest is required to maintain certain levels of capital. See "ITEM 1. BUSINESS - Supervision and Regulation - Capital Standards."

Financial Services Modernization Legislation

     General. On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act of 1999 (the "Financial Services Modernization Act"). The Financial Services Modernization Act repeals the two affiliation provisions of the Glass-Steagall Act: Section 20, which restricted the affiliation of Federal Reserve Member Banks with firms "engaged principally" in specified securities activities; and Section 32, which restricts officer, director, or employee interlocks between a member bank and any company or person "primarily engaged" in specified securities activities. In addition, the Financial Services Modernization Act also contains provisions that expressly preempt any state law restricting the establishment of financial affiliations, primarily related to insurance. The general effect of the law is to establish a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms, and other financial service providers by revising and expanding the BHCA framework to permit a holding company system to engage in a full range of financial activities through a new entity known as a Financial Holding Company.

     The law also:

o Broadens the activities that may be conducted by national banks, banking subsidiaries of bank holding companies, and their financial subsidiaries;
o Provides an enhanced framework for protecting the privacy of consumer information;
o        Adopts  a  number  of   provisions   related  to  the   capitalization,
         membership, corporate governance, and other measures designed to modernize the Federal Home Loan Bank system;
o Modifies the laws governing the implementation of the Community Reinvestment Act; and
o Addresses a variety of other legal and regulatory issues affecting both day-to-day operations and long-term activities of financial institutions.

     The Company and Sunwest do not believe that the Financial Services Modernization Act will have a material adverse effect on operations in the near-term. However, to the extent that it permits banks, securities firms, and insurance companies to affiliate, the financial services industry may experience further consolidation. The Financial Services Modernization Act is intended to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, this act may have the result of increasing the amount of competition that the Company and Sunwest face from larger institutions and other types of companies offering financial products, many of which may have substantially more financial resources than the Company and Sunwest.

     Financial Holding Companies. Bank holding companies that elect to become a financial holding company may affiliate with securities firms and insurance companies and engage in other activities that are financial in nature or are incidental or complementary to activities that are financial in nature. "Financial in nature" activities include:

o        securities underwriting,
o        dealing and market making,
o        sponsoring mutual funds and investment companies,
o        insurance underwriting and agency,
o        merchant banking, and
o activities that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines from time to time to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     A bank holding company must meet three requirements before becoming a financial holding company:

o all of the bank holding company's depository institution subsidiaries must be well capitalized, well managed, and, except in limited circumstances, in compliance with the Community Reinvestment Act; and
o the bank holding company must file with the Federal Reserve a declaration of its election to become a financial holding company, including a certification that its depository institution subsidiaries meet the prior two criteria.

     Failure to comply with the financial holding company requirements could lead to divestiture of subsidiary banks or require all activities of such company to conform to those permissible for a bank holding company. No Federal Reserve Board approval is required for a financial holding company to acquire a company (other than a bank holding company, bank or savings association) engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board.

     A bank holding company that is not also a financial holding company can only engage in banking and such other activities determined by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The Company is not currently a Financial Holding Company. Management of the Company has not determined at this time whether it will seek an election to become a Financial Holding Company.

     Expanded Bank Activities. The Financial Services Modernization Act also permits national banks to engage in expanded activities through the formation of financial subsidiaries. A national bank may have a subsidiary engaged in any activity authorized for national banks directly or any financial activity, except for insurance underwriting, insurance investments, real estate investment or development, or merchant banking, which may only be conducted through a subsidiary of a financial holding company. Financial activities include all activities permitted under new sections of the BHCA or permitted by regulation.

     A national bank seeking to have a financial subsidiary, and each of its depository institution affiliates, must be "well-capitalized," "well-managed" and in compliance with the Community Reinvestment Act. The total assets of all financial subsidiaries may not exceed the lesser of 45% of a bank's total assets, or $50 billion. A national bank must exclude from its assets and equity all equity investments, including retained earnings, in a financial subsidiary. The assets of the subsidiary may not be consolidated with the bank's assets. The bank must also have policies and procedures to assess financial subsidiary risk and protect the bank from such risks and potential liabilities.

     The Financial Services Modernization Act also includes a new section of the Federal Deposit Insurance Act governing subsidiaries of state banks that engage in "activities as principal that would only be permissible" for a national bank to conduct in a financial subsidiary. It expressly preserves the ability of a state bank to retain all existing subsidiaries. Because, California permits commercial banks chartered by the state to engage in any activity permissible for national banks, Sunwest will be permitted to form subsidiaries to engage in the activities authorized by the Financial Services Modernization Act, to the same extent as a national bank. In order to form a financial subsidiary, Sunwest must be well-capitalized, and Sunwest would be subject to the same capital deduction, risk management and affiliate transaction rules as applicable to national banks.

     Privacy. Under the Financial Services Modernization Act, federal banking regulators are required to adopt rules that will limit the ability of banks and other financial institutions to disclose non-public information about consumers to nonaffiliated third parties. These limitations will require disclosure of privacy policies to consumers and, in some circumstances, will allow consumers to prevent disclosure of certain personal information to a nonaffiliated third party. Federal banking regulators issued final rules on May 10, 2000. Pursuant to these rules, financial institutions must provide:

o initial notices to customers about their privacy policies, describing the conditions under which they may disclose nonpublic personal information to nonaffiliated third parties and affiliates;
o        annual notices of their privacy policies to current customers; and
o a reasonable method for customers to "opt out" of disclosures to nonaffiliated third parties.

     The rules were effective November 13, 2000, but compliance is optional until July 1, 2001. These privacy provisions will affect how consumer information is transmitted through diversified financial companies and conveyed to outside vendors. It is not possible at this time to assess the impact of the privacy provisions on the Company's financial condition or results of operations.

     Consumer Protection Rules - Sale of Insurance Products. In December 2000 pursuant to the requirements of the Financial Services Modernization Act, the federal bank and thrift regulatory agencies adopted consumer protection rules for the sale of insurance products by depository institutions. The rule is effective on April 1, 2001. The final rule applies to any depository institution or any person selling, soliciting, advertising, or offering insurance products or annuities to a consumer at an office of the institution or on behalf of the institution. Before an institution can complete the sale of an insurance product or annuity, the regulation requires oral and written disclosure that such product:

o is not a deposit or other obligation of, or guaranteed by, the depository institution or its affiliate;
o is not insured by the FDIC or any other agency of the United States, the depository institution or its affiliate; and

o    has certain risks in investment, including the possible loss of value.

     Finally, the depository institution may not condition an extension of credit:

o on the consumer's purchase of an insurance product or annuity from the depository institution or from any of its affiliates, or
o on the consumer's agreement not to obtain, or a prohibition on the consumer from obtaining, an insurance product or annuity from an unaffiliated entity.

     The rule also requires formal acknowledgement from the consumer that disclosures were received.

     In addition, to the extent practicable, a depository institution must keep insurance and annuity sales activities physically segregated from the areas where retail deposits are routinely accepted from the general public.

     Safeguarding  Confidential  Customer  Information.  In  January  2000,  the
banking  agencies  adopted  guidelines   requiring  financial   institutions  to
establish an information security program to:

o        identify and assess the risks that may threaten customer information;
o develop a written plan containing policies and procedures to manage and control these risks;
o        implement and test the plan; and
o adjust the plan on a continuing basis to account for changes in technology, the sensitivity of customer information, and internal or external threats to information security.

     Each institution may implement a security program appropriate to its size and complexity and the nature and scope of its operations.

     The guidelines outline specific security measures that institutions should consider in implementing a security program. A financial institution must adopt those security measures determined to be appropriate. The guidelines require the board of directors to oversee an institution's efforts to develop, implement, and maintain an effective information security program and approve written information security policies and programs. The guidelines are effective July 1, 2001.

Dividends and Other Transfers of Funds

     West Coast is a legal entity separate and distinct from Sunwest. Sunwest is subject to various statutory and regulatory restrictions on its ability to pay dividends to West Coast.

     There are statutory and regulatory limitations on the amount of dividends which may be paid to West Coast by Sunwest. California law restricts the amount available for cash dividends by state chartered banks to the lesser of retained earnings or the bank's net income for its last three fiscal years (less any distributions made to shareholders by the bank or by any majority-owned subsidiary of the bank during such period). Notwithstanding this restriction, a bank may, with the prior approval of the Commissioner, make a distribution to its shareholders in an amount not exceeding the greatest of the retained earnings of the bank, net income for such bank's last fiscal year or the net income of the bank for its current year.

     Under such restrictions, the amount available for payment of dividends to West Coast by Sunwest without prior regulatory approval totaled $819,000 at December 31, 2000. In addition, the California Department of Financial Institutions and the Federal Reserve Board have the authority to prohibit Sunwest from paying dividends, depending upon Sunwest's financial condition, if such payment is deemed to constitute an unsafe or unsound practice.

     The FDIC and the Commissioner also have authority to prohibit Sunwest from engaging in activities that, in the FDIC's and the Commissioner's opinion, constitute unsafe or unsound practices in conducting its business. It is possible, depending upon the financial condition of the bank in question and other factors, that the FDIC and the Commissioner could assert that the payment of dividends or other payments might, under some circumstances, be such an unsafe or unsound practice. Further, the FDIC and the Federal Reserve Board have established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under their jurisdiction. Compliance with the standards set forth in such guidelines and the restrictions that are or may be imposed under the prompt corrective action provisions of federal law could limit the amount of dividends which Sunwest or West Coast may pay. An insured depository institution is prohibited from paying management fees to any controlling persons or, with certain limited exceptions, making capital distributions if after such transaction the institution would be undercapitalized. See "ITEM 1. BUSINESS - Supervision and Regulation - Prompt Corrective Action and Other Enforcement Mechanisms" and "- Capital Standards" for a discussion of these additional restrictions on capital distributions.

     The Federal Reserve Board also has the authority to prohibit Sunwest from engaging in activities that, in the Federal Reserve Board's opinion, constitute unsafe or unsound practices. It is possible, depending upon the financial condition of the bank in question and other factors, that the Federal Reserve Board could assert that the payment of dividends or other payments might, under some circumstances, be an unsafe or unsound practice. Further, the Federal Reserve Board has established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under its jurisdiction. Compliance with the standards set forth in such guidelines and the restrictions that are or may be imposed under the prompt corrective action provisions of federal law could limit the amount of dividends which Sunwest or West Coast may pay. The Commissioner may impose similar limitations on the conduct of California-chartered banks. See "ITEM 1. BUSINESS - Supervision and Regulation - Capital Standards" and "- Prompt Corrective Action and Other Enforcement Mechanisms," for a discussion of these additional restrictions on capital distributions.

     Sunwest is subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, West Coast or other affiliates, the purchase of, or investments in, stock or other securities thereof, the taking of such securities as collateral for loans, and the purchase of assets of West Coast or other affiliates. Such restrictions prevent West Coast and such other affiliates from borrowing from Sunwest unless the loans are secured by marketable obligations of designated amounts. Further, such secured loans and investments by Sunwest to or in West Coast or to or in any other affiliate are limited, individually, to 10% of Sunwest's capital and surplus (as defined by federal regulations), and such secured loans and investments are limited, in the aggregate, to 20% of Sunwest's capital and surplus (as defined by federal regulations). California law also imposes certain restrictions with respect to transactions involving West Coast and other controlling persons of Sunwest. Additional restrictions on transactions with affiliates may be imposed on Sunwest under the prompt corrective action provisions of federal law. See "ITEM 1. BUSINESS - Supervision and Regulation - Prompt Corrective Action and Other Enforcement Mechanisms."

Capital Standards

     The federal banking agencies have adopted risk-based minimum capital guidelines intended to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk federal banking agencies, to 100% for assets with relatively high credit risk.

     The guidelines require a minimum ratio of qualifying total capital to risk-adjusted assets of 8% and a minimum ratio of Tier 1 capital to risk-adjusted assets of 4%. In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets must be 3%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

     The following tables present the amounts of regulatory capital and the capital ratios for West Coast and Sunwest, compared to their minimum regulatory capital requirements as of December 31, 2000 (dollars in thousands).

WEST COAST

                          Actual                Required          Excess
                        -----------------    --------------     --------------
                        Amount     Ratio     Amount   Ratio     Amount   Ratio
                        --------   ------    -------  ------    ------   -----
Leverage ratio           $22,553   11.74%    $ 7,684   4.00%    $14,869   7.74%

Tier 1 risk-based ratio  $22,553   14.23%    $ 6,338   4.00%    $16,215  10.23%

Total risk-based ratio   $24,541   15.49%    $12,676   8.00%    $11,865   7.49%


SUNWEST


                           Actual              Required          Excess
                          --------------    --------------   --------------
                          Amount   Ratio    Amount   Ratio   Amount   Ratio
                          ------   -----    ------   -----   ------   -----

Leverage ratio            $22,463  11.67%   $7,702   4.00%   $14,761   7.67%

Tier 1 risk-based ratio   $22,463  14.18%   $6,338   4.00%   $16,125  10.18%

Total risk-based ratio    $24,451  15.43%   $12,676  8.00%   $11,775   7.43%


     The federal banking regulators may set capital requirements higher than the minimums described above for holding companies whose circumstances warrant it. For example, a financial institution experiencing or anticipating significant growth may be expected to maintain capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. The Federal Reserve Board has also indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indications of capital strength when evaluating proposals for expansion or new activities.

Proposed Capital Requirements for Community Institutions

     In November 2000 the federal bank and thrift regulatory agencies requested public comment on an advance notice of proposed rulemaking that considers the establishment of a simplified regulatory capital framework for non-complex institutions.

     In the proposal, the agencies suggested criteria that could be used to determine eligibility for a simplified capital framework, such as the nature of a bank's activities, its asset size and its risk profile. In the advance notice, the agencies seek comment on possible minimum regulatory capital requirements for non-complex institutions, including a simplified risk-based ratio, a simple leverage ratio, or a leverage ratio modified to incorporate certain off-balance sheet exposures.

     The advance notice solicits public comment on the agencies' preliminary views. Comments are due on the proposal on February 1, 2001. Given the preliminary nature of the proposal, it is not possible to predict its impact on Sunwest at this time.

Prompt Corrective Action And Other Enforcement Mechanisms

     Federal banking agencies possess broad powers to take corrective and other supervisory action to resolve the problems of insured depository institutions, including but not limited to those institutions that fall below one or more prescribed minimum capital ratios. Each federal banking agency has promulgated regulations defining the following five categories in which an insured depository institution will be placed, based on its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. At December 31, 2000, the Bank and the Company exceeded the required ratios for classification as "well capitalized."

     An institution that, based upon its capital levels, is classified as well capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions. The federal banking agencies, however, may not treat a significantly undercapitalized institution as critically undercapitalized unless its capital ratio actually warrants such treatment.

     In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation, or any condition imposed in writing by the agency or any written agreement with the agency.

Safety And Soundness Standards

     The federal banking agencies have adopted guidelines designed to assist the federal banking agencies in identifying and addressing potential safety and soundness concerns before capital becomes impaired. The guidelines set forth operational and managerial standards relating to: (i) internal controls, information systems and internal audit systems, (ii) loan documentation, (iii) credit underwriting, (iv) asset growth, (v) earnings, and (vi) compensation, fees and benefits. In addition, the federal banking agencies have also adopted safety and soundness guidelines with respect to asset quality and earnings standards. These guidelines provide six standards for establishing and maintaining a system to identify problem assets and prevent those assets from deteriorating. Under these standards, an insured depository institution should:
(i) conduct periodic asset quality reviews to identify problem assets, (ii) estimate the inherent losses in problem assets and establish reserves that are sufficient to absorb estimated losses, (iii) compare problem asset totals to capital, (iv) take appropriate corrective action to resolve problem assets, (v) consider the size and potential risks of material asset concentrations, and (vi) provide periodic asset quality reports with adequate information for management and the board of directors to assess the level of asset risk. These new guidelines also set forth standards for evaluating and monitoring earnings and for ensuring that earnings are sufficient for the maintenance of adequate capital and reserves.

Premiums for Deposit Insurance

     Through the Bank Insurance Fund (BIF), the FDIC insures the deposits of the Company's depository institution subsidiary up to prescribed limits for each depositor. The amount of FDIC assessments paid by each BIF member institution is based on its relative risk of default as measured by regulatory capital ratios and other factors. Specifically, the assessment rate is based on the institution's capitalization risk category and supervisory subgroup category. An institution's capitalization risk category is based on the FDIC's determination of whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. An institution's supervisory subgroup category is based on the FDIC's assessment of the financial condition of the institution and the probability that FDIC intervention or other corrective action will be required.

     FDIC-insured depository institutions pay an assessment rate equal to the rate assessed on deposits insured by the Savings Association Insurance Fund ("SAIF").

     The assessment rate currently ranges from zero to 27 cents per $100 of domestic deposits. The FDIC may increase or decrease the assessment rate schedule on a semi-annual basis. An increase in the assessment rate could have a material adverse effect on the Company's earnings, depending on the amount of the increase. The FDIC is authorized to terminate a depository institution's deposit insurance upon a finding by the FDIC that the institution's financial condition is unsafe or unsound or that the institution has engaged in unsafe or unsound practices or has violated any applicable rule, regulation, order or condition enacted or imposed by the institution's regulatory agency. The termination of deposit insurance for one or more of the Company's subsidiary depository institutions could have a material adverse effect on the Company's earnings, depending on the collective size of the particular institutions involved.

     All FDIC-insured depository institutions must pay an annual assessment to provide funds for the payment of interest on bonds issued by the Financing Corporation, a federal corporation chartered under the authority of the Federal Housing Finance Board. The bonds, commonly referred to as FICO bonds, were issued to capitalize the Federal Savings and Loan Insurance Corporation. The FDIC established the FICO assessment rates effective for the third quarter of 2000 at approximately 2.1 cents per $100 annually for assessable deposits. The FICO assessments are adjusted quarterly to reflect changes in the assessment bases of the FDIC's insurance funds and do not vary depending on a depository institution's capitalization or supervisory evaluations.

Interstate Banking and Branching

     The BHCA permits bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions, including certain nationwide- and state-imposed concentration limits. Sunwest has the ability, subject to certain restrictions, to acquire by acquisition or merger branches outside its home state. The establishment of new interstate branches is also possible in those states with laws that expressly permit it. Interstate branches are subject to certain laws of the states in which they are located. Competition may increase further as banks branch across state lines and enter new markets.

Community Reinvestment Act and Fair Lending Developments

     Sunwest is  subject to certain  fair  lending  requirements  and  reporting
obligations   involving   home  mortgage   lending   operations   and  Community
Reinvestment Act activities. The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of its local communities, including low- and moderate-income neighborhoods. A bank may be subject to substantial penalties and corrective measures for a violation of certain fair lending laws. The federal banking agencies may take compliance with such laws and CRA obligations into account when regulating and supervising other activities. In December 2000, the federal banking agencies established annual reporting and public disclosure requirements for certain written agreements that are entered into between insured depository institutions or their affiliates and nongovernmental entities or persons that are made pursuant to, or in connection with, the fulfillment of the CRA.

     A bank's compliance with its CRA obligations is based on a performance-based evaluation system which bases CRA ratings on an institution's lending service and investment performance. When a bank holding company applies for approval to acquire a bank or other bank holding company, the Federal Reserve Board will review the assessment of each subsidiary bank of the applicant bank holding company, and such records may be the basis for denying the application. Based on an examination conducted June 21, 1999, Sunwest was rated satisfactory in complying with its CRA obligations.

Current Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", which was subsequently amended by SFAS No. 137 and SFAS No. 138. These pronouncements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. The FASB has deferred the application of these pronouncements until fiscal years beginning after June 15, 2000. The adoption of these pronouncements did not have a material impact on the Company's results of operations or financial position when adopted.

     In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," a replacement of SFAS No. 125. This Statement revises the standards for securitization and other transfers of financial assets and collateral and requires certain disclosures. The disclosures discussed in paragraphs 15 and 17 of SFAS No. 140 are effective as of December 31, 2000. These disclosures were not material to the Company's financial statements. Management believes that the adoption of the remaining provisions under this standard will not have a material impact on the Company's financial statements.

EMPLOYEES

     At December 31, 2000, West Coast and its subsidiaries employed 66 persons of which 63 were full time. West Coast and its subsidiaries believe that their employee relations are satisfactory.

SELECTED STATISTICAL INFORMATION

     The following tables and data set forth, for the respective periods shown, selected statistical information relating to the Company. The tables and data should be read in conjunction with the other financial information appearing elsewhere in this report.

     For the tables of "Average Balance Sheet and Analysis of Net Interest Earnings" and "Rate and Volume Variance Analysis" see "ITEM 6. - MANAGEMENT'S DISCUSSION AND ANALYSIS - Results Of Operations - Net Interest Income."

Investment Securities

     The Company maintains a portion of its assets in investment securities to provide liquidity, generate a reasonable rate of return, meet pledging requirements, and minimize risk. At December 31, 2000, all of the Company's investment securities were classified as available-for-sale. Investment securities classified as available-for-sale are stated at market value.


(in thousands)                                           2000      1999
-------------------------------------------------------------------------
U.S. Treasury and  other government agency securities   $   999   $   991
Collateralized mortgage obligations                      17,871    18,560
Mortgage-backed securities                                3,972     4,876
Corporate bonds                                           3,803     4,900
Trust preferred securities                                5,422     3,863
Municipal bonds                                           6,033     5,829
Other securities                                            431       473
-------------------------------------------------------------------------
Total                                                   $38,531   $39,492
-------------------------------------------------------------------------

The following table discloses the maturity dates and average yields of the investment securities at December 31, 2000. Mortgage-backed securities and collateralized mortgage obligations are classified in accordance with their estimated lives. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations. Trust preferred securities are classified in the one to five year category due to call provisions at the option of the issuer. The stated maturities are in excess of ten years.


                                 Due Within        Due After One Year But    Due After Five Years        Due After
                                One Year             Within Five Years       But Within Ten Years        Ten Years
                             -------------------- ------------------------ ----------------------- ------------------
(dollars in thousands)       Amount     Yield     Amount        Yield         Amount      Yield     Amount     Yield
---------------------------------------------------------------------------------------------------------------------

U.S. Treasury and other
   government agency
   securities                $  999      5.49%    $    -           -%         $     -          -%    $    -         -%
Collateralized mortgage
   obligations                  589      5.91       4,038       7.45            7,974       6.32      5,270      7.22
Mortgage-backed securities       76      7.75         896       8.39            2,624       8.03        376      6.28
Corporate bonds                   -         -       1,928       7.09            1,334       7.29        541      6.36
Trust preferred securities        -         -       5,422      11.57                -          -          -         -
Municipal bonds                   -         -       3,120       6.96            2,913       7.10          -         -
Other Securities                431      4.08           -          -                -          -          -         -
----------------------------------------------------------------------------------------------------------------------
Total                        $2,095      5.40%    $15,404       8.81%         $14,845       6.86%    $6,187      7.09%
----------------------------------------------------------------------------------------------------------------------

Loans by Type

     The following table sets forth loans by type as of December 31. The Company had no foreign loans during the periods reported.


(dollars in thousands)              2000         1999
-------------------------------------------------------
Commercial                       $  38,081    $  42,162
Real Estate - mortgage              88,244       87,548
Real Estate - construction           4,454        1,957
Installment loans                    2,281        1,698
Unearned income,
  discounts and fees                  (303)        (357)
-------------------------------------------------------
Total                            $ 132,757    $ 133,008
-------------------------------------------------------

     Commercial loans are generally loans to local community businesses and may be unsecured or secured by assets of the business and/or its principals. Mortgage loans are secured by deeds of trust on the underlying properties and may be guaranteed by the principal borrowers. Installment loans to individuals may be unsecured or secured by various types of assets including automobiles, trust deeds, recreational vehicles or other personal property.

     The Company primarily funds loans based on the creditworthiness of the borrower and supported by a minimum of two identified sources of repayment. Advance rates on collateral provided in support of the sources of repayment generally range from 60% to 80% of collateral value.

     Sunwest was the only subsidiary that had loans for the periods presented. Loans have decreased because of large loan payoffs in 2000.

     Real estate mortgage and construction lending contain potential risks which are not inherent in other types of commercial loans. These potential risks include declines in market values of underlying real property collateral and, with respect to construction lending, delays or cost overruns, which could expose the Company to loss. In addition, risks in commercial real estate lending include declines in commercial real estate values, general economic conditions surrounding the commercial real estate properties, and vacancy rates. A decline in the general economic conditions or real estate values within the Company's market area could have a negative impact on the performance of the loan portfolio or value of the collateral. Because the Company lends primarily within its market areas, the real property collateral for its loans is similarly concentrated, rather than diversified over a broader geographic area. The Company could therefore be adversely affected by a decline in real estate values in Orange County and the surrounding counties even if real estate values elsewhere in California generally remained stable or increased.

     The risks in the Company's loan portfolio stem from the individual credits that are contained therein. The risks of a particular credit arise from the interplay of various factors, including the underwriting criteria applied to originate the credit, the creditworthiness of the borrower, the controls placed on the disbursement of funds, the procedures employed to monitor the credit, the interest rate charged, market interest rate increases for variable rate loans and the external economic conditions that may affect the creditor's ability to repay or the value of the underlying collateral. Further, with respect to secured credits, certain additional factors include the nature of the appraisals obtained with respect to the underlying collateral and the loan to value ratio. Assuming all other things are equal, certain credits have characteristics that present a higher degree of risk than others: a secured credit is less risky than an unsecured credit; a credit with liquid collateral is less risky than a credit secured by collateral for which there is only a limited market; a credit with a lower loan to value ratio is less risky than a credit with a higher ratio; and a credit that is underwritten pursuant to rigorous underwriting criteria and a careful review of the borrower's creditworthiness is less risky than a credit originated pursuant to less rigorous standards. The Company considers these characteristics, among others, during the underwriting process in an attempt to originate loans with an acceptable level of risk. At December 31, 2000, the Company had no significant loan concentrations other than those listed above.

Rate Sensitivity

     Financial institutions are susceptible to fluctuations in interest rates. To the degree that the average yield on assets responds differently to a change in interest rates than does the average cost of funds sources, earnings will be sensitive to interest rate changes.

     The following table sets forth the maturities for commercial and real estate-construction loans at December 31, 2000. These loans comprised 32% of the gross loan portfolio and are classified according to changes in interest rates.

                                          Maturing
---------------------------------------------------------------------
                             Within    After One
                               One      Year But    After
                             Year or     Within     Five
(in thousands)                Less     Five Years   Years     Total
---------------------------------------------------------------------
Commercial                   $15,500   $17,454      $ 5,127   $38,081
Real estate-
 construction                    844     3,610            -     4,454
---------------------------------------------------------------------
Total                        $16,344   $21,064      $ 5,127   $42,535
---------------------------------------------------------------------
Loans included above with:
Fixed rates                  $ 2,978   $ 5,585      $ 1,796   $10,359
Variable rates                13,366    15,479        3,331    32,176
---------------------------------------------------------------------
Total                        $16,344   $21,064      $ 5,127   $42,535
---------------------------------------------------------------------

Allowance for Credit Losses

     The following table discloses the activity in the allowance for credit losses for the years ended December 31:


(dollars in thousands)                             2000        1999
----------------------------------------------------------------------
Allowance  for credit losses at
   beginning of period                            $ 2,457     $ 2,444
Charge-offs:
   Commercial                                         (46)       (158)
   Real estate - mortgage                             (17)        (92)
   Installment loans to
      individuals                                       -          (2)
----------------------------------------------------------------------
Total Charge-offs                                     (63)       (252)
----------------------------------------------------------------------
Recoveries:
   Commercial                                          64          42
   Real estate - mortgage                              47         205
   Installment loans to
      individuals                                      29          16
   Direct lease financing                               -           2
---------------------------------------------------------------------
Total Recoveries                                      140         265
---------------------------------------------------------------------
Net recoveries (charge-offs)                           77          13
Additions
 charged to provision for
  credit losses                                        20           -
---------------------------------------------------------------------
Balance at end of period                          $ 2,554     $ 2,457
---------------------------------------------------------------------
Allowance for credit losses as a percentage of:
  Average loans                                      1.94%       1.87%
  Loans at end of period                             1.92%       1.85%
  Loans  on  nonaccrual  and 90
     days past due                                      -%     486.50%
Net recoveries as a percentage of:
  Average loans                                      0.06%        .01%
 ---------------------------------------------------------------------


     The allowance for credit losses is established by a provision for credit losses charged against current period income. Credit losses are charged against the allowance when, in Management's judgment, the credit is considered uncollectible or of such little value that its continuance as an asset is unwarranted. The allowance is the amount that Management believes is adequate to absorb losses inherent in existing loans. Management's evaluation takes into consideration several factors, including economic conditions and their effects on particular industries and specific borrowers, borrowers' financial data, regulatory examinations and requirements, and continuous monitoring and review of the loan portfolio for changes in overall quality and specific loan problems. The allowance is available for all credit losses. The amount of the allowance is determined by establishing specific allocations, general allocations and supplemental allocations. Specific allocations are established by analyzing individual credits, generally all loans classified as "doubtful" and certain loans classified as "substandard" (see "ITEM 1. - BUSINESS - Selected Statistical Information - Classified Loans"). The general allocations are determined based upon quantitative historical loss experience of loans. The supplemental allocations are additional reserves that are based on economic conditions, trends in delinquency, restructured and nonperforming loans, and are otherwise deemed necessary and prudent by Management. Management believes that the allowance for credit losses of $2,554,000, constituting approximately 1.92% of loans outstanding at December 31, 2000, was adequate to absorb known and inherent risks in the loan portfolio. For additional information on the allowance for credit losses and net charge-offs, see "ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS - Results Of Operations."

     The Company established an allowance for credit losses at December 31, 2000 and 1999 for each category as set forth below. The allowance includes allocations for specific loans as well as general and supplemental allocations for each category.


(dollars in thousands)                                      2000
-------------------------------------------------------------------------------
                                                                Percent of Loan
                                                                  Category to
                                                     Allowance    Total Loans
-------------------------------------------------------------------------------
Commercial                                           $  568           28.5%
Real estate-mortgage                                  1,863           66.5
Real estate-construction                                 38            3.3
Installment loans                                        85            1.7
-------------------------------------------------------------------------------
Total                                                $2,554          100.0%
-------------------------------------------------------------------------------

(dollars in thousands)                                       1999
--------------------------------------------------------------------------------
                                                                 Percent of Loan
                                                                   Category to
                                                    Allowance      Total Loans
--------------------------------------------------------------------------------
Commercial                                          $  684           31.4%
Real estate-mortgage                                 1,714           65.8
Real estate-construction                                24            1.5
Installment loans                                       35            1.3
--------------------------------------------------------------------------------
Total                                               $2,457          100.0%
--------------------------------------------------------------------------------


Nonperforming Loans

     Loans for which the accrual of interest has been discontinued are designated nonaccrual loans. Accrual of interest on such loans is discontinued when reasonable doubt exists as to the full and timely collection of either principal or interest or generally when a loan becomes contractually 90 days past due with respect to principal or interest. Under certain circumstances, interest accruals are continued on loans past due 90 days which, in Management's judgment, are considered fully collectible, well secured and in the process of collection. Restructured loans are those on which the terms have been modified in favor of the borrower as a result of the borrower's inability to meet the original terms.

     The following table summarizes loans which were on nonaccrual, loans 90 days or more past due and still accruing interest and restructured loans as of December 31:


(dollars in thousands)                                    2000      1999
-------------------------------------------------------------------------------
Nonaccrual loans                                         $    -    $  505
90 days past due loans and
 still accruing                                               -         -
Restructured/classified loans                             2,010     2,041
Loans on nonaccrual and 90
 days past due/total loans                                    -      0.38%
Loans on nonaccrual and 90
  days past due/total assets                                  -      0.27%
-------------------------------------------------------------------------------

     The changes in the levels of nonperforming loans during 2000 and 1999 are discussed under "ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS - Results of Operations - Nonperforming Assets."

     Under the original terms of the restructured loans, interest earned would have totaled $215,000 and $218,000 for the years ended December 31, 2000 and 1999, respectively. Under the restructured terms of the loans, interest income recorded amounted to $165,000 and $167,000 in 2000 and 1999, respectively.

     All restructured loans shown in the chart above were in compliance with their modified terms.

Classified Loans

     The policy of the Company is to review the loans in the portfolio to identify problem credits and classify them based on a loan grading system. The loan grading system includes three classifications for problem loans:
"substandard", "doubtful" and "loss". A substandard loan is inadequately protected by the current sound net worth and paying capacity of the borrower or by the pledged collateral, if any. A substandard loan has one or more well defined weaknesses that jeopardize the liquidation of the debt. A doubtful loan has critical weaknesses which make collection or liquidation in full improbable. A loan classified as loss is considered uncollectible or of such little value that its continuance as an asset is unwarranted. Another category designated as "special mention" is maintained for loans which are marginally acceptable but currently protected by the current sound net worth and paying capacity of the borrower or by the pledged collateral, if any. A special mention loan is potentially weak, as the borrower is exhibiting deteriorating trends which, if not corrected, could jeopardize the repayment of the debt and result in a substandard classification.

     The following presents loans classified as substandard, doubtful and special mention at December 31:

(in thousands)                                                  2000     1999
-------------------------------------------------------------------------------
Substandard                                                     $2,056   $2,478
Doubtful                                                             -        8
-------------------------------------------------------------------------------
Total                                                           $2,056   $2,486
-------------------------------------------------------------------------------
Special mention                                                 $2,342   $2,096
-------------------------------------------------------------------------------

     There were no loans classified as loss for any of the periods presented. Except for the loans classified as substandard, Management is not aware of any loans at December 31, 2000 where the known credit problems of the borrower would cause the Company to have serious doubts as to the ability of such borrowers to comply with their present loan repayment terms and which would result in such loans becoming nonperforming loans at some future date. Management cannot, however, predict the extent to which the current economic environment may deteriorate, or the full impact such environment may have on the Company's loan portfolio. Furthermore, Sunwest's loan portfolio is subject to review by federal and state regulators as part of their routine, periodic examination and such regulators' assessment of specific credits may affect the level of the Company's nonperforming loans and allowance for credit losses. Accordingly, there can be no assurance that other loans will not become nonperforming in the future.

Real Estate Owned

     Gross real estate owned, the valuation allowance and net real estate owned at December 31 were as follows:

(dollars in thousands)                                          2000    1999
-----------------------------------------------------------------------------
Gross real estate owned                                         $304    $963
Valuation allowance                                              304     461
-----------------------------------------------------------------------------
Net real estate owned                                           $  -    $502
-----------------------------------------------------------------------------
Percent of assets                                                  -%    0.3%
-----------------------------------------------------------------------------

     Real estate owned consists of real estate acquired in settlement of loans. At December 31, 2000, the Company had two property of real estate owned. Real estate owned is carried at the lower of cost or fair value, less estimated selling costs. The recognition of gains and losses on sales of real estate is dependent upon various factors relating to the nature of the property sold and the terms of the sale.

     Once real estate is acquired and periodically thereafter, management obtains a valuation of the real estate and a valuation allowance for estimated losses is provided against income if the carrying value of real estate exceeds estimated fair value less selling costs. Legal fees and direct costs, including foreclosure, appraisal and other related costs, are expensed as incurred. While management uses currently available information to provide for losses on real estate, future additions to the valuation allowance may be necessary based on future economic conditions. In addition, the regulatory agencies periodically review the valuation allowance and such agencies may require the Company to recognize additions to the valuation allowance based on information and factors available to them at the time of their examinations. Accordingly, no assurance can be given that the Company will not recognize additional losses with respect to its real estate owned. The net cost of operation of other real estate owned includes write-downs of real estate owned, gains and losses on disposition and real estate owned operating expenses, net of related income. The net gain of operation of other real estate owned totaled $90,000 during 2000, representing 0.5% of the Company's total income for that year, as compared to a net cost of $48,000 or 0.3% of revenue for 1999.

Deposits

     The following table discloses the average outstanding balance of deposits and the average rates paid thereon for each of the years ended December 31:

(dollars in thousands)                               2000
-------------------------------------------------------------------------------
                                          Average           Interest
                                          Balance             Rate
-------------------------------------------------------------------------------
Noninterest-bearing demand deposits      $ 61,188              -%
Interest-bearing demand deposits           47,918           2.37
Savings deposits                            4,458           1.27
Time deposits                              46,756           5.62
-------------------------------------------------------------------------------
Total                                    $160,320           2.38%
-------------------------------------------------------------------------------


(dollars in thousands)                              1999
-------------------------------------------------------------------------------
                                         Average           Interest
                                         Balance             Rate
-------------------------------------------------------------------------------
Noninterest-bearing demand deposits      $ 53,900             -%
Interest-bearing demand deposits           42,130          1.93
Savings deposits                            4,821          1.37
Time deposits                              47,391          4.87
-------------------------------------------------------------------------------
Total                                    $148,242          2.15%
-------------------------------------------------------------------------------

     The maturities of the time certificates of deposit of $100,000 or more and the ratio of such deposits to total deposits at December 31, 2000 were as follows (dollars in thousands):

                                                                       Percentage
Maturity                                                Amount          of Total
-------------------------------------------------------------------------------
0-3 Months                                              $15,564           9.40%
3-6 Months                                                2,944           1.78
6-12 Months                                               7,608           4.59
Over 12 Months                                            1,017            .61
-------------------------------------------------------------------------------
Total                                                   $27,133          16.38%
-------------------------------------------------------------------------------

     Generally, the holders of these deposits are highly sensitive to changes in interest rates thereby increasing the competition for such deposits as well as the interest rates paid thereon. Time deposits are sometimes acquired from deposit brokers. Total brokered deposits at December 31, 2000 were $1.0 million.

Selected Financial Ratios

     The following table sets forth the ratios of net income to average total assets and to average shareholders' equity for the years ended December 31, as indicated. In addition, the ratios of average shareholders' equity to average total assets are presented. West Coast has not declared or paid any cash dividends during the periods presented.

                                            2000      1999
------------------------------------------------------------
Ratio of net income to:
   Average total assets                      0.73%     1.00%
   Average shareholders' equity             12.81     17.36
Ratio  of average shareholders'
  equity to average total assets             5.68      5.73
------------------------------------------------------------


SUMMARY OF BUSINESS CONSIDERATIONS AND CERTAIN FACTORS THAT MAY AFFECT FUTURE RESULTS OF OPERATIONS AND/OR STOCK PRICE

     Discussions of certain matters contained in this Annual Report on Form 10-KSB may constitute forward-looking statements within the meaning of the Reform Act and as such, may involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's mission and vision. The Company's actual results, performance and achievements may differ materially from the results, performance or achievements expressed or implied in such forward-looking statements. The following is a summary of some of the important factors that could affect the Company's future results of operations and/or its stock price, and should be considered carefully in evaluating the Company.

An Economic Slowdown In California Could Hurt Our Business

     Our operations are located in Southern California and concentrated primarily in the area known as Orange County. As a result of the geographic concentration, our results depend largely upon economic conditions in this area. While the Southern California and Orange County economies in the past several years have exhibited positive economic and employment trends, there is no assurance that such trends will continue. An economic slowdown in Southern California could have the following consequences, any of which could hurt our business.

o        Loan delinquencies may increase
o        Problem assets and foreclosures may increase
o        Demand for our products and services may decrease

Changes in interest rates may adversely affect our profitability

     Our earnings are impacted by changing interest rates. Changes in interest rates impact the demand for new loans, the rates received on loans and securities and the rates paid on deposits and other borrowings. The relationship between the rates received on earning assets and the rates paid on interest-bearing liabilities is known as interest rate spread. In general, the wider the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interests we pay on our liabilities will fluctuate. This can cause decreases in our spread and can affect adversely our income. We anticipate that interest rates will decrease moderately in 2001.

Significant Changes in Government Regulation Could Adversely Affect Our Business

     The banking industry is subject to extensive regulation. Significant new laws or changes in, or repeals of, existing laws may cause our results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects our credit conditions, primarily through open market operations in United States government securities, the discount rate for bank borrowings and bank reserve requirements. A material change in these conditions would be likely to have a material impact on our results.

We Face Strong Competition Which Can Hurt Our Business

     The banking and financial services business in our market areas is highly competitive. The increasingly competitive environment is a result of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. Increasing levels of competition in the banking and financial services business may reduce our market share or cause the prices we charge for our services to fall. Our results may differ in future periods depending upon the nature or level of competition.

Our Results Would Be Adversely Affected If We Suffered Higher Than Expected Loan Losses

     A significant source of risk arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could materially adversely affect our results.

Other Risks

     From time to time, the Company details other risks with respect to its business and/or financial results in its filings with the Securities and Exchange Commission.

ITEM 2.       PROPERTIES

     Sunwest occupies its offices under long-term leases expiring at various dates through 2010. The Company's total occupancy expense for the year ended December 31, 2000 and 1999 were approximately $831,000 and $900,000, respectively. For additional information concerning properties, see "Notes 6, and 16 of the Notes to the Consolidated Financial Statements appearing elsewhere in this report.

ITEM 3.       LEGAL PROCEEDINGS

     In 1992, WCV, Inc. was named a "responsible party" under state and federal environmental laws with respect to the contamination of certain real property located in San Bernardino, California (the "Property"). Beginning in 1996 throughout 1999, WCV, Inc. filed claims with the California Underground Storage Tank Cleanup Fund ("USTF") and was reimbursed for "eligible" cleanup costs associated with the contaminated property. The USTF limits the reimbursement per site to $1 million. WCV, Inc. has been reimbursed $738,000 through December 31, 2000. WCV, Inc. expects that future cleanup costs will total $90,000 to $180,000 and that these costs will qualify as "eligible" costs and be reimbursed by USTF.

    In addition, West Coast and its subsidiaries are parties to various other legal proceedings, none of which individually or in the aggregate are considered by West Coast or its subsidiaries, based in part upon opinions of counsel, to be material to the financial condition or results of operations of West Coast or its subsidiaries.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS No matters were submitted to shareholders during the fourth quarter of 2000.

                                     PART II

ITEM 5.  MARKET FOR THE COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Securities Market Information

     West Coast's common stock currently trades over the counter under the symbol WCBC. The following table sets forth, for the calendar quarters indicated, the range of high and low closing sale prices for the common stock as received from over the counter market quotations. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:


                                            2000               1999
                                        High    Low        High     Low
-------------------------------------------------------------------------
First Quarter                           $1.48    $1.13      $1.41   $0.88
Second Quarter                           1.38     1.13       1.63    1.20
Third Quarter                            1.60     1.31       1.59    1.25
Fourth Quarter                           1.59     1.25       1.53    1.38
-------------------------------------------------------------------------

Holders of Record

     As of February 28, 2001, there were approximately 2,600 holders of record of West Coast's common stock.

Dividends

     No dividends have been paid by West Coast since inception. At the present time, West Coast plans to retain any earnings to increase its liquidity and capital levels. For additional information on dividends, see "ITEM 1. BUSINESS - Supervision and Regulation - Dividends and Other Transfers of Funds.

     On December 29, 2000, West Coast issued 606,341 shares of its common stock upon the conversion of two promissory notes. The first convertible promissory note, dated December 1, 2000, modified a promissory note originally issued to Hovde Financial, Inc. on June 30, 1999. On the date of conversion, the aggregate amount of principal and interest due on the note was $369,227. The second convertible promissory note, dated December 12, 2000, was issued to Eric and Steven Hovde. On the date of conversion, the aggregate amount of principal and interest due on the note was $415,985. The number of shares of common stock issued upon conversion of the notes was equal to the aggregate amount of principal and interest due on the notes, divided by $1.295, which was the average in the bid and ask price of the Company's common stock on December 29, 2000. The securities were issued in private placements pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 6.       MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following presents Management's discussion and analysis of West Coast Bancorp (as a separate entity "West Coast" and together with its subsidiaries the "Company") for the years ended December 31, 2000 and 1999. West Coast`s primary subsidiary is its majority owned subsidiary Sunwest Bank ("Sunwest"). This discussion should be read in conjunction with the Company's consolidated financial statements and the notes thereto appearing elsewhere in this report.

     Certain statements under this caption constitute "forward-looking statements" under the Reform Act which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include but are not limited to economic conditions, competition in the geographic and business areas in which the Company conducts its operations, fluctuations in interest rates, credit quality and government regulation. For additional information concerning these factors, see "ITEM 1. BUSINESS - Summary of Business Considerations and Certain Factors That May Affect Future Results of Operations and/or Stock Price."

GENERAL

     The Company posted net income of $1,387,000 or $0.15 per diluted share in 2000 versus $1,721,000 or $0.18 per diluted share in 1999. Pretax income before the provision for credit losses and minority interest expense increased $638,000, or 17%, in 2000 from 1999. This increase resulted from higher net interest income reflecting asset growth of 5%, offset by lower noninterest income and increases in operating expenses due to the growth in the Company's core business. In the fourth quarter of 1999, Sunwest began fully providing for income taxes because all net operating loss carryforwards had been realized for financial statement purposes.

     On September 13, 1996, Western Acquisitions, L.L.C. and Western Acquisition Partners, L.P., company owned by Eric and Steven Hovde (collectively, "Western"), affiliates of Hovde Financial, Inc., acquired a 43.5% interest in Sunwest. Minority interest expense reduced pretax income by $1.2 million and $1.4 million in 2000 and 1999, respectively. The only other remaining subsidiary with activity during the periods was WCV, Inc. Its activity was limited to the restoration of one remaining property.

     The Company had total assets, loans and deposits as of December 31 as follows:

(in millions)                                                   2000   1999
---------------------------------------------------------------------------
Total assets                                                    $196   $187
Total loans and leases                                           133    133
Total deposits                                                   166    159
---------------------------------------------------------------------------


RESULTS OF OPERATIONS

General

     The Company had net income of $1,387,000 in 2000 versus $1,721,000 in 1999, a decrease of $334,000. Pretax income before the provision for credit losses and minority interest expense increased $638,000, or 17% in 2000 from 1999. The increase in pre-tax income was primarily due to higher net interest income of $1,613,000 from asset growth and higher interest rates. This was partly offset by lower noninterest income of $436,000 due primarily to decreased service charges and recoveries of prior years' interest on charged off loans and by higher noninterest expense of $540,000. Net income in 2000 was negatively affected, compared to 1999, by an increase in the tax provision of $1,191,000.

Net Interest Income

     The increase in net interest income in 2000 resulted primarily from higher volumes of interest earning assets and to a lesser extent, from an increase in the net interest margin (yield on earning assets less the rate paid on interest-bearing liabilities). Average interest earning assets increased $17 million from 1999 to 2000. In 2000, the net interest margin increased three basis points. Corresponding to these increases in assets, net yield on interest earning assets (net interest income divided by average earning assets) increased by 28 basis points from the prior year.

     The yield on interest earning assets increased 54 basis points primarily due to an increase in investment securities yields of 80 basis points and a 54 basis point increase in the yield on loans. Market rates increased in 2000 due to the "prime rate" increasing 100 basis points between January 2000 and June 2000. Five increases in the Federal funds rate from the period January 2000 through June 2000 have resulted in the prime rate of 9.50% at December 31, 2000.

     Interest expense increased in 2000 primarily from higher liability volumes and interest rates. Average interest-bearing liabilities increased by $8 million from 1999 to 2000.

     The rate paid on interest-bearing liabilities increased 51 basis points from 1999 to 2000 due primarily to higher market rates.

Average Balance Sheets and Analyses of Net Interest Earnings

     Information concerning average interest earning assets and interest-bearing liabilities, along with the interest earned or paid thereon and the average interest rates earned and paid thereon, is set forth in the following table for the years ended December 31. Averages were computed based on daily balances. The Company had no income or yield earned on tax exempt securities during any of the periods presented.

(dollars in thousands)                                     2000                                  1999
------------------------------------------------------------------------------------------------------------------
                                             Average                  Average       Average               Average
                                             Balance    Interest       Rates        Balance    Interest   Rates
----------------------------------------------------   ---------     ---------     -------    ---------   --------
Assets
Loans,  net  of  unearned  loan  fees and
  discounts (1)                              $131,874     $12,983     9.85%        $124,402   $11,586       9.31%
Investment securities                          38,682       3,003     7.76           29,981     2,088       6.96
Mutual funds                                    7,849         496     6.32            5,604       288       5.14
Federal funds sold                                112           6     5.36            1,363        68       4.99
Interest-bearing deposits with banks               47           3     6.38                -         -          -
------------------------------------------------------------------------------------------------------------------
Interest earning assets                       178,564      16,491     9.24          161,350    14,030       8.70

Allowance for credit losses                    (2,486)                               (2,475)
Cash and due from banks                        10,546                                 9,873
Other assets                                    3,974                                 4,166
------------------------------------------------------------------------------------------------------------------
Total assets                                 $190,598                              $172,914
------------------------------------------------------------------------------------------------------------------


Liabilities and shareholders' equity
Time deposits                                $ 46,756     $ 2,628     5.62%        $ 47,391    $ 2,310      4.87%
Interest-bearing demand deposits               47,918       1,136     2.37           42,130        813      1.93
Savings deposits                                4,458          57     1.28            4,821         66      1.37
FHLB borrowings                                 8,468         536     6.33            4,904        257      5.24
Other debt (2)                                    598          88    14.72              791        151     19.09
-----------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities            108,198       4,445     4.11          100,037      3,597      3.60

Demand deposits                                61,188                                53,900
Other liabilities                               1,818                                 1,357
Minority interest                               8,570                                 7,704
Shareholders' equity                           10,824                                 9,916
-------------------------------------------------------------------------------------------------------------------
Total liabilities and
 shareholders' equity                        $190,598                              $172,914
-------------------------------------------------------------------------------------------------------------------
Net interest income                                       $12,046                              $10,433
Net interest margin                                                    5.13%                                5.10%
Net yield on interest earning assets                                   6.75%                                6.47%
-----------------------------------------------------------------------------------------------------------------

(1) Interest income includes loan fees of $418,000 and $228,000 for the years ended December 31, 2000 and 1999, respectively. Loans, net of unearned loan fees and discounts, include loans placed on nonaccrual.
(2)  Other debt includes a capital lease, and other borrowed funds.

Rate and Volume Variance Analyses

     The following schedule analyzes the rate and volume changes in net interest income for the years ended December 31. The variances attributable to both volume and rate changes have been allocated based upon the absolute values of the rate and volume variance.


                                               2000 vs. 1999                        1999 vs. 1998
(in thousands)                          Volume     Rate      Total         Volume     Rate       Total
--------------------------------------------------------------------------------------------------------
Interest Income:
Loans and leases                         $  716    $   681    $ 1,397      $ 1,938    $  (825)   $ 1,113
Investment securities                       656        259        915          632        170        802
Mutual funds                                132         76        208          288          -        288
Federal funds sold                          (67)         5        (62)        (669)       (60)      (729)
Interest-bearing deposits with banks          2          1          3           (1)        (1)        (2)
---------------------------------------------------------------------------------------------------------
Total                                     1,439      1,022      2,461        2,188       (716)     1,472
---------------------------------------------------------------------------------------------------------

Interest Expense:
Time deposits                               (31)       349        318          213       (217)        (4)
Interest-bearing demand deposits            121        202        323           78         16         94
Savings deposits                             (5)        (4)        (9)          (3)       (27)       (30)
FHLB Borrowings                             217         62        279          251          -        251
Other debt                                  (78)        15        (63)         (46)         2        (44)
---------------------------------------------------------------------------------------------------------
Total                                       224        624        848          493       (226)       267
---------------------------------------------------------------------------------------------------------
Net change in net interest income        $1,215    $   398    $ 1,613      $ 1,695    $  (490)   $ 1,205
---------------------------------------------------------------------------------------------------------


Provision for Credit Losses

     For the tables showing the Company's "Allowance for credit losses, net charge-offs and provision for credit losses": See "ITEM 1 - BUSINESS - Selected Statistical Information - Allowance for credit losses."

     Management has maintained the Company's allowance for credit losses as a percentage of loans at a level which reflects the result of a comprehensive risk assessment system to identify and quantify risk in the portfolio. Management believes that the allowance for credit losses at December 31, 2000 is adequate to absorb known and inherent risks in the Company's credit portfolio. See "ITEM 1 - BUSINESS - Selected Statistical Information - Classified loans" for a summary of classified loans.

     The ultimate collectability of a substantial portion of the Company's loans, as well as its financial condition, is affected by general economic conditions and the real estate market in California. California has experienced, and may continue to experience, volatile economic conditions. These conditions have adversely affected certain borrowers' ability to repay loans. While Southern California and Orange County economies exhibited positive trends for several years, there is no assurance that such trends will continue. Deterioration in economic conditions could result in deterioration in the quality of the loan portfolio and high levels of nonperforming assets, classified assets and charge-offs, which would require increased provisions for credit losses and would adversely affect the financial condition and results of operations of the Company.

Charge-offs

     All charge-offs and recoveries were located at Sunwest. The current low level of net charge-offs relates primarily to the economy and real estate values improving in southern California. The Company's net recoveries as a percentage of average loans were 0.06% in 2000 and 0.01% in 1999.

Nonperforming Assets

     Nonperforming assets include nonperforming loans and real estate owned. Nonperforming loans include loans for which the accrual of interest has been discontinued and loans that are contractually past due 90 days or more with respect to principal and are still accruing interest. Real estate owned consists of real estate collateral for which the Company has legally taken ownership.

     There were no nonperforming loans at December 31, 2000. Nonperforming loans totaled $505,000 at December 31, 1999. This amounted to 0.38% of total loans for the same period.

     In 2000, nonperforming loans decreased by $505,000 primarily due to an aggressive collection effort that resulted in a pay-off of one remaining nonperforming loan.

     Real estate owned totaled $0 at December 31, 2000 at West Coast, Sunwest and the Company. At December 31, 1999, real estate owned totaled $27,000, $475,000 and $502,000 at West Coast, Sunwest and the Company, respectively. This represented 0.0% and 0.3% of the Company's assets at December 31, 2000, and 1999, respectively.

     Nonperforming assets (nonperforming loans and real estate owned combined) totaled $0 at December 31, 2000 at West Coast, Sunwest and the Company. At December 31, 1999, nonperforming assets totaled $27,000, $980,000 and $1,007,000 at West Coast, Sunwest and the Company, respectively. This represented 0.0% and 0.5% of the Company's assets at December 31, 2000 and 1999, respectively.

     Restructured loans, all of which were performing in compliance with their modified terms, totaled $2,010,000 and $2,041,000 at December 31, 2000 and 1999. No restructured loans were on nonaccrual status at December 31, 2000 and 1999.

Other Operating Income

     A summary of other operating income by category is presented in NOTE 12 of the Notes to the Consolidated Financial Statements. Other operating income decreased to $889,000 from $1,325,000 in 1999. The decrease in income was due primarily to decreases in interest recovered from loans charged off in prior years, depositor charges and service charges.

Other Operating Expenses

     A summary of the operating expenses is presented in NOTE 13 of the Notes to the Consolidated Financial Statements.

     A summary of other operating expenses follows:

(dollars in thousands)                                  2000        1999
---------------------------------------------------------------------------
Other operating expenses                                $8,449      $7,909
Other  operating expenses
/Net interest  and  other
  operating income                                        65.3%       67.3%
Other operating expenses
  /Average assets                                          4.4%        4.6%
---------------------------------------------------------------------------

     Other operating expenses increased by $540,000 or 7% from 1999 to 2000. The increase is primarily due to increases in salaries and employee benefits, depreciation, customer service expense and other expenses, offset in part by decreases in professional services. The number of full time equivalent employees went up from 62.5 at the end of 1999 to 65.5 at the end of 2000. Increases in customer service expense are the result of the growth in the Company's core business.

     The Company has been able to improve its expense ratios through improvements in processes and technology. The Company is anticipating higher other operating expenses in 2001 related to continued growth and the development of new products and services. Furthermore, Sunwest recently entered into a new lease agreement for its Tustin Corporate headquarters' new location. Rental expense will be higher at the new location.

Minority Interest Expense

     The Company recorded the minority shareholder's 43.5% interest in Sunwest earnings subsequent to the sale date of September 13, 1996. Minority interest expense will continue to represent approximately 43.5% of Sunwest's earnings based on current ownership of Sunwest.

(Loss) Gain on Liquidation of WCV, Inc.

     WCV, Inc. was substantially liquidated in 1993. Remaining activity consists of the environmental cleanup and disposition of the sole remaining real estate owned property. Future costs of the cleanup are estimated at $90,000 to $180,000 and are expected to be reimbursed by the USTF.

Income Taxes

     A summary indicating the differences between the effective income tax rate and the Federal statutory rate is presented in NOTE 9 of the Notes to the Consolidated Financial Statements. Sunwest has fully recognized the benefits of its net operating tax loss carryforwards for financial statement purposes and began recording income tax expense using an effective rate of approximately 40% in the fourth quarter of 1999.

LIQUIDITY

The Company

     Liquidity, as it relates to banking, represents the ability to obtain funds to meet loan commitments and to satisfy demand for deposit withdrawals. The principal sources of funds that provide liquidity to West Coast's subsidiary, Sunwest, are maturities of investment securities, collections on loans, increased deposits and borrowings. The Company had loan commitments of
$29,903,000 and standby and commercial letters of credit totaling $543,000 at December 31, 2000. The majority of outstanding loan commitments are not expected to be drawn upon. All the outstanding loan commitments were at Sunwest.

      Sunwest manages its liquidity as well as interest rate risk through an asset and liability management committee. The asset and liability management committee obtains estimates from the Bank's loan officers of how much of the commitments will ultimately be funded and when. The committee reviews and evaluates these estimates in conjunction with projections of loan and time deposit run-off, other expected deposit fluctuations and investment maturities. The committee uses the projections to assess liquidity and manage asset levels.

     The Company's liquid asset ratio (the sum of cash, investments available-for-sale, excluding pledged amounts, and Federal funds sold divided by total assets) was 19% at December 31, 2000 and 17% at December 31, 1999. The Company believes that it has sufficient liquid resources, as well as available credit facilities, to enable it to meet its operating needs.

     The Company's cash and cash equivalents increased by $12.6 million during 2000. Cash from operating activities increased by $4.3 million primarily from $1.4 million of net income. Investing activities provided $2.5 million in cash and cash equivalents which consisted primarily of net investment maturities of $2.1 million. Net cash of $5.8 million was provided by financing activities and consisted of a $7.0 million net increase in deposits and offset by $1.2 million decrease in borrowings and capital lease obligation.

The Parent Company

     West Coast's sources of liquidity are limited. West Coast has relied on sales of assets and borrowings from officers/directors as sources of liquidity.

     During  2000,   West  Coast  did  not  receive  any   dividends   from  its
subsidiaries. West Coast does not currently expect to receive dividends from its subsidiaries during 2001.

    West Coast's primary source of cash in 2001 is expected to be earnings on cash and short term investments. At December 31, 2000, West Coast had cash and short term investments of $146,000.

    West Coast anticipates cash expenditures during 2001 to consist of operating expenses. West Coast anticipates that operating expenses will be approximately $100,000 during 2001. Funds to meet cash needs will come from current cash resources and possibly dividends from Sunwest. At December 31, 2000, Sunwest had the ability to pay $819,000 of dividends to West Coast without prior regulatory approval.

Capital Resources and Dividends

     The Company had a 14.2%, 15.5% and 11.7% Tier 1 risk-based capital, total risk-based capital and leverage ratio at December 31, 2000, respectively. These are above the regulatory minimums of 4.00%, 8.00% and 4.00%, respectively. Sunwest is classified as a "Well Capitalized" depository institution.

     The Company had no material commitments for capital expenditures as of December 31, 2000.

     The Company has not paid dividends and does not contemplate paying dividends in 2001.

Asset and Liability Management

    Management of assets and liabilities in terms of rate, maturity and quality has an important effect on liquidity and net interest margin, and rate sensitivity is of particular importance. Rate sensitivity is determined by calculating the ratio of rate sensitive assets to rate sensitive liabilities. Rate sensitivity ratios that are close to one-to-one tend to stabilize earnings and provide a Company with flexibility in managing liquidity. Rate sensitivity ratios in which rate sensitive assets exceed rate sensitive liabilities tend to produce an expanded net yield on interest earning assets in rising interest rate environments and a reduced net yield on interest earning assets in declining interest rate environments. Conversely, when rate sensitive liabilities exceed rate sensitive assets, the net yield on interest earning assets generally declines in rising interest rate environments and increases in declining interest rate environments. However, because interest rates for different asset and liability products offered by depository institutions respond differently to changes in the interest rate environment, the interest sensitivity table set forth below is only a general indicator of interest rate sensitivity.

     The Company had a net asset sensitivity of $81.1 million at December 31, 2000. Interest rates went up in the last quarter of 1999 with the Fed funds rate increasing 75 basis points due to actions taken by the Federal Reserve Bank. In 2000, the Fed funds rate rose 125 basis points by the end of the year. The Company's net yield on interest earning assets increased from 6.47% in 1999 to 6.75% in 2000.

The following table sets forth the interest earning assets and interest-bearing liabilities of the Company on the basis of when they reprice or mature and sets forth the rate sensitivity positions of the Company at December 31, 2000:


                                                                                       Over One
                                             Immediate        91             181         Year     Over
                                             Through       Through 180     Through      Through   Five
(dollars in thousands)                        90 Days        Days            365      Five Years  Years        Total
------------------------------------------------------------------------------------------------------------------------
INTEREST EARNING ASSETS
Loans                                        $ 55,880    $ 10,465         $  9,851    $ 45,084    $ 11,477     $132,757
Investments and mutual funds                   14,924         632            1,001      12,615      22,670       51,842
------------------------------------------------------------------------------------------------------------------------
Total interest earning assets                $ 70,804    $ 11,097         $ 10,852    $ 57,699    $ 34,147     $184,599
------------------------------------------------------------------------------------------------------------------------

INTEREST-BEARING LIABILITIES
Time  certificates  of deposit of $100,000
   or more                                   $ 11,285    $ 11,106         $  4,037    $    705    $      -     $ 27,133
Time certificates of under $100,000             5,900       3,632            3,133         662           -       13,327
Other interest-bearing deposits                14,815          -                 -           -      41,210       56,025
Other interest-bearing liabilities              5,000       2,000                -           -           -        7,000
-----------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities           $ 37,000    $ 16,738         $  7,170    $  1,367    $ 41,210     $103,485
-----------------------------------------------------------------------------------------------------------------------
Rate sensitive gap                           $ 33,804    $ (5,641)        $  3,682    $ 56,332    $ (7,063)    $ 81,114
-----------------------------------------------------------------------------------------------------------------------
Cumulative rate sensitive gap                $ 33,804    $ 28,163         $ 31,845    $ 88,177    $ 81,114     $ 81,114
-----------------------------------------------------------------------------------------------------------------------
Cumulative assets divided by liabilities       191.36%     152.41%          152.28%     241.59%     178.38%      178.38%
-----------------------------------------------------------------------------------------------------------------------


QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Market Risk

         The market values of assets or liabilities on which the interest rate is fixed will increase or decrease with changes in market interest rates. If Sunwest invests funds in a fixed rate long-term security and then interest rates rise, the security is worth less than a comparable security just issued because the older security pays less interest than the newly issued security. If the older security had to be sold, Sunwest would have to recognize a loss. Correspondingly, if interest rates decline after a fixed rate security is purchased, its value increases. Therefore, while the value of the fixed rate investment changes regardless of which direction interest rates move, the adverse exposure to "market risk" is primarily due to rising interest rates. This exposure is lessened by managing the amount of fixed rate assets and by keeping maturities relatively short. However, this strategy must be balanced against the need for adequate interest income because variable rate and shorter fixed rate securities generally earn less interest than longer term fixed rate securities.

         There is market risk relating to Sunwest's fixed rate or term liabilities as well as its assets. For liabilities, the adverse exposure to market risk is to lower rates because Sunwest must continue to pay the higher rate until the end of the term.

         The following table sets forth the carrying amounts and estimated fair values of selected Sunwest financial assets and liabilities at December 31, 2000:

                                    Carrying     Estimated
(dollars in thousands)               Amount      Fair Value
------------------------------------------------------------
Financial Assets:
   Securities                        $ 38,531    $ 38,531
   Net loans                          130,203     130,330
Financial liabilities:
   Deposits                           165,650     165,550
   Other
    interest-bearing liabilities        7,000       7,000
---------------------------------------------------------


Mismatch Risk

         Another interest-related risk arises from the fact that when interest rates change, the changes do not occur equally for the rates of interest earned and paid because of differences in contractual terms of the assets and liabilities held. Sunwest has a large portion of its loan portfolio tied to the prime interest rate. If the prime rate is lowered because of general market conditions, e.g., other banks are lowering their lending rates; these loans will be repriced. If Sunwest were at the same time to have a large portion of its deposits in long-term fixed rate certificates, net interest income would decrease immediately. Interest earned on loans would decline while interest expense would remain at higher levels for a period of time because of the higher rate still being paid on deposits.

         A decrease in net interest income could also occur with rising interest rates if Sunwest had a large portfolio of fixed rate loans and securities funded by deposit accounts on which the rate is steadily rising. This exposure to "mismatch risk" is managed by matching the maturities and repricing opportunities of assets and liabilities. This is done by varying the terms and conditions of the products that are offered to depositors and borrowers. For example, if many depositors want longer-term certificates while most borrowers are requesting loans with floating interest rates, Sunwest will adjust the interest rates on the certificates and loans to try to match up demand. Sunwest can then partially fill in mismatches by purchasing securities with the appropriate maturity or repricing characteristics.

         One of the means of monitoring this matching process is the use of a "shock" table. This table shows the extent to which the maturities or repricing opportunities of the major categories of assets and liabilities are matched based upon specific interest rate shifts of up to +/- 300 basis points.

         The following table shows the estimated impact to net interest income for an instantaneous shift in various interest rates as of December 31, 2000 (the dollar change in net interest income represents the estimated change for the next 12 months):


                                     Changes in Net
(dollars in thousands)               Interest Income
----------------------------------------------------
Change in Interest Rates
   +300 basis points                      942
   +200 basis points                      628
   +100 basis points                      314
   -100 basis points                     (314)
   -200 basis points                     (628)
   -300 basis points                     (942)
------------------------------------------------------

         Sunwest has adequate capital to absorb any potential losses as a result of a decrease in interest rates. Periods of more than one year are not estimated because steps can be taken to mitigate the adverse effects of any interest rate changes.

Basis Risk

         A third interest-related risk arises from the fact that interest rates rarely change in a parallel or equal manner. The interest rates associated with the various assets and liabilities differ in how often they change, the extent to which they change, and whether they change sooner or later than other interest rates. For example, while the repricing of a specific asset and a specific liability may fall in the same period of a gap report, the interest rate on the asset may rise 100 basis points, while market conditions dictate that the liability increases only 50 basis points. While evenly matched in the gap report, Sunwest would experience an increase in net interest income. This exposure to "basis risk" is the type of interest risk least able to be managed, but is also the least dramatic. Avoiding concentration in only a few types of assets or liabilities is the best insurance that the average interest received and paid will move in tandem, because the wider diversification means that many different rates, each with their own volatility characteristics, will come into play. Sunwest has made an effort to minimize concentrations in certain types of assets and liabilities.

ITEM 7.       FINANCIAL STATEMENTS

     See  "ITEM  13.  EXHIBITS,   LIST  AND  REPORTS  ON  FORM  8-K"  below  for
consolidated financial statements filed as a part of this report.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.


                                    PART III

ITEM 9.       DIRECTORS, EXECUTIVE OFFICERS PROMOTERS AND CONTROL PERSONS

     The information concerning directors and executive officers of the Company is incorporated by reference from the sections entitled "DIRECTORS AND EXECUTIVE OFFICERS - Election of Directors and - Section 16(a) Beneficial Ownership Reporting Compliance" of the Company's definitive Proxy Statement to be filed pursuant to Regulation 14A within 120 days after the end of the last fiscal year.

ITEM 10.      EXECUTIVE COMPENSATION

     Information concerning Management remuneration and transactions is incorporated by reference from the section entitled "DIRECTORS AND EXECUTIVE OFFICERS - Compensation of Executive Officers and Directors" of the Company's definitive Proxy Statement to be filed pursuant to Regulation 14A within 120 days after the end of the last fiscal year.

ITEM 11.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Information concerning security ownership of certain beneficial owners and Management is incorporated by reference from the section entitled "Security
Ownership of Certain Beneficial Owners and Management" of the Company's definitive Proxy Statement to be filed pursuant to Regulation 14A within 120 days after the end of the last fiscal year.

ITEM 12.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Information concerning certain relationships and related transactions with Management is incorporated by reference from the section entitled "DIRECTORS AND EXECUTIVE OFFICERS - Compensation of Executive Officers and Directors - Certain Transactions" of the Company's definitive Proxy Statement to be filed pursuant to Regulation 14A within 120 days after the end of the last fiscal year.

                                     PART IV

ITEM 13.      EXHIBITS, LIST AND REPORTS ON FORM 8-K

(a)      Documents filed as part of this report.
         1. Consolidated Financial Statements. Reference is made to the Index to Consolidated Financial Statements at page F-1 for a list of financial statements filed as part of this report.
         2. Financial Statement Schedules. No financial statement schedules are included in this report on the basis that they are either inapplicable or the information required to be set forth therein is contained in the financial statements filed herewith.
         3. Exhibits. Reference is made to the Index of Exhibits at page F-20 for a list of the exhibits filed as part of this report.
                 Executive Compensation Plans and Arrangements. Reference is made to the Index of Exhibits at page F-21 for a list of the exhibits filed as part of this report.
(b) Reports on Form 8-K. The Company filed no reports on Form 8-K during the fourth quarter of 2000.
(c)      Exhibits required by Item 601 of Regulation S-B.  See Item 13(a) 3.

Signatures

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of March, 2001.

                                           WEST COAST BANCORP
                                           (Registrant)
                                           By

                                           /s/ Eric D. Hovde
                                           ---------------------
                                           Eric D. Hovde
                                           Chairman of the Board
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.


/s/ Eric D. Hovde                  Chairman of the Board,         March 26, 2001
------------------                 President and
Eric D. Hovde                      Chief Executive Officer
                                   (Principal Executive Officer)

/s/ Frank E. Smith                 Chief Financial Officer        March 26, 2001
------------------                 (Principal Financial
Frank E. Smith                     and Accounting Officer)



/s/ Michael A. Cohen               Director                       March 26, 2001
--------------------
Michael A. Cohen

/s/ Robert W. Hodgson              Director                       March 26, 2001
---------------------
Robert W. Hodgson

/s/ James G. LeSieur, III          Director                       March 26, 2001
-------------------------
James G. LeSieur, III


/s/ John H. Norberg                Director                       March 26, 2001
-------------------
John H. Norberg

/s/ Richard L. Shepley             Director                       March 26, 2001
----------------------
Richard L. Shepley

ITEMS 7, 13(a)(1) and 13(a)(2)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                        Page
                                                                        ----
West Coast Bancorp and Subsidiaries:

     Consolidated Balance Sheets

       December 31, 2000 and 1999........................................F-2

     Consolidated Statements of Operations for the Years Ended

       December 31, 2000 and 1999........................................F-3

     Consolidated Statements of Comprehensive Income for the Years

       Ended December 31, 2000 and 1999..................................F-3

     Consolidated Statements of Shareholders' Equity for the

       Years Ended December 31, 2000 and 1999............................F-4

     Consolidated Statements of Cash Flows for the Years Ended

       December 31, 2000 and 1999........................................F-5

     Notes to Consolidated Financial Statements..........................F-6

     Report of Independent Public Accountants............................F-19

     Responsibility for Financial Reporting..............................F-19



All schedules are omitted because they are not applicable, not material or because the information is included in the consolidated financial statements or the notes thereto.

                                      F-1

CONSOLIDATED BALANCE SHEETS                  West Coast Bancorp and Subsidiaries
(in thousands, except share data)

                                                         At December 31,
Assets                                                  2000         1999
-------------------------------------------------------------------------------
Cash and due from banks                                 $  11,157    $   5,574
Federal funds sold                                              -        6,250
Mutual funds                                               13,311            -
Investment securities available-for-sale at fair value     38,531       39,492

Loans                                                     132,757      133,008
Less allowance for credit losses                           (2,554)      (2,457)
-------------------------------------------------------------------------------
         Net loans                                        130,203      130,551
-------------------------------------------------------------------------------

Real estate owned, net                                          -          502
Premises and equipment, net                                   983        1,041
Deferred taxes, net                                           500        1,976
Other assets                                                1,624        1,437
-------------------------------------------------------------------------------
                                                         $196,309     $186,823
-------------------------------------------------------------------------------

Liabilities
-------------------------------------------------------------------------------
Deposits:
Demand, non interest-bearing                             $ 69,165    $  53,723
Savings, money market and interest-bearing demand          56,025       50,738
Time certificates under $100,000                           13,327       22,273
Time certificates of $100,000 or more                      27,133       31,912
-------------------------------------------------------------------------------
         Total deposits                                   165,650      158,646
-------------------------------------------------------------------------------
Federal Home Loan Bank borrowings                           7,000        8,000
Other borrowed funds                                            -          541
Capital lease obligation                                        -          158
Other liabilities                                           1,606        1,516
-------------------------------------------------------------------------------
         Total liabilities                                174,256      168,861
-------------------------------------------------------------------------------

Commitments and contingencies (Note 16)

Minority interest in subsidiary                             9,549        8,045
-------------------------------------------------------------------------------

Shareholders' Equity
-------------------------------------------------------------------------------
Common stock, no par value; 30,000,000 shares
  authorized; 9,935,283 and 9,328,942 shares
  issued and outstanding in 2000
  and 1999, respectively                                    31,136      30,351
Accumulated deficit                                        (18,350)    (19,737)
Accumulated other comprehensive loss, net of tax              (282)       (697)
-------------------------------------------------------------------------------
         Total shareholders' equity                         12,504       9,917
-------------------------------------------------------------------------------
                                                          $196,309    $186,823
-------------------------------------------------------------------------------


          (See accompanying notes to consolidated financial statements)


CONSOLIDATED STATEMENTS OF OPERATIONS        West Coast Bancorp and Subsidiaries
(in thousands, except per share data)
                                                 Years ended December 31,
Interest Income                                         2000           1999
------------------------------------------------------------------------------
Loans, including fees                                   $12,983        $11,586
Federal funds sold                                            6             68
Mutual funds                                                496            288
Investment securities available-for-sale                  3,006          2,088
------------------------------------------------------------------------------
         Total interest income                           16,491         14,030
------------------------------------------------------------------------------

Interest Expense
------------------------------------------------------------------------------
Savings, money market and interest-bearing
  demand deposits                                         1,193            879
Time certificate deposits under $100,000                    910          1,055
Time certificate deposits of $100,000 or more             1,718          1,255
------------------------------------------------------------------------------
         Total interest on deposits                       3,821          3,189
Other interest expense                                      624            408
------------------------------------------------------------------------------
         Total interest expense                           4,445          3,597
------------------------------------------------------------------------------
         Net interest income                             12,046         10,433
Provision for credit losses                                  20              -
------------------------------------------------------------------------------
         Net interest income after
           provision for credit losses                   12,026         10,433

Other operating income                                      889          1,325
Other operating expenses                                  8,449          7,910
Minority interest in net income of subsidiary             1,185          1,424
------------------------------------------------------------------------------
Income before income taxes                                3,281          2,424
Income tax expense                                        1,894            703
------------------------------------------------------------------------------
         Net income                                     $ 1,387        $ 1,721
------------------------------------------------------------------------------
Basic earnings per share                                $   .15        $   .19
------------------------------------------------------------------------------
Diluted earnings per share                              $   .15        $   .18
------------------------------------------------------------------------------


CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                 Years ended December 31,
(in thousands)                                         2000      1999
--------------------------------------------------------------------------
Net income                                             $1,387   $1,721
Other comprehensive income, net of tax:
Unrealized gain (loss) on
  available-for-sale investments
  arising during period                                   415     (614)
---------------------------------------------------------------------------
Other comprehensive income (loss)                         415     (614)
---------------------------------------------------------------------------
Comprehensive income                                   $1,802   $1,107
---------------------------------------------------------------------------

         (See accompanying notes to consolidated financial statements)

CONSOLIDATED STATEMENTS OF  SHAREHOLDERS' EQUITY

(in thousands)                                                        Accumulated
                                                    Common stock      Other
                                                   ----------------   Comprehensive   Accumulated     Shareholders'
                                                   Shares  Amount     Income (Loss)   Deficit         Equity
-------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                       9,259   $ 30,274   $  (83)         $(21,458)         $ 8,733
Net Income                                             -          -        -             1,721            1,721
Stock options exercised                               70         77        -                 -               77
Change in unrealized gain (loss)
   on available-for-sale
   investments, net of tax                             -          -     (614)                -             (614)
-------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                       9,329     30,351     (697)          (19,737)           9,917
Net income                                             -          -        -             1,387            1,387
Conversion of notes
   payable to common stock                           606        785        -                 -              785
Change in unrealized gain (loss) on
   available-for-sale investments, net of tax          -          -      415                 -              415
-------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2000                       9,935   $ 31,136   $ (282)         $(18,350)         $12,504
-------------------------------------------------------------------------------------------------------------------


          (See accompanying notes to consolidated financial statements)

CONSOLIDATED STATEMENTS OF CASH FLOWS        West Coast Bancorp and Subsidiaries
(in thousands)

                                                    Years ended December 31,
Cash Flows from Operating Activities                   2000        1999
----------------------------------------------------------------------------
Net income                                             $  1,387    $  1,721
Adjustments to reconcile net income
  to net cash provided by operating activities:
    Depreciation and amortization                           507         338
    Provision for credit losses                              20           -
    Minority interest in net income of subsidiary         1,185       1,424
    Write-down of real estate owned                          27          26
    Gain on sale of real estate owned                       (79)          -
    Loss on sale of securities                               13           -
    Loss on disposition of fixed assets                      25           -
    Deferred tax provision                                  976         178
    Amortization and accretion from investment securities    42         600
    Accrual for lease impairment                            107          88
Increase in other assets                                   (187)       (170)
Increase in other liabilities                               262          64
----------------------------------------------------------------------------
       Net cash provided by operating activities          4,285       4,269
----------------------------------------------------------------------------
Cash Flows from Investing Activities
----------------------------------------------------------------------------
Proceeds from maturity of interest bearing balances          99           -
Proceeds from maturity of investment securities
  available-for-sale                                      3,589         467
Purchase of interest bearing balances                       (99)          -
Purchase of investment securities available-for-sale     (1,448)    (13,264)
Net decrease (increase) in loans                            328     (23,809)
Proceeds from sales of real estate owned                    554         361
Proceeds from sales of premises and equipment                 1         395
Purchases of premises and equipment                        (475)     (1,258)
----------------------------------------------------------------------------
       Net cash provided by (used in)
                      investing activities                 2,549    (37,108)
----------------------------------------------------------------------------
Cash Flows from Financing Activities
----------------------------------------------------------------------------
Net increase in deposits                                   7,004     24,907
Cash payments on other borrowed funds                        (36)       (48)
Repayment of capital lease obligation                       (158)      (107)
Advances from Federal Home Loan Bank                      11,000      8,000
Repayments of advances from Federal Home Loan Bank       (12,000)    (2,000)
Stock options exercised                                        -         77

----------------------------------------------------------------------------
       Net cash provided by financing activities            5,810    30,829
----------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents           12,644    (2,010)
Cash and cash equivalents at beginning of year             11,824    13,834
----------------------------------------------------------------------------
Cash and cash equivalents at end of year                 $ 24,468  $ 11,824
----------------------------------------------------------------------------


Supplemental Disclosures of Cash Flow Information:
----------------------------------------------------------------------------
Cash paid during the period for:
    Interest                                             $  4,562  $  3,509
    Income taxes                                              545       367


Supplemental Schedule of Non-cash Investing and Financing Activities:
----------------------------------------------------------------------------
Transfer note payable affiliate to other borrowed funds   $     -  $    414
 Conversion of notes payable to common stock                  785         -

          (See accompanying notes to consolidated financial statements)

                                             West Coast Bancorp and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000 and 1999


NOTE 1

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     West Coast Bancorp ("West Coast"), through its majority owned subsidiary, Sunwest Bank ("Sunwest"), provides banking services in Orange County, California. West Coast and Sunwest are regulated by certain Federal and State agencies and undergo periodic examinations by those regulatory authorities.

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of West Coast, a bank holding company, and its subsidiaries (collectively, the "Company"). On September 13, 1996, Western Acquisitions, L.L.C. and Western Acquisition Partners, L.P., company owned by Eric and Steven Hovde (collectively, "Western"), affiliates of Hovde Financial, Inc., acquired a 43.5% interest in Sunwest.

     The only other remaining subsidiary with activity during the periods was WCV, Inc. Its activity was limited to the restoration of one remaining property.

     The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States and prevailing practices within the banking industry. In preparing the consolidated financial statements, Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates. All inter-company balances and transactions have been eliminated in consolidation.

INTEREST BEARING DEPOSITS WITH FINANCIAL INSTITUTIONS

     Interest bearing deposits with financial institutions generally represent certificates of deposit of $100,000 or less held at other financial institutions with FDIC insurance.

INVESTMENT SECURITIES

     The Company's  securities  portfolio includes U.S.  Treasury,  U.S. federal
agency,   mortgage  backed  securities,   collateralized  mortgage  obligations,
corporate debt securities and municipal bonds.

     Securities are classified as available-for-sale when the Company intends to hold the securities for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for- sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity demands, regulatory capital considerations, and other similar factors. Securities available-for-sale are carried at fair value with unrealized gains and losses (net of related income taxes) reported as accumulated other comprehensive income. The cost of securities sold is based on the specific identification method.

     The Company has no investments classified as trading or held-to-maturity.

INTEREST RATE SWAPS

     During 1999, interest rate swaps were used in the Company's management of interest rate sensitivity. The periodic net settlement for interest rate swaps is recorded as an adjustment to the net interest income or interest expense of the related asset or liability. The Company has no interest rate swaps as of December 31, 2000.

INTEREST ON LOANS

     Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued when reasonable doubt exists as to the full, timely collection of interest or principal and, generally, when a loan becomes contractually past due by ninety days or more with respect to principal or interest. The accrual of interest may be continued on a well-secured loan contractually past due 90 days or more with respect to principal or interest if the loan is in the process of collection.

     When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period income. Interest on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Accruals are resumed on loans only when, in the judgment of Management, the loan is estimated to be fully collectible. Restructured loans are returned to accrual status when the remaining loan balance, net of any charge-offs related to the restructure, is estimated to be fully collectible by Management and performing in accordance with the applicable loan terms.

LOAN ORIGINATION FEES AND COSTS

     Loan origination fees and direct costs associated with lending are netted, deferred and amortized to interest income as an adjustment to yield over the respective lives of the loans using the interest method. The amortization of deferred fees and costs is discontinued on loans that are placed on nonaccrual. When a loan is paid off, any unamortized net loan origination fees are recognized in interest income.

ALLOWANCE FOR CREDIT LOSSES

     Provisions for credit losses are charged to operations based on Management's evaluation of the estimated losses in its loan portfolio. The major factors considered in evaluating losses are historical charge-off experience, delinquency rates, local and national economic conditions, the borrower's ability to repay the loan and timing of repayments, and the value of any related collateral. Management's estimate of fair value of the collateral considers the current and anticipated future real estate market conditions, thereby causing these estimates to be particularly susceptible to changes that could result in a material adjustment to results of operations in the future. Recovery of the carrying value of such loans and related real estate is dependent, to a great extent, on economic, operating and other conditions that may be beyond the Company's control. In addition, the regulatory agencies periodically review the allowance for credit losses and such agencies may require the Company to recognize additions to the allowance based on information and factors available to them at the time of their examinations. Accordingly, no assurance can be given that the Company will not recognize additional provisions for credit losses with respect to its loan portfolio.

     The Company considers a loan to be impaired when, based upon current information and events, it believes it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Company continues to accrue interest on restructured loans since full payment of principal and interest is expected and such loans are performing or less than 90 days delinquent and therefore do not meet the criteria for nonaccrual status.

     The Company bases the measurement of loan impairment using either the present value of the expected future cash flows discounted at the loan's effective interest rate, or the fair value of the loans' collateral properties. Impairment losses are included in the allowance for credit losses through a charge to provision for credit losses. Adjustments to impairment losses due to changes in the fair value of impaired loans' collateral properties are included in the provision for credit losses.

     For the Company, loans collectively reviewed for impairment include all single-family loans excluding loans which are individually reviewed based on specific criteria, such as delinquency, debt coverage, adequacy of collateral and condition of collateral property. The Company's impaired loans include nonaccrual loans (excluding those collectively reviewed for impairment), certain restructured loans and certain performing loans less than 90 days delinquent ("other impaired loans") that the Company believes will likely not be collected in accordance with contractual terms of the loans.

REAL ESTATE OWNED

     Real estate owned consists of real estate acquired in settlement of loans and is initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Real estate owned is carried at the lower of cost or fair value less estimated selling costs. The recognition of gains and losses on sales of real estate is dependent upon various factors relating to the nature of the property sold and the terms of the sale.

     Once real estate is acquired and periodically thereafter, Management obtains a valuation and an allowance for estimated losses is provided if the carrying value of real estate exceeds estimated fair value, less selling costs. Legal fees and direct costs, including foreclosure, appraisal and other related costs, are expensed as incurred. While Management uses currently available information to provide for losses on real estate, future additions to the valuation allowance may be necessary based on future economic conditions. In addition, the regulatory agencies periodically review the valuation allowance for real estate owned losses and such agencies may require the Company to recognize additions to the allowance based on information and factors available to them at the time of their examinations. Accordingly, no assurance can be given that the Company will not recognize additional losses with respect to its real estate owned. The net cost of operation of other real estate owned includes write-downs of real estate owned, gains and losses on disposition and real estate owned operating expenses, net of related income. The Company's real estate owned does not have book value as of December 31, 2000.

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost, less accumulated depreciation and amortization that is charged to expense on a straight-line basis over the estimated useful lives of 3 to 10 years. Premises under leasehold improvements are amortized on a straight-line basis over the term of the lease or the estimated useful lives of the improvements whichever is shorter. Expenditures for major renewals and betterments of premises and equipment are capitalized and those for maintenance and repairs are charged to expense as incurred. A valuation allowance is established for any impaired long-lived assets.

INCOME TAXES

     The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established if it is "more likely than not" that all or a portion of the deferred tax asset will not be realized.

                                      F-7

CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, investment securities with original maturities of less than 90 days, mutual funds and Federal funds sold. Generally, Federal funds are purchased and sold for one-day periods.

     Non-interest earning cash reserves of $246,000 and $323,000 were required by Sunwest to satisfy Federal regulatory requirements at December 31, 2000 and 1999, respectively.

EARNINGS PER SHARE

Earnings per share calculations are computed as follows:


                                           Per-Share
                            Income         Shares       Amount
--------------------------------------------------------------
For the year ended 2000:
Net Income                  $1,387,000
Basic earnings per share
Income available
to common
shareholders                $1,387,000    9,333,926     $0.15
---------------------------------------------------------------
Options issued to
executives
and directors                                 8,473
Diluted earnings
per share                   $1,387,000    9,342,399     $0.15
---------------------------------------------------------------

For the year ended 1999:
Net Income                  $1,721,000
Basic earnings per
share
income available
to common
shareholders                $1,721,000    9,299,775     $0.19
---------------------------------------------------------------

Options issued to
executives
and directors                                12,505
Diluted earnings
per share                    $1,721,000   9,312,280     $0.18
----------------------------------------------------------------


     Basic earnings per common share were computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share were determined on the assumptions that the stock options were exercised in the periods when their exercise prices were less than market price.

RECLASSIFICATIONS

     Certain amounts in the 1999 consolidated financial statements have been reclassified to conform to the 2000 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", which was subsequently amended by SFAS No. 137 and SFAS No. 138. These pronouncements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. The FASB has deferred the application of these pronouncements until fiscal years beginning after June 15, 2000. The adoption of these pronouncements did not have a material impact on the Company's results of operations or financial position when adopted.

     In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," a replacement of SFAS No. 125. This Statement revises the standards for securitization and other transfers of financial assets and collateral and requires certain disclosures. The disclosures discussed in paragraphs 15 and 17 of SFAS No. 140 are effective as of December 31, 2000. These disclosures were not material to the Company's financial statements. Management believes that the adoption of the remaining provisions under this standard will not have a material impact on the Company's financial statements.

NOTE 2

INVESTMENT SECURITIES

     At December 31, 2000 and 1999 all investment securities were classified as available-for-sale. A summary of the Company's investment portfolio is as follows at December 31, 2000 (dollars in thousands):


                                Gross Unrealized    Estimated
                     Amortized  ----------------       Fair
                      Cost      Gains    Losses       Value
------------------- ---------- --------- ---------- ---------
U.S. Treasury
  and other
  government
  agency
  securities          $  1,000  $    -   $    (1)    $    999
Taxable
  municipal
  bonds                  5,849     184         -        6,033
Collateralized
  mortgage
  obligations           17,791     307      (227)      17,871
Mortgage-
  backed
  securities             3,916      56         -        3,972
Corporate bonds          4,060      26      (283)       3,803
Trust preferred
  Securities             6,331      43      (952)       5,422
 Other securities          431       -         -          431
 ------------------------------------------------------------
      Total           $ 39,378  $  616   $(1,463)    $ 38,531
-------------------------------------------------------------

     A summary of available-for-sale investment securities is as follows at December 31, 1999 (in thousands):



                                 Gross Unrealized      Estimated
                     Amortized   -----------------       Fair
                       Cost      Gains      Losses       Value
------------------- ----------- --------    --------   ----------
U.S. Treasury
  and other
  government
  agency
  securities          $    997   $     -    $     (6)   $    991
Taxable
 municipal
 bonds                   5,943         -         (114)     5,829
Collateralized
  mortgage
  obligations           19,104         -         (544)    18,560
Mortgage-
  backed
  securities             4,908         -          (32)     4,876
Corporate bonds          5,097         -         (197)     4,900
Trust preferred
  Securities             5,052         -       (1,189)     3,863
 Other Securities          473         -            -        473
----------------------------------------------------------------
      Total           $ 41,574   $     -     $ (2,082)   $39,492
----------------------------------------------------------------

     At December 31, 2000, investment securities available-for-sale with a book value of $25,115,000 were pledged as collateral to secure public funds and for other purposes as required or permitted by law.

     Proceeds from maturities of debt securities during 2000 and 1999 were $3,589,000 and $467,000, respectively. Gains and losses on investment securities are determined on the specific identification method and are included in other income.

     The amortized cost and estimated fair value of securities at December 31, 2000, by contractual maturity, are shown below. Mortgage-backed securities and collateralized mortgage obligations are classified in accordance with their estimated lives. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations. Trust preferred securities are included in the one year to five year category due to call provisions at the option of the issuer. The stated maturities are in excess of ten years.


                                  Amortized    Estimated
(in thousands)                      Cost       Fair Value
----------------------------------------------------------
Due in one year                    $ 2,097     $ 2,095
Due after one year through five
  years                             16,358      15,404
Due after five years through ten
  years                             14,849      14,845
Due after ten years                  6,074       6,187
---------------------------------------------------------
                                   $39,378     $38,531
---------------------------------------------------------


NOTE 3
LOANS

     A summary of loans is as follows at December 31:


(in thousands)                        2000        1999
----------------------------------------------------------
Commercial loans not secured by
   real estate                       $ 38,081    $ 42,162
Real estate mortgage loans             88,244      87,548
Real estate construction                4,454       1,957
Personal loans not secured by
   real estate                          2,281       1,698
Unearned income, discounts and
   fees                                  (303)       (357)
----------------------------------------------------------
                                     $132,757    $133,008
----------------------------------------------------------

     Loans on which the accrual of interest had been discontinued or reduced at December 31, 2000 and 1999 amounted to $0 and $505,000, respectively. If these loans had been current throughout their terms, interest income recorded during the year would have increased approximately $39,000 and $117,000 in 2000 and 1999, respectively.

     The Company serviced loans for others totaling $831,000 and $1,112,000 at December 31, 2000 and 1999, respectively. These loans are not included in the accompanying consolidated balance sheets and no servicing asset is recorded on the books.

     Loans totaling  $18,481,697  and  $18,843,529 at December 31, 2000 and 1999
were pledged as collateral with the Federal Reserve Bank to secure purchases of Federal funds. Purchases of Federal funds from the Federal Reserve Bank totaled $500,000 during 2000. There were no purchases of Federal funds from the Federal Reserve Bank during 1999.

     Loans  totaling  $10,575,417  and  $9,310,300 at December 31, 2000 and 1999
were pledged as collateral with the Federal Home Loan Bank of San Francisco to secure term and overnight advances. Advances outstanding against these loans totaled $4,000,000 at December 31, 2000 and 1999.

NOTE 4

ALLOWANCE FOR CREDIT LOSSES

     A summary of activity in the allowance for credit losses follows:


(in thousands)                        2000       1999
-------------------------------------------------------
Balance at beginning of year         $2,457     $2,444
Credits charged off                     (63)      (252)
Recoveries on credits previously
   charged off                          140        265
------------------------------------------------------
Net recoveries                           77         13
Provision for credit losses              20          -
-------------------------------------------------------
Balance at end of year               $2,554     $2,457
-------------------------------------------------------

     A summary of investment in impaired loans by type is as follows at December 31:



(in thousands)                2000        1999
------------------------------------------------
Nonaccrual loans:
  Nonresidential real estate
     mortgage                  $    -     $  505
Restructured loans              2,010      2,041
------------------------------------------------
                               $2,010     $2,546
------------------------------------------------


     The Company had no "other impaired loans" at December 31, 2000 and 1999. The related impairment valuation allowances were $840,000 and $848,000 at December 31, 2000 and 1999, respectively. These amounts were included as part of the allowance for credit losses in the accompanying consolidated balance sheets. The provision for losses and any related recoveries are recorded as part of the provision for credit losses on loans in the accompanying statements of operations. During the years ended December 31, 2000 and 1999, the Company's average investment in impaired loans was $2,429,000 and $2,921,000, and interest income recorded during this period was $165,000 and $219,000. None of these amounts were recorded using the cash basis method of accounting described above.

NOTE 5

 VALUATION ALLOWANCE FOR REAL ESTATE OWNED

     A summary of activity in the valuation allowance for real estate owned is as follows:


(in thousands)                         2000     1999
-----------------------------------------------------
Balance at beginning of year           $ 461    $ 421
Losses charged off                      (197)       -
Provision for estimated losses            40       40
-----------------------------------------------------
Balance at end of year                 $ 304    $ 461
-----------------------------------------------------

      The real estate owned does not have book value as of December 31, 2000.

NOTE 6

PREMISES AND EQUIPMENT

  A summary of premises and equipment follows:


(in thousands)                          2000        1999
---------------------------------------------------------
Furniture, fixtures and equipment      $ 3,390    $ 3,219
Leasehold improvements                   1,592      1,576
Property under capital leases                -        445
Construction in progress                    29          5
---------------------------------------------------------
                                         5,011      5,245
Accumulated depreciation and
   amortization                         (4,028)    (4,204)
---------------------------------------------------------
                                       $   983    $ 1,041
---------------------------------------------------------

NOTE 7

FEDERAL HOME LOAN BANK BORROWINGS

     The Company had available lines of credit totaling $14,771,000 and $8,638,000 at December 31, 2000 and 1999 with the Federal Home Loan Bank (FHLB). The FHLB advances are collateralized by commercial mortgage loans, qualifying investment securities and FHLB stock.

     Advances from FHLB outstanding at December 31, 2000 mature as follows:


      Amount                Maturity Date       Interest Rate
-------------------------------------------------------------
     $1,000,000             01/30/01             6.68%
      2,000,000             02/28/01             6.68%
      2,000,000             03/12/01             6.50%
      2,000,000             06/28/01             7.01%
-------------------------------------------------------------
     $7,000,000
-------------------------------------------------------------

     Advances from FHLB outstanding at December 31, 1999 mature as follows:


       Amount                 Maturity Date       Interest Rate
---------------------------------------------------------------
       $2,000,000             02/23/00             5.70%
        2,000,000             06/26/00             6.15%
        2,000,000             11/29/00             6.15%
        2,000,000             12/11/00             6.13%
---------------------------------------------------------------
       $8,000,000
---------------------------------------------------------------


NOTE 8

OTHER BORROWED FUNDS

     Other borrowed funds were zero at December 31, 2000.

    On June 9, 1998, the Company executed a note in the amount of $450,000 to Eric D. Hovde, Chairman and President of West Coast. The note replaced an existing note payable to an unrelated third party that was purchased from the third party by Mr. Hovde. On December 1, 2000, the note was modified to permit conversion to West Coast's common stock at market and to extend the maturity to September 30, 2001. On December 12, 2000, West Coast issued a convertible promissory note to Eric and Steven Hovde in exchange for a loan of $414,000. The cash received from Eric and Steven Hovde was used to pay off a note due to First Security Bank for the same amount.

     On  December  29,  2000,  West  Coast  issued  606,341  shares  to  Western
Acquisitions, L.L.C., an affiliate of Hovde Financial, as a result of the exercise of the conversion feature of the above two notes. These notes and interest due were converted to equity on the fair market value of the stock.

     The capital lease obligation matured on November 30, 2000.

NOTE 9

INCOME TAXES

     For 2000 the Company had $493,000 current income tax expense for Federal and $425,000 for State. For 1999 the Company had a $260,000 current income tax expense for Federal and $266,000 for State. During 2000 deferred Federal and State tax expense of $942,000 and $34,000 were recognized, respectively. During 1999 deferred Federal tax benefits of $4,000 and deferred tax expense of $181,000 were recognized, respectively.

     The actual income tax expense (benefit) differed from the expected Federal statutory rate as follows:


(in thousands)                         2000       1999
----------------------------------------------------------
Expected tax expense at 34%            $ 1,115    $   848
Change in the valuation allowance
   for deferred tax assets              (1,035)    (1,250)
Net capital loss carryforwards lost      1,236          -
State income taxes                         303        286
Minority interest expense in
   Sunwest earnings not deductible         403        460
Other                                     (128)       359
----------------------------------------------------------
                                       $ 1,894    $   703
----------------------------------------------------------

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31 are as follows:


(in thousands)                           2000       1999
-----------------------------------------------------------
Deferred tax assets:
Net operating loss carryforwards        $ 2,065    $ 2,641
Net capital loss carryforwards                -      1,236
Loans, due to allowance for credit
   losses, deferred loan
   origination fees and costs, and
   leases                                  (229)      (218)
Alternative minimum tax credit
   carryforwards                            227        488
Real estate owned                            65        136
Expense accruals and other                  191        213
Deferred state income taxes                 145          -
General business tax credit
   carryforwards                              -        127
Unrealized loss on
   available-for-sale securities            348        848
Premises and equipment                       (5)       (34)
-----------------------------------------------------------
Total gross deferred tax assets           2,807      5,437
Less valuation allowance                 (2,307)    (3,342)
-----------------------------------------------------------
Net deferred tax assets                     500      2,095
-----------------------------------------------------------
Deferred tax liabilities:
Deferred state income taxes                   -        119
-----------------------------------------------------------
Total gross deferred tax liabilities          -        119
-----------------------------------------------------------
Net deferred tax asset                  $   500    $ 1,976
-----------------------------------------------------------

     The valuation allowance decreased by $1,035,000 and $1,250,000 in 2000 and 1999, respectively, due to recognizing that part of the deferred tax asset that is more likely than not to be utilized in the future and due to earnings during the years.

     Current income taxes payable at December 31, 2000 were $478,000 for Federal and $56,000 for State. Current income taxes payable at December 31, 1999 were none for Federal and $159,000 for State. The Company had net operating loss carryforwards of $5.2 million for Federal income tax purposes at December 31, 2000 which expire from 2005 to 2019 and $1.0 million for State income tax purposes which expire from 2001 to 2005. The Company had alternative minimum tax credit carryforwards of $121,000 available for Federal income tax purposes and $106,000 available for State income tax purposes at December 31, 2000.

     Due to the sale of Sunwest's minority shares on September 13, 1996, Sunwest is required to file a separate standalone tax return versus previously being consolidated with the Company's return. Since the remaining entities included in the Company's tax return have no significant current operating income, utilization of the Company's deferred tax assets will likely be limited to amounts available for Sunwest on its standalone tax return.

     At December 31, 2000 Sunwest had the following deferred tax items: gross deferred tax assets of $737,000; a valuation allowance of $0; a gross deferred tax liability of $237,000 and a net deferred tax asset of $500,000.

     At December 31, 2000 Sunwest had no net operating loss carryforwards for Federal or State franchise tax purposes. Sunwest had no capital loss carryforwards. Sunwest had alternative minimum tax credit carryforwards of $10,000 available for Federal income tax purposes and $44,000 available for State franchise tax purposes at December 31, 2000.

NOTE 10

STOCK OPTION PLAN

     During 1988, the Company adopted the West Coast Bancorp 1988 Stock Option Plan (the "1988 Plan"). The 1988 Plan provided for the grant of both options that were incentive options, as well as options that do not qualify as incentive options ("non-qualified options"), to purchase 1,250,000 of authorized but unissued shares of the Company's common stock. All employees, employee directors and non-employee directors of the Company were eligible to receive options. Non-employee directors of the Company were only eligible to receive non-qualified options. The 1988 Plan is administered by the Board of Directors or a committee thereof, and such board or committee determines the persons to whom options are granted, the vesting schedule and the purchase price of the common stock subject to each option, provided that such purchase price not be less than 100% of the fair value of the common stock at the time the option was granted. No options may extend more than ten years from the date of grant. Incentive options to persons owning more than 10% of the total combined voting power of all classes of stock of West Coast or its affiliates expire not later than five years from the date of grant. The 1988 Plan expired in September 1998; however, unexpired options granted under the Plan remain outstanding.

     A summary of stock option transactions for the 1988 Plan follows:

                                Number of  Price per
                                  Shares     Share
----------------------------------------------------
Options outstanding at
   December 31, 1998            237,500   $1.06-2.75
Canceled                        115,000    1.06-2.75
Exercised                        70,000    1.06-1.13
----------------------------------------------------
Options outstanding at
   December 31, 1999             52,500    1.06-1.13
Canceled                          7,500    1.13-1.13
----------------------------------------------------
Options outstanding at
   December 31, 2000             45,000   $1.06-1.13
Options exercisable at
   December 31, 2000             45,000   $1.06-1.13
----------------------------------------------------


NOTE 11

RELATED PARTY TRANSACTIONS

     At December 31, 2000, there were no outstanding loans to directors. During the year ended December 31, 1999, new loans totaling $16,000 were granted to directors and repayments totaled $101,000.

     These loans were made in the ordinary course of business. The loans were granted on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions for others.

     Also see Note 1 and Note 8.

NOTE 12

OTHER OPERATING INCOME

     A summary of other operating income is as follows:


(in thousands)                         2000    1999
------------------------------------------------------
Depositor charges                     $  727   $  812
Service charges, commissions & fees      113      134
Interest recovered on loans charged
   off in prior years                      7      297
Other income                              42       82
------------------------------------------------------
                                      $  889   $1,325
------------------------------------------------------

NOTE 13

OTHER OPERATING EXPENSES

     A summary of other operating expenses is as follows:


(in thousands)                            2000     1999
----------------------------------------------------------
Salaries and employee benefits            $ 4,098  $ 3,688
Customer service expense                      912      658
Occupancy                                     831      900
Data processing                               600      574
Depreciation and amortization                 507      341
Professional services                         460      628
Advertising and promotion                     213      260
Stationery and supplies                       124      134
Telephone                                      94      104
Postage                                        67      110
Net cost of operation of real estate
   owned                                      (90)      48
Miscellaneous                                 633      464
----------------------------------------------------------
                                          $ 8,449  $ 7,909
----------------------------------------------------------


NOTE 14

DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates of financial instruments for both assets and liabilities are made at a discrete point in time based on relevant market information and information about the financial instruments. Because no active market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, prepayment assumptions, future expected loss experience and other such factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     The Company intends to hold the majority of its assets and liabilities to their stated maturities. Thus, Management does not believe that the bulk sale concepts applied to certain problem loans for purposes of measuring the impact of credit risk on fair values of said assets is reasonable to the operations of the Company and does not fairly present the values realizable over the long term on assets that will be retained by the Company. Therefore, the Company does not intend to realize any significant differences between carrying balance and fair value disclosures through sale or other disposition. No attempt should be made to adjust stockholders' equity to reflect the following fair value disclosures as management believes them to be inconsistent with the philosophies and operations of the Company.

     In addition, the fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of existing and anticipated future customer relationships and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include the branch network, deferred tax assets and premises and equipment.

     Fair value estimates, methods, and assumptions are set forth below:

CASH, INTEREST-BEARING DEPOSITS WITH FINANCIAL INSTITUTIONS AND FEDERAL FUNDS

     The carrying values approximate fair value because of the short maturity of these instruments.

INVESTMENT SECURITIES

     For investment securities, fair value is based on quoted market prices.

LOANS

     For loans, fair value is estimated using quoted market prices for similar loans. For loans for which no quoted market price is readily available, fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same maturities.

DEPOSIT LIABILITIES

     The fair value of demand, savings and money market deposits is the amount payable on demand at the reporting date. The fair value of time certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

OTHER INTEREST-BEARING LIABILITIES

     Other interest bearing liabilities include notes payable to affiliates, other borrowed funds and Federal Home Loan Bank borrowings. The fair value of other interest bearing liabilities is estimated using market rates for instruments with similar characteristics.

INTEREST RATE SWAPS

     The fair value of interest rate swaps is the estimated amount that the Company would receive or pay to terminate the agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counter parties. The Company had no interest rate swaps as of December 31, 2000.

COMMITMENTS TO EXTEND CREDIT

     The  fair  value  of   commitments  to  extend  credit  cannot  be  readily
determined.

     The estimated fair values of the Company's financial instruments are as follows:

                                     December 31, 2000
                                  Carrying     Estimated
(in thousands)                      Amount     Fair Value
---------------------------------------------------------
Financial assets:
Cash, interest bearing
     deposits and mutual funds      $ 24,468   $ 24,468
Investment securities                 38,531     38,531
Net loans                            130,203    130,330

Financial liabilities:
Deposits                             165,650    165,550
Other interest-bearing
   liabilities                         7,000      7,000
---------------------------------------------------------



                                     December 31, 1999
                                  Carrying       Estimated
(in thousands)                      Amount       Fair Value
-----------------------------------------------------------
Financial assets:
Cash, interest-bearing deposits
   and Federal funds                $ 11,824     $ 11,824
Investment securities                 39,492       39,492
Net loans                            130,551      128,847
Interest rate swaps                        -           (1)
Financial liabilities:
Deposits                             158,646      158,489
Other interest bearing
   liabilities                         8,699        8,699
-----------------------------------------------------------


NOTE 15

401(k) PROFIT SHARING PLAN

  The Company has a 401(k) profit sharing plan (the "Plan") that covers all employees eighteen years of age or older who have completed three months of employment. Each employee eligible to participate in the Plan may contribute up to 15% of his or her compensation, subject to certain statutory limitations. Eligible employees have the option on a quarterly basis to change the status of their enrollment and/or the amount of their deferral. The Company will match 50% of the participant's contribution until the participant's contribution equals 6% of his or her compensation subject to the plan's vesting schedule. The Company's contributions of approximately $64,000 and $60,000 were included in salaries and employee benefits in 2000 and 1999, respectively. The Company may also make an additional profit sharing contribution on behalf of the eligible employees. No profit sharing contribution was made during the years ended December 31, 2000 and 1999.

NOTE 16

COMMITMENTS AND CONTINGENCIES

LEASES

     The Company leases certain facilities for corporate offices and branch operations and equipment under non-cancelable long-term operating leases. Facility lease expense for the years ended December 31, 2000 and 1999 was approximately $725,000 and $665,000, respectively. Rents paid were offset by rental income of $234,000 and $194,000 in 2000 and 1999, respectively.

     Future minimum lease commitments under all non-cancelable leases at December 31, 2000 are as follows:


                                   Operating
(in thousands)                     Leases
--------------------------------------------
Year ending December 31:
  2001                             $ 1,181
  2002                               1,353
  2003                               1,400
  2004                                 897
  2005                                 924
Thereafter                           5,012
---------------------------------------------
Total minimum lease payments       $10,767
---------------------------------------------

     The minimum lease payments include the new lease that the Company entered into during 2001 for its new corporate headquarters' location.

     Total minimum sublease rental income to be received in the future under non-cancelable subleases is $1,276,000.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     In the normal course of business, the Company is a party to financial instruments with off-balance sheet risk to meet the financing needs of customers and to reduce exposure to fluctuations in interest. These financial instruments include interest rate swaps, various guarantees, commitments to extend credit and standby and commercial letters of credit. At December 31, 2000 and 1999, the Company had standby and commercial letters of credit of $543,000 and $493,000 outstanding and commitments to extend credit, totaling $29,903,000 and $29,741,000, respectively.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby and commercial letters of credit and financial guarantees written are conditional commitments issued by the Company to guaranty the performance of a customer to a third party. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on Management's credit evaluation of the counter-party. Collateral held varies but may include deposits, accounts receivable, inventory, property, plant and equipment, motor vehicles and real estate.

     Interest rate swap agreements involve the exchange of fixed and floating rate interest payments based on a notional principal amount and maturity date. The Company minimizes credit risk on interest rate swaps by performing credit reviews of the counter party.

     At December 31, 1999, the Company had interest rate swaps with outstanding notional amounts of $648,000. The interest rate swaps were acquired in connection with a purchase of loans from another party. The interest rate swaps expired on January 1, 2000.

LITIGATION

     The Company is party to various lawsuits which have arisen in the course of business. While it is not possible to predict with certainty the outcome of such litigation, it is the opinion of Management, based in part upon opinions of counsel, that the liability, if any, arising from such lawsuits would not have a material adverse effect on the Company's financial position or results of operations.

GAIN (LOSS) ON LIQUIDATION OF WCV, INC.

      During November 1992, the Board of Directors of WCV, Inc., resolved to liquidate WCV, Inc. The liquidation of WCV, Inc. was substantially completed in 1993. Included in other liabilities is the remaining net liability related to WCV, Inc. of $63,000 both at December 31, 2000 and 1999. Beginning in 1996 throughout 2000, WCV, Inc. filed claims with the California Underground Storage Tank Cleanup Fund ("USTF") and was reimbursed for "eligible" cleanup costs associated with the contaminated property. The company has no expected loss accrual as all projected future costs are anticipated to be reimbursed from the USTF. Future cleanup costs are expected to total between $90,000 to $180,000.

NOTE 17

REGULATORY MATTERS

     West Coast and Sunwest are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by the regulators to ensure capital adequacy require the Company and Sunwest to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). As of December 31, 2000, the Company and Sunwest exceeded all capital adequacy requirements.

     As of December 31, 2000 and 1999, Sunwest was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized Sunwest must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since the last notification that Management believes have changed the institution's category. The Company's and Sunwest's actual capital amounts and ratios are also presented in the table. No amount was deducted from capital for interest rate risk.

The Company

                                                                                                 To be Well
                                                                                             Capitalized Under
                                                                     For Capital             Prompt Corrective
                                                  Actual         Adequacy Purposes           Action Provisions
                                             ---------------- -------------------------- -------------------------
(dollars in thousands)                       Amount     Ratio    Amount       Ratio       Amount          Ratio
------------------------------------------------------------------------------------------------------------------
As of December 31, 2000:
  Total Capital (to Risk-Weighted Assets)    $24,541     15.5% $=/>12,676     =/>8.0%     $=/>15,844      =/>10.0%
  Tier 1 Capital (to Risk-Weighted Assets)    22,553     14.2   =/> 6,338     =/>4.0       =/> 9,507      =/> 6.0
  Tier 1 Capital (to Average Assets)          22,553     11.7   =/> 7,684     =/>4.0       =/> 9,605      =/> 5.0

As of December 31, 1999:

  Total Capital (to Risk-Weighted Assets)    $20,635     13.4% $=/>12,301     =/>8.0%     $=/>15,316      =/>10.0%
  Tier 1 Capital (to Risk-Weighted Assets)    18,660     12.1   =/> 6,150     =/>4.0       =/> 9,226      =/> 6.0
  Tier 1 Capital (to Average Assets)          18,660      9.8   =/> 7,678     =/>4.0       =/> 9,597      =/> 5.0
-----------------------------------------------------------------------------------------------------------------



Sunwest

                                                                                                        To be Well
                                                                                                     Capitalized Under
                                                                             For Capital             Prompt Corrective
                                               Actual                    Adequacy Purposes           Action Provisions
                                             ------------------------ -------------------------- ----------------------
(dollars in thousands)                       Amount       Ratio        Amount        Ratio        Amount       Ratio
------------------------------------------------------------------------------------------------------------ ----------
As of December 31, 2000:
  Total Capital (to Risk-Weighted Assets)    $24,451     15.4%        $ =/>12,676    =/>8.0%      $=/>15,844   =/>10.0%
  Tier 1 Capital (to Risk-Weighted Assets)    22,463     14.2           =/> 6,338    =/>4.0        =/> 9,507   =/> 6.0
  Tier 1 Capital (to Average Assets)          22,463     11.7           =/> 7,702    =/>4.0        =/> 9,628   =/> 5.0

As of December 31, 1999:
  Total Capital (to Risk-Weighted Assets)    $21,713     14.4%         $=/>11,988    =/>8.0%      $=/>14,986   =/>10.0%
  Tier 1 Capital (to Risk-Weighted Assets)    19,738     13.2           =/> 5,994    =/>4.0        =/> 8,991   =/> 6.0
  Tier 1 Capital (to Average Assets)          19,738     10.3           =/> 7,678    =/>4.0        =/> 9,597   =/> 5.0
-----------------------------------------------------------------------------------------------------------------------


DIVIDEND AND ADVANCE RESTRICTIONS

     The Federal Reserve Act restricts Sunwest from making loans or advances to West Coast in excess of 10% of its capital stock and surplus. At December 31, 2000 this would allow $1.3 million of advances. Such loans or extensions of credit to West Coast must be secured at the time of transaction by collateral having a market value of 100% to 130%, depending on the collateral, of the amount funded. Various laws and regulations limit the amount of dividends which a bank can pay without obtaining prior approval from bank regulators. At December 31, 2000, Sunwest may pay dividends of $819,000 to West Coast without prior regulatory approval.

NOTE 18

CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY ONLY

     West Coast Bancorp's condensed balance sheets as of December 31, are as follows:


 (in thousands)                          2000       1999
-----------------------------------------------------------
Assets
Cash and short-term investments        $    146    $    288
Investment in:
  Sunwest Bank                           21,962      18,504
  WCV, Inc.                                 240         240
Other assets                                -            28
-----------------------------------------------------------
                                       $ 22,348    $ 19,060
-----------------------------------------------------------
Liabilities and Shareholders' Equity
Notes payable                          $      -    $    541
Minority interest                         9,549       8,045
Other liabilities                           295         557
-----------------------------------------------------------
Total liabilities                         9,844       9,143
-----------------------------------------------------------
Shareholders' equity:
  Common stock                           31,136      30,350
  Accumulated deficit                   (18,632)    (20,433)
-----------------------------------------------------------
Total shareholders' equity               12,504       9,917
-----------------------------------------------------------
                                       $ 22,348    $ 19,060
-----------------------------------------------------------


   West Coast Bancorp's condensed statements of operations for the years ended December 31, are as follows:

(in thousands)                             2000     1999
----------------------------------------------------------
Income
  Interest income from subsidiaries        $   11   $   15
----------------------------------------------------------
                                               11       15
----------------------------------------------------------
Expenses
   Interest expense                            50       53
   Professional services                       61       38
   Other expense                               48       43
----------------------------------------------------------
                                              159      134
----------------------------------------------------------
Equity in undistributed net income of
   subsidiaries                             1,540    1,850
----------------------------------------------------------
Income before income taxes                  1,392    1,731
Income taxes                                    5       10
----------------------------------------------------------
Net income                                 $1,387   $1,721
----------------------------------------------------------

   West Coast Bancorp's condensed statements of cash flows for the years ended December 31, are as follows:



(in thousands)                           2000     1999
----------------------------------------------------------
Cash flows from operating activities:
Net income                               $ 1,387  $ 1,721
Equity in net income of subsidiaries      (1,540)  (1,850)
Decrease in other assets                      28       28
Increase in other liabilities                 19      289
----------------------------------------------------------
Net cash (used in) provided by
   operating activities                     (106)     188
----------------------------------------------------------
Cash flows from investing activities:
Increase in advances to subsidiaries           -       (1)
----------------------------------------------------------
Net cash used in investing activities          -       (1)
----------------------------------------------------------
Cash flows from financing activities:
Cash payments on notes payable               (36)    (333)
Stock options exercised                        -       77
----------------------------------------------------------
Net cash used in financing activities        (36)    (256)
----------------------------------------------------------
Decrease in cash                            (142)     (69)
Cash at beginning of year                    288      357
----------------------------------------------------------
Cash at end of year                      $   146  $   288
----------------------------------------------------------

Supplemental schedule of non-cash financing activities:

   Transfer from accrued liabilities
     to notes payable                    $     -  $   414
   Transfer from notes payable to
     common stock                            785        -

Supplemental disclosure of cash flow information:

Cash paid during the year for:
   Interest                              $    50   $   53
   Income taxes                                5        -
----------------------------------------------------------

     West Coast's sources of liquidity are limited. West Coast has relied on sales of assets and borrowings from officers/directors as sources of liquidity. At December 31, 2000, Sunwest may pay cash dividends of $819,000 to West Coast without prior regulatory consent.

     During 2000, West Coast did not receive any dividends from its subsidiaries. West Coast does not currently expect to receive dividends from its subsidiaries during 2001. At December 31, 2000, West Coast had cash totaling $146,000.

     West Coast's primary source of cash in 2001 is expected to be sales of assets and earnings on cash and short-term investments. West Coast anticipates cash expenditures during 2001 to consist of approximately $100,000 for other operating expenses.

December 31, 2000


NOTE 19

QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data follows (in thousands, except per share data):


2000                                  March 31    June 30   September 30     December 31   Total
--------------------------------------------------------------------------------------------------
Total interest income                   $ 4,083   $ 4,134   $ 4,117         $ 4,157        $16,491
Total interest expense                    1,119     1,161     1,086           1,079          4,445
Net interest income                       2,964     2,973     3,031           3,078         12,046
Provision for credit losses                 -         -          20               -             20
Net income before income taxes              952       851       758             720          3,281
Net income                                  409       353       312             313          1,387
Net income per common share - basic         .04       .04       .03             .03            .15
Net income per common share - diluted       .04       .04       .03             .03            .15
--------------------------------------------------------------------------------------------------




1999                                     March 31  June 30   September 30   December 31   Total
-------------------------------------------------------------------------------------------------
Total interest income                    $ 3,150   $ 3,278   $ 3,668        $ 3,934       $14,030
Total interest expense                       760       771       957          1,109         3,597
Net interest income                        2,390     2,507     2,711          2,825        10,433
Provision for credit losses                    -         -         -              -             -
Net income before income taxes               398       546       708            772         2,424
Net income                                   338       475       618            290         1,721
Net income per common share - basic          .04       .05       .07            .02           .19
Net income per common share - diluted        .04       .05       .07            .02           .18
-------------------------------------------------------------------------------------------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
  of West Coast Bancorp:

We have audited the accompanying consolidated balance sheets of West Coast Bancorp (a California corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of West Coast Bancorp and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Orange County, California
February 13, 2001


RESPONSIBILITY FOR FINANCIAL REPORTING

     The consolidated financial statements included in this report are the responsibility of Management. These statements have been prepared in conformity with generally accepted accounting principles and include amounts based on our best estimates and judgments. Financial information appearing elsewhere in this report is consistent with that in the consolidated financial statements. To meet Management's responsibility for financial reporting, internal accounting control systems and procedures are designed to provide reasonable assurance at a reasonable cost as to the reliability of financial records. In addition, the Company maintains a program for communicating corporate policy throughout the organization.

     West Coast Bancorp's 2000 consolidated financial statements have been audited by Arthur Andersen LLP. In accordance with generally accepted auditing standards, the independent auditors obtained a sufficient understanding of the Company's internal control structure to plan their audit and determine the nature, timing and extent of tests to be performed. The Audit Committee of the Board of Directors meets with the independent auditors and representatives of Management, both jointly and separately, to discuss financial reporting matters and audit and control functions.

/s/ Eric D. Hovde
-----------------
Eric D. Hovde

Chairman of the Board and President
February 13, 2001

/s/ Frank E. Smith
------------------
Frank E. Smith
Executive Vice President and
Chief Financial Officer
February 13, 2001


                                                         EXHIBITS

Number Description                                                      Page No.
------ -----------                                                      --------

 3.01  Amended Articles of Incorporation of West Coast, filed
       as Exhibit 3.1(c)                                                    *


 3.02  Amended Bylaws of West Coast, filed as Exhibit 3.2(d)                *


10.01  Form of Indemnification Agreement entered into and
       between West Coast and its directors and certain of
       its officers, filed as Exhibit 10.13(a) (1)                          *

10.02  Form of West Coast 1988 Stock Option Plan, filed as
       Exhibit 10.14(b) (1)                                                 *

10.05  West Coast Bancorp 401(k) Profit Sharing Plan Document,
       Trust and Summary Plan Description filed as Exhibit 10.06 (e)        *

10.07  Stock Purchase agreement among Western, West Coast and
       Sunwest to purchase Sunwest stock filed as Exhibit 10.19(f)          *

10.09  Employment Agreement effective September 1, 1996 by and
       between Sunwest and James G. LeSieur (1)                             *

10.10  Employment Agreement effective September 1, 1996 by and
       between Sunwest and Frank E. Smith (1)                               *

21     Subsidiaries of Registrant                                         F-22

23     Consent of Independent Public
       Accountants - Arthur Andersen LLP                                  F-23

27     Financial Data Schedule                                            F-24


        (1) These are executive compensation plans or arrangements as reported under ITEM 13 part (a) 3 of this Form 10-KSB

               (a) to West Coast's Registration Statement on Form S-1 (Registration No. 33-24069) filed with the Commission on August 31, 1988, and which is incorporated herein by reference
               (b)  to Amendment No. 1 to West Coast's Registration
                    Statement on Form S-1 (Registration No. 33-24069) filed with the Commission on October 21, 1988, and which is incorporated herein by reference

               (c) to West Coast's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 filed with the Commission, and which is incorporated herein by reference

               (d) to West Coast's Annual Report on form 10-K for the fiscal year ended December 31, 1991 filed with the Commission, and which is incorporated herein by reference

               (e) to West Coast's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 filed with the Commission, and which is incorporated herein by reference

               (f) to West Coast's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission, and which is incorporated herein by reference

* Not Applicable

EX-21

Subsidiaries



EXHIBIT 21

WEST COAST BANCORP

Subsidiaries of West Coast Bancorp

Subsidiaries

Centennial Beneficial Loan Corp.*

Chancellor Financial Services, Inc.*

WCV, Inc. (formerly Heritage Thrift & Loan)*

North Orange County Bancorp*

Sunwest Leasing Corp.*

Sunwest Bank*

West Coast Reality Finance*

*All subsidiaries are California corporations

                                      F-22
                                       49

EX-23
Consent of Experts and Counsel


EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated February 13, 2001 included in this Form 10-KSB into the Company's previously filed Registration Statement File No. 33-25859 on Form S-8. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

Orange County, California
March 26, 2001

                                      F-23

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-KSB/A

                         Amendment No. 1 to Form 10-KSB

                 [X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                   For the fiscal year ended December 31, 2000

                                       or
                 [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                    For the transition period from N/A to N/A
                         Commission File Number: 0-10897

                               WEST COAST BANCORP
                 (Name of Small Business Issuer in Its Charter)

 California                                           95-3586860
 (State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)


 535 E. First Street
 Tustin, California                                   92780-3312
 (Address of Principal Executive Offices)             (Zip Code)


                                 (714) 730-4499
                 Issuer's Telephone Number, Including Area Code

           Securities registered under Section 12(b) of the Act: None

              Securities registered under Section 12(g)of the Act:
                           Common Stock, No Par Value

     Check  whether  the issuer:  (1) filed all reports  required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES X NO___

     Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.[ ]

     Total revenues for the most recent fiscal year: $17,380,000.

     As of February 28, 2001, the aggregate market value of the voting stock held by non-affiliates of the registrant was approximately $10,571,000 based upon the last sale price on such date.

     Number of shares of Common Stock of the registrant outstanding as of February 28, 2001: 9,965,283

Transitional Small Business Disclosure Format: YES ___ NO X

     West Coast  Bancorp files this  Amendment  Report on Form 10-KSB to include
Part III, Items 9 through 12.


                                    PART III


ITEM 9.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
            COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


Directors

     The following table sets forth certain information, as of March 31, 2001, with respect to those individuals who are members of the Board of Directors. Such persons were elected at the 2000 Annual Shareholder Meeting.


                                             Year First
                                             Elected or
                                             Appointed as
 Name of Director             Age            Director           Position with the Company
 ----------------             ---            ------------       -------------------------

Eric D. Hovde                 36             1997               Chairman of the Board,
                                                                President and CEO

Michael A. Cohen              42             2000               Director

Robert W. Hodgson             60             1999               Director

James G. LeSieur, III         59             1998               Director

John H. Norberg               43             2000               Director

Richard L. Shepley            55             1999               Director


     Eric D. Hovde is currently the Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Hovde also is Chairman of the Board of Sunwest Bank. Mr. Hovde has served as President of Hovde Financial, Inc. since 1987. Mr. Hovde also serves as Chairman of Hovde Securities, Inc., President of Hovde Capital, Inc., and Hancock Park Acquisitions, L.L.C., and is Managing Member of Hovde Capital, L.L.C., Hovde Acquisition, L.L.C., Financial Institution Partners, Ltd., Colonial Jefferson, L.L.C., and Western Acquisitions, L.L.C., and as a partner of 1824-1826 Jefferson Place, L.L.P.

     Michael A. Cohen is President of M. A. Cohen & Co., an advisory services firm. From 1993 to 1997, Mr. Cohen served as a Principal of Cohen Financial, a real estate investment services firm. Mr. Cohen is a lawyer and a licensed real estate broker in the State of California. Mr. Cohen also serves as a director of Sunwest Bank.

     Robert W. Hodgson has been self-employed as a consultant since 1995. From 1991 to 1995 Mr. Hodgson was employed by Independence One Bank of California, FSB, most recently as its Chief Operating Officer. Mr. Hodgson also served as Chief Executive Officer of First Collateral Services, Inc., a mortgage warehouse lending subsidiary of Independence One. Mr. Hodgson also serves as a director of Sunwest Bank.

     James G. LeSieur, III serves as Chief Executive Officer of Sunwest Bank. Mr. LeSieur joined Sunwest Bank in 1975 as Vice President and Cashier, was promoted to Senior Vice President and Controller, and later promoted to Executive Vice President and Chief Financial Officer. In 1991 Mr. LeSieur assumed the position of President until September 2000. Mr. LeSieur is a director of Sunwest Bank.

     John H. Norberg is President and Chief Executive Officer of Standard Investment Chartered, Inc., a securities dealer and investment manager located in Tustin, California. Mr. Norberg is also President of Castillian Ventures and is a Director of Exhibit Art Displays. Mr. Norberg is a director of Sunwest Bank.

     Richard L. Shepley is Chief Investment Officer of Marshall Financial Partners, LLP, a private equity financial services investment fund. Mr. Shepley is a Director of Sunwest Bank, First State Bank of Eldorado, Itasca Business Credit, Inc., America's Mortgage Services Company, Inc., IDL Mortgage Company and American Mortgage Funding Corporation.


Executive Officers

     As of March 31, 2001, the executive officers of the Company are as follows (Includes Name, Age, Position, and Principal Occupation and Affiliation During Last Five Years):

Eric D. Hovde, Age 36

     Chairman of the Board, President and Chief Executive Officer, West Coast. Chairman of the Board, Sunwest. Eric D. Hovde has been Chairman of the Board, President and Chief Executive Officer of West Coast Bancorp since June 1998 and Chairman of the Board of Sunwest since March 1999. Mr. Hovde has been President of Hovde Financial, Inc. since 1987 and has been Chairman and President of Hovde Securities, Inc. since 1989.

Frank E. Smith, Age 50

     Executive Vice President, Chief Financial Officer and Secretary, West Coast, West Coast Realty; Executive Vice President, Chief Financial Officer, Secretary and Treasurer, Sunwest; Vice President, Secretary and Chief Financial Officer, Sunwest Leasing and North Orange; Senior Vice President, Treasurer and Secretary, Centennial Loan; Treasurer and Secretary, Chancellor; Treasurer, WCV, Inc.

     Frank E. Smith has served as Senior Vice President, Chief Financial Officer and Secretary of West Coast since September 1987, as Senior Vice President and Chief Financial Officer of Sunwest since February 1993 and as Executive Vice President and Chief Financial Officer of Sunwest since August 2000.

James G. LeSieur, Age 59

     Director and Chief Executive Officer, Sunwest and Sunwest Leasing. Mr. LeSieur joined Sunwest Bank in 1975 as Vice President and Cashier, was promoted to Senior Vice President and Controller, and later promoted to Executive Vice President and Chief Financial Officer. In 1991 Mr. LeSieur assumed the position of President until September 2000. Mr. LeSieur is a director of Sunwest Bank.

J. Chris Walsh, Age 42

     J. Chris Walsh serves as President of Sunwest. Mr. Walsh joined Sunwest in August 2000. Mr. Walsh was a Senior Vice President with California Bank and Trust from 1998 until 2000 and was Vice President of Private Banking with U. S. Trust from 1993 through 1998.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the review of the copies of such forms furnished to the Company, or a written representation that no Form 5 was required, the Company believes that, during the fiscal year ended December 31, 2000, it complied with all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% shareholders with the exception of John H. Norberg who failed to file a Form 5.

ITEM 10. EXECUTIVE COMPENSATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other executive officers of the Company (determined as of the end of the last fiscal year) (the "Named Executives") for each of the fiscal years ended December 31, 2000, 1999 and 1998:



                                                      SUMMARY COMPENSATION TABLE

                                                         Annual Compensation
                                             --------------------------------------
Name and                                                                               All Other
Principal Position                    Year   Salary ($)     Bonus ($)     Other ($)    ($)(a)
------------------------------------------------------------------------------------------------
ERIC D. HOVDE (b)                     2000        --             --          9,000          --
President and CEO, Company            1999        --             --          8,000          --
                                      1998        --             --          9,000          --

JAMES G. LeSIEUR, III (c)             2000   170,000         27,000          7,000       5,000
President and CEO, Sunwest Bank       1999   170,000         27,000          7,000       5,000
                                      1998   170,000         35,000         10,000       5,000

FRANK E. SMITH                        2000   137,000         20,000             --       5,000
Executive Vice President, CFO and     1999   125,000         20,000             --       5,000
Secretary, Company and Sunwest Bank   1998   125,000         26,000             --       5,000


(a) Includes amounts contributed by the Company and its subsidiaries to the Sunwest Bank 401(k) Profit Sharing Plan and allocated to the Named Executive's vested or unvested account under such plan.

(b) Mr. Hovde receives no salary for his services as President and CEO of the Company. Mr. Hovde's other annual compensation includes director's fees of $650, $1,000 and $2,000 paid by the Company in 2000, 1999 and 1998, and director's fees of $8,700, $7,000 and $7,000 paid by Sunwest Bank in 2000, 1999, and 1998, respectively.

(c) Mr. LeSieur's other annual compensation represents director's fees of $2,000 paid by Sunwest Bank in 1998, reimbursement of an auto allowance of $7,000 in 2000, $7,000 in 1999, and $8,000 in 1998.

STOCK OPTION GRANTS

     No stock options were granted to the Named Executives during 2000.

AGGREGATED OPTION EXERCISES AND HOLDINGS

     The  following  table  provides  information  with  respect  to  the  Named
Executives concerning the exercise of options during the fiscal year ended December 31, 2000 and unexercised options held by the Named Executives as of December 31, 2000:


                                      AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                                                AND FY-END OPTION VALUES (a)


                              Shares        Value          Number of Unexercised          Value of Unexercised In-the-
                           Acquired on     Realized       Options at 12/31/00 (#)       Money Options at 12/31/00 ($)(b)
                                                          -----------------------       --------------------------------
   Name                    Exercise (#)      ($)       Exercisable    Unexercisable      Exercisable     Unexercisable
   ---------------------- --------------- ----------- -------------- ----------------- ----------------- ---------------

   Eric D. Hovde              -              -               -           -                     -            N/A
   James G. LeSieur           -              -          15,000           -                 2,550            N/A
   Frank E. Smith             -              -          30,000           -                10,388            N/A


(a) The Company has no plans pursuant to which stock appreciation rights may be granted. The current plan expired in September 1998.

(b) Value of unexercised "in-the-money" options is the difference between the ending reported sales price of the common stock on December 31, 2000 of $1.295 per share and the exercise price of the option, multiplied by the number of shares subject to the option.

COMPENSATION OF DIRECTORS

     Nonemployee Directors receive a fee of $50 for each meeting attended.


EMPLOYMENT CONTRACTS

     Mr. LeSieur entered into a one-year employment agreement in effect until February 1, 2002 with Sunwest Bank. The agreement may be renewed annually each year for a one year term. Compensation under the agreement includes: a base salary of $170,000, participation in the Sunwest Bank employee incentive program and a special bonus. The special bonus is contingent on a Sunwest Bank merger, or 80% or more of its shares being sold, or substantially all of its assets being sold or transferred. The special bonus is based on a percentage payout of the difference between the purchase price and $9.5 million plus any additional capital contributions into Sunwest Bank. The percentage payout ranges from 2% to 5% and increases as the purchase price increases. The maximum special bonus payable is $300,000. The agreement provides for a severance payment of twelve months salary in the event that Mr. LeSieur is terminated without cause.

     Mr. Smith entered into a one-year employment agreement in effect until February 1, 2002 with Sunwest Bank. His agreement is similar to that of Mr. LeSieur's except the base salary is $145,000, the special bonus percentage payout ranges from 1% to 2.5% and the maximum special bonus payable is $150,000.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following sets forth, as of December 31, 2000, the common stock ownership of each director and executive officer of the Company individually, all directors and executive officers as a group, and each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock.


                                                                     Shares That       Total
                                                                       May Be        Beneficial      Percent of
Name of  Beneficial Owner                  Address                   Acquired(a)     Ownership(b)      Class(c)
------------------------------------------------------------------------------------------------ ---------------

DIRECTORS AND EXECUTIVE OFFICERS

Eric D. Hovde                        1826 Jefferson Place, NW            --         2,390,431(d)       24.1%
                                     Washington, DC 20036

Michael A. Cohen                     535 East First Street               --                  --           *
                                     Tustin, CA 92780

Robert W. Hodgson                    Same as above                       --                  --           *

James G. LeSieur, III                Same as above                   15,000              72,000           *

John H. Norberg                      Same as above                       --             316,750(e)      3.2%

Richard L. Shepley                   Same as above                       --               4,100           *

Frank E. Smith                       Same as above                   30,000              74,600           *

All Directors and Executive Officers (7 individuals)                 45,000           2,857,881        28.6%


OTHER GREATER THAN 5% SHAREHOLDERS


Gerauld L. Hopkins                   318 Brahms Circle                  --            597,000          6.0%
                                     Wheaton, IL 60186

Western Acquisition                  1110 Lake Cook Road, Suite 165     --            807,500           8.1%
Partners, L.P.                       Buffalo Grove, IL 60089

Western Acquisitions, L.L.C          Same as above                      --          1,436,841(f)       14.5%


    * Less than 1%

(a) Shares that may be acquired within 60 days of March 31, 2001 pursuant to the exercise of stock options.

(b) Except as otherwise noted below, each person has sole voting and investment power with respect to the shares listed.

(c) The percentage ownership interest of each individual or group is based upon the total number of shares of the Company's common stock outstanding plus the shares which the respective individual or group has the right to acquire within 60 days after March 31, 2001 through the exercise of stock options.

(d) Includes 1,466,841 shares beneficially owned by Western Acquisitions, L.L.C. and 807,500 shares owned by Western Acquisition Partners, L.P. for which Mr. Hovde disclaims beneficial ownership.

(e) Includes 150,000 shares of the Buttonwood Tree Value Fund and 120,000 shares in the Richard Greenfield Trust for which Mr. Norberg disclaims beneficial ownership.

(f) Includes 807,500 shares owned by Western Acquisition Partners, L.P. Western Acquisitions L.L.C. serves as the general partner of Western Acquisition Partners, L.P.

ITEM 12.         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Some of the directors and officers of the Company and its subsidiaries and the entities with which they are associated are customers of, and have had banking transactions with, the Company's banking subsidiary Sunwest Bank, in the ordinary course of Sunwest Bank's business during 2000 and may have banking transactions with such persons in the future. All fees incurred and banking transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons and, in the opinion of the Boards of Directors of the Company and Sunwest Bank, did not present any other unfavorable features.

     At December 31, 2000, no loans to directors were outstanding. During the year ended December 31, 2000, no loans were granted to directors.

     On June 9, 1998, the Company executed a note in the amount of $450,000 to Eric D. Hovde, Chairman and President of West Coast. The note replaced an existing note payable to an unrelated third party that was purchased from the third party by Mr. Hovde. On December 1, 2000, the note was modified to permit conversion to West Coast's common stock at market and to extend the maturity to September 30, 2001. On December 12, 2000, West Coast issued a convertible promissory note to Eric and Steven Hovde in exchange for a loan of $414,000. The cash received from Eric and Steven Hovde was used to pay off a note due to First Security Bank for the same amount.

     On  December  29,  2000,  West  Coast  issued  606,341  shares  to  Western
Acquisitions, L.L.C., an affiliate of Hovde Financial, as a result of the exercise of the conversion feature of the above two notes. These notes and interest due were converted to equity on the fair market value of the stock.

Signatures

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of April, 2001.


                                 WEST COAST BANCORP
                                 (Registrant)
                                 By

                                 /s/ Eric D. Hovde
                                 -----------------
                                 Eric D. Hovde
                                 Chairman of the Board, President and
                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.




/s/ Eric D. Hovde            Chairman of the Board,              April 26, 2001
-----------------            President and
Eric D. Hovde                Chief Executive Officer
                             (Principal Executive Officer)


/s/ Frank E. Smith           Chief Financial Officer             April 26, 2001
------------------           (Principal Financial
Frank E. Smith               and Accounting Officer)


/s/ Michael A. Cohen          Director                           April 26, 2001
--------------------
Michael A. Cohen


/s/ Robert W. Hodgson         Director                           April 26, 2001
---------------------
Robert W. Hodgson


/s/ James G. LeSieur, III     Director                           April 26, 2001
-------------------------
James G. LeSieur, III


/s/ John H. Norberg           Director                           April 26, 2001
-------------------
John H. Norberg


/s/ Richard L. Shepley        Director                           April 26, 2001
----------------------
Richard L. Shepley


ANNEX F

                  AUDIT COMMITTEE CHARTER FOR WEST COAST BANCORP

                                 AUDIT COMMITTEE
                    STATEMENT OF DUTIES AND RESPONSIBILITIES


     The Audit Committee shall constitute a standing Committee of the Board of Directors with duties and responsibilities as set forth herein. It shall consist of at least two outside directors appointed by the Board. The Chairman of the Committee shall be appointed by the Board.

     It is the function of the Committee to enable the directors, with reliance on the Committee, to discharge their fiduciary responsibility to shareholders in respect of financial reporting and of the safety and soundness of the institution. For this purpose, the Committee shall have the following general duties and functions:

     1. To review the financial controls and accounting procedures of the Bank and direct changes and improvements thereto as they may deem appropriate, and to supervise the maintenance thereof.

     2. To review all quarterly financial reports issued by the institution and, in connection therewith, to determine whether the accounting policies and procedures employed in connection with said reports are appropriate and in accordance with generally accepted accounting principles.

     3. To review all releases and other information to be disseminated by the institution to bank regulators, the press, the public or shareholders which concern disclosures of financial condition or projections of financial condition of the institution, and to approve or disapprove such releases prior to dissemination.

     4. To meet with the Bank's certified public accountants from time to time to review their findings with respect to audits of the financial statements conducted by them and to meet with the independent auditors regarding the internal control structure of the institution. In connection therewith, the Committee may authorize the independent auditors to perform special services, at the institution's expense, in the form of audits or examinations of any aspect of the institution `s business operations or financial or accounting procedures as the Committee deems necessary or appropriate.

     5. In the event of a disagreement or controversy between the internal auditors and management of the institution with respect to any matter that may arise during an audit, the Committee shall determine the institution's position in the matter.

     6. To approve or disapprove any change of certified public accountants or independent auditors of the institution subject to the final authority of the Board of Directors and to report such change in auditors to the institution's primary federal regulator within prescribed time frames as applicable.

     The duties of the Audit Committee will normally be discharged in conjunction with three component parts of the institution's organization, namely, the independent auditors' periodic audit visitations, an internal audit (certification of accounts) program as directed by the Chief Financial Officer, and the certified public accountants.

     An outline of functions to be observed in each of these cases is as follows:

Relations with Internal Auditors

1.   Discuss and approve scope of audit examinations before engagement is begun.

2. Review audit findings and conclusions informally before release for Board review.

3.   Review   auditor's   letter  to  management  on  efficiency  of  accounting
     administration and internal control.

4. Discuss pronouncement of regulatory authorities and their effect on institution's operations.

5.   Review and approve audit fee proposals and final billings.

6. Review general performance of internal auditors by consultation with appropriate institution personnel.

7. Review scope and qualification of special services performed or to be performed by independent auditors at request of management.

8. Meet with independent auditors as frequently as necessary to accomplish the above.

Relations with Chief Financial Officer and Audit/Certification Program

1.   Review scope and adequacy of audit programs.

2.   Review findings of internal audit examinations in particular situations.

3. Assess the quality of the certification program and periodically recommend changes in program if it does not meet the desired standards.

4.   Meet with independent auditors as appropriate.

5.   Review findings with respect to Code of Conduct issues.

Relations with Chief Executive Officer and Chief Financial Officer and CPAs

                  Although the Chief Executive Officer and Chief Financial Officer are not designated as members of the Audit Committee, their attendance at the Committee's meetings will be customary. They shall report on financial results, accounting problems, staffing of accounting functions and other elements of financial controls and coordinate the activities of the CPAs and external auditors in their periodic and annual visitations.

                  The above noted arrangement will assure good communication between the Chief Executive Officer, Chief Financial Officer and the independent auditors and CPAs without impairing the independence of the Audit Committee.

                  Finally,     certain    additional    general    duties    and
responsibilities may be set forth as follows:

1. Review and approve, for Board consideration, all filing of financial condition reports with regulatory agencies.

2.   Undertake any appropriate assignments requested by the Board of Directors.

3. Review financial content of institution's annual financial and business plans.

4. Counsel Board of Directors on selection of accounting policies under certain circumstances.

5. Recommend or initiate investigation of adverse operating results or trends where applicable.

6. Prepare and approve minutes of all Audit Committee meetings for Board distribution.

Organizational Structure

                  The independent auditors and certified public accountants shall report to the Audit Committee. The auditors are also accountable to the Executive Management of the institution.

Communications Standards

1. The auditors shall provide the Audit Committee, in written form, a report of all findings both positive and negative regarding the institution's operating condition.

2. The auditors shall meet with the Audit Committee not less than once annually to review materials presented in the audit reports.

3.   Reports shall be prepared in a narrative format.

4.   Findings shall be submitted on a timely basis to permit effective response.

5. The institution shall plan and execute corrective action and report results to the Audit Committee in a written response to the audit report.

Audit Program

     The institution's audit program shall be comprised of no less than the following:

1. A flowchart or narrative, which includes the scope of examination and/or a checklist of what is being examined.

2. Controls that must be built into the operating system to preclude the possibility of fraud or loss to the institution.

3. Emphasis on the necessity for controls and their usefulness to improve operations and identify weaknesses critical in nature.

4.   Determination  that  records of the  institution  are adequate and that the
     assets  and   liabilities  of  the  institution  are  properly  stated  and protected.
                  ***************

(Side 1 of Card)

                               WEST COAST BANCORP
             REVOCABLE PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD __________, 2001
                 THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

I/we hereby nominate, constitute and appoint ___________ and ___________, and each of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 2001 Annual Meeting of Shareholders of WEST COAST BANCORP which will be held at 17542 East 17th Street, Suite 200, Tustin, California, 92780 at 5:30 p.m., and at any and all adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

     1. APPROVE MERGER OF WEST COAST BANCORP WITH AND INTO SUNWEST BANK.

                           FOR

                           AGAINST

                           ABSTAIN

     2. ELECTION OF DIRECTORS.

          FOR all nominees listed below (except as indicated to the contrary below). Discretionary authority to cumulate votes is granted to the Board.

          WITHHOLD AUTHORITY to vote for all nominees listed below

          Nominees: Michael A. Cohen, Robert W. Hodgson, Eric D. Hovde, James G. LeSieur, III, John H. Norberg and Richard L. Shepley

          INSTRUCTION:   TO  WITHHOLD  AUTHORITY  to  vote  for  any  individual
          nominee(s) write that nominee's(s') name in the space below.

          ________________________________________________

     3. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Meeting.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

(Side 2 of Card)


                           PLEASE SIGN AND DATE BELOW

     I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the notice of Annual Meeting and the Proxy Statement which accompanies the notice.



Dated:  _________________, 2001



Signed:  ______________________________


Signed:  ______________________________

     Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER OF WEST COAST BANCORP INTO SUNWEST BANK AND "FOR" ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE MERGER OF WEST COAST BANCORP INTO SUNWEST BANK AND "FOR" ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.